UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to §240.14a-12.

KANA Software, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

N/A

2)	Aggregate number of securities to which transaction applies:

N/A

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

N/A

4)	Proposed maximum aggregate value of transaction:

$48,908,000

5)	Total fee paid:

$2,729.07

The filing fee was calculated in accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended and was determined by multiplying $.00005580 by the proposed maximum aggregate value of transaction.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

[            —], 2009

Dear Stockholders:

You are cordially invited to attend our 2009 Annual and Special Meeting of Stockholders to be held on [    —], 2009, at 10:00 a.m., Pacific Time, at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California.

In addition to the election of a director, this year we are also seeking your approval for an important transaction.

At the Annual and Special Meeting, you will be asked to consider and vote upon the following proposals to: (1) approve the consummation of an Asset Sale and the Asset Purchase Agreement and the transactions contemplated thereby; (2) approve an amendment to our certificate of incorporation to change our name to “Turbo Corporation” upon the closing of the Asset Sale; (3) adjourn the Annual and Special Meeting, if necessary, to facilitate the approval of the preceding proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Annual and Special Meeting to establish a quorum or to approve the preceding proposals; and (4) elect one Class I director to serve on our Board of Directors. Each of these proposals is described in detail in the accompanying Notice of the 2009 Annual and Special Meeting of Stockholders and Proxy Statement.

Please use this opportunity to take part in our affairs by voting on the business to come before this meeting. Your vote is important, regardless of the number of shares you hold. Whether or not you plan to attend our Annual and Special Meeting, please complete, date, sign and return the accompanying proxy card in the enclosed postage-paid envelope or vote by telephone or by Internet as provided in the proxy card prior to our Annual and Special Meeting so that your shares will be represented. Returning the proxy card does not deprive you of your right to attend the meeting and vote your shares in person.

After careful consideration, our Board of Directors unanimously recommends that you vote “FOR” the foregoing proposals.

We hope to see you at our 2009 Annual and Special Meeting of Stockholders.

Sincerely,

Michael S. Fields
Chief Executive Officer

This Proxy Statement is dated [    —], 2009 and will first be mailed to KANA stockholders on or about [    —], 2009.

PRELIMINARY COPY

KANA SOFTWARE, INC.

181 CONSTITUTION DRIVE

MENLO PARK, CALIFORNIA 94025

NOTICE OF THE 2009 ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

NOTICE IS HEREBY GIVEN that the 2009 Annual and Special Meeting of Stockholders of KANA Software, Inc. will be held on [    —], 2009, at 10:00 a.m., Pacific Time, at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California.

In addition to the election of a director, this year we are also seeking your approval for an important transaction. At this Annual and Special Meeting, you will be asked to consider and vote upon the following matters:

1.	The sale of substantially all of our assets under Delaware law, referred to herein as the “Asset Sale,” to Kay Technology Corp, Inc., pursuant to the terms and conditions of an asset purchase agreement dated as of October 26, 2009, by and between KANA and Kay Technology Corp, Inc., referred to herein as the “Asset Purchase Agreement.” The Asset Purchase Agreement is attached as Annex A to this Proxy Statement.

2.	The amendment to our certificate of incorporation to change our name to “Turbo Corporation upon the closing of the Asset Sale.”

3.	To adjourn the Annual and Special Meeting, if necessary, to facilitate the approval of the preceding proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Annual and Special Meeting to establish a quorum or to approve the preceding proposals.

4.	The election of one Class I director to serve on the KANA Board of Directors until our 2012 Annual and Special Meeting of Stockholders and until a successor has been elected and qualified, or until earlier resignation, death or removal.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. Only stockholders of record at the close of business on [                     —], 2009 are entitled to notice of and to vote at our 2009 Annual and Special Meeting of Stockholders or any adjournment of our 2009 Annual and Special Meeting of Stockholders.

By Order of the Board of Directors,

Michael S. Fields
Chief Executive Officer

Menlo Park, California

[    —], 2009

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE FOREGOING PROPOSALS. YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. WHETHER OR NOT YOU PLAN TO ATTEND OUR 2009 ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR INTERNET AS PROVIDED FOR IN THE PROXY CARD PRIOR TO THE ANNUAL AND SPECIAL MEETING SO THAT YOUR SHARES WILL BE REPRESENTED.

i

ANNEX A:	Asset Purchase Agreement dated October 26, 2009 by and among KANA Software, Inc. and Kay Technology Corp, Inc.	A-1

ANNEX B:	Opinion of Pagemill Partners, LLC	B-1

ANNEX C:	List of Employees Participating in the Solicitation	C-1

ii

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND

OUR 2009 ANNUAL AND SPECIAL MEETING OF STOCKHOLDERS

Q: Why am I receiving these materials?

A: The KANA Board of Directors is providing these proxy materials to you in connection with our 2009 Annual and Special Meeting of Stockholders, referred to herein as the “Annual and Special Meeting,” which will take place on [    —], 2009. As a stockholder, you are invited to attend the Annual and Special Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

Q: What proposals will be voted on at the Annual and Special Meeting?

A: Stockholders will vote on four proposals at the Annual and Special Meeting:

1.	The sale of substantially all of KANA’s assets to Kay Technology Corp, Inc. (the “Purchaser”) pursuant to the terms and conditions of an asset purchase agreement dated as of October 26, 2009, by and between KANA and the Purchaser (the “Asset Purchase Agreement”). The Asset Purchase Agreement is attached as Annex A to this Proxy Statement.

2.	The amendment to Kana’s certificate of incorporation to change KANA’s name to “Turbo Corporation” (the “Name Change”).

3.	To adjourn the Annual and Special Meeting, if necessary, to facilitate the approval of the preceding proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Annual and Special Meeting to establish a quorum or to approve the preceding proposals.

4.	The election of one Class I director to serve on the KANA Board of Directors until our 2012 Annual Meeting of Stockholders and until a successor has been elected and qualified, or until earlier resignation, death or removal.

Q: How does the Board recommend I vote on these proposals?

A: KANA’s Board of Directors unanimously recommends that you vote your shares “FOR” each of the proposals described in this Proxy Statement.

Q: When and where is the Annual and Special Meeting?

A: The Annual and Special Meeting will be held on [    —], 2009, at 10:00 a.m., Pacific Time, at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California.

Q: What is the proposed Asset Sale transaction?

A: KANA is proposing to sell substantially all of its assets to Purchaser in exchange for a cash payment and Purchaser’s assumption of certain KANA liabilities as described below and as set forth in the Asset Purchase Agreement. The terms of the transaction and the Asset Purchase Agreement are more fully described below under “Proposal No. 1 – The Asset Sale and the Asset Purchase Agreement” beginning on page [    —].

In addition, in connection with the Asset Purchase Agreement, KANA and Accel-KKR Capital Partners III, L.P. (“AKKR”) entered into a guarantee in which AKKR guarantees (1) Purchaser’s obligation to pay the purchase price and (2) solely in the event that, and for so long as, we are entitled to (and are entitled to accept payment of) damages pursuant to the Asset Purchase Agreement (including, without limitation, the specific performance provisions therein), Purchaser’s liability for breach of the Asset Purchase Agreement for failure to pay the purchase price.

Q: What assets are being sold to Purchaser?

A: The assets we propose to sell to Purchaser consist of substantially all of our assets (including our current operating businesses), although we will retain certain assets. The scope of the assets we will be selling to Purchaser and the assets we will be retaining are more fully described below under “Proposal No. 1 – The Asset Sale and the Asset Purchase Agreement – Asset Purchase Agreement – Scope of Purchased Assets, Excluded Assets, Assumed Liabilities and Excluded Liabilities” beginning on page [—].

Q: What assets are not being sold to Purchaser?

A: We are not selling our net operating losses, certain other deferred tax assets of KANA, cash received upon the exercise of options and warrants between October 26, 2009 and the closing date of the Asset Sale, certain potential income tax refunds relating to periods prior to the closing, all stockholder and stock option records, all contracts related to any equity investment in KANA and our stockholder rights plan, all our insurance policies and certain other immaterial assets, as more fully described below under “Proposal No. 1 – The Asset Sale and the Asset Purchase Agreement – Asset Purchase Agreement – Scope of Purchased Assets, Excluded Assets, Assumed Liabilities and Excluded Liabilities” beginning on page [—].

Q: What liabilities will be assumed by Purchaser?

A: Purchaser will assume substantially all of our liabilities, other than specified liabilities which we will retain and be required to discharge, as more fully described below under “Proposal No. 1 – The Asset Sale and the Asset Purchase Agreement – Asset Purchase Agreement – Scope of Purchased Assets, Excluded Assets, Assumed Liabilities and Excluded Liabilities,” which specified retained liabilities include, among other things, (1) all liabilities of KANA under the Asset Purchase Agreement, (2) all liabilities related to the assets we will not be selling to Purchaser (3) all of the transaction costs to be paid by KANA (including the cost of our insurance policies), (4) all liabilities that are insured by our insurance policies, (5) all liabilities to pay income taxes for periods prior to the closing or as a transferee or successor, (6) all liabilities for taxes arising in connection with the Asset Purchase Agreement, (7) all liabilities in respect of certain of our employees (if any) who do not become employees of Purchaser, (8) all liabilities in connection with contracts related to any equity investment in KANA and our stockholder rights plan, (9) all liabilities for indemnification of our directors and officers and (10) all liabilities arising from any claims by any of KANA’s stockholders or other equityholders.

Q: What is the cash purchase price to be paid to KANA by Purchaser?

A: As more fully described below under “Proposal No. 1 – The Asset Sale and the Asset Purchase Agreement – Asset Purchase Agreement – General; Purchase Price” beginning on page [—], Purchaser has agreed to pay $48,908,000 reduced by:

•	the amount of all transaction costs to be paid by KANA,

•

the amount, if any, by which our net working capital (as defined in the Asset Purchase Agreement and excluding and/or adjusted for items including cash deferred revenue and indebtedness) at closing is less than a $733,000 deficit,

•	the amount, if any, by which our indebtedness, minus our cash (i.e. net debt), at closing exceeds a $1,164,000 deficit, and

•

an additional amount if certain required consents are not obtained by closing as described under “Proposal No. 1 – The Asset Sale and the Asset Purchase Agreement – The Asset Purchase Agreement—General; Purchase Price.”

After reduction for estimated transaction costs, our net working capital and our net debt, based on our current expectations and assuming a closing date of December 31, 2009, the adjusted cash purchase price is expected to be approximately $42,536,000.

Q: Will all of the cash purchase price payable by Purchaser to KANA be paid at the closing of the Asset Sale?

A: At the closing of the Asset Sale, Purchaser may withhold from the purchase price payable to KANA up to $1,321,000 to satisfy our indemnification obligations for certain transfer pricing, intercompany payables and receivables and vendor dispute matters until the earlier of the resolution or settlement of such matters or February 15, 2011 (subject to outstanding claims at the time) and an additional $1,000,000 for a short period of time following the closing to satisfy our obligations under any potential downward “true-up” adjustment to the purchase price following the closing. These withheld amounts will be deposited with U.S. Bank N.A., whom will act as escrow agent. In addition, Purchaser will withhold from the purchase price an amount equal to (A) the product of (1) the number of shares of KANA common stock issuable upon exercise of all stock options held by our employees, including unvested shares which will be accelerated as a result of the Asset Sale, with an exercise price less than the price per share (i.e. the purchase price divided by the number of shares of KANA common stock outstanding at the closing) and (2) the price per share, minus (B) the aggregate exercise price of such options. Purchaser will pay these amounts with respect to each such KANA employee either (x) as a bonus to each such KANA employee holding such options promptly following KANA’s notification to Purchaser of the expiration or termination of such options in accordance with their terms and the option plans under which the options were granted, or (y) in the event a KANA employee elects to exercise such options following the closing but prior to their expiration or termination, to KANA following such time KANA notifies Purchaser of any such exercise (in which case, no such bonus shall be payable to such employee).

Q: How does KANA plan to use the net cash proceeds from the Asset Sale?

A: KANA currently anticipates that it will use the net cash proceeds for future acquisitions. However, at this time no specific acquisition targets have been identified. If KANA is unable to identify suitable acquisition targets that are appropriately valued, it will consider alternate uses of any excess cash in order to enhance stockholder value. In the event that a majority of the net cash proceeds of the Asset Sale have not been invested in one or more acquisition candidates by the date six months following the closing of the Asset Sale, KANA will call a special meeting of stockholders, to be held on a date that is no more than 40 days after the six month anniversary of the closing date, to vote on a proposal to retain all of its cash for the purpose of investing in or acquiring control of one or more operating businesses. If our stockholders do not approve the retention of cash, then as promptly as practicable after the completion of the vote, KANA would return at least 50% of its cash to stockholders, either through dividend, stock tender or liquidating distribution.

Q: When is the Asset Sale expected to be consummated?

A: In the event the stockholders approve and adopt the Asset Sale and the Asset Purchase Agreement, KANA expects that the Asset Sale will close promptly following its Annual and Special Meeting.

Q: Will KANA continue to be publicly traded following the Asset Sale?

A: KANA will continue to be a publicly traded company whether or not the Asset Sale closes and will continue to be subject to the rules and regulations of the Securities and Exchange Commission, or the SEC. In the event the Asset Sale closes, KANA will change its name to “Turbo Corporation” and ticker symbol to a symbol that is not likely to cause confusion with any of KANA’s trademarks that are being sold to Purchaser, including KANA.

Q. Who will run the continuing publicly traded company (i.e., Turbo Corporation) following the Asset Sale?

A: We do not anticipate that we will retain any of our current management employees following the closing of the asset purchase

On November 4, 2009, Carlson Capital and its affiliated funds filed a Schedule 13D with the SEC stating that it had acquired the shares of our common stock and that they expect to seek the election or appointment of one or more representatives to our board of directors, and to encourage us to pursue a strategic plan to enhance shareholder value through the acquisition of one or more suitable businesses.

Q: What will happen if the Asset Sale and Asset Purchase Agreement are not approved?

A: If the Asset Sale and the Asset Purchase Agreement are not approved, KANA will not complete the Asset Sale and the other transactions contemplated by the Asset Purchase Agreement. In that event, KANA expects to reassess its options in light of its strategic goals and any alternatives that may be available to it. In order to continue as a going concern in this event, KANA would need to seek financing immediately, and such financing may not be available to it, or may be available on terms that are unfavorable, and are dilutive to existing stockholders. In addition, in 2010, KANA will be required to repay approximately $5,400,000 of outstanding indebtedness. Under the Asset Purchase Agreement, KANA may also be required to pay Purchaser a termination fee of $1,834,050 and reimburse Purchaser for its out-of-pocket fees and expenses incurred in pursuing the Asset Sale to the extent not previously reimbursed if the Asset Purchase Agreement is terminated as a result of the Asset Sale and the Asset Purchase Agreement not being approved and adopted and prior to the Annual and Special Meeting an alternative acquisition proposal is made to KANA and not withdrawn within three business days prior to the meeting and within twelve months following such termination, KANA consummates an alternative acquisition (at any valuation) or enters into an agreement for an alternative acquisition (and an alternative acquisition is subsequently consummated).

Q: Am I entitled to appraisal or dissenters’ rights in connection with the Asset Sale?

A: No. Holders of shares of outstanding KANA common stock will not have appraisal or dissenters’ rights in connection with the Asset Sale.

Q: Who is entitled to vote?

A: Stockholders of record as of the close of business on [    —], 2009, the record date, are entitled to notice of and to vote at the Annual and Special Meeting.

Q: How many shares can vote?

A: At the close of business on the record date, shares of common stock were outstanding and entitled to vote. We have no other class of stock outstanding.

Q: What shares can I vote?

A: You may vote all shares of KANA common stock owned by you as of the close of business on the record date of [            —], 2009. You may cast one vote per share that you hold as of the close of business on the record date. A list of stockholders entitled to vote at the Annual and Special Meeting will be available during ordinary business hours at KANA’s principal executive offices at 181 Constitution Drive, Menlo Park, CA 94025 for a period of at least ten days prior to the Annual and Special Meeting.

Q: How can I vote my shares at the Annual and Special Meeting?

A: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record” with respect to those shares, and the proxy materials and proxy card are being sent directly to you by KANA. As the stockholder of record, you have the right to vote in person at the meeting. If you choose to do so, you can bring the enclosed proxy card or vote using the ballot provided at the meeting. Most stockholders of KANA hold their shares through a broker, bank or other nominee (that is, in “street name”) rather than directly in their own name. If you hold your shares in street name, you are a “beneficial holder,” and the proxy materials are being forwarded to you by your broker, bank or other nominee together with a voting instruction card. Because a beneficial holder is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting. Even if you plan to attend the Annual and Special Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend.

Q: What do I need for admission to the Annual and Special Meeting?

A: You are entitled to attend the Annual and Special Meeting only if you are a stockholder of record or a beneficial owner as of the close of business on [            —], 2009, or you hold a valid proxy for the Annual and Special Meeting. If you are the stockholder of record, your name will be verified against the list of stockholders of record prior to your admittance to the meeting. You should be prepared to present photo identification for admission. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned KANA common stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date, as well as your photo identification, for admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the meeting.

Q: How can I vote my shares without attending the Annual and Special Meeting?

A: Whether you are the stockholder of record or hold your shares in street name, you may direct your vote without attending the meeting by completing and mailing your proxy card or voting instruction card in the enclosed pre-paid envelope by calling the number shown on your card and following the simple recorded instructions, or by visiting the Internet address shown on your card and following the instructions to submit an electronic proxy. If you vote by telephone or the Internet, you will be required to provide the control number contained on your proxy card. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

Q: What does it mean if I receive more than one proxy or voting instruction card?

A: If your shares are registered differently or are held in more than one account, you will receive a proxy card or voting instruction card for each account. To ensure that all of your shares are voted, please use all the proxy cards and voting instruction cards you receive to vote your shares by telephone or by Internet or complete, sign, date and return a proxy card or voting instruction card for each account.

Q: Can I change my vote or revoke my proxy?

A: You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual and Special Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by: (1) delivering to KANA an authorized proxy bearing a later date (including a proxy by telephone or over the Internet); (2) attending the Annual and Special Meeting and voting in person; or (3) delivering to KANA (Attention: Corporate Secretary) at the address on the first page of this Proxy Statement a written notice of revocation of your proxy. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual and Special Meeting, by attending the meeting and voting in person.

Q: How many shares must be present or represented to conduct business at the Annual and Special Meeting?

A: The quorum requirement for holding the Annual and Special Meeting and transacting business is that holders of a majority of the outstanding shares of our common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker “non-votes” (i.e., shares held by a broker, bank or other nominee that are represented at the Annual and Special Meeting but with respect to which such broker, bank or other nominee is not empowered to vote on the proposal) are counted for the purpose of determining the presence of a quorum.

Q: What if a quorum is not present at the Annual and Special Meeting?

A: If a quorum is not present at the scheduled time of the Annual and Special Meeting, the Chairman of KANA’s Board of Directors may propose one or more adjournments of the meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the meeting, the persons named as proxies will exercise their discretion to vote all shares for which they have authority in favor of the adjournment.

Q: What vote is required to approve each of the proposals?

A: Proposals No. 1 and 2 require the affirmative vote of a majority of our outstanding shares. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” Proposals No. 1 and 2. Proposal No. 3 requires the affirmative vote of the holders of a majority of our outstanding shares that are present in person or represented by proxy. For Proposal No. 4, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual and Special Meeting and entitled to vote on the election of directors. This means that the nominee for election to the Board of Directors who receives the highest number of affirmative votes at this Annual and Special Meeting will be elected to fill the open seat for the Class I director.

Q: What is the cost and who will bear the cost of soliciting proxies for the Annual and Special Meeting?

A: KANA is making this solicitation of proxies and will bear all related costs. KANA will conduct the solicitation by mail, personally, telephonically, through the Internet or by facsimile through its officers, directors and employees identified on Annex C to this Proxy Statement, none of whom will receive additional compensation for assisting with the solicitation. KANA may also solicit stockholders through press releases, advertisements in periodicals and postings on its website. KANA also retained Innisfree M&A Incorporated to assist in the solicitation of proxies, for a fee estimated to be approximately $20,000 plus out-of-pocket expenses. In addition, KANA agreed to indemnify Innisfree M&A Incorporated against certain liabilities arising out of or in connection with the engagement. Innisfree M&A Incorporated has advised KANA that approximately 25 of its employees will be involved in the proxy solicitation by Innisfree M&A Incorporated on behalf of KANA.

Q: Who can help answer further questions?

A: If you have more questions about the Asset Sale, the Asset Purchase Agreement, the proposal to amend our certificate of incorporation to change our name to “Turbo Corporation,” the election of the Class I director, the Annual and Special Meeting or this Proxy Statement, you should contact us as follows:

KANA SOFTWARE, INC.

ATTN: INVESTOR RELATIONS

181 CONSTITUTION DRIVE

MENLO PARK, CA 94025

TELEPHONE: (650) 614-8300

OR

Innisfree M&A Incorporated

501 Madison Avenue, 20th Floor

New York, NY 10022

Stockholders call toll free: (888) 750-5834

Banks and Brokers call collect free: (212) 750-5833

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

In addition to historical information, this Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and variations of these words and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in under the headings “Summary Term Sheet,” “Questions and Answers About The Proxy Materials and Our 2009 Annual and Special Meeting of Stockholders,” “Proposal No. 1 – The Asset Sale and the Asset Purchase Agreement,” “The Asset Purchase Agreement,” “Special Risk Considerations You Should Take Into Account In Deciding How to Vote on the Asset Sale Proposal,” and elsewhere in this Proxy Statement. Forward-looking statements that were believed to be true at the time made may ultimately prove to be incorrect or false. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. These and other factors are discussed in our current filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as amended, which is being delivered to you simultaneously with this Proxy Statement. In addition to other factors and matters contained in this Proxy Statement, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the failure to satisfy any of the conditions to complete the Asset Sale, including the receipt of the required stockholder approval;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Asset Purchase Agreement;

•	the outcome of any legal proceedings instituted against us and others in connection with the proposed Asset Sale;

•	the failure of the Asset Sale to close for any other reason;

•	the amount of the purchase price adjustments, costs, fees, expenses and charges relating to the Asset Sale;

•	uncertainties related to our proposed acquisition strategy and our ability to utilize our net operating losses; and

•	uncertainties as to the amount, if any, of our cash that our stockholders may receive in the future.

The foregoing list and the risks reflected in this Proxy Statement should not be construed to be exhaustive. Actual results or matters related to the Asset Sale could differ materially from the forward-looking statements contained in this Proxy Statement as a result of the timing of the completion of the Asset Sale or the impact of the Asset Sale on our results of operations, financial condition, cash flows, capital resources, profitability, cash requirements, management resources and liquidity. In view of these uncertainties, you should not place undue reliance on any forward-looking statements, which are based on our current expectations.

SUMMARY

This summary highlights selected information from this Proxy Statement and may not contain all the information that is important to you. You should carefully read this entire Proxy Statement and the other documents to which we have referred you. See “Where You Can Find More Information” on page [XXX]. The Asset Purchase Agreement is attached as Annex A to this Proxy Statement. Each item in this summary refers to the page of this document on which the applicable subject is discussed in more detail.

The Parties to the Asset Purchase Agreement (Page [XX])

KANA Software, Inc.

KANA develops, markets, sells and supports customer communications software products. KANA sells its products primarily in North America, Europe and Asia, through its direct sales force and third party integrators.

KANA was incorporated in July 1996 in California and reincorporated in Delaware in September 1999. Our principal executive office is located at 181 Constitution Drive, Menlo Park, California, 94025. The telephone number there is (650) 614-8300.

Purchaser

Kay Technology Corp, Inc., is a Delaware corporation that was formed solely for the purpose of acquiring the assets of KANA and has not engaged in any business except for activities incidental to its formation and as contemplated by the Asset Purchase Agreement.

Purchaser’s principal executive office is located at 2500 Sand Hill Road, Suite 300, Menlo Park, California 94025. The telephone number there is (650) 289-2460.

The Annual and Special Meeting

Date, Time and Place of Annual and Special Meeting (Page XX)

The Annual and Special Meeting will be held on [            —], 2009, starting at 10:00 a.m. Pacific Time at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California.

You will be asked to consider and vote upon the following proposals to: (1) approve and adopt the Asset Sale and the Asset Purchase Agreement; (2) approve an amendment to our certificate of incorporation to change our name to “Turbo Corporation”; (3) adjourn the Annual and Special Meeting, if necessary, to facilitate the approval of the preceding proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Annual and Special Meeting to establish a quorum or to approve the preceding proposals and (4) elect one Class I director to serve on our Board of Directors until our 2012 Annual and Special Meeting of Stockholders and until a successor has been elected and qualified, or until earlier resignation, death or removal.

Record Date, Voting and Quorum (Page [XX]) and Required Vote (Page [XX])

You are entitled to vote at the Annual and Special Meeting if you owned shares of KANA common stock at the close of business on [            —], 2009, the record date for the Annual and Special Meeting. You will have one vote for each share of KANA common stock that you owned on the record date. As of the record date, there were [XX,XX,XXX] shares of KANA common stock outstanding and entitled to be voted.

A quorum of the holders of the outstanding shares of KANA common stock must be present for the Annual and Special Meeting to be held. The required quorum for the transaction of business at the Annual and Special Meeting is a majority of the votes eligible to be cast by holders of shares of KANA common stock issued and outstanding on the record date. Shares that are voted “FOR,” or “AGAINST” a proposal or marked “ABSTAIN” and “broker non-votes” are treated as being present at the Annual and Special Meeting for purposes of establishing a quorum.

Revocability of Proxies (Page [XX])

Any registered stockholder who executes and returns a proxy card (or submits a proxy via telephone or the Internet) may revoke the proxy at any time before it is voted in any one of the following ways:

•	submitting another properly completed proxy with a later date;

•	attending the Annual and Special Meeting and voting in person; or

•	delivering to our principal offices (Attention: Investor Relations) a written instrument that revokes the proxy.

Simply attending the Annual and Special Meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change your instructions.

The Asset Sale and the Asset Purchase Agreement (Page [XX])

On October 26, 2009, our Board of Directors, at a meeting duly called and held, unanimously approved and adopted the Asset Sale pursuant to the Asset Purchase Agreement, a copy of which is included as Annex A to this Proxy Statement. Please read it carefully. Pursuant to the terms of the Asset Purchase Agreement, among other things:

•	we agreed to sell certain assets and assign certain liabilities, in each case, which would constitute a sale of substantially all of our assets under Delaware law; and

•

in exchange for the assets, Purchaser agreed to make a cash payment to us in the amount of $48,908,000, subject to adjustment as set forth in the Asset Purchase Agreement and to assume certain KANA liabilities, as more fully described below under “Proposal No. 1 – The Asset Sale and the Asset Purchase Agreement – Asset Purchase Agreement – Scope of Purchased Assets, Excluded Assets, Assumed Liabilities and Excluded Liabilities” beginning on page [XX].

In the event our stockholders approve and adopt the Asset Sale and the Asset Purchase Agreement, we expect that the Asset Sale will close promptly following the Annual and Special Meeting.

Reasons for the Asset Sale (Page [XX])

KANA’s Board of Directors has been exploring strategic alternatives for KANA since 2008, including remaining an independent entity and entering into a strategic transaction with a third party. KANA’s Board of Directors believes that the Asset Sale is the best alternative for KANA and its stockholders. In reaching this decision, KANA’s Board of Directors considered various factors. For the material factors considered by our Board of Directors in reaching its decision to approve and adopt the Asset Sale and the Asset Purchase Agreement, see “Proposal No. 1 – The Asset Sale and the Asset Purchase Agreement—Reasons for the Asset Sale,” beginning on page [XX].

Recommendation of Our Board of Directors (Page [XX])

After careful consideration, our Board of Directors has unanimously:

•	approved the Asset Purchase Agreement and the transactions contemplated thereby; and

•

determined the Asset Sale to be in the best interests, from a financial point of view, of KANA and its stockholders, and recommended that the stockholders approve the Asset Sale and the Asset Purchase Agreement.

Opinion of Our Financial Advisor (Page [XX] and Annex B)

In connection with the Asset Sale, our Board of Directors received an oral opinion on October 25, 2009 from our exclusive financial advisor, Pagemill Partners LLC (“Pagemill”), which was subsequently delivered in writing on October 25, 2009, as to the fairness, from a financial point of view and as of the date of such opinion, to KANA and its stockholders of the aggregate consideration to be received by KANA in the Asset Sale. The full text of Pagemill’s written opinion, dated October 25, 2009, is attached to this Proxy Statement as Annex B. We encourage you to read this opinion carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations on the review undertaken. Pagemill’s opinion, which was provided to our Board of Directors in connection with its evaluation from a financial point of view of the aggregate consideration to be received by KANA in the Asset Sale, does not address any other aspect of the Asset Sale and does not constitute a recommendation to any stockholder as to how to vote or act with respect to the transaction.

Post-Closing Business and Proceeds from the Asset Sale (Page [XX])

If the Asset Sale and the Asset Purchase Agreement are approved by our stockholders and the other conditions to the closing of the Asset Sale are satisfied or waived, Purchaser will acquire substantially all of KANA’s assets. Following the Asset Sale, KANA intends to use the proceeds from the Asset Sale for the purpose of investing in or acquiring control of one or more operating businesses, which KANA anticipates will provide opportunities for appreciation in value and will benefit from the utilization of its existing net operating losses. If the Asset Sale and the Asset Purchase Agreement are not approved by the holders of a majority of our outstanding shares, then either we or Purchaser may terminate the Asset Purchase Agreement and our Board of Directors, along with our management, will reassess our options in light of our strategic goals and any alternatives that may be available to us. In order to continue as a going concern in this event, KANA would need to seek financing immediately, and such financing may not be available to it, or may be available on terms that are unfavorable, and are dilutive to existing stockholders. In addition, in 2010, KANA will be required to repay approximately $5,400,000 of outstanding indebtedness, and KANA does not anticipate that it will be able to repay such indebtedness unless it is able to secure new financing. Under the Asset Purchase Agreement, KANA may also be required to pay Purchaser a termination fee of $1,834,050 and reimburse Purchaser for its out-of-pocket fees and expenses incurred in pursuing the Asset Sale to the extent not previously reimbursed if the Asset Purchase Agreement is terminated as a result of the Asset Sale and the Asset Purchase Agreement not being approved and adopted and prior to the Annual and Special Meeting an alternative acquisition proposal is made to KANA and not withdrawn within three business days prior to the meeting and within twelve months following such termination, KANA consummates an alternative acquisition (at any valuation) or enters into an agreement for an alternative acquisition (and an alternative acquisition is consummated).

We currently anticipate that we will retain all of the net cash proceeds from the Asset Sale for future acquisitions; however, at this time, no specific acquisition targets have been identified. In the event that a majority of the net cash proceeds of the Asset Sale have not been invested in one or more acquisition candidates by the date six months following the closing of the Asset Sale, KANA will call a special meeting of stockholders (the “Special Meeting”), to be held on a date that is no more than 40 days after the six-month anniversary of the closing date, to vote on a proposal to retain all of its cash for the purpose of investing in or acquiring control of one or more operating businesses. If our stockholders do not approve of the proposal at this Special Meeting, then as promptly as practicable after the completion of the vote, we would be required to return at least 50 percent of our cash to our stockholders, either through dividend, stock tender or liquidating distribution, unless a majority of the proceeds from the Asset Sale have already been invested in the acquisition of one or more unaffiliated operating businesses. We will consider alternate uses of any excess cash in order to enhance stockholder value.

For a complete description of the material tax consequences of the Asset Sale to KANA, please see “Material U.S. Federal and State Income Tax Consequences,” beginning on page [XX].

Interests of Our Directors and Executive Officers in the Asset Sale (Page [XX])

In considering the recommendation of our Board of Directors to vote for the proposal to approve the Asset Sale and the Asset Purchase Agreement, you should be aware that some of our directors and executive officers may have personal interests in the Asset Sale that are, or may be, different from, or in addition to, your interests.

All of our directors and executive officers own shares of our common stock and/or options to purchase shares of our common stock, and to that extent, their interests in the Asset Sale are the same as that of other holders of our common stock. See “Securities Ownership of Certain Beneficial Owners and Management,” beginning on page [XX]. All of our directors and executive officers also entered into voting agreements with Purchaser pursuant to which they agreed to, among other things, vote the shares of our common stock held by them in favor of approval of the Asset Sale and the Asset Purchase Agreement and against any alternative acquisition proposal.

In addition, Purchaser will withhold from the purchase price an amount equal to (A) the product of (1) the number of shares of KANA common stock issuable upon exercise of all stock options held by our employees (including our director employees and executive officers), including unvested shares which will be accelerated as a result of the Asset Sale, with an exercise price less than the price per share (i.e. the purchase price divided by the number of shares of KANA common stock outstanding at the closing) and (2) the price per share, minus (B) the aggregate exercise price of such options. Purchaser will pay these amounts with respect to each such KANA employee either (x) as a bonus to each such KANA employee holding such options promptly following KANA’s notification to Purchaser of the expiration or termination of such options in accordance with their terms and the option plans under which the options were granted, or (y) in the event a KANA employee elects to exercise such options following the closing but prior to their expiration or termination, to KANA following such time KANA notifies Purchaser of any such exercise (in which case, no such bonus shall be payable to such employee).

The Compensation Committee of our Board of Directors and our Board of Directors also approved a bonus pool of $600,000 to be used to pay retention bonuses to certain executive officers in lieu of any severance payments they otherwise be entitled to in connection with the Asset Sale. If the total purchase price paid by the Purchaser in the Asset Sale, after accrual for this bonus plan, and all other adjustments, divided by the total number of shares of our common stock outstanding is less than $1.05 on the closing date, then the amount of the bonus pool will be reduced by $20,000 for each $0.01 that the adjusted purchase price per share falls below $1.05.

Dissenters’ Rights (Page [XX])

You will not experience any change in your rights as a stockholder as a result of the Asset Sale. Delaware law and our bylaws do not provide for appraisal or other similar rights for dissenting stockholders in connection with the Asset Sale, and we do not intend to independently provide stockholders with any such right. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with the Asset Sale.

Material U.S. Federal, State and Foreign Income Tax Consequences (Page [XX])

The Asset Sale will not result in any material U.S. federal income tax consequences to our stockholders. The transaction will be a taxable event to us for U.S. federal, state and foreign income tax purposes. We anticipate that the Asset Sale will result in a taxable gain to KANA in an amount equal to the purchase price received less KANA’s adjusted tax basis in the assets being sold. KANA’s gain for U.S. federal income tax purposes is expected to be offset by available net operating losses, subject to applicable limitations, except that the transaction will result in alternative minimum tax and California state income taxation, which cannot be offset against our net operating losses. For a complete description of the material tax consequences of the Asset Sale to KANA, please see “Material U.S. Federal and State Income Tax Consequences,” beginning on page [XX].

Regulatory Matters (Page [XX])

The Asset Sale is not subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the reporting and waiting requirements of any other United States antitrust law. We are not aware of any other material regulatory consents that are required in connection with the Asset Sale.

Asset Purchase Agreement (Page [XX] and Annex A)

General

Pursuant to the Asset Purchase Agreement, Purchaser has agreed to pay us $48,908,000, subject to adjustments described below, and assume substantially all of our liabilities (other than as specified below). The parties have provided each other with customary representations and warranties as more fully set forth in the Asset Purchase Agreement. In addition, we have agreed to certain covenants, including interim operating covenants which place certain restrictions on the operation of our business until the Asset Sale closes, a non-solicitation of employees covenant and a non-competition covenant.

Scope of Purchased Assets, Excluded Assets, Assumed Liabilities and Excluded Liabilities

The assets we propose to sell to Purchaser consist of substantially all of our assets, including without limitation all accounts and notes receivable, all cash (other than cash received upon the exercise of options and warrants between October 26, 2009 and the closing of the Asset Sale), all inventory, all equipment, all personal property, all personal property and real property leases, all intellectual property, all deposits and advances, all rights to rebates, refunds and other discounts from third parties, all contracts (other than our stockholder rights plan and contracts related to any equity investment in KANA), all governmental approvals, permits and licenses, all rights to causes of action, lawsuits and similar claims (including settlement rights and privileges), all books and records, the right to receive mail, payments of receivables and other communications, all customer lists, all intangible assets and goodwill, all employee benefit plans, all rights in our and our subsidiaries’ names, marks and logos and all equity interests in our subsidiaries.

We are not selling our net operating losses, certain other deferred tax assets of KANA, all cash received upon the exercise of options and warrants between October 26, 2009 and the closing date, certain potential income tax refunds relating to pre-closing periods, all stockholder and stock option records, all contracts related to any equity investment in KANA and our stockholder rights plan, all our insurance policies and certain other immaterial assets.

Purchaser will assume substantially all of our liabilities, other than the following liabilities: (1) all liabilities under the Asset Purchase Agreement, (2) all liabilities related to the assets we will not be selling to Purchaser as described above, (3) all the transaction costs to be paid by KANA, including the costs of the Tail Policies (as defined below under “Proposal No. 1 - The Asset Sale and the Asset Purchase Agreement – Asset Purchase Agreement – Indemnification and Insurance”), (4) all liabilities that are insured by our insurance policies, (5) all liabilities to pay income taxes for periods prior to the closing or as a transferee or successor, (6) all liabilities for taxes arising in connection with the Asset Purchase Agreement, (7) all liabilities in respect of certain of our employees who do not become employees of Purchaser, (8) all liabilities in connection with contracts related to any equity investment in KANA and our stockholder rights plan, (9) all liabilities for indemnification of our directors and officers and (10) all liabilities arising from any claims by any of KANA’s stockholders or other equityholders.

Adjustments to Purchase Price (Page [XX])

The $48,908,000 cash purchase price will be reduced by:

•	the amount of the transaction costs to be paid by KANA,

•

the amount, if any, by which our net working capital (as defined in the Asset Purchase Agreement and excluding and/or adjusted for items including cash deferred revenue and indebtedness) at closing is less than a $733,000 deficit,

•	the amount, if any, by which our indebtedness minus our cash (i.e. net debt), at closing exceeds a $1,164,000 deficit, and

•	an additional amount if certain required consents are not obtained by closing as described under “The Asset Purchase Agreement—General; Purchase Price.”

After reduction for estimated transaction costs our net working capital and our net debt, based on our current expectations and assuming a closing date of December 31, 2009, the adjusted cash purchase price is expected to be $42,536,000.

The foregoing adjustments to the purchase price (other than the adjustment for consents not obtained by closing, provided that Purchaser shall reimburse us in an aggregate amount not to exceed $500,000 for consents that we are able to obtain within thirty days following the Determination Date) will be subject to a customary post-closing “true-up” adjustment and may result in a further adjustment to the purchase price following the closing.

Escrow; Holdback of Purchase Price (Page [XX])

At the closing of the Asset Sale, Purchaser may withhold from the purchase price payable to KANA up to $1,321,000 to satisfy our indemnification obligations for certain transfer pricing, intercompany payables and receivables and vendor dispute matters until the earlier of the resolution or settlement of such matters or February 15, 2011 (subject to outstanding claims at the time) and an additional $1,000,000 for a short period of time following the closing to satisfy our obligations under any potential downward “true-up” adjustment to the purchase price following the closing. These withheld amounts will be deposited with U.S. Bank N.A., whom will act as escrow agent. In addition, Purchaser will withhold from the purchase price an amount equal to (A) the product of (1) the number of shares of KANA common stock issuable upon exercise of all stock options held by our employees, including unvested shares which will be accelerated as a result of the Asset Sale, with an exercise price less than the price per share (i.e. the purchase price divided by the number of shares of KANA common stock outstanding at the closing) and (2) the price per share, minus (B) the aggregate exercise price of such options. Purchaser will pay these amounts with respect to each such KANA employee either (x) as a bonus to each such KANA employee holding such options promptly following KANA’s notification to Purchaser of the expiration or termination of such options in accordance with their terms and the option plans under which the options were granted, or (y) in the event a KANA employee elects to exercise such options following the closing but prior to their expiration or termination, to KANA following such time KANA notifies Purchaser of any such exercise (in which case, no such bonus shall be payable to such employee).

No Negotiation; No Solicitation of Other Offers (Page [XX])

The Asset Purchase Agreement restricts our ability to solicit or engage in discussions or negotiations with third parties regarding specified transactions involving the sale of KANA’s assets or securities. Notwithstanding these restrictions, under certain limited circumstances, our Board of Directors may respond to an unsolicited alternative acquisition proposal made by a third party, or change its recommendation with respect to the Asset Sale and terminate the Asset Purchase Agreement to enter into an alternative acquisition agreement if it constitutes a superior proposal under the criteria and pursuant to the procedures set forth in the Asset Purchase Agreement and, in connection with any such termination of the Asset Purchase Agreement, after paying the termination fee and Purchaser’s out-of-pocket fees and expenses in the amount and manner specified in the Asset Purchase Agreement.

Conditions to Completion of the Asset Sale (Page [XX])

Before we can complete the Asset Sale, a number of conditions must be satisfied. These include, among other things:

•	the receipt of our stockholder approval; and

•

the absence of any order issued by a governmental entity preventing the consummation of the Asset Sale or any law or other legal requirement prohibiting us from selling or Purchaser from owning, operating or controlling the business or the assets to be purchased by Purchaser or that makes illegal or enjoins the consummation of the Asset Sale.

In addition, the obligations of Purchaser to complete the Asset Sale are subject to the satisfaction by us or waiver by Purchaser of conditions, including the following:

•

except with respect to certain specified representations and warranties which shall be true and correct in all respects on and as of the closing date, all representations and warranties shall be true and correct as of the date of the Asset Purchase Agreement and the date of the closing of the Asset Sale, except those representations and warranties which address matters only as of a particular date need only be true and correct as of such date, and except those changes that would not reasonably be expected to cause a Material Adverse Effect (as defined below under “Proposal No 1 – The Asset Sale and the Asset Purchase Agreement – Asset Purchase Agreement – Representations and Warranties”) on us;

•

we shall have performed and complied in all material respects with each of the covenants and obligations we are required to perform under the Asset Purchase Agreement prior to the closing of the Asset Sale;

•	the absence of a Material Adverse Effect on us;

•

the absence of any law, statute, rule, regulation, order, injunction or decree that has been enacted, entered, promulgated or enforced by any governmental authority that seeks damages as a result of the Asset Sale or prohibits Purchaser from owning, operating or controlling the business or the assets to be purchased by Purchaser;

•

we must have obtained and delivered to Purchaser certain required consents and customer consents representing 93% of the aggregate maintenance revenue represented by all customer contracts requiring consent;

•	we must have delivered to Purchaser our estimate of the purchase price and the components thereof three business days prior to the closing; and

•

we must have delivered to Purchaser executed counterparts of certain customary ancillary agreements to the Asset Purchase Agreement, a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements, stock certificates evidencing ownership of our subsidiaries, payoff letters with respect to all of our outstanding indebtedness and certain other customary closing documents.

Finally, our obligations to complete the Asset Sale are subject to the satisfaction by Purchaser or waiver by us of conditions, including the following:

•

Purchaser’s representations and warranties shall be true and correct as of the date of the Asset Purchase Agreement and the date of the closing of the Asset Sale, except those representations and warranties which address matters only as of a particular date need only be true and correct as of such date, and except those changes that would not reasonably be expected to cause a material adverse effect on the ability of Purchaser to perform its obligations pursuant to the Asset Purchase Agreement and to consummate the Asset Sale in a timely manner;

•	Purchaser shall have performed and complied in all material respects with each of the covenants and obligations Purchaser is required to perform under the Asset Purchase Agreement; and

•	Purchaser must have delivered to us executed counterparts of certain customary ancillary agreements to the Asset Purchase Agreement and other customary closing documents.

Termination (Page [XX])

The parties may, by mutual written consent, terminate the Asset Purchase Agreement at any time prior to the completion of the Asset Sale.

In addition, either we or Purchaser may terminate the Asset Purchase Agreement at any time prior to the effective time of the Asset Sale:

•	if the Asset Sale has not been completed on or before February 15, 2010;

•	if consummation of the Asset Sale is permanently enjoined, restrained, illegal or otherwise prohibited by the final nonappealable decision of a governmental body or court; or

•

if the approval and adoption of the Asset Purchase Agreement by our stockholders has not been obtained at the Annual and Special Meeting or any adjournment thereof by reason of the failure to obtain the required vote.

We may terminate the Asset Purchase Agreement:

•

if Purchaser has breached any of its representations, warranties, covenants or agreements in the Asset Purchase Agreement that has not been cured within thirty days and such breach would result in the failure of a condition to closing being satisfied; or

•

if at any time prior to receiving the requisite stockholder approval, we have received a superior proposal, our Board of Directors has authorized us to enter into an acquisition agreement with respect to such superior proposal, we have complied in all material respects with our non-solicitation covenants with respect to such superior proposal and notified Purchaser that we intend to enter into such acquisition agreement and we pay the required termination fee to Purchaser and reimburse Purchaser for its out-of-pocket fees and expenses concurrently with such termination.

Purchaser may terminate the Asset Purchase Agreement:

•

if we have breached any of our representations, warranties, covenants or agreements that has not been cured within thirty days and such breach would result in the failure of a condition to closing being satisfied;

•

if we have breached in any material respect our covenants regarding the filing and mailing of this Proxy Statement, setting the record date or convening the Annual and Special Meeting and soliciting proxies from our stockholders in favor of adoption of the Asset Purchase Agreement; or

•

if, at any time prior to the receipt of the requisite stockholder approval, a Triggering Event (as defined below under “Proposal No 1 – The Asset Sale and the Asset Purchase Agreement – Asset Purchase Agreement – Termination of the Asset Purchase Agreement”) occurs.

Termination Fee (Page [XX])

We will be obligated to pay AKKR Fund III Management Company, L.P., an affiliate of Purchaser, a termination fee of $1,834,050 plus Purchaser’s out-of-pocket fees and expenses to the extent not previously reimbursed in the following circumstances:

•

the Asset Purchase Agreement is terminated by Purchaser due to our breach of the covenants regarding non-solicitation, the filing of our proxy materials and other required SEC filings, or convening of the Annual and Special Meeting, or due to our intentional or willful breach of any other representation, warranty, covenant or agreement, and within one year of such termination we consummate an alternative acquisition transaction or enter into a definitive agreement for an alternative acquisition transaction and an alternative acquisition transaction is subsequently consummated;

•

the Asset Purchase Agreement is terminated by us prior to receipt of the requisite stockholder approval if our Board of Directors shall have authorized us to enter into a definitive agreement with respect to a transaction that constitutes a superior proposal, we shall have complied in all material respects with our non-solicitation covenants with respect thereto, we have notified Purchaser that we intend to enter into such definitive agreement, and concurrently with or prior to the termination of the Asset Purchase Agreement, we pay the required termination fee and reimburse Purchaser’s out-of-pocket fees and expenses;

•

the Asset Purchase Agreement is terminated by Purchaser or us because (1) our stockholders did not approve the Asset Sale at the Annual and Special Meeting or (2) the Asset Sale has not been completed by February 15, 2010 due to the failure to hold the Annual and Special Meeting by such date (other than as a result of an injunction enjoining the Annual and Special Meeting), and prior to the Annual and Special Meeting or such termination, an acquisition proposal was made and not publicly withdrawn at least three business days prior to the Annual and Special Meeting and within one year of such termination, we consummate any alternative acquisition transaction or enter into a definitive agreement for any alternative acquisition transaction and an alternative acquisition transaction is subsequently consummated;

•	the Asset Purchase Agreement is terminated by Purchaser because a Triggering Event has occurred;

•

the Asset Purchase Agreement is terminated by Purchaser because we have breached in any material respect our covenants regarding the filing and mailing of this Proxy Statement, setting the record date or convening the Annual and Special Meeting and soliciting proxies from our stockholders in favor of adoption of the Asset Purchase Agreement; or

•

the Asset Purchase Agreement is terminated by Purchaser or us because the Asset Sale has not been completed by February 15, 2010 and at the time we have failed to obtain certain required consents and customer consents representing 85% of the aggregate maintenance revenue represented by all customer contracts requiring consent.

In addition, we have agreed to reimburse Purchaser for all of its out-of-pocket fees and expenses in the event that the Asset Purchase Agreement is terminated due to: (1) the failure to obtain stockholder approval of the Asset Purchase Agreement and the Asset Sale, (2) a court of competent jurisdiction or other governmental entity having enacted a law that renders the Asset Sale illegal, or formally issuing an injunction that permanently restrains, enjoins or otherwise prohibits the Asset Sale, (3) a material breach of our representations, warranties or covenants that is not cured within thirty days and such breach results in the failure of a closing condition being satisfied, or (4) the failure to complete the Asset Sale by February 15, 2010 and at such time we had failed to hold the Annual and Special Meeting or to obtain stockholder approval of the Asset Sale by such date or the failure to obtain by such date certain required consents and customer consents representing 93% of the aggregate maintenance revenue represented by all customer contracts requiring consent.

Indemnification; Survival of Indemnification Obligations (Page [XX])

After closing of the Asset Sale, we have agreed to indemnify and hold Purchaser and its affiliates harmless from any loss arising out those liabilities that we retain under the Asset Purchase Agreement, any loss arising out of any breach by us of our covenants in the Asset Purchase Agreement, certain liabilities of our subsidiaries and certain other specified liabilities in connection with transfer pricing, intercompany payables and receivables and vendor dispute matters.

Specific Performance (Page [XX])

Specific performance of the obligations under the Asset Purchase Agreement and the transactions contemplated thereby is the sole and exclusive remedy available to the Company with respect to breaches by Purchaser of its obligation to pay the purchase price, provided that in the event that a court declines to specifically enforce the obligations of Purchaser to consummate the Asset Sale pursuant to a claim brought by the Company and has instead granted an award of monetary damages against Purchaser or Accel-KKR Capital Partners III, L.P. (“AKKR”), the Company may enforce such award only if, within two weeks following the court’s determination, Purchaser is not willing to consummate the Asset Sale in accordance with the terms of the Asset Purchase Agreement.

Guarantee (Page [XX])

In connection with the Asset Purchase Agreement, we and AKKR entered into a guarantee in which AKKR guarantees (1) Purchaser’s obligation to pay the purchase price and (2) solely in the event that, and for so long as, we are entitled to (and are entitled to accept payment of) damages pursuant to the Asset Purchase Agreement (including, without limitation, the specific performance provisions therein), Purchaser’s liability for breach of the Asset Purchase Agreement for failure to pay the purchase price.

Securities Ownership of Certain Beneficial Owners and Management (Page [XX])

As of October 31, 2009, our directors and executive officers collectively beneficially owned in the aggregate 4,961,580 shares, representing approximately 10.89% of the shares of our common stock outstanding and entitled to vote at the Annual and Special Meeting.

Voting Agreements

In connection with the Asset Purchase Agreement, Michael Fields, Jay Jones, William Bose, Daniel Turano, Chad Wolf, Mark Angel, Jerry Batt, William Clifford, Stephanie Vinella and John Nemelka, who constitute our Board of Directors and our executive officers, NightWatch Capital Partners II, L.P., a warrantholder and former stockholder of the Company, Carlson Capital, L.P., a stockholder of the Company, and each of Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd., each an affiliate of Carlson Capital, L.P., have entered into voting agreements with Purchaser pursuant to which they agreed to, among other things, vote an aggregate of approximately 23% of our common stock held by them as of October 26, 2009 and thereafter acquired in favor of adoption of the Asset Purchase Agreement and against any alternative acquisition proposal. Further, these security holders agreed not to take any action with the intent of preventing or delaying the consummation of the Asset Sale. These security holders signing voting agreements granted a proxy and power of attorney with respect to their shares with respect to such matters to the president of Purchaser.

Voting Agreements with our Board of Directors and Executive Officers (other than Mr. Nemelka)

The voting agreements executed by our Board of Directors and our executive officers (other than Mr. Nemelka) will survive termination of the Asset Purchase Agreement for nine months if the Asset Purchase Agreement is terminated as a result of: (1) the failure to consummate the Asset Sale by February 15, 2010, (2) the failure to obtain the requisite stockholder approval of the Asset Sale, (3) the occurrence of a Triggering Event, (4) a court or other governmental body enacts a law or issues an injunction that has the effect of permanently restraining, enjoining or otherwise prohibiting consummation of the Asset Sale, (5) our material breach of our covenants regarding the filing and mailing of this Proxy Statement, setting the record date, or convening the Annual and Special Meeting and soliciting proxies from our stockholders in favor of approval of the Asset Sale, (6) our breach of our representations, warranties, covenants or agreements in the Asset Purchase Agreement that has not been cured within thirty days and such breach results in the failure of a closing condition being satisfied, or (7) our Board of Directors authorizing us to enter into an acquisition agreement with respect to a superior proposal and we have complied in all material respects with our non-solicitation covenants with respect to such superior proposal and notified Purchaser that we intend to enter into such acquisition agreement and paid AKKR Fund III Management Company, L.P. the required termination fee concurrently with such termination. Notwithstanding the foregoing, if the Asset Purchase Agreement is terminated pursuant to clauses (1), (4) or (6) above (provided that in the case of clause (6), such breach is not a willful or intentional breach), our Board of Directors and our executive officers (other than Mr. Nemelka) may nonetheless vote for an alternative acquisition proposal valued at no more than $30 million.

If the Asset Purchase Agreement is terminated for any other reason, these voting agreements will have no further force and effect following such termination.

Voting Agreements with each of Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd., Carlson Capital, L.P., NightWatch Capital Partners II, L.P. and Mr. Nemelka

The voting agreements executed by Carlson Capital, L.P., each of Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd., NightWatch Capital Partners II, L.P. and Mr. Nemelka will survive termination of the Asset Purchase Agreement for nine months if the Asset Purchase Agreement is terminated as a result of: (1) the failure to obtain the requisite stockholder approval of the Asset Sale, (2) the occurrence of a Triggering Event, (3) our material breach of our covenants regarding the filing and mailing of this Proxy Statement, setting the record date and convening the Annual and Special Meeting and soliciting proxies from our stockholders in favor of approval of the Asset Sale or (4) our Board of Directors authorizing us to enter into an acquisition agreement with respect to a superior proposal and we have complied in all material respects with our non-solicitation covenants with respect to such superior proposal and notified Purchaser that we intend to enter into such acquisition agreement and paid AKKR Fund III Management Company, L.P. the required termination fee concurrently with such termination.

These voting agreements will survive termination of the Asset Purchase Agreement for six months if the Asset Purchase Agreement is terminated as a result of the Asset Sale not being consummated by February 15, 2010.

If the Asset Purchase Agreement is terminated for any other reason, these voting agreements will have no further force or effect following such termination.

The Escrow Agreement

In connection with the Asset Purchase Agreement, we and Purchaser will enter into an escrow agreement with U.S. Bank N.A., whom will act as escrow agent, referred to here as the Escrow Agent, in order to set aside up to $1,321,000 of the cash purchase price payable at the closing of the Asset Sale to satisfy our indemnification obligations for certain transfer pricing, intercompany payables and receivables and vendor dispute matters until the earlier of the resolution or settlement of such matters or February 15, 2011 (subject to outstanding claims at the time). In addition, $1,000,000 of the cash purchase price payable at closing will be held in escrow for a short period of time following the closing to satisfy our obligations under any potential downward “true-up” adjustment to the purchase price following the closing.

THE PARTIES TO THE ASSET PURCHASE AGREEMENT

KANA Software, Inc.

KANA develops, markets, sells and supports customer communications software products. KANA sells its products primarily in North America, Europe and Asia, through its direct sales force and third party integrators.

KANA was incorporated in July 1996 in California and reincorporated in Delaware in September 1999. Our principal executive office is located at 181 Constitution Drive, Menlo Park, California, 94025. The telephone number there is (650) 614-8300.

Purchaser

Kay Technology Corp., Inc., is a Delaware corporation that was formed solely for the purpose of acquiring the assets of KANA and has not engaged in any business except for activities incidental to its formation and as contemplated by the Asset Purchase Agreement.

Purchaser’s principal executive office is located at 2500 Sand Hill Road, Suite 300, Menlo Park, California 94025. The telephone number there is (650) 289-2460.

THE ANNUAL AND SPECIAL MEETING

The accompanying proxy card is solicited on behalf of the Board of Directors of KANA Software, Inc., a Delaware corporation, for use at our Annual and Special Meeting of Stockholders. Our stockholders are encouraged to review the information provided in this Proxy Statement in conjunction with our Annual Report on Form 10-K for the year ended December 31, 2008, a copy of which also accompanies this Proxy Statement. References in this Proxy Statement to “KANA,” “Company,” “we,” “our” and “us” collectively refer to KANA Software, Inc. and our subsidiaries.

Date, Time and Place of Annual and Special Meeting

The Annual and Special Meeting will be held on [            —], 2009, at 10:00 a.m. Pacific Time, at the offices of Fenwick & West LLP, 801 California Street, Mountain View, California. This Proxy Statement and the accompanying proxy card will first be sent to stockholders on or about [            —], 2009.

Matters to be Considered

At the Annual and Special Meeting, you will be asked to consider and vote upon the following proposals: (1) to approve and adopt the Asset Sale and the Asset Purchase Agreement; (2) approve an amendment to our certificate of incorporation to change our name to “Turbo Corporation”; (3) adjourn the Annual and Special Meeting, if necessary, to facilitate the approval of the preceding proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Annual and Special Meeting to establish a quorum or to approve the preceding proposals and (4) to elect one Class I director to serve on our Board of Directors until our 2012 Annual and Special Meeting of Stockholders and until a successor has been elected and qualified, or until earlier resignation, death or removal.

Recommendation of Our Board of Directors

After careful consideration, our Board of Directors unanimously recommends that you vote “FOR” each of the proposals described in this Proxy Statement.

In considering the recommendation of our Board of Directors, you should be aware that our directors and executive officers have interests in the Asset Sale that are different from yours. See “Interests of Our Directors and Executive Officers in the Asset Sale.”

Record Date, Voting and Quorum

A quorum is required for our stockholders to conduct business at the Annual and Special Meeting. The holders of a majority of the shares of our common stock outstanding entitled to vote on the Record Date, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual and Special Meeting. Only holders of our common stock of record at the close of business on [            ], 2009, the record date, will be entitled to vote at the Annual and Special Meeting. At the close of business on the record date, we had [            ] shares of common stock outstanding and entitled to vote that were held by approximately [            ] stockholders of record.

Only holders of our common stock are entitled to vote and are allowed one vote for each share held as of the record date. Shares may not be voted cumulatively. If stockholders abstain from voting, including brokers holding stockholders’ shares of record who cause abstentions to be recorded, these shares are considered present and entitled to vote at the Annual and Special Meeting and these shares will count toward determining whether or not a quorum is present.

If a broker does not receive a proxy from the stockholder with instructions as to how to vote the shares, the broker has authority under stock market rules to vote those shares “FOR” or “AGAINST” certain “routine” matters. If a broker votes shares that are not voted by the stockholders “FOR” or “AGAINST” a “routine” proposal, these shares are considered present and entitled to vote at the Annual and Special Meeting, will count toward determining whether or not a quorum is present and the brokers’ votes will be taken into account in determining the outcome of all of the “routine” proposals. Each of the proposals other than the proposal for the election of our Class I director may be considered a “non-routine” matter. When a matter is “non-routine,” a broker generally is not entitled to vote a stockholder’s unvoted shares. These shares will be considered present and will count toward determining whether a quorum is present, but will not be considered entitled to vote on the “non-routine” matters.

Required Votes

On all matters, each share has one vote. The proposal to approve the Asset Sale and the Asset Purchase Agreement and the amendment of our certificate of incorporation require the affirmative vote of the holders of a majority of the shares outstanding as of the record date. Since these proposals require approval of the holders of a majority of our shares outstanding as of the record date, both broker “non-votes” and abstentions would have the same effect as votes “AGAINST” such proposal. The proposal to adjourn the Annual and Special Meeting requires the affirmative vote of the holders of a majority of the outstanding shares that are present in person or represented by proxy at the Annual and Special Meeting and neither broker “non-votes” nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes “AGAINST” such proposal.

Directors are elected by a plurality vote. Therefore, the nominee for the Class I director seat who receives the most affirmative votes of shares outstanding as of the record date that are present in person or represented by proxy at the Annual and Special Meeting will be elected to serve as the Class I director. With respect to the proposal regarding the election of our Class I director, neither broker “non-votes” nor abstentions are included in the tabulation of the voting results and, therefore, they do not have the effect of votes “AGAINST” such proposal.

All votes will be tabulated by the inspector of elections appointed for the Annual and Special Meeting, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions and broker non-votes.

Voting of Proxies

The proxy card accompanying this Proxy Statement is solicited on behalf of our Board of Directors for use at the Annual and Special Meeting. Stockholders may vote their shares by:

•	completing, dating, signing and returning the accompanying proxy card in the enclosed postage-paid envelope prior to the date of the Annual and Special Meeting;

•	using the telephone number printed on the accompanying proxy card;

•	following the instructions for Internet voting printed on the accompanying proxy card; or

•	attending the Annual and Special Meeting and voting in person.

All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. You may vote “FOR” or “AGAINST” the proposals or abstain from voting. All valid proxies received prior to the Annual and Special Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted “FOR” each of the proposals in this Proxy Statement.

Stockholders who have questions or requests for assistance in completing or submitting proxy cards should contact Innisfree M&A toll free at (888) 750-5834.

Stockholders who have their shares in “street name”, meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a proxy from the record holder to vote their shares at the Annual and Special Meeting.

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual and Special Meeting, the persons named as proxies may propose one or more adjournments of the Annual and Special Meeting to permit further solicitation of proxies.

We are paying the expenses of soliciting the proxies to be voted at the Annual and Special Meeting. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of the proxies. In these cases, we may, upon their request, reimburse such record holders for their reasonable expenses. Proxies may also be solicited by some of our directors, officers and regular employees, without additional compensation, in person or by telephone.

Revocability of Proxies

Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke the proxy prior to the Annual and Special Meeting, or at the Annual and Special Meeting prior to the vote to which the proxy relates. A proxy may be revoked by any of the following methods:

•	a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual and Special Meeting;

•	attendance at the Annual and Special Meeting and voting in person; or

•	a written instrument delivered to us stating that the proxy is revoked.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual and Special Meeting, you must bring a letter to the Annual and Special Meeting from the broker, bank or other nominee confirming your beneficial ownership of the shares and that such broker, bank or other nominee is not voting your shares.

Solicitation of Proxies

KANA is making this solicitation of proxies and will bear all related costs. KANA will conduct the solicitation by mail, personally, telephonically, through the Internet or by facsimile through its officers, directors and employees identified on Annex C attached to this Proxy Statement, none of whom will receive additional compensation for assisting with the solicitation. KANA may also solicit stockholders through press releases, advertisements in periodicals and postings on its website. KANA also retained Innisfree M&A to assist in the solicitation of proxies, for a fee estimated to be approximately $20,000 plus out-of-pocket expenses. In addition, KANA agreed to indemnify Innisfree M&A against certain liabilities arising out of or in connection with the engagement. Innisfree M&A has advised KANA that approximately 25 of its employees will be involved in the proxy solicitation by Innisfree M&A on behalf of KANA.

Communicating with Members of the Board of Directors

You may submit an e-mail to our Board of Directors or any member of our Board of Directors at bod@kana.com. E-mails to this address are routed to our General Counsel, who will forward the message to the full Board of Directors unless the sender indicates that they would like the message to be forwarded solely to non-management members or the chairperson of a particular committee of the Board of Directors. Members of our Board of Directors may, at their option, attend our Annual and Special Meetings of stockholders. None of our directors other than Michael Fields, Chairman and CEO, attended our 2008 Annual Meeting of Stockholders.

PROPOSAL NO. 1

THE ASSET SALE AND THE ASSET PURCHASE AGREEMENT

The following is a description of the material aspects of the Asset Sale, including background information relating to the proposed Asset Sale and the terms of the Asset Purchase Agreement. While we believe that the following description covers the material terms of the Asset Sale, the Asset Purchase Agreement and other arrangements between Purchaser and us, the description may not contain all of the information that is important to you. In particular, the following summary of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the copy of the Asset Purchase Agreement attached as Annex A to this Proxy Statement and incorporated by reference herein. You should carefully read this Proxy Statement and the other documents to which we refer, including the Asset Purchase Agreement, for a complete understanding of the terms of the Asset Sale.

BACKGROUND OF THE ASSET SALE

In recent years, KANA has experienced a number of challenges in its business, including continuing losses from operations, declines in its stock price, and difficulty obtaining financing on favorable terms, and these challenges intensified with the downturn in global economic conditions in 2008 and 2009. In addition, the enterprise software industry has been marked by increasing concentration in recent years, exacerbating the pressures on smaller companies such as KANA. As a result, from time to time KANA’s Board of Directors has evaluated its strategic direction, including its prospects as an independent company as well as prospects to grow through acquisition or to be acquired. The lengthy process that ultimately lead to the proposed Asset Sale developed over three stages, as discussed below.

The 2008 Discussions

On May 1, 2008, our Board of Directors reviewed our product strategy and our financial performance and prospects, as well as unsolicited proposals that we had received from other companies, and authorized us to retain an investment banking firm (referred to as “Investment Bank A”) to advise KANA with respect to its strategic alternatives, including a sale of KANA, acquisitions by KANA and an evaluation of our stand-alone prospects. The engagement of Investment Bank A was documented in a June 4, 2008 engagement letter.

Following the engagement of Investment Bank A, representatives of KANA and Investment Bank A contacted eight enterprise software companies and seven private equity firms to explore their interest in a possible strategic transaction. This process did not result in any significant interest from the private equity firms contacted, but we did receive proposals from three enterprise software companies (referred to here as “Company A”, “Company B” and “Company C”).

On June 24, 2008, Company A made a proposal to acquire our operating assets and liabilities (but excluding our indebtedness) for a price equivalent to $2.00 per outstanding share of our common stock in cash, subject to our net working capital deficit being no greater than $10 million at closing and other adjustments.

On September 11, 2008, Company B made a proposal to acquire KANA in a merger transaction for $1.72 per share, payable either in Company B common stock or with up to half paid in cash and the balance in Company B common stock (at a fixed exchange ratio that was set forth in its proposal). On September 16 and 17, 2008, our Board of Directors met, together with representatives of Investment Bank A and Fenwick & West LLP, our outside legal counsel, to discuss this proposal, and directed management to advise Company B that its proposal was inadequate. In addition, we advised Company B that in order to obtain access to detailed non-public information, we would require that it enter into a non-disclosure agreement that included a stand-still provision restricting its ability to acquire shares of our common stock and to conduct certain other activities. Company B advised us that it was not willing to enter into such an agreement, and accordingly Company B was not provided access to detailed due diligence. Each other party that conducted due diligence in our strategic process entered into such an agreement with us, many of which provided that the standstill restrictions would expire upon our execution of an agreement providing for an acquisition of us.

On October 23, 2008, Company A proposed to acquire all of our assets for a purchase price representing $1.25 per outstanding share of our common stock, subject to a working capital adjustment and an adjustment based on our net debt. Following these adjustments, we calculated the effective purchase price as representing from $0.89 to $1.19 per outstanding share.

On October 24, 2008, Company C proposed to acquire all of our outstanding shares for a total cash purchase price of $62 to $75 million in cash.

On October 30, 2008, our Board of Directors met, together with representatives of Investment Bank A and of Fenwick & West LLP, our outside counsel. The Board discussed our expected sales and financial results for the fourth quarter and for 2009, as well as market conditions and our 2009 sales strategy, and then reviewed the proposals from Company A, Company B and Company C and the discussions that Investment Bank A was conducting with other parties. A representative of Fenwick & West reviewed the fiduciary duties of the Board in assessing these proposals. While our Board directed Investment Bank A to continue discussions, it determined that the proposals that we had received to date were inadequate. At this time, we believed that our product development efforts and marketing initiatives, and in particular our collaboration with IBM to jointly develop and offer a next generation customer service solution, and our planned 2009 release of KANA 10 (a major product upgrade), had significant potential to increase our revenue and our valuation in 2009. In our October 29, 2008 announcement of our results of operations for the third quarter of 2008, we anticipated that we would achieve $17.4 million to $20.4 million of revenue for the fourth quarter.

As a result, while we and Investment Bank A continued to engage in discussions with Company A, Company B, Company C and other parties that we believed might be interested in a transaction, we were not able to reach agreement with any of these parties.

The 2009 First Quarter Process

On January 9, 2009, our Board of Directors met with representatives of Investment Bank A to review the discussions that had taken place with potential parties in 2008, and the proposals that we had received, as well as our fourth quarter financial performance, our cash position, our financial outlook and our prospects. Our revenue for the fourth quarter of 2008 was approximately $13.6 million, which was substantially less than we had anticipated, and the Board noted that the global market for enterprise software appeared to be in a downturn that was more protracted, and deeper, than we had previously anticipated. The Board also noted that the global economy and capital markets were experiencing substantial disruption, which appeared likely to continue for some time. In addition, the Board became increasingly concerned about our cash position. Our board also discussed a Schedule 13D that had been filed with the SEC by KVO Capital Management, LLC (“KVO”), a stockholder of Kana, urging our Board of Directors to pursue immediately the sale of KANA and stating its opposition to our strategy of protecting our ability to utilize our net operating loss carry-forwards for income tax purposes, and discussed the effect that this filing was having on our ability to complete new licensing transactions. In view of these developments, the Board directed Investment Bank A to actively solicit additional proposals. In January 2009, Investment Bank A circulated a letter to 13 enterprise software companies and 11 private equity investors, inviting them to submit proposals for the acquisition of substantially all of KANA’s assets, attaching initial due diligence materials and requesting that proposals be submitted by January 28, 2009.

On January 28, 2009, Investment Bank A received the following proposals from Company A, Company C, one other enterprise software company (referred to here as “Company D”) and an investment fund (“Financial Party E”):

•

The Company A proposal provided for an acquisition of identified assets of KANA for $47 million in cash (assuming that our net working capital at closing was in line with historical numbers), and the assumption of identified liabilities, which would exclude our indebtedness, certain litigation-related liabilities, and transaction expenses.

•

The Company C proposal, which expired on February 2, provided for either an acquisition of our assets for $50 million in cash, subject to adjustment based on our net working capital at closing, or an acquisition of all of our outstanding shares for $53 million in cash.

•

The Company D proposal, which expired on February 4, provided for an acquisition of our assets for a price of between $35 million to $40 million, payable half in cash and half in Company D common stock, and subject to an adjustment based on our net working capital at closing.

•	The Financial Party E proposal provided for an acquisition of our assets for $60 million, subject to an adjustment based on our net working capital at closing.

At a meeting of KANA’s Board of Directors on January 29, 2009, our directors discussed these proposals as well as our financial performance, sales expectations and 2009 goals, and a representative of Fenwick & West reviewed the fiduciary duties of the directors in connection with this process. Our Board directed Investment Bank A and our management to focus on the proposals from Company A and Financial Party E. Following this meeting, at the direction of our Board of Directors, Investment Bank A held discussions with Company A and Financial Party E to seek to improve their proposals.

On January 30, 2009, KVO filed an amended Schedule 13D with the SEC and delivered a letter to our Board, indicating that it owned 8.1% of our outstanding common stock and stating that it was opposed to our strategy of protecting our ability to utilize our net operating loss carry-forwards for income tax purposes. In addition, KVO indicated that it was opposed to a strategy of pursuing a sale of our assets and reinvestment of the proceeds in profitable businesses.

On February 10, 2009, Investment Bank A received a revised proposal from Company A, providing for an increase in the purchase price from $47 million to $59 million, and eliminating the potential reduction based on closing net working capital.

On March 17, 2009, KANA and representatives of Investment Bank A met with representatives of Financial Party E and a proposed equity investor to discuss KANA’s business, sales, projections and other due diligence topics. On March 18, 2009, Financial Party E delivered a proposed asset purchase agreement to KANA, and on March 19, 2009 KANA, representatives of Investment Bank A and Fenwick & West met with representatives of Financial Party E, its outside counsel and a proposed equity investor to negotiate the terms of a definitive agreement. Financial Party E then advised us that it required third party financing in order to proceed with an acquisition of KANA, and negotiations were suspended while it sought financing for a transaction.

On March 25, 2009, we announced our financial results for the fourth quarter of 2008, including total revenues of $13.6 million, license revenue of $2.7 million and a net loss of $2.6 million, and indicated that we expected 2009 revenues of at least $65 million (level with 2008 revenues, and a reduction from previously announced expectations).

In April 2009, the principal person involved in our strategic process at Investment Bank A advised us that he would be leaving Investment Bank A. Members of our Board of Directors interviewed other investment banking firms, and we terminated our engagement of Investment Bank A and retained Pagemill Partners as our financial advisor pursuant to a May 7, 2009 engagement letter.

On May 12, 2009 KVO filed an amendment to its Schedule 13D with the SEC stating that it expected to propose an alternate slate of directors for the next annual meeting and stating that it may take other actions, including “engaging in discussions with the Company’s bank about purchasing KANA’s outstanding bank debt, and/or seeking to raise financing to pursue the purchase of KANA or all or substantially all of its assets.”

On May 28, 2009, we announced our financial results for the first quarter of 2009, including license revenue of $1.2 million and a net loss of $3.3 million. In this announcement, we indicated that in the second quarter of 2009 we expected revenue of $12.5 million to $14 million.

The proposals of Company A, Company C, Company D and Financial Party E in the first quarter of 2009 failed to progress to the point that our Board of Directors believed they were likely to lead to the consummation of a transaction. This failure was attributable in part to the valuations offered by Company A, Company C and Company D, and Financial Party E’s requirements for financing, and the expiration of the offers by Company C and Company D in February.

The Pagemill Process

Beginning in May 2009, under the direction of our Board, Pagemill Partners implemented a process to solicit proposals to acquire KANA. Pagemill Partners contacted 22 industry participants and 22 private equity funds to solicit proposals to acquire KANA. Of the 44 parties contacted, 23 entered into non-disclosure agreements (including six agreements entered into prior to May 2009 in connection with discussions through Investment Bank A, and including a new non-disclosure agreement with Company B that included a stand-still provision). Each of the potential acquirers who signed a non-disclosure agreement was offered the opportunity to meet with our management team, and to access an on-line data room containing due diligence materials (including, without limitation, information about our customers, products, operations, financial results and projections, employees and intellectual property). Our senior management made presentations to ten of those potential acquirers, and in June and July 2009, we received the following proposals:

•

a revised proposal from Company A to acquire our assets for $38 million subject to a dollar-for-dollar reduction if our working capital deficit at closing was greater than $10 million, and a subsequent further revised proposal from Company A that provided for a merger transaction at $1.05 per share (representing an equity value of $43.3 million), subject to a dollar-for-dollar reduction if our working capital deficit at closing was greater than $15.8 million;

•

a revised proposal from Company B that provided for four alternatives: (i) an acquisition of our outstanding stock for $0.95 per share (representing an equity value of $39.2 million), payable half in cash and half in Company B common stock, (ii) an acquisition of our outstanding stock for $0.85 per share in cash (representing an equity value of $35.0 million), (iii) an acquisition of our outstanding stock for an unspecified price in excess of $0.95, payable in Company B common stock; and (iv) an asset purchase for an unspecified price;

•	a proposal from an enterprise software company (“Company F”) for an acquisition for approximately $0.91 per share, or an equity value of $37.5 million in cash;

•

a revised proposal from Financial Party E to acquire our assets for $50 million in cash (assuming that there would be no funded debt at closing and reduced by the amount, if any, by which our total liabilities (excluding deferred revenue) exceeded our tangible current assets), representing an equity value of $47.1 million, and an earn-out of up to $10 million in the event of substantial increases in our license revenues and earnings before interest, taxes, depreciation and amortization during 2010 and 2011, and subject to a financing contingency;

•

a proposal from a company backed by a private equity firm (“Financial Party G”) for an acquisition of all of our outstanding common stock for a price in the range of $0.90 to $1.05 per share (representing an equity value of $37.1 million to $43.3 million), in cash (subject to a minimum cash and maximum debt balance at closing); and

•

a proposal from AKKR providing for an acquisition of our outstanding stock for $0.80 per share (representing an equity value of $33 million), indicating that it would be prepared to acquire our assets instead of our stock, which proposal was predicated on, among other things, a financial position (including net working capital) at closing that was consistent with prior practice and sufficient to run the business and an absence of any increase in our indebtedness or other long-term or non-ordinary course liabilities.

On July 28, 2009, we provided participants in our process with updated financial guidance, reflecting reduced expected revenue and operating income from the guidance that had been previously provided. On July 29, 2009, we announced our financial results for the second quarter of 2009, including total revenues of $11.9 million, license revenue of $1.5 million and a net loss of $607,000. Our total revenue was less than the amount we had previously anticipated, as set forth in our first quarter earnings announcement. In our announcement of our financial results for the second quarter, we indicated that in the third quarter of 2009 we expected revenue of $12 million to $13.5 million.

On July 30, 2009, our Board of Directors met, together with representatives of Pagemill Partners and Fenwick & West. At this meeting, a representative of Pagemill Partners advised the Board on the status of their discussions with potential participants in the strategic process and discussed the six proposals that had been received in June and July. In addition, our Board of Directors and management discussed our financial condition, including our cash and working capital position, our expenses and trends and expectations in our license revenues.

Following this meeting, and at the direction of our Board of Directors, Pagemill Partners had discussions with each of the six participants to determine whether their proposals could be improved, and in those discussions, Pagemill Partners requested that each participant submit a “best and final” proposal by August 7, 2009. Following these discussions, we received the following revised proposals:

•

a revised proposal from Company A providing for the acquisition of our assets for $43.5 million in cash, subject to a dollar-for-dollar reduction if our working capital deficit at closing was greater than $15.8 million, and the assumption of all disclosed liabilities other than transaction expenses, and requiring that we enter into a 21-day exclusivity agreement;

•

a revised proposal from Company B that provided for the acquisition of our outstanding common stock at a price of $1.25 per share (representing an equity value of $51.5 million) in a combination of cash and Company B common stock (with half of our shares purchased for cash and half for stock at a fixed exchange rate), and requiring that we enter into a 30-day exclusivity agreement;

•	a revised proposal from Financial Party G for an acquisition of our assets for a price of $43.3 million in cash, subject to a minimum cash and debt balance at closing; and

•

a revised proposal from AKKR providing for an acquisition of either our assets or our outstanding common stock for a value equivalent to $0.95 per share (representing an equity value of $39.2 million), together (in the case of an asset acquisition) with a contingent payment in the event of a future sale of the business or initial public offering, and predicated on, among other things, a financial position (including net working capital) at closing that was consistent with prior practice and sufficient to run the business, and an absence of any increase in indebtedness or other long-term or non-ordinary course liabilities.

On August 10, 2009, our Board of Directors met, together with representatives of Pagemill Partners and Fenwick & West. At this meeting, representatives of Pagemill Partners advised the Board on the status of their discussions with potential participants in the strategic process, reviewed the proposals that had been received, and described communications with other potential parties, including certain large technology companies, that it had contacted. Representatives of Fenwick & West then described the directors’ fiduciary duties in connection with these proposals. The Board determined not to proceed with Company E or Financial Party G in view of their lower valuations, and not to proceed with Financial Party E in view of the experience with Financial Party E in March 2009 and concerns regarding its ability to finance a transaction. The Board determined to allow another day to seek improvements to the other proposals before making a final decision among them.

Following this meeting, at the direction of our Board of Directors, representatives of Pagemill Partners communicated with Company B and AKKR to discuss whether their proposals could be improved. On August 10, 2009, representatives of Pagemill Partners met with Company B’s financial advisors to determine whether Company B’s proposal could be improved, including whether Company B could be make an all-cash proposal (rather than the mixed stock and cash proposal that they had delivered) and to determine whether Company B would be open to an asset purchase structure. Company B did not revise its proposal following this meeting. In addition, representatives of Pagemill Partners communicated with Financial Party G, who advised them that it was not in a position to increase its proposal. Accordingly, we did not proceed further with Financial Party G, in view of their lower valuation.

Representatives of Pagemill Partners also communicated with Company A, and on August 12, 2009, we received a revised proposal from Company A that increased their proposed purchase price to $54 million, but was otherwise the same as its prior proposal (including a working capital adjustment). In addition, Company A advised us that it would also be willing to acquire our outstanding shares on the same terms, at a price of $1.31 per share (representing an equity value of $54 million).

In addition, on August 12, 2009 we received a revised proposal from AKKR that provided for an acquisition of our assets and liabilities (other than tax net operating loss assets and liabilities for transaction expenses) for a value equivalent to $1.18 per share (representing an equity value of $48.9 million). AKKR’s proposal indicated that they would also be prepared to proceed with a stock transaction. As in AKKR’s prior proposals, this proposal indicated that it was predicated on, among other things, a financial position (including net working capital) at closing that was consistent with prior practice and sufficient to run the business, and an absence of any increase in indebtedness or other long-term or non-ordinary course liabilities. Finally, the AKKR proposal stated that AKKR would require that we enter into a 28-day exclusivity agreement in order for them to be willing to move forward with further due diligence and preparation of definitive documents. This exclusivity agreement provided that the initial exclusivity period would be extended for successive periods of ten business days unless, prior to the end of any such period, we notified AKKR of our intention not to extend for another period. The AKKR proposal did not include any financing contingency and was an all-cash proposal.

On August 12, 2009, our Board of Directors met, together with representatives of Pagemill Partners and Fenwick & West. At this meeting, representatives of Pagemill Partners reviewed the discussions that it had conducted with potential bidders since the August 10 meeting and the proposals that had been received. The directors and representatives of Pagemill Partners and Fenwick & West discussed the risks associated with each of the proposals, and the due diligence that had been conducted by each of the participants.

With respect to the August 12 proposal by AKKR, the directors discussed the ability and willingness of AKKR to finance and to execute an all-cash transaction, the fact that its proposal would permit KANA to proceed with either an asset sale or a merger, and the level of due diligence that had been conducted by AKKR, which the Board believed was greater than that conducted by other participants. As a result of this due diligence, as well as the background of AKKR, our Board of Directors believed that the AKKR proposal offered a relatively high degree of certainty compared to the other proposals with regards to the negotiation and execution of a definitive agreement, and consummation of a transaction.

With respect to the August 12 proposal by Company A, the directors and representatives of Pagemill Partners discussed the ability of Company A to finance a transaction, including the fact that Company A had provided no confirmation of its financing sources, and that continuing turbulence in credit and capital markets could impair the ability of Company A to obtain financing. The directors and representatives of Pagemill Partners also discussed the relatively low level of due diligence (relative to AKKR) that Company A had conducted, and expressed concern that Company A’s proposal did not reflect an adequate level of information regarding KANA. The directors and representatives of Pagemill Partners also discussed the challenges in completing a transaction with Company A, a competitor of KANA, including risks to closing due to adverse effects of announcement of a transaction with Company A on KANA’s customers, sales and employees. The directors also considered the significant damage that would result to our business and financial condition if we pursued a transaction with Company A that was not ultimately consummated.

With respect to the August 10 proposal by Company B, the directors and representatives of Pagemill Partners discussed the fact that a substantial portion of the consideration would be paid in the form of Company B common stock, and the directors and representatives of Pagemill Partners discussed the relatively low volume of trading in Company B’s common stock and the volatility in Company B’s stock price. With respect to the stock consideration, the directors and representatives of Pagemill Partners discussed the potential operating and financial performance of the combined company, and the post-transaction performance of stock issued in public-to-public mergers involving technology companies. In addition, the directors and representatives of Pagemill Partners discussed the continuing turbulence in equity capital markets, and the potential effect of this turbulence on the value of Company B’s common stock. Based on this discussion, our Board of Directors concluded that the value of the stock of Company B could decline following announcement of a transaction, and the value of the stock of the combined company could decline in value following completion of a transaction. The directors and representatives of Pagemill Partners also discussed the potential challenges in completing a transaction with Company B, a competitor of KANA, including risks to closing due to adverse effects of announcement of a transaction with Company B on KANA’s customers, sales and employees, and the significant damage that would result to our business and financial condition if we pursued a transaction with Company B that was not ultimately consummated.

Accordingly, our Board of Directors was faced with a choice among three alternative transactions:

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Company A’s proposal of an asset transaction with a competitor, with a relatively low level of completed diligence, in an all cash bid with an equity value of $54 million (but with no evidence they could finance the transaction);

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Company B’s proposal of a stock transaction with a competitor, in a mixture of stock and cash bid with an equity value of $51.5 million with half of our shares purchased for $1.25 per share in cash and the other half exchanged for a stock that had a low trading volume, which we believed had a significant risk of decline in market price following announcement, and which proposal we believed represented a significant risk of failure to close; and

•	AKKR’s proposal of an asset deal with a financial buyer, with an equity value of $48.9 million in cash, backed by a full guarantee by AKKR.

After comparing these alternatives, our Board of Directors determined that after assessing the value represented by each proposal and the degree of certainty that a definitive agreement could be reached, and a transaction consummated, with each party, the proposal by AKKR was superior to the other proposals. In particular, our Board concluded that the all-cash proposal made by AKKR would likely represent greater value to our stockholders than the mixed consideration offered by Company B. In addition, our Board concluded that there was less risk that a transaction would not be completed with AKKR, in view of the substantial due diligence that had been conducted by AKKR and the fact that Company A and Company B were competitors of ours. In this regard, the directors considered the significant risks facing us if we did not complete a transaction soon, including our obligation to repay indebtedness in 2010 and our declining cash position. Accordingly, the Board directed us to proceed with negotiations and due diligence with AKKR.

The directors then discussed the request by AKKR that we enter into an exclusivity agreement in order for them to be willing to move forward with further due diligence and preparation of definitive documents. Based on the extensive process that had been followed with other parties, the successive discussions regarding valuation with each, and the fact that we had instructed each to provide their best and final proposal, our Board determined that the risk of losing the AKKR deal by refusing to enter into an exclusivity agreement outweighed the risk that another party might have been willing to substantially strengthen their proposal. As a result, our Board authorized us to enter into a 28-day exclusivity agreement with AKKR to permit it to continue its due diligence and prepare definitive documents. Following this meeting, we proposed to AKKR that the exclusivity agreement would terminate if, after 14 days, AKKR had not delivered a good-faith reasonable proposal regarding required working capital, and confirmed that it had made substantial progress in its due diligence and reaffirmed the valuation in its proposal. AKKR agreed to this proposal, and accordingly we entered into this exclusivity agreement with AKKR on August 12, 2009 and Pagemill Partners notified the other participants that we would not be proceeding with a transaction with them.

Negotiation of the Asset Purchase Agreement and the Asset Sale

From August 12 to August 26, 2009, representatives of AKKR met with members of our senior management and conducted a more detailed due diligence review. On August 26, AKKR delivered a letter to us confirming that it had made substantial progress in its due diligence and reaffirming the valuation in its August 12 proposal. In addition, the August 26 letter proposed a target working capital at closing (defined as current assets minus current liabilities other than deferred revenue) of negative $2.0 million, and that AKKR expected cash at closing to be at least $3.0 million, which amounts were consistent with our June 30, 2009 balance sheet.

On August 24, 2009, our Board of Directors met, together with representatives of Pagemill Partners and Fenwick & West, and discussed whether we should proceed with a merger structure, or a sale of assets followed by reinvestment of the proceeds. Following discussion of the risks and benefits of the two alternatives, the Board authorized us to continue discussions with AKKR on the basis of an asset sale structure, but on the understanding that this view could change following further review and discussion.

On August 27, 2009, representatives of Fenwick & West delivered a draft of the Asset Purchase Agreement to AKKR and its outside counsel, Kirkland & Ellis LLP (“Kirkland & Ellis”), and from then until October 26, 2009, representatives of KANA, AKKR, Fenwick & West, Kirkland & Ellis and Pagemill Partners engaged in negotiations with respect to the terms of the Asset Purchase Agreement and the Voting Agreements. Throughout this period, representatives of AKKR and Kirkland & Ellis continued their due diligence review of KANA.

On September 8, 2009, our Board of Directors met, together with representatives of Pagemill Partners and Fenwick & West, and representatives of Richards, Layton & Finger, our Delaware counsel. Representatives of Pagemill Partners and Fenwick & West

described the status of discussions with AKKR and reviewed open issues in the draft Asset Purchase Agreement. The Board also further discussed whether we should proceed with a merger structure or a sale of assets followed by reinvestment of the proceeds, and representatives of Richards, Layton & Finger described the fiduciary duties of the directors in making this decision.

On September 9, 2009, representatives of Pagemill Partners received an unsolicited email communication from Company A, advising Pagemill Partners of Company A’s continued interest in a transaction on the same terms as it had proposed on August 12, 2009 (that being a cash purchase price of $54 million, with flexibility between an asset acquisition or merger but with no evidence they could finance the transaction). Since we had entered into an exclusivity agreement with AKKR, Pagemill Partners responded to Company A that it was not in a position to engage in discussions.

On September 11, 2009, our Board of Directors met, together with representatives of Pagemill Partners, Fenwick & West and Richards, Layton & Finger. Representatives of Pagemill Partners and Fenwick & West described the status of discussions with AKKR and reviewed open issues in the draft Asset Purchase Agreement. The Board then discussed the proposal from Company A, and further discussed whether we should proceed with a merger structure, or a sale of assets followed by reinvestment of the proceeds, including a discussion of potential value that could be generated by reinvesting the proceeds of an asset sale, and potential risks involved in this strategy. The Board and representatives of Richards, Layton & Finger also reviewed the fiduciary duties of the directors in making this decision.

On September 17, 2009, our Board of Directors held a meeting that was joined by Steven Pully of Carlson Capital, an investment fund that owned approximately 4% of our outstanding common stock (and which had entered into a non-disclosure agreement with us for purposes of these discussions). Mr. Pully was invited to join the meeting in order to describe Carlson Capitals’ perspective on the benefits of an asset sale structure which would preserve the Company’s net operating loss carryforwards. He provided the Board with his perspective on this topic, and indicated that Carlson Capital was interested in increasing its ownership of our common stock.

On September 21, 2009, our Board of Directors met, together with members of our senior management and representatives of Pagemill Partners, Fenwick & West and Richards, Layton & Finger. A representative of Fenwick & West then reviewed the status of discussions with Accel-KKR and open issues in the draft Asset Purchase Agreement. The board then further discussed whether we should proceed with a merger structure, or a sale of assets followed by reinvestment of the proceeds. During this discussion, a representative of Richards, Layton & Finger reviewed the fiduciary duties of the directors in making this decision. The directors then had an extended discussion and relative benefits and risks to stockholders of the two structures, and of the willingness of stockholders to support each structure. Following this discussion, the board determined to proceed with a transaction structured as an asset sale, following which KANA would seek to invest the proceeds of the transaction in one or more profitable companies. Following this discussion, the board determined to proceed with a transaction structured as an asset sale, following which KANA would seek to invest the proceeds of the transaction in one or more profitable companies.

After September 21, 2009, our Board of Directors held 13 meetings, together with representatives of Pagemill Partners and Fenwick & West, at which it reviewed the status of the negotiations with AKKR and discussed open issues. In addition, at a meeting on September 25, a representative of Pagemill Partners reviewed a preliminary analysis of the fairness of the AKKR transaction to KANA and its stockholders from a financial point of view.

On September 24, 2009, representatives of Kirkland & Ellis confirmed to representatives of Fenwick & West that AKKR would require a voting agreement from KVO (or from Carlson Capital, if it acquired the KANA shares held by KVO), in addition to a voting agreement from NightWatch Capital, and that these voting agreements would need to survive the termination of the Asset Purchase Agreement.

On September 29, 2009, members of our senior management, Pagemill Partners, Fenwick & West met with representatives of AKKR and Kirkland & Ellis, to discuss these matters, as well as other open issues in the asset purchase agreement and the proposed form of voting agreement.

On October 8, 2009, representatives of Pagemill Partners and our senior management met with representatives of AKKR to discuss proposed adjustments to the purchase price under the Asset Purchase Agreement, as well as our anticipated results of operations for the quarter ended September 30, 2009. During this meeting, it was proposed that the purchase price would continue to be set at $48.9 million (reduced by transaction expenses), but that it would be subject to reduction if our net working capital at closing was less than, or if our net debt at closing was more than, the amounts reflected on our June 30, 2009 balance sheet.

On October 13, 2009, our Board of Directors met, together with representatives of Pagemill Partners and Fenwick & West. At this meeting, Mr. Nemelka indicated that NightWatch Capital was in discussions with respect to a sale of its KANA common stock to Carlson Capital. Mr. Nemelka advised the Board that Carlson Capital had informed him that they were interested in increasing their investment in KANA, in view of its substantial net operating losses and the potential to realize value from them, but that they required a meaningfully larger position than they would have without NightWatch Capital’s shares. Mr. Nemelka reported that Carlson Capital informed him that accordingly, it would only be interested in purchasing KVO’s shares if it could also purchase the shares held by NightWatch. A representative of Pagemill Partners stated that he understood that AKKR would only proceed with a transaction with KANA if KVO either signed a voting agreement or sold their shares to another party that would sign a voting agreement, and that he was aware that KVO would not sign a voting agreement in connection with an asset sale.

On October 14, 2009, representatives of Pagemill Partners had a discussion with representatives of AKKR in which AKKR indicated that the voting agreement that it required from NightWatch and either KVO or Carlson Capital must contain a “tail” provision under which it would survive for a period of nine months following termination of the Asset Purchase Agreement (other than under certain defined circumstances), and contained other terms required by AKKR. Representatives of Carlson Capital indicated that it was not willing to sign a voting agreement with such a “tail” provision, among other things.

On October 19, 2009, representatives of KVO and its counsel advised Pagemill Partners and Fenwick & West that they would be willing to sign a voting agreement in the form requested by AKKR if the transaction were structured as a merger, but would not do so if it were structured as an asset purchase. Our Board of Directors met on October 19, 2009 and discussed this information, and considered the possibility of proceeding with a merger if an asset transaction was not possible.

In the week of October 19, 2009, representatives of Carlson, KVO and NightWatch Capital advised us that they were engaged in negotiations with respect to the purchase by Carlson of the KANA common stock owned by NightWatch and KVO.

On October 22, 2009, our Board of Directors discussed the need to quickly enter into an agreement with AKKR, and the state of discussions regarding the voting agreement between AKKR and Carlson Capital. The Board directed us to continue to proceed with an asset transaction, but to also proceed to a merger transaction with AKKR in the event that Carlson Capital was unwilling to execute a voting agreement in the form required by AKKR and if, as a result, we were unable to enter into an asset purchase agreement.

On October 23, 2009, representatives of Carlson Capital, its outside counsel, AKKR, Kirkland & Ellis, KANA, Fenwick & West and Pagemill Partners held a conference call to discuss the terms on which Carlson Capital would agree to vote its shares in favor of the Asset Sale and against any competing proposals. Following these discussions, Carlson Capital and AKKR negotiated a mutually-agreed voting agreement that would obligate Carlson Capital to vote 22% of our outstanding common stock and would survive termination of the Asset Purchase Agreement for up to nine months under certain circumstances. On October 24, 2009, representatives of Carlson Capital’s outside counsel and representatives of Kirkland & Ellis finalized the form of voting agreement to be signed by Carlson Capital. On October 25, 2009, representatives of Carlson Capital, KVO and NightWatch Capital confirmed that they had completed negotiations with respect to the terms on which two affiliates of Carlson Capital (Black Diamond Offshore Ltd. and Double Black Diamond Offshore Ltd.) would purchase the KANA common stock owned by NightWatch Capital and KVO, effective upon execution of the Asset Purchase Agreement.

In the afternoon of October 25, 2009, KANA’s Board of Directors met, together with representatives of Pagemill Partners and Fenwick & West, at which the Board reviewed the proposed terms of the transaction and the proposed Asset Purchase Agreement and related documents. At the meeting, a representative of Fenwick & West updated our Board of Directors with respect to the resolution of the remaining open issues relating to the Asset Purchase Agreement and the related documents. A representative of Pagemill Partners then reviewed with our Board of Directors an analysis of the proposed transaction from a financial point of view and rendered its oral opinion, which was subsequently confirmed in writing, that, based upon and subject to the assumptions and limitations set forth in the written opinion, the aggregate consideration to be received by KANA in connection with the Asset Sale was fair, from a financial point of view as of the date of the opinion, to KANA and its stockholders. Following discussion, our Board of Directors unanimously determined that the Asset Sale and Asset Purchase Agreement were in the best interests of KANA and our stockholders, unanimously approved the Asset Purchase Agreement and the Asset Sale and recommended that our stockholders adopt and approve the Asset Purchase Agreement and the Asset Sale.

On October 26, 2009, KANA and Purchaser executed the Asset Purchase Agreement, NightWatch Capital, Carlson Capital, Black Diamond Offshore Ltd., Double Black Diamond Offshore Ltd. and our directors and officers executed the voting agreements, and we issued a press release announcing the transaction.

Following the execution of the stock purchase agreements among Carlson Capital, Black Diamond Offshore Ltd., Double Black Diamond Offshore Ltd. and KVO and NightWatch Capital, respectively, on October 26, 2009, those parties settled the purchase of our common stock under those agreements, and the affiliates of Carlson Capital subsequently purchased additional shares of our common stock in market transactions, so that as of October 29, 2009, Carlson Capital reported that, together with Black Diamond Offshore Ltd. and Double Black Diamond Offshore Ltd., it owned 10,954,921 shares of our common stock.

On November 4, 2009, Carlson Capital and its affiliated funds filed a Schedule 13D with the SEC stating that it had acquired the shares of our common stock and that they expect to seek the election or appointment of one or more representatives to our board of directors, and to encourage us to pursue a strategic plan to enhance shareholder value through the acquisition of one or more suitable businesses.

REASONS FOR THE ASSET SALE

Our Board of Directors believes that the Asset Sale and the Asset Purchase Agreement and the other transactions contemplated by the Asset Purchase Agreement are fair to, and in the best interests of, KANA and its stockholders. In reaching this conclusion, our Board of Directors consulted with our management and legal and financial advisors and considered the amount of the consideration for the Asset Sale. In the course of reaching its determination, our Board of Directors considered the possibility of continuing to operate as an independent public operating company. Our Board of Directors considered the perceived risks and uncertainties of this alternative to the Asset Sale, the possible values to our stockholders arising from this alternative, and the uncertainty as to whether or when KANA could grow its business. In considering the alternative of pursuing growth as an independent public operating company, our Board of Directors considered the following factors and potential benefits of the Asset Sale (which are not listed in any relative order of importance), each of which it believed supported its decision:

•	our historical performance relative to our operating plan and strategic goals, including unpredictability and volatility in our license revenue, which has declined in recent periods;

•	the substantial operating and market challenges that we face in executing our strategic plan as a result of:

•	customer concern regarding our viability, which has further adversely affected our license revenue;

•	the consolidation that has occurred in the industry and increased competition from larger competitors;

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the current volatile state of the economy and general uncertainty surrounding economic conditions in both the near-term and the long-term, and the effect of this uncertainty on our market and on our customers’ purchasing decisions;

•	difficulties in obtaining necessary financing; and

•	the challenges in introducing a new product (KANA 10) in view of these uncertainties.

•	our need to repay short-term indebtedness and other liabilities, and our anticipated inability to raise this additional capital on reasonable terms;

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the strategic review process undertaken by us, which included two separate solicitation and bid processes designed to maximize stockholder value, where over 55 potential buyers were contacted by us and our financial advisors;

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the value offered by AKKR compared to the valuation proposed by other participants in our strategic process, and the likelihood of completion of a transaction with AKKR compared to other participants in our strategic process;

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the possibility for our stockholders to realize appreciation in their stock through reinvestment of the proceeds of the Asset Sale, compared to the possible alternatives to the sale of KANA, including continuing to operate as an independent company, and the risks and uncertainties associated with our stand-alone operating plan;

•	the value of the consideration to be received by us pursuant to the Asset Purchase Agreement;

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the current and historical market prices of our common stock and the fact that the expected cash consideration after giving effect to anticipated transaction expenses and adjustments for our net debt and net working capital (based on our current expectations and assuming a closing date of December 31, 2009) divided by our outstanding common stock on October 23, 2009, equates to approximately $1.03 per share, representing a premium to those historical prices, and a premium of approximately 29% over our closing stock price on October 23, 2009, the last trading day prior to the public announcement of the Asset Sale;

•	the terms of the Asset Purchase Agreement;

•	the limited guarantee executed by AKKR, supporting Purchaser’s obligations under the Asset Purchase Agreement;

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the fact that the Asset Sale would enable us to potentially benefit from our existing substantial net operating losses while still providing our stockholders the ability to vote on whether we should distribute a portion of the proceeds or continue to pursue acquisitions; and

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the receipt by our Board of Directors of Pagemill Partners’ oral opinion, subsequently confirmed in writing, that, as of October 25, 2009, and subject to the assumptions, qualifications and limitations set forth in its written opinion, the consideration received by KANA in the Asset Sale is fair from a financial point of view and the review of Pagemill Partners’ opinion and the analyses underlying it that Pagemill Partners provided to our Board of Directors (we urge you to read Pagemill Partners’ opinion, which is attached as Annex B to this proxy statement, carefully in its entirety as well as the information contained in “Proposal No. 1 – The Asset Sale and Asset Purchase Agreement—Opinion of the Financial Advisor to Our Board of Directors” beginning on page      for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken by Pagemill Partners).

Our Board of Directors also considered a variety of risks and other potentially negative factors concerning the Asset Purchase Agreement and the Asset Sale, including the following:

•	the risk we will not be able to satisfy some or all of the conditions to the Purchaser’s obligations to consummate the Asset Sale;

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the risks and costs to us if the Asset Sale does not close, including (a) that our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction, (b) that we will have incurred significant transaction costs, and (c) the potential negative market perception of our continuing business could potentially result in a loss of customers, business partners, channel partners and employees, any of which may have a material and adverse effect on our stock price and results of operations;

•	the fact that our stockholders will not participate in any future earnings or growth of the business sold to the Purchaser;

•	the need to obtain consents to assignment of agreements under the asset sale transaction structure;

•	the vote of our stockholders required;

•	the requirement that we pay a termination fee, depending on the timing and circumstances surrounding our termination of the Asset Purchase Agreement;

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the restrictions on the conduct of our business prior to the completion of the Asset Sale, which may delay or prevent the company from undertaking business opportunities that may arise pending completion of the Asset Sale; and

•	the fact that the acquisition strategy for KANA after the Asset Sale may not succeed.

In addition, in considering whether to pursue, and enter into an agreement providing for, an asset purchase rather than a merger transaction, our Board of Directors considered the potential value of our net operating losses, and the potential to realize that value through a strategy of reinvestment of the proceeds of an asset sale.

The foregoing discussion summarizes the material factors considered by the Board of Directors in its consideration of the Asset Sale. After considering these factors, the Board of Directors concluded that the positive factors relating to the Asset Sale outweighed the potential negative factors. In view of the wide variety of factors considered by the Board of Directors, and the complexity of these matters, the Board of Directors did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. In addition, individual members of the Board of Directors may have assigned different weights to various factors. Our Board of Directors unanimously approved the Asset Sale and recommends that stockholders approve the Asset Purchase Agreement and the Asset Sale based upon the totality of the information presented to and considered by it.

POST-CLOSING BUSINESS AND INVESTMENT OF PROCEEDS FROM THE ASSET SALE

Following the closing of the Asset Sale, KANA intends to use the proceeds from the Asset Sale for the purpose of investing in or acquiring control of one or more operating businesses through merger, capital stock exchange, stock purchase, asset acquisition or other similar investment or business combination in order to benefit from the utilization of our existing net operating losses.

We have not commenced a search for specific acquisition targets at this time. If we are unable to identify suitable acquisition targets that are appropriately valued, we will consider alternate uses of any excess cash in order to enhance stockholder value. In the event that a majority of the net cash proceeds of the Asset Sale have not been invested in one or more acquisition candidates by the date six months following the closing of the Asset Sale, we will call a special meeting of stockholders, to be held on a date that is no more than 40 days after the six month anniversary of the closing date, to vote on a proposal to retain all of its cash for the purpose of investing in or acquiring control of one or more operating businesses. If our stockholders do not approve the retention of cash, then as promptly as practicable after the completion of the vote, we would return at least 50% of its cash to stockholders, either through dividend, stock tender or other distribution.

We do not anticipate that we will retain any of our current management employees following the closing of the asset purchase, and our ability to execute our strategy following the closing of the asset purchase requires that we identify and recruit advisors or personnel with experience in identifying attractive acquisition candidates and executing acquisition transactions.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

After careful consideration, our Board of Directors has unanimously (i) approved the Asset Sale and the Asset Purchase Agreement and the transactions contemplated thereby and (ii) determined the Asset Sale to be in the best interests, from a financial point of view, of KANA and its stockholders, and recommended that KANA’s stockholders approve the Asset Sale and the Asset Purchase Agreement.

The Board of Directors unanimously recommends a vote “FOR” the approval and adoption of the Asset Sale and the Asset Purchase Agreement.

OPINION OF OUR FINANCIAL ADVISOR

At the meeting of the Board of Directors of KANA on October 25, 2009, Pagemill Partners rendered to the Board of Directors its oral opinion, subsequently confirmed in writing, that, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, the purchase consideration to be received in the proposed Asset Sale was fair, from a financial point of view, to KANA and holders of KANA’s common stock. The full text of Pagemill Partners’ opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Pagemill Partners in rendering its opinion, is attached to this Proxy Statement as Annex B and is incorporated in its entirety herein by reference. You are urged to carefully read the opinion in its entirety. Pagemill Partners rendered its opinion to KANA’s Board of Directors for the information of its members in connection with their consideration of the proposed Asset Sale. Pagemill Partners’ written opinion was directed to KANA’s Board of Directors and does not constitute a recommendation to any KANA stockholder as to how to vote or act on any matter relating to the proposed transaction.

In arriving at its opinion, Pagemill Partners made such reviews, analyses and inquiries as it has deemed necessary and appropriate. Among others things, Pagemill Partners has:

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Reviewed KANA’s audited financial statements for the fiscal years ended December 31, 2005 through 2008, the unaudited interim financial statements through June 30, 2009, and preliminary financial statements through September 30, 2009, which KANA’s management has identified as being the most current financial statements available;

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Reviewed a draft of the Asset Purchase Agreement dated October 25, 2009 by and between the Purchaser and KANA as well as a draft of the Limited Guarantee Agreement between AKKR and the Company dated October 25, 2009;

•	Met and held discussions with certain members of the senior management of KANA to discuss the operations, financial condition, future prospects and projected operations and performance of KANA;

•	Visited certain facilities of KANA;

•	Reviewed forecasts and projections prepared by the management of KANA with respect to KANA for the period through December 31, 2010; and

•	Conducted such other studies, analyses and inquiries as Pagemill Partners deemed appropriate.

Pagemill Partners was not asked to analyze the value of KANA’s tax assets. Pagemill Partners considered only the purchase price determined in the Asset Purchase Agreement.

The following is a summary of the material analyses that Pagemill Partners prepared in connection with its opinion. This summary includes information presented in tabular format. In order to understand fully the financial analyses used by Pagemill Partners, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Consideration in the Transaction

In the transaction, substantially all of KANA’s will be acquired by the Purchaser, and substantially all of its liabilities will be assumed by the Purchaser, in each case, as more fully described under “Proposal No. 1 – The Asset Sale and the Asset Purchase Agreement – Scope of Purchased Assets, Excluded Assets, Assumed Liabilities and Excluded Liabilities” beginning on page [    ], for cash consideration equal to $48.9 million, reduced by estimated transaction costs, and subject to reduction for the amount, if any, by which working capital and net debt at closing are less than specified targets, and further reduced, if certain required consents are not obtained as described under “The Asset Purchase Agreement—General; Purchase Price.” After reduction for estimated transaction costs, our net working capital and our net debt, based on current expectations and assuming a closing date of December 31, 2009, the adjusted cash purchase price is expected to be approximately $42,536,000. In its valuation analysis Pagemill Partners used the June 30, 2009 balance sheet to adjust between enterprise value and equity value. Any valuation adjustment to reflect improvements or deteriorations in the balance sheet since June 30, 2009 is mirrored by the consideration to be paid and does not affect the comparison between theoretical value and consideration paid.

Comparable Public Companies Analysis

Pagemill Partners analyzed the financial information and valuation ratios of KANA compared to corresponding information and ratios from 10 comparable publicly-traded companies in the customer relationship management and the enterprise resource planning software sectors. This group was comprised of Convergys Corporation, Pegasystems Inc., RightNow Technologies Inc., Chordiant Software Inc., Selectica Inc., Support.com Inc., Art Technology Group Inc., eGain Communications Corp., eOn Communications Corp. and LivePerson Inc. Pagemill Partners used publicly available financial data for the selected companies and preliminary third quarter data for KANA. As KANA is not currently profitable and as no analyst has published forecast data for KANA, Pagemill Partners focused its analysis on the ratio of enterprise value to trailing twelve month revenue. A summary of the analysis is as follows:

	Kana	High	Top Quartile	Mean	Median	Bottom Quartile	Low
Enterprise Value to Last 12 months revenue	0.69	4.20	2.84	1.63	0.82	0.61	0.17

Pagemill Partners reviewed these multiples, and determined that based on its characteristics, including its size, revenue growth and operating margins, KANA’s valuation would be expected to be near the bottom of its peer group. In order to confirm this assessment, Pagemill Partners performed a regression analysis using two variables that have a significant effect on valuation (growth in the trailing twelve months revenue, and operating margins). This regression analysis indicated a predicted 0.61x multiple of enterprise value to last 12 months revenue. As of October 23, 2009 KANA was trading at a 0.69x multiple, representing a 13% premium to its predicted multiple. Using the predicted multiple of 0.61 and a range adjustment of 15% above and below that multiple yields a theoretical enterprise value for KANA of $25.5 - $34.5 million. This corresponds to an equity value, based on the June 30, 2009 balance sheet, of $23.5 - $32.5 million.

Selected M&A Transactions Analysis

Pagemill Partners reviewed four acquisition transactions announced during 2009 involving companies selling customer relationship management or similar software. These transactions included

•	Acquisition of Supportsoft Inc.’s Enterprise Business by Consona Corporation, announced on April 5, 2009

•	Acquisition of SPSS Inc. by IBM Corp., announced on July 27, 2009

•	Acquisition of Goldleaf Financial Solutions Inc. by Jack Henry & Associates Inc., announced on August 16, 2009

•	Acquisition of MSC Software Corp. by Symphony Technology Group, announced on July 7, 2009

Pagemill Partners analyzed selected financial information of the targets in these transactions, which is summarized below:

	High	Top Quartile	Mean	Median	Bottom Quartile	Low
Implied Enterprise Value to last 12 months revenue	2.7	1.44	1.26	0.93	0.76	0.48
Implied Enterprise Value to last 12 months EBITDA	12.03	11	10.4	9.96	9.58	9.2

When compared to the targets in the acquisitions, KANA exhibits the steepest revenue decline over the 1-year period prior to announcement, and the second worst operating margins. Accordingly, Pagemill determined that KANA was most comparable to the bottom quartile of these transactions. The bottom quartile multiple of 0.76 and a range adjustment of 15% above and below that multiple yields a theoretical enterprise value for KANA of $31.7 - $42.8 million. This corresponds to an equity value, based on the June 30, 2009 balance sheet, of $29.7 - $40.8 million.

Discounted Cash Flow Analysis

Pagemill Partners performed a discounted cash flow analysis for KANA in which it calculated the present value of the projected hypothetical future cash flows of KANA using KANA management estimates. Pagemill Partners estimated a theoretical value for KANA based on the net present value of its implied annual cash flows through 2010 and a terminal value calculated using an assumed market value in December 2010. Management provided an estimate of 2010 results which assumed the availability of additional capital. As management did not provide forecasts beyond 2010, a Gordon Growth terminal value (in which the terminal year cash flow is capitalized using an assumed growth rate) was not practical. Instead, Pagemill Partners projected possible market values based on KANA management’s forecast of revenue and EBITDA for 2010. Using the 2010 revenue forecast as a terminal year revenue, Pagemill Partners applied the 0.61X revenue multiple indicated in the regression analysis of the comparable companies in the Comparable Public Companies Analysis discussed above, and a range adjustment of 15% above and below that multiple. Discount rates of 16.7% to 26.7% were used to bracket a calculated discount rate of 21.7%. This analysis yielded a theoretical enterprise value for KANA of $30.7 - $41.7 million. This corresponds to an equity value, based on the June 30 balance sheet, of $28.7 - $39.7 million. Using the 2010 EBITDA forecast as a terminal year EBITDA, Pagemill Partners then applied the 9.58x bottom quartile EBITDA transaction multiple indicated in the Selected M&A Transactions Analysis described above and a range adjustment of 15% above and below that multiple with a corresponding discount rate adjustment of 5% above and below. This analysis yields a theoretical enterprise value for KANA of $79.6 - $113.8 million. This corresponds to an equity value, based on the June 30 balance sheet, of $77.6 - $111.8 million. However, Pagemill Partners noted that KANA management’s forecast of revenue issued in each of the past two years have been missed, by 22% in 2007 and 17% in 2008; and that a return to profitability is contingent on the availability of financing and the successful launch of the new KANA 10 product.

Summary of Valuation Analysis

Taken together, the analysis of comparable public companies, the analysis of selected M&A transactions and the discounted cash flow analysis, yield the following values for KANA:

Indicated range of equity values ($mil.)
Comparable public companies analysis	$23.5 - $32.5
Recent M&A transactions analysis	$29.7 - $40.8
Discounted cash flow with revenue-based terminal value	$28.7 - $39.7
Discounted cash flow with EBITDA-based terminal value	$77.6 - $111.8
KANA’s actual closing price on October 23, 2009	$33.0
The contemplated adjusted cash purchase price after reduction for estimated transaction costs, our net working capital and our net debt, based on our current expectations and assuming a closing date of December 31, 2009.	$42.5

Premiums Paid Analysis

Pagemill Partners reviewed 77 change of control transactions announced after July 2006 involving publicly traded companies in the technology sector. The minimum transaction value was $2.0 million and the median value was $213.6 million. In examining the selected transactions, Pagemill Partners analyzed the premium (or discount) payable in the transactions over trading prices for the target company one day, one week and one month prior to the announcement of the transaction. Pagemill Partners also calculated implied premiums for KANA based upon the cash consideration equal to $48.9 million and based upon the closing price of KANA’s common stock on October 23, 2009. The cash consideration amounts to approximately $42,536,000 after estimated transaction expenses and management’s estimate of anticipated net working capital and net debt adjustments assuming a closing date of December 31, 2009. The following table sets forth information concerning the stock price premiums implied by the Asset Sale and the implied pro forma stock price premiums in the selected transactions.

	Control Premium
	1 Day	1 Week	1 Month
High	154%	165%	205%
Low	-54%	-46%	-60%
Mean	29%	31%	35%
Median	24%	26%	31%
KANA	29%	29%	32%

Conclusion

Based on the foregoing analysis, on October 25, 2009, Pagemill Partners rendered to the Board of Directors its opinion that, as of that date and based upon and subject to the assumptions, factors and limitations set forth in the written opinion and described below, the purchase consideration to be received in the proposed Asset Sale was fair, from a financial point of view, to KANA and holders of KANA’s common stock. In reaching this conclusion, Pagemill Partners did not rely on any single analysis or factor described above, assign relative weights to the analyses or factors considered by it, nor make any conclusion as to how the results of any given analysis, taken alone, supported its opinion. Instead, Pagemill Partners made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all the analyses. Pagemill Partners believes that its analyses must be considered as a whole and that selection of portions of its analyses and of the factors considered by it, without considering all of the factors and analyses, would create a misleading view of the processes underlying the opinion. The order in which these analyses are presented above and the results of those analyses should not be taken as any indication of the relative importance or weight given to these analyses by Pagemill Partners.

As described above, Pagemill Partners’ opinion was one of many factors taken into consideration by KANA’s Board of Directors in making its determination to approve the Asset Purchase Agreement. The above summary does not purport to be a complete description of the analyses performed by Pagemill Partners in connection with its opinion and is qualified by reference to the written opinion of Pagemill Partners attached to this Proxy Statement.

The analyses of Pagemill Partners are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Analyses relating to the value of companies do not purport to be appraisals or valuations, nor necessarily reflect the price at which companies or securities may actually be sold. No company or transaction used in any analysis for purposes of comparison is directly comparable to KANA or the proposed transaction. Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies to which KANA was compared and other factors that could affect the public trading value of the companies.

Pagemill Partners relied upon and assumed the accuracy, completeness and fair presentation of the financial, accounting and other information provided to or reviewed by it, and did not assume responsibility to verify such information independently. Pagemill Partners relied upon the assurances of Kana’s management, and assumed, with KANA’s consent, that the information provided to Pagemill Partners was prepared on a reasonable basis in accordance with industry practice, that KANA’s management is not aware of any information or facts that would make the information provided to it incomplete or misleading and that, with respect to financial forecasts and other forward-looking financial information relating to KANA reviewed by Pagemill Partners, such information reflects the best currently available estimates and judgments of KANA’s management and is based on reasonable assumptions. In rendering its opinion, Pagemill Partners assumed that KANA is not party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, other than the proposed transaction. Pagemill Partners expressed no opinion as to any financial forecasts or other forward-looking financial information of KANA or the assumptions on which they were based. Pagemill Partners expressed no opinion on any accounting, legal, tax, or financial reporting matters in any jurisdiction and relied, with KANA’s consent, on the advice of the outside counsel and the independent accountants to KANA and on the assumptions of KANA’s management as to all accounting, legal, tax and financial reporting matters with respect to KANA and the Asset Purchase Agreement.

In rendering its opinion, Pagemill Partners assumed that the Asset Purchase Agreement will be in all material respects identical to the draft of the Asset Purchase Agreement reviewed by it, and that the proposed transaction will be consummated pursuant to the terms of the Asset Purchase Agreement without amendments thereto, without adjustments to the purchase consideration and without waiver by any party of any conditions or obligations thereunder. Pagemill Partners also assumed that any necessary regulatory approvals and consents required for the transaction will be obtained in a manner that will not adversely affect KANA or alter the terms of the transaction.

Pagemill Partners did not perform any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of KANA and was not furnished with any such appraisals or valuations. The analyses performed by Pagemill Partners in connection with its opinion were going concern analyses. Pagemill Partners did not express any opinion regarding the solvency or liquidation value of any entity.

The opinion was based on information available to Pagemill Partners and the facts and circumstances as they existed and were subject to evaluation on the date of the opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. Pagemill Partners did not express any opinion as to the price at which shares of common stock of KANA have traded or may trade following announcement of the proposed transaction. Pagemill Partners did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.

Pagemill Partners’ opinion addresses solely the fairness, from a financial point of view, to KANA of the purchase consideration as of the date thereof and does not address any other terms or agreements relating to the proposed transaction. Pagemill Partners was not requested to opine as to, and its opinion does not, address the basic business decision to proceed with or effect the proposed transaction, or the merits of the proposed transaction relative to any alternative transaction or business strategy that may be available to KANA. Pagemill Partners’ opinion is not intended to confer rights and remedies upon AKKR, Kay Technology Corp., any stockholders of KANA or partners of AKKR or stockholders of Kay Technology Corp., or any other person.

Pagemill Partners is a nationally-recognized investment banking firm and is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for audit, tax, corporate and other purposes. Pagemill Partners may seek to be engaged by KANA, AKKR or AKKR’s affiliates in the future.

Our board of directors retained Pagemill Partners because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the proposed transaction. Pagemill Partners was retained by means of an engagement letter dated August 27, 2009 to provide a fairness opinion in connection with the proposed transaction and received an opinion fee of $150,000, none of which is contingent upon consummation of the proposed transaction. KANA also agreed to reimburse Pagemill Partners for its reasonable out-of-pocket expenses and to indemnify Pagemill Partners against certain liabilities relating to or arising out of services performed by Pagemill Partners in rendering its opinion to our Board of Directors.

Interests of Our Directors and Executive Officers in the Asset Sale

In considering the recommendation of our Board of Directors with respect to the Asset Sale, our stockholders should be aware that some of our directors and executive officers may have personal interests in the Asset Sale that are, or may be, different from, or in addition to, your interests. Our Board of Directors was aware of the interests described below and considered them, among other matters, when approving the Asset Sale.

In connection with the Asset Purchase Agreement, warrants to purchase an aggregate of 1,595,452 shares of our common stock held by entities affiliated with NightWatch Capital Management, LLC, an investment fund affiliated with John Nemelka, a member of our Board of Directors, were amended to extend the exercise period by an additional two years and to provide that such warrants would not be assumed by the Purchaser in connection with the Asset Sale.

The Compensation Committee of our Board of Directors and our Board of Directors also approved a bonus pool of $600,000 to be used to pay retention bonuses to certain executive officers in lieu of any severance payments they otherwise would be entitled to in connection with the Asset Sale. If the total purchase price paid by the Purchaser in the Asset Sale, after accrual for this bonus plan, and all other adjustments, divided by the total number of shares of our common stock outstanding is less than $1.05 on the closing date, then the amount of the bonus pool will be reduced by $20,000 for each $0.01 that the adjusted purchase price per share falls below $1.05.

In connection with the Asset Sale, the Board of Directors also approved the acceleration of all outstanding and unvested stock options, except for those granted to non-employee directors, to occur immediately prior to the closing of the Asset Sale. Our executive officers, like all other employees, will have the unvested portion of their stock options accelerated in full as a result of the Asset Sale. For purposes of illustration only, as of October 31, 2009, a total of 584,181 additional shares subject to purchase under outstanding options held by our executive officers would become accelerated as a result of the Asset Sale. 285,431 of these shares are subject to purchase under outstanding options with an exercise price above $1.03. The Asset Purchase Agreement requires that the Purchaser pay a bonus to each holder of KANA stock options equal to the product of (1) the number of shares of KANA common stock issuable upon exercise of all stock options held by our employees, including unvested shares which will be accelerated as a result of the Asset Sale, with an exercise price less than the price per share (i.e. the purchase price divided by the number of shares of KANA common stock outstanding at the closing) and (2) the price per share, minus (B) the aggregate exercise price of such options. At an assumed per share price of $1.03, the following amounts will be payable to our executive officers, as of October 31, 2009:

Name	Total Number of Shares Issuable Upon Exercise	Bonus Amount	Shares Subject to Vesting Acceleration	Value of Acceleration
Angel, Mark	150,000	$49,500	75,000	$24,750.00
Bose, William A.	10,000	$3,300	5,000	$1,650.00
Jones, Jay	100,000	$33,000	87,000	$28,875.00
Turano, Daniel	75,000	$24,750	65,000	$21,656.25
Wolf, Chad,	75,000	$24,750	65,000	$21,656.25

Total	410,000	$135,300	297,000	$98,587.50

However, in the event our net working capital is lower and/or net debt at closing is higher than, the net working capital and/or net debt based on our current expectations, the payments referred to in the preceding paragraph will be higher than the amounts reflected in the above table.

The payments referred to in the preceding paragraph will be paid by Purchaser either (x) as a bonus to each such KANA employee holding such options promptly following KANA’s notification to Purchaser of the expiration or termination of such options in accordance with their terms and the option plans under which the options were granted, or (y) in the event a KANA employee elects to exercise such options following the closing but prior to their expiration or termination, to KANA following such time KANA notifies Purchaser of any such exercise (in which case, no such bonus shall be payable to such employee).

The Asset Purchase Agreement requires that the Purchaser provide the opportunity of continued employment with Purchaser to all active KANA employees, including our executive officers, with initial salary and bonus compensation and benefits that are substantially equivalent, taken as a whole to those provided by KANA prior to the closing of the Asset Sale.

In addition, AKKR’s proposal on August 12, 2009 indicated that AKKR would encourage KANA senior management to co-invest alongside AKKR on a pari passu basis in the transaction, and that AKKR regarded it as important that KANA senior management have contingent equity interest in the ongoing entity. However, no agreements have yet been entered into by AKKR and/or any member of KANA senior management providing for such equity interest.

Dissenters’ Rights

You will not experience any change in your rights as a stockholder as a result of the Asset Sale. None of Delaware law, our certificate of incorporation or bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with the Asset Sale, and we do not intend to independently provide stockholders with any such right. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with the Asset Sale. Our shares of common stock will remain publicly traded on the Over the Counter Bulletin Board (“OTCBB”) following the closing of the Asset Sale.

Material U.S. Federal, State and Foreign Income Tax Consequences

The following discussion summarizes the material U.S. federal, state and foreign income tax consequences that are expected to apply generally to stockholders in connection with the sale of the KANA’s assets. The Asset Sale will not result in any material U.S. federal income tax consequences to our stockholders. The transaction will result in a taxable gain to KANA for U.S. state and federal income tax purposes in an amount equal to the purchase price received less KANA’s adjusted tax basis in the assets being sold. KANA’s gain for U.S. federal income tax purposes is expected to be offset by available net operating losses, subject to applicable limitations. The Asset Sale is expected to result in some federal alternative minimum tax being imposed on KANA in the year of the sale despite our existing tax losses and credits. In addition, KANA expects that all or substantially all of the taxable gain resulting from the Asset Sale will be subject to state income tax, despite our existing tax losses and credits. Furthermore, KANA may be subject to income taxes in foreign jurisdictions on the gain from the Asset Sale in several of the jurisdictions where we maintain foreign subsidiaries. The Asset Sale also may result in KANA being subject to foreign, state or local sales, use or other taxes in jurisdictions in which KANA files tax returns or has assets.

THE FOREGOING DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW AS CURRENTLY IN EFFECT.

Regulatory Matters

Mergers and acquisitions that may have an impact in the United States are subject to review by the Department of Justice and the Federal Trade Commission to determine whether they comply with applicable antitrust laws. KANA believes that the Asset Sale is not subject to the Hart-Scott-Rodino Act Antitrust Improvements Act of 1976 or the reporting and waiting requirements of any other United States antitrust law. We are not aware of other material regulatory approvals.

RISKS YOU SHOULD TAKE INTO ACCOUNT IN DECIDING HOW TO VOTE ON THE ASSET SALE PROPOSAL

You should carefully consider the special risk considerations described below as well as other information provided to you or referenced in this Proxy Statement in deciding how to vote on the Asset Sale proposal. The special risk considerations described below are not the only ones facing us. For a discussion of additional risk considerations, we refer you to the documents we file from time to time with the Securities and Exchange Commission, particularly our Form 10-K for the fiscal year ended December 31, 2008, as amended, a copy of which is being delivered to you simultaneously with this Proxy Statement. Additional considerations not presently known to us or that we currently believe are immaterial may also adversely affect our business operations. If any of the following special risk considerations actually occur, our business, financial condition or results of operations could be materially adversely affected, the value of our common shares could decline, and you may lose all or part of your investment.

If we fail to complete the Asset Sale, our business may be harmed.

We cannot assure you that the Asset Sale will be completed. The completion of the Asset Sale is subject to the satisfaction of a number of conditions, including, among others, the requirement that we obtain stockholder approval of the Asset Sale and the Asset Purchase Agreement and the requirement that we obtain certain required consents, including customer consents representing 93% of the aggregate maintenance revenue represented by all customer contracts requiring consent. In addition, Purchaser may terminate the Asset Purchase Agreement if we do not cure breaches, if any, of a material provision of the Asset Purchase Agreement within 30 days of notice of such breach. We cannot guarantee that we will be able to meet all of the closing conditions of the Asset Purchase Agreement. If we are unable to meet all of the closing conditions, Purchaser is not obligated to purchase our assets. We also cannot be sure that other circumstances, for example, a material adverse effect, will not arise that would allow Purchaser to terminate the Asset Purchase Agreement prior to closing. If the Asset Sale is not approved or does not close, our Board of Directors will be forced to evaluate other alternatives, which may be less favorable to us than the proposed Asset Sale. In order to continue as a going concern in this event, KANA would need to seek financing immediately, and such financing may not be available to it, or may be available on terms that are unfavorable, and are dilutive to existing stockholders. In addition, in 2010, KANA will be required to repay approximately $5,400,000 of outstanding indebtedness, and KANA does not anticipate that it will be able to repay such indebtedness unless it is able to secure new financing.

Under the Asset Purchase Agreement, KANA will be required to pay a termination fee of $1,834,050 plus Purchaser’s out-of-pocket fees and expenses to the extent not previously reimbursed if, among other things, the Asset Purchase Agreement is terminated by Purchaser because the Asset Sale and the Asset Purchase Agreement are not approved and adopted by our stockholders, and prior to the Annual and Special Meeting or such termination, an acquisition proposal was made and not publicly withdrawn and within twelve months following such termination, KANA consummates an alternative acquisition (at any valuation) or enters into a definitive agreement for an alternative acquisition (and an alternative acquisition is subsequently consummated). In addition, we have agreed to reimburse Purchaser for all of its out-of-pocket fees and expenses in the event that, among other things, the Asset Purchase Agreement is terminated due to the failure to obtain stockholder approval of the Asset Sale.

As a result of our announcement of the Asset Sale, third parties may be unwilling to enter into material agreements with us. New or existing customers and business partners may prefer to enter into agreements with our competitors who have not expressed an intention to sell their business because customers and business partners may perceive that such new relationships are likely to be more stable. Our employees may become concerned about the future of the business and lose focus or seek other employment. If we fail to complete the Asset Sale, the failure to maintain existing business relationships or enter into new ones could adversely affect our business, results of operations and financial condition.

In addition, if the Asset Sale is not consummated, our directors, executive officers and other employees will have expended extensive time and effort and will have experienced significant distractions from their work during the pendency of the transaction and we will have incurred significant transaction costs, in each case, without any commensurate benefit, which may have a material and adverse effect on our stock price and results of operations.

You are not guaranteed any of the proceeds from the Asset Sale.

The purchase price for the Asset Sale will be paid directly to our company. KANA could spend or invest the net proceeds from the Asset Sale in ways with which our stockholders may not agree. The investment of these proceeds may not yield a favorable return and may not benefit from KANA’s net operating losses.

We will be a very small public company with a large cash balance.

Once the Asset Sale is completed, we will remain a publicly traded company and will continue to be subject to SEC rules and regulations, including the Sarbanes-Oxley Act of 2002. As a result, we will continue to incur additional ongoing operating expenses and we cannot assure how much of the cash proceeds, if any, will ultimately be distributed to stockholders.

Our ability to execute our strategy following the asset sale depends on our ability to recruit and retain qualified management and/or advisors.

We do not anticipate that we will retain any of our current management employees following the closing of the Asset Sale, and our ability to execute our strategy following the closing of the asset purchase requires that we recruit personnel with experience in identifying attractive acquisition candidates and executing acquisition transactions.

We may make acquisitions that may not prove successful.

We may not be able to identify suitable acquisition candidates at prices we consider appropriate. If we do identify an appropriate acquisition candidate, we may not be able to successfully and satisfactorily negotiate the terms of the acquisition. The integration of acquisitions involves a number of risks and presents financial, managerial and operational challenges.

We may not be able to consummate a business combination within the required time frame, in which case we, may be required to dissolve and liquidate our assets.

If we are unable to complete a business combination within the six months following the closing of the Asset Sale, our stockholders could vote to dissolve and liquidate our assets. If our stockholders vote to liquidate, we cannot provide any assurance as to the per share liquidation distribution because of our general and administrative expenses, the anticipated costs associated with seeking a business combination and any claims of our creditors. According, if we liquidate or dissolve, you may receive less than the current trading price of our common stock.

A significant portion of our working capital could be expended in pursuing business combinations that are not consummated.

It is anticipated that the investigation of each specific acquisition target and the negotiation, drafting and execution of relevant agreements, disclosure documents, and other instruments will require substantial time and attention and substantial costs for accountants, attorneys and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, will not be recoverable. Furthermore, even if an agreement is reached relating to a specific acquisition target, we may fail to consummate the transaction for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred, which could materially and adversely affect our subsequent attempts to locate and combine with another business.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of an acquisition target.

In connection with the capital requirements that will be required for any particular business combination, if the proceeds from the Asset Sale prove to be insufficient for a proposed acquisition, we may be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure or abandon that particular business combination and seek alternative acquisition targets. In addition, if we complete a business combination, we may require additional financing to fund the operations or growth of acquisition target. The failure to secure additional financing could have a material adverse effect on the continued development or growth of our combined business or businesses.

ASSET PURCHASE AGREEMENT

The following is a summary of the material terms of the Asset Purchase Agreement. This summary does not purport to describe all the terms of the Asset Purchase Agreement and is qualified by reference to the complete Asset Purchase Agreement, which is attached as Annex A to this Proxy Statement. We urge you to read the Asset Purchase Agreement carefully and in its entirety because it, and not the summary set forth in this Proxy Statement, is the legal document that governs the Asset Sale.

The terms of the Asset Purchase Agreement (such as the representations and warranties) are intended to govern the contractual rights and relationships, and allocate risks, between the parties in relation to the Asset Sale. The Asset Purchase Agreement contains representations and warranties that KANA, on the one hand, and Purchaser, on the other hand, made to each other as of specific dates. The representations and warranties were negotiated between the parties with the principal purpose of setting forth their respective rights with respect to their obligations to consummate the Asset Sale and may be subject to important limitations and qualifications as set forth therein, including a contractual standard of materiality different from that generally applicable under federal securities laws. In addition, certain representations and warranties relate to information that is not known currently by either party and have been negotiated such that the risk that such representations or warranties are ultimately shown to not be true is allocated between the parties.

In addition, such representations and warranties are qualified by information in confidential disclosure schedules that KANA and Purchaser have exchanged in connection with signing the Asset Purchase Agreement. While KANA does not believe that the disclosure schedules contain information which has not been previously publicly disclosed and that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Asset Purchase Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules. These disclosure schedules contain certain information that has been included in our prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

General; Purchase Price

Under the terms of the Asset Purchase Agreement, Purchaser has agreed to purchase substantially all of our assets, as more fully described below. Pursuant to the terms of the Asset Purchase Agreement, upon the closing of the Asset Sale, Purchaser will make a cash payment of $48,908,000, subject to certain possible adjustments described below, and Purchaser will assume certain of our liabilities, as more fully described below.

The $48,908,000 cash purchase price will be reduced by:

•

transaction costs to be paid by KANA, which include, without limitation, all fees and expenses payable to Pagemill Partners LLC, all fees and expenses incurred by KANA or its subsidiaries on or after May 7, 2009 in connection with the transaction, all fees, costs or expenses incurred in connection with obtaining certain consents and waivers and in connection with the transfer of KANA’s intellectual property, all transfer taxes, prepayment fees under certain of KANA’s credit arrangements, the cost of KANA’s insurance policies, any change of control payments, stay bonuses and similar liabilities and the legal fees and expenses of Purchaser incurred between October 19, 2009 and October 26, 2009,

•	the amount, if any, by which our “Net Working Capital,” as defined in the Asset Purchase Agreement at closing is less than a $733,000 deficit,

•	the amount, if any, by which our “Excess Net Debt,” (generally, our indebtedness minus our cash), as defined in the Asset Purchase Agreement at closing exceeds a $1,164,000 deficit, and

•

an additional amount, if any, equal to the amount of recurring revenues represented by customer contracts for which consent to assignment are required pursuant to the terms of the Asset Purchase Agreement and are not obtained prior to completion of the Asset Sale (or such date as Purchaser notifies KANA that it is willing to waive such consents as conditions to closing) (such date is referred to as the Determination Date) multiplied by a multiple of 1.78, plus an amount equal to the replacement costs for inbound licenses for which consent to assignment are required pursuant to the terms of the Asset Purchase Agreement and are not obtained prior to the Determination Date; provided, however, that in the event we obtain any such consent during the thirty days following the Determination Date, a portion of such reduction amount attributable to such consent shall be reimbursed by Purchaser (in an aggregate amount not to exceed $500,000).

After reduction for estimated transaction costs, but without giving effect to any other adjustment, the cash purchase price is anticipated to be approximately $45,038,000. After further adjustments for our “Net Working Capital” and our “Excess Net Debt,” based on our current expectations and assuming a closing date of December 31, 2009, the adjusted cash purchase price is expected to be $42,536,000.

The foregoing adjustments to the purchase price (other than the adjustment for consents not obtained by closing, provided that Purchaser shall reimburse us in an aggregate amount not to exceed $500,000 for consents that we are able to obtain within thirty days following the Determination Date) will be subject to a customary post-closing “true-up” adjustment and may result in a further adjustment to the purchase price following the closing.

Scope of Purchased Assets, Excluded Assets, Assumed Liabilities and Excluded Liabilities

The assets we propose to sell to Purchaser consist of substantially all of our assets, including without limitation all accounts and notes receivable, all cash (other than cash received upon the exercise of options and warrants between October 26, 2009 and the closing of the Asset Sale), all inventory, all equipment, all personal property, all personal property and real property leases, all intellectual property, all deposits and advances, all rights to rebates, refunds and other discounts from third parties, all contracts (other than our stockholder rights plan and contracts related to any equity investment in KANA), all governmental approvals, permits and licenses, all rights to causes of action, lawsuits and similar claims (including settlement rights and privileges), all books and records, the right to receive mail, payments of receivables and other communications, all customer lists, all intangible assets and goodwill, all employee benefit plans, all rights in our and our subsidiaries’ names, marks and logos and all equity interests in our subsidiaries.

We are not selling our net operating losses, certain other deferred tax assets and tax attributes of KANA, all cash received upon the exercise of options and warrants between October 26, 2009 and the closing date, certain potential income tax refunds relating to pre-closing periods, all stockholder and stock option records, all contracts related to any equity investment in KANA and our stockholder rights plan, all our insurance policies and certain other immaterial assets.

Purchaser will assume substantially all of our liabilities, other than the following liabilities: (1) all liabilities under the Asset Purchase Agreement, (2) all liabilities related to the assets we will not be selling to Purchaser as described above, (3) all the transaction costs to be paid by KANA, including the costs of the Tail Policies (as defined below in the section “Indemnification and Insurance”), (4) all liabilities that are insured by our insurance policies, (5) all liabilities to pay income taxes for periods prior to the closing or as a transferee or successor, (6) all liabilities for taxes arising in connection with the Asset Purchase Agreement, (7) all liabilities in respect of certain of our employees who do not become employees of Purchaser, (8) all liabilities in connection with contracts related to any equity investment in KANA and our stockholder rights plan, (9) all liabilities for indemnification of our directors and officers and (10) all liabilities arising from any claims by any of KANA’s stockholders or other equityholders.

Escrow; Holdback of Purchase Price

At the closing of the Asset Sale, Purchaser may withhold from the purchase price payable to KANA up to $1,321,000 to satisfy our indemnification obligations for certain transfer pricing, intercompany payables and receivables and vendor dispute matters until the earlier of the resolution or settlement of such matters or February 15, 2011 (subject to outstanding claims at the time) and an additional $1,000,000 for a short period of time following the closing to satisfy our obligations under any potential downward “true-up” adjustment to the purchase price following the closing. These withheld amounts will be deposited with the Escrow Agent and maintained and disbursed pursuant to an escrow agreement between us, Purchaser and the Escrow Agent, which we refer to here as the Escrow Agreement.

In addition, Purchaser will withhold from the purchase price an amount equal to (A) the product of (1) the number of shares of KANA common stock issuable upon exercise of all stock options held by our employees, including unvested shares which will be accelerated as a result of the Asset Sale, with an exercise price less than the price per share (i.e. the purchase price divided by the number of shares of KANA common stock outstanding at the closing) and (2) the price per share, minus (B) the aggregate exercise price of such options. Purchaser will pay these amounts with respect to each such KANA employee either (x) as a bonus to each such

KANA employee holding such options promptly following KANA’s notification to Purchaser of the expiration or termination of such options in accordance with their terms and the option plans under which the options were granted, or (y) in the event a KANA employee elects to exercise such options following the closing but prior to their expiration or termination, to KANA following such time KANA notifies Purchaser of any such exercise (in which case, no such bonus shall be payable to such employee).

Closing

Closing of the Asset Sale under the Asset Purchase Agreement will occur within three business days following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated thereby, including the approval and a of the Asset Sale and the Asset Purchase Agreement by the holders of a majority of our common stock outstanding on the Record Date, or at such other time as we and Purchaser may agree upon in writing.

Representations and Warranties

The Asset Purchase Agreement contains a number of customary representations and warranties applicable to us, subject in some cases to customary qualifications, relating to, among other things, the following:

•	corporate organization, valid existence and good standing, and other corporate matters regarding us and our subsidiaries;

•	authorization, valid execution and delivery, and enforceability of the Asset Purchase Agreement;

•	binding effect of the Asset Purchase Agreement and the other agreements contemplated thereby;

•	governmental consents, approvals and filings required in connection with the Asset Sale;

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the absence of conflicts or violations under our charter documents, contracts, and applicable law and the absence of the creation or imposition of any lien as a result of entering into the Asset Purchase Agreement or completing the Asset Sale;

•	ownership of our subsidiaries free and clear of any liens, and the equity of our subsidiaries is freely transferable to Purchaser;

•	the filing of reports and other documents with the SEC and the compliance of such reports and other documents with SEC rules and regulations, the Sarbanes Oxley Act of 2002 and other accounting rules;

•	our indebtedness and expected transaction expenses;

•	absence of undisclosed liabilities;

•	absence of certain changes since December 31, 2008;

•	title to personal and real properties;

•	real property leases;

•	intellectual property matters;

•	product warranties, defects and liabilities;

•	material contracts;

•	contracts with affiliates, change in control payments and interested party transactions;

•	compliance with laws (including export control laws) and absence of material litigation or legal orders, environmental matters and insurance matters;

•	brokers’ or finders’ fees, and other fees with respect to the Asset Sale;

•	employee and employee benefit plan matters;

•	tax matters;

•	our board of director’s approval of the Asset Sale and the Asset Purchase Agreement;

•	opinion of financial advisor delivered;

•	information contained in this Proxy Statement; and

•	existence and non-breach of confidentiality agreements.

Certain representations and warranties in the Asset Purchase Agreement provide exceptions for items that are not reasonably likely to have a “Material Adverse Effect.” For purposes of the Asset Purchase Agreement, a “ Material Adverse Effect” means a change, event, development, violation, inaccuracy, effect or circumstance that individually or taken together with other effects, is or would be reasonably expected to be materially adverse to (a) the business, condition (financial or otherwise), of the assets purchased by Purchaser, liabilities assumed by Purchaser or our or our subsidiaries’ results of operations or (b) our or our subsidiaries’ ability to perform our respective obligations pursuant to the Asset Purchase Agreement and the other related documents and to consummate the Asset Sale, provided that none of the following, either alone or in combination, shall be deemed or be taken into account in determining whether there has occurred a Material Adverse Effect:

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any changes or conditions affecting the industry in which we operate generally or the economy in the United States or any foreign markets where we have material operations or sales generally, provided such changes or conditions do not have a disproportionate or unique effect on us;

•	any effect resulting primarily from the announcement (or pre-announcement disclosure) of the Asset Purchase Agreement or the pendency of the Asset Sale (including loss of customers and Employees);

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our failure, in and of itself, to meet revenue or earnings estimates or expectations for any period ending on or after the signing of the Asset Purchase Agreement (provided that such exclusion shall not apply to any underlying effect that may have caused or contributed to such failure);

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changes in the trading volume or trading prices of our common stock (provided that such exclusion shall not apply to any underlying effect that may have caused or contributed to such change in trading prices or volumes); or

•	any stockholder class action or derivative litigation relating to the Asset Sale.

The Asset Purchase Agreement also contains a number of customary representations and warranties applicable to Purchaser, subject in some cases to customary qualifications, relating to, among other things, the following:

•	corporate organization, valid existence and good standing, and other corporate matters of Purchaser;

•	authorization, valid execution and delivery, and enforceability of the Asset Purchase Agreement;

•	binding effect of the Asset Purchase Agreement and the other agreements contemplated thereby;

•	conflicts or violations under charter documents, contracts and applicable law;

•	sufficiency of funds; and

•	information contained in this Proxy Statement.

Conduct of Business Prior to Closing

Under the Asset Purchase Agreement, we have agreed that, until the closing of the Asset Sale or the earlier termination of the Asset Purchase Agreement, we will (and will cause our subsidiaries to) operate our business in all material respects in the ordinary course of business consistent with our prior practices and in material compliance with all applicable laws. We have also agreed that, until the closing of the Asset Sale or the earlier termination of the Asset Purchase Agreement, except as expressly contemplated by the Asset Purchase Agreement or as set forth in the confidential disclosure schedules to the Asset Purchase Agreement or as consented to by Purchaser, we and our subsidiaries will not:

•	acquire by merging or consolidating with, or by purchasing any equity securities or assets of, or by any other manner, any business or any person or portion thereof;

•	propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

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incur any lien on, or sell, transfer, lease, assign, license or otherwise encumber or dispose of any of the assets being purchased, except for the sale of inventory and the granting of non-exclusive licenses to customers, resellers or distributors of our products, in each case in the ordinary course of business;

•	except as required by applicable law or GAAP, materially revalue any of the assets being purchased, including writing-off notes or accounts receivable;

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enter into any contract that if in effect on the date of the signing of the Asset Purchase Agreement, would constitute a material contract under the Asset Purchase Agreement (other than non-exclusive licenses with customers and non-exclusive reseller or distributor agreements each in the ordinary course of business and renewals of customer agreements upon substantially similar terms); provided that we may enter into new customer agreements or grant new licenses if Purchaser shall not have withheld its consent within three business days after our request for Purchaser’s consent to enter into such agreement or license;

•	violate or amend in any material respect or terminate any of our material contracts or governmental approvals, except expirations of our material contracts by their respective terms;

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commence any proceedings other than (A) for the routine collection of accounts receivables, (B) for injunctive relief on the grounds that we suffered immediate and irreparable harm not compensable in money damages or (C) with respect to the assets or liabilities not being purchased or assumed by Purchaser under the Asset Purchase Agreement;

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purchase, lease, license or otherwise acquire any assets which are material, individually or in the aggregate, to the our business, except for supplies acquired in the ordinary course of business, licenses to generally available commercial unmodified off-the-shelf software with an aggregate initial purchase price of less than $100,000 and aggregate annual support and maintenance fees (and other annual costs) of less than $25,000 that is not incorporated in or bundled with the our products, or for capital expenditures permitted by under the Asset Purchase Agreement;

•	incur or commit to incur any capital expenditures in excess of $100,000 in the aggregate in any month;

•	borrow from any person (other than Purchaser) by way of a loan, advance, guaranty, endorsement, indemnity, or warranty;

•	change in any material respect our credit practices, accounting methods or practices or standards used to maintain our books, accounts or business records (other than as may be required by GAAP);

•	amend any of our organizational documents or employee benefit plans to be assumed by Purchaser in any manner;

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(A) hire any new employee or terminate any existing employee, in each case at the level of Vice President or above or with an annual base salary in excess of $100,000 (B) increase the annual level of compensation of any employee except for regular, scheduled compensation increases in connection with promotions or in the ordinary course of business, or (C) establish or adopt any employee benefit plan, or (D) grant any bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant, except that we may (1) provide routine salary increases to non-executive employees in the ordinary course of business in connection with customary employee review processes or promotions, (2) grant, or accelerate the vesting of, stock options or other equity compensation to any employee, (3) amend any employee benefit plan to the extent required by applicable law, or (4) make customary bonus and commission payments consistent with past practices, in accordance with bonus and commission plans and programs in effect on the date of the signing of the Asset Purchase Agreement;

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make or change any election in respect of taxes, adopt or change any accounting method in respect of taxes, file any amendment to a tax return, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes, in each case only to the extent such action could (1) result in successor liability for Purchaser, or (2) give rise to a lien on any of the assets purchased;

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declare, set aside, establish a record date for, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of our capital stock, or enter into any agreement with respect to the voting of our capital stock (other than the voting agreements);

•	issue, grant or amend any of our stock option agreements;

•	redeem, repurchase, prepay, defease, cancel, incur or otherwise acquire, or modify the terms of, any of our indebtedness;

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settle or otherwise compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, proceeding, investigation, litigation or dispute (except in connection with disputes with respect to accounts payable in the ordinary course of business where the amount in controversy does not exceed $10,000);

•	take any action or omit to take any action that would require disclosure pursuant under the Asset Purchase Agreement; or

•	agree, in writing or otherwise, to take any of the actions described above.

Solicitation of Other Offers and Restrictions on Solicitations of Other Offers

The Asset Purchase Agreement provides that we or our subsidiaries will not (and we will cause our employees, officers, directors, affiliates, representatives and agents not to):

•	solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist an Acquisition Proposal (as defined below);

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furnish to any person (other than to Purchaser) any non-public information regarding us or afford to any person access to our business, properties, assets, books, records or other non-public information, or to any of our personnel (other than to Purchaser);

•	participate or engage in any discussions or negotiations with any person with respect to an Acquisition Proposal;

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enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction (other than a confidentiality agreement meeting the requirements set forth in the Asset Purchase Agreement); or

•	grant any waiver, amendment or release under any standstill or confidentiality agreement or any anti-takeover laws or our stockholder rights plan.

Notwithstanding the restrictions set forth above, until receipt of the requisite stockholder approval of the Asset Purchase Agreement, we may participate or engage in discussions or negotiations with, furnish non-public information to, and/or afford access to our business, properties, assets, books, records or other non-public information, or to our personnel, in each case pursuant to an acceptable confidentiality agreement, to any person (other than a Prior Bidder (as defined below), in which case we may only participate or engage in discussions with such Prior Bidder but not furnish or afford access to any such non-public information) that has delivered to us a written Acquisition Proposal (that includes a proposed purchase agreement with respect thereto) that was not solicited in breach of the Asset Purchase Agreement, provided that our Board of Directors shall have first determined in good faith (after consultation with its financial advisor and outside legal counsel) that (1) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and (2) the failure to take such action would result in a breach of its fiduciary duties to our stockholders under applicable laws. For purposes of this section, the term “Prior Bidder” means any person or group who has (1) entered into a confidentiality agreement with us and that has attended one or more of our management presentations or (2) submitted a letter of intent or Acquisition Proposal in each case with respect to a process conducted by us for purposes of exploring a sale of and/or strategic alternatives involving the Company; provided, that a competitor of the Company whose access to non-public information of the Company was materially restricted will not be deemed to be a Prior Bidder.

Notwithstanding the foregoing, we will not provide competitively sensitive information to any of our competitors unless the competitor has (1) made a Superior Proposal at a price per share higher than a price per share equal to the adjusted cash purchase price payable at closing divided by the number of outstanding shares of our common stock, (2) completed legal, financial and accounting due diligence (other than with respect to the withheld information), (3) has unrestricted available cash and/or is a party to a definitive agreement (which is not subject to any due diligence closing conditions) with one or more institutional lenders under which it may borrow funds, and/or such lender has provided firm and guaranteed financing commitments (which financing is guaranteed by a party with unrestricted available cash pursuant to an executed guarantee which is at least as favorable to us as our guarantee with AKKR) to us, in each case in an amount equal to at least the aggregate price payable pursuant to such Superior Proposal plus the amount of the required termination fee and Purchaser’s fees and expenses payable under the Asset Purchase Agreement and (4) agreed to contract terms and conditions in each case (including with respect to regulatory filings and approvals) no less favorable in the aggregate to us that those contained in the Asset Purchase Agreement.

Neither our Board of Directors nor any committee of our Board of Directors will:

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withhold, withdraw, amend, qualify or modify in a manner adverse to Purchaser, or publicly propose to withhold, withdraw, amend, qualify or modify in a manner adverse to Purchaser, our Board of Directors’ recommendation that our stockholders approve the Asset Sale in accordance with the applicable provisions of Delaware law and the Asset Purchase Agreement or take any other public action or make any other public statement that is inconsistent with such recommendation (any such action, a “Recommendation Change”); or

•	cause or permit KANA to enter into any acquisition agreement, merger agreement or other contract relating to any Acquisition Proposal (other than an acceptable confidentiality agreement);

provided that, notwithstanding the foregoing, at any time prior to obtaining the requisite stockholder approval, if we have received a bona fide written Acquisition Proposal that is not withdrawn from any persons that our Board of Directors concludes in good faith constitutes a Superior Proposal, our Board of Directors may effect a Recommendation Change with respect to such Superior Proposal, and our Board of Directors may authorize us to terminate the Asset Purchase Agreement to enter into an acquisition agreement with respect to such Superior Proposal, if and only if (1) our Board of Directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that failure to do so would result in a breach of its fiduciary obligations to our stockholders under applicable laws; (2) we shall have complied in all material respects with our non-solicit obligations with respect to such Superior Proposal; and (3) we shall have validly terminated the Asset Purchase Agreement, including the payment of the required termination fee.

In the case of either a Recommendation Change or a termination of the Asset Purchase Agreement to enter into an acquisition agreement with respect to a Superior Proposal, we must provide prior written notice to Purchaser at least five business days in advance (which we refer to as the “notice period”), to the effect that absent any revision to the terms and conditions of the Asset Purchase

Agreement, our Board of Directors has resolved to effect a Recommendation Change and/or to terminate the Asset Purchase Agreement to enter into an acquisition agreement with respect to a Superior Proposal, and prior to taking either action, we shall, during the notice period, (1) negotiate with Purchaser exclusively and in good faith to make such adjustments in the terms and conditions of the Asset Purchase Agreement in such a manner such that our Board of Directors would not take such action, and (2) permit Purchaser to make a presentation to our Board of Directors regarding the Asset Purchase Agreement and such adjustments. In the event of any material or substantive revisions to the Acquisition Proposal that our Board of Directors has determined to be a Superior Proposal, then we shall be required to deliver a new written notice to Purchaser and to comply with these requirements with respect to such new written notice.

The term “Acquisition Proposal” means the offer or proposal to engage in a transaction or series of transactions (which we refer to as an “Acquisition Transaction”) resulting in the purchase or acquisition by any person or group (as defined under Section 13(d) of the Exchange Act) of: more than 20% of our common stock outstanding after the consummation of such acquisitions; more than 20% of our consolidated net revenues, consolidated net income or consolidated assets; or any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction involving us pursuant to which any person or group would hold more then 20% of our common stock after consummation thereof.

The term “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction not solicited in violation of the non-solicitation provisions of the Asset Purchase Agreement that states by its terms that it will be irrevocable for a stated period and binding upon execution by us, on terms that are not subject to due diligence and that our Board of Directors shall have determined in good faith (after consultation with our financial advisor and outside legal counsel), and after taking into account the likelihood and anticipated timing of consummation, (1) to be more favorable from a financial point of view to the our stockholders than the Asset Sale, (2) to provide a greater present expected cash value (taking into account the cash consideration and the likelihood and anticipated timing of the transaction) to our stockholders than the Asset Sale, (3) at a price per share, in the case of a merger or tender offer, greater than the adjusted purchase price payable at closing divided by the number of our then outstanding shares of common stock and (4) which our Board of Directors in good faith determines is reasonably likely to be consummated in accordance with its terms; provided however, that for purposes of the reference to an Acquisition Proposal in this definition of Superior Proposal, all references to 20% in the definition of Acquisition Transaction shall be references to 100%; provided, further, that no reiteration or substantial reiteration of an Acquisition Proposal or Acquisition Transaction made to us prior to the signing date of the Asset Purchase Agreement on materially the same terms and materially the same assurances of financing shall be deemed to be a Superior Proposal.

Additional Pre-Closing Matters

Each of KANA and Purchaser shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Asset Sale, and we have agreed to use our reasonable best efforts to resolve such objections, if any, as may be asserted by any governmental entity with respect to the Asset Sale under any applicable antitrust laws.

In addition, each of KANA and Purchaser shall use their respective reasonable best efforts to cause to be fulfilled and satisfied all of the conditions to the other parties’ obligations (including conditions to their mutual obligations) to closing set forth in the Asset Purchase Agreement and to consummate the Asset Sale.

We shall, at our sole cost and expense, use our reasonable best efforts to obtain all consents, waivers and approvals, and make and deliver all filings and notices, required in connection with the Asset Sale, and those required to transfer or assign to Purchaser all of our right, title and interest in and to all of our contracts.

Employee Matters

Immediately after the closing of the Asset Sale, Purchaser will offer employment to each of our employees with compensation and benefits that are substantially equivalent taken as a whole to those provided by us prior to the closing. We have agreed to use our reasonable best efforts to encourage our employees to continue his or her employment until employment commences with Purchaser. Each of our employees who accepts Purchaser’s offer of employment and commences employment with Purchaser shall be referred to, individually, as a “Transferred Employee” and, collectively, as the “Transferred Employees.” Nothing in the Asset Purchase Agreement shall in any way obligate Purchaser to continue to employ any Transferred Employee for any specific period of time or prevent Purchaser from amending or discontinuing any compensation arrangement or benefit plan following the closing.

For all Transferred Employees, Purchaser will be solely responsible for all liabilities for benefits or notice under any of our employee benefit plans, policy or applicable law, which arise or accrue on or prior to or after the closing of the Asset Sale. Purchaser will also assume all of our obligations for accrued and unpaid wages of Transferred Employees, including accrued bonuses, holiday pay, vacation pay and sick pay. In addition, Purchaser will assume substantially all of our employee benefit plans and will pay all of our liabilities under such plans to pay or reimburse our employees for any deductibles pursuant to medical, dental and health plans and all liabilities with respect to claims incurred under such plans following the closing of the Asset Sale by Transferred Employees and their spouses and dependents, in each case, in accordance with the provisions of such plans.

In order to facilitate an orderly and effective transition of the employee benefit arrangements for Transferred Employees and their respective beneficiaries and dependents, we will cooperate with Purchaser both before and after the closing of the Asset Sale regarding the exchange of information related to the Transferred Employees, including employment records and benefits information.

In addition, Purchaser will withhold from the purchase price an amount equal to (A) the product of (1) the number of shares of KANA common stock issuable upon exercise of all stock options held by our employees, including unvested shares which will be accelerated as a result of the Asset Sale, with an exercise price less than the price per share (i.e. the purchase price divided by the number of shares of KANA common stock outstanding at the closing) and (2) the price per share, minus (B) the aggregate exercise price of such options. Purchaser will pay these amounts with respect to each such KANA employee either (x) as a bonus to each such KANA employee holding such options promptly following KANA’s notification to Purchaser of the expiration or termination of such options in accordance with their terms and the option plans under which the options were granted, or (y) in the event a KANA employee elects to exercise such options following the closing but prior to their expiration or termination, to KANA following such time KANA notifies Purchaser of any such exercise (in which case, no such bonus shall be payable to such employee).

Conditions to the Asset Sale

Conditions to Each Party’s Obligations. Each party’s obligation to complete the Asset Sale is subject to the satisfaction or waiver, prior to the consummation of the Asset Sale, of the following conditions:

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the Asset Sale must have been approved by the affirmative vote of the holders of a majority of the outstanding shares of the our common stock (sometimes referred to in this Proxy Statement as the requisite stockholder approval); and

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the absence of any law, statute, rule, regulation, order, injunction or decree that has been enacted, entered, promulgated or enforced by any governmental authority that prohibits, or makes illegal the closing of the Asset Sale or prohibits KANA from selling or Purchaser from owning, operating or controlling the business or the assets purchased by Purchaser.

Conditions to Purchaser’s Obligations. The obligation of Purchaser to complete the Asset Sale is subject to the satisfaction or waiver of the following additional conditions:

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our representations and warranties with respect to (1) our corporate organization, valid existence and good standing, (2) due authorization, valid execution and delivery and enforceability, (3) absence of conflicts under our charter documents, contracts and applicable law, (4) ownership of our subsidiaries free and clear of any liens and (5) no Material Adverse Effect since December 31, 2008 must each be true and correct in all respects on and as of the closing date with the same force and effect as if made on and as of such date;

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all other representations and warranties made by us in the Asset Purchase Agreement, with the exception of those listed above, must be true and correct (without giving effect to any materiality or Material Adverse Effect qualifications set forth therein) on and as of the closing date with the same force and effect as if made on and as of such date, except for (1) those representations and warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date; and (2) any failure to be so true and correct which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•	we must have performed in all material respects all covenants, obligations, and conditions that are to be performed under the Asset Purchase Agreement prior to the closing of the Asset Sale;

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we must have delivered to Purchaser three business days prior to closing a certificate setting forth our good faith estimates of, as of the closing date, the various purchase price adjustment described above;

•	no Material Adverse Effect shall have arisen or occurred following the execution, delivery and effectiveness of the Asset Purchase Agreement;

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the absence of any law, statute, rule, regulation, order, injunction or decree that has been enacted, entered, promulgated or enforced by any governmental authority that seeks damages as a result of the Asset Sale or prohibits Purchaser from owning, operating or controlling the business or the assets purchased by Purchaser;

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we must have delivered to Purchaser at closing (1) executed counterparts of certain intellectual property assignment and other documents required to effect the Asset Sale, (2) a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements and certifying our board resolutions approving the Asset Sale and the Asset Purchase Agreement and the transactions contemplated thereby, (3) director and officer resignation letters, (4) a legal opinion from our outside legal counsel, Fenwick & West LLP, (5) a statement that we are not a foreign person within the meaning of Section 1445 of the Internal Revenue Code, (6) stock certificates evidencing ownership of our subsidiaries with duly executed stock powers in favor of Purchaser, (7) executed counterparts of the Escrow Agreement, (8) payoff letters (which will provide for the release all liens upon receipt of funds) with respect to all of our outstanding indebtedness, and (9) evidence that the Tail Policies (as defined below) will be in full force and effect immediately following the closing; and

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we must have obtained and delivered to Purchaser certain required consents and customer consents representing 93% of the aggregate maintenance revenue represented by all customer contracts requiring consent.

Conditions to the Company’s Obligations. Our obligation to complete the Asset Sale is subject to the satisfaction or waiver of the following further conditions, which may be waived exclusively by us:

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the representations and warranties made by Purchaser in the Asset Purchase Agreement must be true and correct on and as of the closing date with the same force and effect as if made on and as of such date, except (1) those representations and warranties that address matters only as of a particular date, which representations and warranties shall have been true and correct as of such particular date, (2) as otherwise contemplated by the Asset Purchase Agreement and (3) except for any failure to be so true and correct that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations pursuant to the Asset Purchase Agreement and to consummate the Asset Sale in a timely manner;

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Purchaser must have performed in all material respects all covenants, obligations and conditions that are to be performed by them under the Asset Purchase Agreement prior to the consummation of the Asset Sale; and

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Purchaser must have delivered to us at closing (1) executed counterparts of certain intellectual property assignment and other documents required to effect the Asset Sale, (2) a certificate with respect to the satisfaction of the foregoing conditions relating to representations, warranties, obligations, covenants and agreements, and (3) executed counterparts of the Escrow Agreement.

Termination of the Asset Purchase Agreement

The Asset Purchase Agreement may be terminated only as follows:

•	by mutual written agreement of us and Purchaser, at any time prior to the completion of the Asset Sale even if we have already received the requisite stockholder approval;

•	by either us or Purchaser, at any time prior to the completion of the Asset Sale even if we have already received requisite stockholder approval, in the event that:

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any court of competent jurisdiction or other governmental entity has enacted a law that renders the Asset Sale illegal, or formally issues a permanent, final and non-appealable injunction that permanently restrains, enjoins or otherwise prohibits the Asset Sale and in each case each of the parties shall have used its reasonable efforts to resist, appeal, obtain consent under, resolve or lift, as applicable, the law or injunction; or

•	the completion of the Asset Sale has not occurred by February 15, 2010 unless such failure to complete the Asset Sale is caused by the party seeking to terminate;

•	by either us or Purchaser, if we have failed to obtain the requisite stockholder approval at the Annual and Special Meeting or any adjournment or postponement of the meeting;

•	by us, in the event that:

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Purchaser has breached any of its representations, warranties, covenants or agreements in the Asset Purchase Agreement that has not been cured within thirty days and such breach would result in the failure of a condition to closing being satisfied; or

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at any time prior to receiving the requisite stockholder approval if we have received a Superior Proposal, our Board of Directors has authorized us to enter into an acquisition agreement with respect to such Superior Proposal, we have complied in all material respects with our non-solicitation covenants with respect to such Superior Proposal, we have notified Purchaser that we intend to enter into such acquisition agreement attaching the final version of such agreement, and concurrently with the termination of the Asset Purchase Agreement, we pay Purchaser the required termination fee and reimburse Purchaser for its out-of-pocket fees and expenses.

•	by Purchaser, in the event that:

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we have breached any of our representations, warranties, covenants or agreements in the Asset Purchase Agreement that has not been cured within thirty days and such breach would result in the failure of a condition to closing being satisfied;

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we have breached or failed to perform in any material respect our covenants regarding the filing and mailing of this Proxy Statement with the SEC, setting a record date, convening the Annual and Special Meeting and soliciting proxies from our stockholders in favor of adoption of the Asset Purchase Agreement; provided that any delay in our obligation to file or mail this Proxy Statement or to convene the Annual and Special Meeting by more than five business days will be deemed a material breach; or

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if, at any time prior to the receipt of the requisite stockholder approval, (1) our Board of Directors effects a Recommendation Change, (2) we fail to include in this Proxy Statement our Board of Directors’ recommendation that our stockholders vote to approve the Asset Sale, (3) our Board of Directors adopts or approves or publicly endorses or recommends any Acquisition Proposal, (4) we enter into an acquisition agreement accepting an Acquisition Proposal, or (5) a tender or exchange offer relating to our securities is commenced by a person unaffiliated with Purchaser and we have not sent to our stockholders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that we recommend rejection of such tender or exchange offer (each of the foregoing is referred to as a Triggering Event).

Termination Fees and Expenses Payable by Us

Except as set forth below in this section and in “Expenses,” all fees and expenses incurred in connection with the Asset Purchase Agreement will be paid by the party or parties incurring the expense, whether or not the Asset Sale is completed.

We shall pay a termination fee of $1,834,050 plus Purchaser’s out-of-pocket fees and expenses, including reasonable legal fees and expenses (referred to as the Purchaser Expenses), such sum collectively referred to as the Termination Fee, to AKKR Fund III Management Company, L.P., in the following circumstances:

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the Asset Purchase Agreement is terminated by Purchaser due to our breach of the covenants regarding non-solicitation, the filing of our proxy materials and other required SEC filings, or convening of the Annual and Special Meeting, or due to our intentional or willful breach of any other representation, warranty, covenant or agreement, and within one year of the termination of the Asset Purchase Agreement we consummate an alternative acquisition transaction or enter into a definitive agreement for an alternative acquisition transaction and an alternative acquisition transaction is subsequently consummated;

•

the Asset Purchase Agreement is terminated by us prior to receipt of the requisite stockholder approval if our Board of Directors shall have authorized us to enter into a definitive agreement with respect to a transaction that constitutes a Superior Proposal, we shall have complied in all material respects with our non-solicitation covenants with respect to such Acquisition Proposal, we have notified Purchaser that we intend to enter into such definitive agreement, attaching a final version of such agreement, and concurrently with the termination of the Asset Purchase Agreement, we pay the Termination Fee;

•

the Asset Purchase Agreement is terminated by Purchaser or us because (1) our stockholders did not approve the Asset Sale at the Annual and Special Meeting or (2) the Asset Sale has not been completed by February 15, 2010 and at the time of such termination the Annual and Special Meeting has not been held and our stockholders have not approved the Asset Sale (other than as a result of an injunction enjoining the Annual and Special Meeting), and prior to the Annual and Special Meeting or such termination, an Acquisition Proposal was made and not publicly withdrawn at least three business days prior to the Annual and Special Meeting and within one year of such termination, we consummate any alternative acquisition transaction or enter into a definitive agreement for any alternative acquisition transaction and an alternative acquisition transaction is subsequently consummated (which may or may not be such Acquisition Proposal made prior to the Annual and Special Meeting);

•	the Asset Purchase Agreement is terminated by Purchaser because a Triggering Event occurs;

•

the Asset Purchase Agreement is terminated by Purchaser because we have breached in any material respect our covenants regarding the filing and mailing of this Proxy Statement with the SEC, setting a record date, or convening the Annual and Special Meeting and soliciting proxies from our stockholders in favor of adoption of the Asset Purchase Agreement; provided that any delay in our obligation to file or mail this Proxy Statement or to convene the Annual and Special Meeting by more than five business days will be deemed a material breach; or

•

the Asset Purchase Agreement is terminated by Purchaser or us because the Asset Sale has not been completed by February 15, 2010 and at the time we have failed to obtain certain required consents and customer consents representing 85% of the aggregate maintenance revenue represented by all customer contracts requiring consent.

In addition, we shall pay, on or before the date that is 120 days following the termination of the Asset Purchase Agreement, all of the Purchaser Expenses in the event that (1) we or Purchaser terminate the Asset Purchase Agreement due to the failure to obtain the requisite stockholder approval of the Asset Sale and the Asset Purchase Agreement at the Annual and Special Meeting, (2) we or Purchaser terminate the Asset Purchase Agreement because a court of competent jurisdiction or other governmental entity shall have enacted a law that renders the Asset Sale illegal, or formally issued a permanent, final and non-appealable injunction that permanently restrains, enjoins or otherwise prohibits the Asset Sale, (3) Purchaser terminates the Asset Purchase Agreement due to a breach of our representations, warranties, covenants or agreements that has not been cured within thirty days and such breach would result in the failure of a closing condition being satisfied, or (4) we or Purchaser terminate the Asset Purchase Agreement because the Asset Sale has not been completed by February 15, 2010 and at such time (x) we had failed to hold the Annual and Special Meeting and obtaining the requisite stockholder approval by such date or (y) we had failed to obtain certain required consents and customer consents representing 93% of the aggregate maintenance revenue represented by all customer contracts requiring consent. If after reimbursement of the Purchaser Expenses by us a Termination Fee subsequently becomes payable to AKKR Fund III Management Company, L.P., the Purchaser Expenses will be credited against any Termination Fee that may subsequently become payable by us.

The parties have agreed that in no event will the Company be required to pay the Termination Fee on more than one occasion, whether or not the Termination Fee may be payable under more than one provision of the Asset Purchase Agreement at the same time or at different times.

Noncompetition and Nonsolicitation

In connection with the Asset Sale, we have agreed for a period of five years after the closing of the Asset Sale not to participate or engage, or assist any other person in engaging or preparing to engage in the development, marketing or sale of customer service software in any country in which we or any of our subsidiaries are, or are contemplating, doing business as of the closing of the Asset Sale. We have also agreed for a period of five years after the closing of the Asset Sale not to solicit for employment or hire any of our employees who continues their employment with Purchaser after the closing of the Asset Sale.

Indemnification and Insurance

Prior to the completion of the Asset Sale, we will purchase, at our expense, a six year “tail” prepaid insurance policy on our current directors’ and officers’ liability insurance, covering each person covered by our current directors’ and officers’ liability insurance, a “tail” prepaid Errors & Omissions insurance policy that has a duration of at least six years and a three year “tail” prepaid Employee Practices Liability insurance policy (the foregoing tail policies shall be referred to as the Tail Policies), in each case in respect of acts or omissions occurring at or prior to the consummation of the Asset Sale. Each of the Tail Policies will be effective as of the date of the completion of the Asset Sale.

Following the completion of the Asset Sale, we will use our best efforts to seek the maximum available payment and enforce all rights under each Tail Policy and any of our other insurance policies for the benefit of Purchaser and its affiliates with respect to any liability assumed by Purchaser or which relates to any of our actions or omissions or any of the transactions contemplated by the Asset Purchase Agreement. If any claim insured by Tail Policy or any of our other insurance policies is asserted against Purchaser or any of its affiliates or is made by Purchaser, we will assign the proceeds under such policy to Purchaser or its designee unless and solely to the extent we have paid or is required to pay the underlying liability.

Further, following the Closing, in the event we receive any reimbursement, credit or other economic benefit in connection with any of our insurance policies (including upon the cancellation of any such policy) held at any time by us, we shall promptly pay to Purchaser an amount equal to such reimbursement, credit or benefit, except to the extent (and only to the extent) such reimbursement, credit or benefit is applied to the cost of a Tail Policy described above.

Expenses

The Asset Purchase Agreement provides that, except as otherwise set forth in the Asset Purchase Agreement, all fees, costs and expenses incurred in connection with the Asset Purchase Agreement and the transactions contemplated by the Asset Purchase Agreement will be paid by the party incurring the expenses, whether or not such transaction is consummated; provided that KANA and Purchaser shall share equally all fees and expenses, other than attorney’s fees, incurred in connection with the filing of the pre- closing notification and report forms relating to the Asset Sale under any filings made pursuant to any antitrust laws and provided further that KANA shall pay the legal fees and expenses of Purchaser incurred between October 19, 2009 and October 26, 2009.

Tax Matters

We shall pay any and all transfer taxes when due, and shall file all necessary tax returns and other documentation with respect to all such transfer taxes; provided, however, that, if required by any law, Purchaser will join in the execution of any such tax returns and other documentation. To the extent practicable, we shall deliver and Purchaser shall accept all of the assets to be purchased by Purchaser in the Asset Sale through electronic delivery or in another manner agreed by us and Purchaser that is reasonably calculated and legally permitted to minimize or avoid the incurrence of transfer taxes if such method of delivery does not to any extent adversely affect the condition, operability or usefulness of any such assets.

Amendment, Extension and Waiver

The Asset Purchase Agreement may be amended by us and Purchaser at any time by execution of a written instrument signed on behalf of us and Purchaser, provided that in the event we have received stockholder approval of the adoption of the Asset Purchase Agreement, no amendment may be made to the Asset Purchase Agreement that would require the approval of our stockholders under the General Corporation Law of the State of Delaware (the “DGCL”).

At any time before the completion of the Asset Sale, each of the parties to the Asset Purchase Agreement may, by written instrument and to the extent legally allowed:

•	extend the time for the performance of any of the obligations or other acts of the other parties;

•	waive any inaccuracies in the representations and warranties of the other parties contained in the Asset Purchase Agreement or in any document delivered pursuant to the Asset Purchase Agreement; and

•	waive compliance with any of the agreements or conditions contained in the Asset Purchase Agreement.

Specific Performance

In the event of a breach or threatened breach by Purchaser or us, we, on the one hand, and Purchaser, on the other hand, are entitled to seek an injunction to prevent or restrain breaches or threatened breaches of the Asset Purchase Agreement by the other, and to enforce specifically the terms of the Asset Purchase Agreement to prevent breaches or threatened breaches of, and to enforce compliance with, the covenants and obligations of the Company, on the one hand, and Purchaser, on the other hand, under the Asset Purchase Agreement and the guarantee.

Specific performance of the obligations under the Asset Purchase Agreement and the transactions contemplated thereby is the sole and exclusive remedy available to the Company with respect to breaches by Purchaser of its obligation to pay the purchase price, provided that in the event that a court declines to specifically enforce the obligations of Purchaser to consummate the Asset Sale pursuant to a claim brought by the Company and has instead granted an award of monetary damages against Purchaser or AKKR, the Company may enforce such award only if, within two weeks following the court’s determination, Purchaser is not willing to consummate the Asset Sale in accordance with the terms of the Asset Purchase Agreement.

Indemnification; Survival of Indemnification Obligations

After closing of the Asset Sale, we have agreed to indemnify and hold Purchaser and its affiliates harmless from any loss, cost or liability arising from or as a result of (1) breaches by us of any covenants, agreements or obligations made by us under the Asset Purchase Agreement, (2) any liabilities not assumed by Purchaser under the Asset Purchase Agreement, (3) certain excluded subsidiary liabilities under the Asset Purchase Agreement (including intercompany liabilities to KANA and income tax liabilities), and (4) certain transfer pricing, intercompany payables and receivables and vendor dispute matters.

After closing of the Asset Sale, Purchaser has agreed to indemnify and hold us and our affiliates harmless from any loss, cost or liability arising from or as a result of (1) any breach of any covenants, agreements or obligations made by Purchaser under the Asset Purchase Agreement and (2) any liability assumed by Purchaser under the Asset Purchase Agreement.

Guarantee

In connection with the Asset Purchase Agreement, we and AKKR entered into a guarantee in which AKKR guarantees (1) Purchaser’s obligation to pay the purchase price and (2) solely in the event that, and for so long as, we are entitled to (and are entitled to accept payment of) damages pursuant to the Asset Purchase Agreement (including, without limitation, the specific performance provisions therein), Purchaser’s liability for breach of the Asset Purchase Agreement for failure to pay the purchase price.

OTHER AGREEMENTS

The Voting Agreements

In connection with the Asset Purchase Agreement, Michael Fields, Jay Jones, William Bose, Daniel Turano, Chad Wolf, Mark Angel, Jerry Batt, William Clifford, Stephanie Vinella and John Nemelka, who constitute our Board of Directors and our executive officers, NightWatch Capital Partners II, L.P., a warrantholder and former stockholder of the Company, Carlson Capital, L.P., a stockholder of the Company, and each of Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd., each an affiliate of Carlson Capital, L.P., have entered into voting agreements with Purchaser pursuant to which they agreed to, among other things, vote an aggregate of approximately 23% of our common stock held by them as of October 26, 2009 and thereafter acquired in favor of adoption of the Asset Purchase Agreement and against any alternative acquisition proposal. Further, these security holders agree not to take any action with the intent of preventing or delaying the consummation of the Asset Sale. These security holders signing voting agreements granted a proxy and power of attorney with respect to their shares with respect to such matters to the president of Purchaser.

Voting Agreements with our Board of Directors and Executive Officers (other than Mr. Nemelka)

The voting agreements executed by our Board of Directors and our executive officers (other than Mr. Nemelka) will survive termination of the Asset Purchase Agreement for nine months if the Asset Purchase Agreement is terminated as a result of: (1) the failure to consummate the Asset Sale by February 15, 2010, (2) the failure to obtain the requisite stockholder approval of the Asset Sale, (3) the occurrence of a Triggering Event, (4) a court or other governmental body enacts a law or issues an injunction that has the effect of permanently restraining, enjoining or otherwise prohibiting consummation of the Asset Sale, (5) our material breach of our covenants regarding the filing and mailing of this Proxy Statement, setting the record date, or convening the Annual and Special Meeting and soliciting proxies from our stockholders in favor of approval of the Asset Sale, (6) our breach of our representations, warranties, covenants or agreements in the Asset Purchase Agreement that has not been cured within thirty days and such breach results in the failure of a closing condition being satisfied, or (7) our Board of Directors authorizing us to enter into an acquisition agreement with respect to a superior proposal and we have complied in all material respects with our non-solicitation covenants with respect to such superior proposal and notified Purchaser that we intend to enter into such acquisition agreement and paid AKKR Fund III Management Company, L.P. the required termination fee concurrently with such termination. Notwithstanding the foregoing, if the Asset Purchase Agreement is terminated pursuant to clauses (1), (4) or (6) above (provided that in the case of clause (6), such breach is not a willful or intentional breach), our Board of Directors and our executive officers (other than Mr. Nemelka) may nonetheless vote for an alternative acquisition proposal valued at no more than $30 million.

If the Asset Purchase Agreement is terminated for any other reason, these voting agreements will have no further force and effect following such termination.

Voting Agreements with each of Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd., Carlson Capital, L.P., NightWatch Capital Partners II, L.P. and Mr. Nemelka

The voting agreements executed by Carlson Capital, L.P., each of Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd., NightWatch Capital Partners II, L.P. and Mr. Nemelka will survive termination of the Asset Purchase Agreement for nine months if the Asset Purchase Agreement is terminated as a result of: (1) the failure to obtain the requisite stockholder approval of the Asset Sale, (2) the occurrence of a Triggering Event, (3) our material breach of our covenants regarding the filing and mailing of this Proxy Statement, setting the record date and convening the Annual and Special Meeting and soliciting proxies from our stockholders in favor of approval of the Asset Sale or (4) our Board of Directors authorizing us to enter into an acquisition agreement with respect to a superior proposal and we have complied in all material respects with our non-solicitation covenants with respect to such superior proposal and notified Purchaser that we intend to enter into such acquisition agreement and paid AKKR Fund III Management Company, L.P. the required termination fee concurrently with such termination.

These voting agreements will survive termination of the Asset Purchase Agreement for six months if the Asset Purchase Agreement is terminated as a result of the Asset Sale not being consummated by February 15, 2010.

If the Asset Purchase Agreement is terminated for any other reason, these voting agreements will have no further force or effect following such termination.

The Escrow Agreement

In connection with the Asset Purchase Agreement, we, Purchaser and the Escrow Agent will enter into the Escrow Agreement at the closing of the Asset Sale in order to set aside up to $1,321,000 of the purchase price to satisfy our indemnification obligations for certain transfer pricing, intercompany payables and receivables and vendor dispute matters until the earlier of the resolution or settlement of such matters or February 15, 2011 (subject to outstanding claims at the time). In addition, pursuant to the Escrow Agreement, $1,000,000 of the purchase price will be held in escrow for a short period of time following the closing to satisfy our obligations under any potential downward “true-up” adjustment to the purchase price following the closing.

PROPOSAL NO. 2

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO TURBO CORPORATION

Stockholders will also be asked to approve a proposal to amend our certificate of incorporation to change our name to [Turbo K Corporation] upon the closing of the Asset Sale. We are selling the rights to use the name “KANA Software” and the other names under which we and our subsidiaries do business to Purchaser. Therefore after the closing of the Asset Sale we will be unable to continue using those names. If our stockholders approve the Asset Sale and Asset Purchase Agreement but do not approve this proposal, the Asset Sale may not be able to be consummated and we will pursue other legal means of changing our name.

The Board of Directors unanimously recommends a vote “FOR” the approval of this proposal.

PROPOSAL NO. 3

ADJOURNMENT OF THE MEETING

If there are insufficient votes at the time of the Annual and Special Meeting to approve any of proposals No. 1 or No. 2 we may propose to adjourn the Annual and Special Meeting, if a quorum is present, for the purpose of soliciting additional proxies to approve either of proposals No. 1 or No. 2. We currently do not intend to propose to adjourn the Annual and Special Meeting if there are sufficient votes to approve the Asset Sale and the Asset Purchase Agreement and to approve the amendment of our certificate of incorporation to change our name.

The Board of Directors unanimously recommends a vote “FOR” the adjournment of the Annual and Special Meeting, if necessary, to solicit additional proxies.

PROPOSAL NO. 4

ELECTION OF THE CLASS I DIRECTOR

Our Board of Directors is divided into three classes and consists of five members, one of who is to be elected at the 2009 Annual and Special Meeting of Stockholders as a Class I director. Our directors are to be elected for a full term of three years with the term expiring at the annual meeting of stockholders held in the third year following the year of their election. The nominee for election as a Class I director is Stephanie Vinella, who currently serves as a Class I director on our Board of Directors. The Class I director elected at the 2009 Annual and Special Meeting of Stockholders will hold office until the annual meeting of stockholders in the year 2012 and until a successor has been elected and qualified, or until earlier resignation, death or removal.

Shares represented by the accompanying proxy will be voted “FOR” the election of Ms. Vinella unless the proxy is marked in such a manner as to withhold authority to so vote. In the event that Ms. Vinella is unable to serve for any reason, the proxies may be voted for such substitute nominee as the proxy holder may determine. Ms. Vinella has consented to being named in this Proxy Statement and to serve if elected. Ms. Vinella will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual and Special Meeting and entitled to vote in the election of Class I directors. Should there be more than one nominee for the election of the Class I directors at the Annual and Special Meeting, the nominee who receives the greatest number of votes cast in the election of the Class I directors at the Annual and Special Meeting, with a quorum being present, will become our Class I director at the conclusion of the tabulation of votes.

The Board of Directors unanimously recommends a vote “FOR” the election of the nominated Class I director.

Director Nominees and Continuing Directors

At each annual meeting of stockholders, the successors to the directors whose terms will then expire will be elected to serve from the time of their election and qualification until the third annual meeting following their election and until their successors have been duly elected and qualified, or until their earlier resignation or removal. The term of office of our Class I director will next expire at the annual meeting of stockholders to be held in 2012. The term of office of our Class II directors will next expire at the annual meeting of stockholders to be in 2010. The term of office of our Class III directors will expire at the annual meeting of stockholders to be held in 2011.

The following table sets forth the names of the director nominees and our continuing directors and information about each (including their ages as of October 31, 2009:

Director Nominee

Name	Age	Committee Memberships	Principal Occupation	Director Since
Class I Director

Stephanie Vinella	55	Audit, Governance & Nominating, Strategy	Chief Financial Officer of Panasas, Inc.	2004

Continuing Directors

Name	Age	Committee Memberships	Principal Occupation	Director Since
Class II Directors

Jerry R. Batt	59	Compensation, Governance & Nominating, Strategy	Vice President and Chief Information Officer of Pulte Homes, Inc.	2003

William T. Clifford	63	Compensation, Audit, Strategy	Chairman and Chief Executive Officer of Aperture Technologies, Inc.	2005

Class III Directors

Michael S. Fields	64	Strategy	Chairman and Chief Executive Officer of KANA	2005

John F. Nemelka	44	Compensation, Governance & Nominating, Strategy	Managing Principal of NightWatch Capital Group, LLC	2005

Nominee for Election—Class I Director (Term to Expire in 2012)

Stephanie Vinella. Ms. Vinella joined our Board of Directors in November 2004. Since November 2007, Ms. Vinella has served as Chief Financial Officer of Panasas, Inc., a computer hardware company. From November 2004 to September 2007, Ms. Vinella served as Chief Financial Officer of Nextance Inc., a provider of enterprise contract management solutions. From November 1999 to August 2004, Ms. Vinella served as Chief Financial Officer of AlphaBlox Corporation, a business analytic software company. From 1990 to 1999, Ms. Vinella served as Chief Financial Officer of Edify Corporation, a software company. Ms. Vinella holds a B.S. degree in Accounting from the University of San Francisco and an M.B.A. degree from Stanford University. Ms. Vinella is a Class I Director whose current term expires at this year’s Annual and Special Meeting of stockholders.

Continuing Class II Directors (Term to expire in 2010)

Jerry R. Batt. Mr. Batt joined our Board of Directors in August 2003. Mr. Batt has served as Vice President and Chief Information Officer of Pulte Homes, Inc., a national home building and construction company, since September 2003. From July 2001 to July 2003, Mr. Batt was Chief Information Officer and Vice President of Sprint PCS, a communications company. From April 2000 to July 2001, Mr. Batt co-founded and was Chief Executive Officer of Foxfire Consulting, an IT consulting and systems integration firm specializing in the telecommunications industry. From 1973 to January 2000, Mr. Batt held various positions at AT&T, a communications company, where he was responsible for consumer long distance account management and billing and customer service platforms. Mr. Batt holds B.S. degrees in Industrial Engineering and Operations Research from Virginia Tech University. Mr. Batt is a Class II Director whose current term expires at the annual meeting of stockholders to be held in 2010.

William T. Clifford. Mr. Clifford joined our Board of Directors in December 2005. Since March of 2008, Mr. Clifford has served as the Chief Executive Officer of Spencer Trask & Co., a leading private equity and venture capital firm. From August 2005 until March of 2008, Mr. Clifford served as Chairman of the Board of Directors and Chief Executive Officer of Aperture Technologies, Inc., a data center management software solutions company. He served on the Board of Directors of Aperture Technologies, Inc. from 2003 until his appointment as Chairman of the Board of Directors and Chief Executive Officer in August 2005. From 2001 to 2003, Mr. Clifford served as a General Partner of The Fields Group. From 1993 to 2000, Mr. Clifford served as President and Chief Executive Officer of Gartner Group, Inc., an information technology research and market company. Prior to these positions, Mr. Clifford was President of the Central and National Account divisions and Corporate Vice President, Information Systems Development at Automatic Data Processing, Inc., a transaction processing and data communication services company. Mr. Clifford holds a B.A. degree in Economics from the University of Connecticut. Mr. Clifford also serves on the Board of Directors of GridApp Systems, Inc. Mr. Clifford is a Class II Director whose current term expires at the annual meeting of stockholders to be held in 2010.

Continuing Class III Directors (Term to expire in 2011)

Michael S. Fields. Mr. Fields joined our Board of Directors in June 2005 and since July 2005, has been serving as our Chairman of the Board of Directors. From July 2005 to August 2005, Mr. Fields served as our acting President. In August 2005, Mr. Fields was appointed as our Chief Executive Officer. Mr. Fields was Chairman and Chief Executive Officer of The Fields Group, a venture capital and management consulting firm, from May 1997 to December 2005. In June 1992, Mr. Fields founded OpenVision Technologies, Inc., a supplier of computer systems management applications for open client/server computing environments, and served as its Chief Executive Officer from July 1992 to July 1995 and Chairman of its Board of Directors from July 1992 to April 1997. Prior to these positions, Mr. Fields served as President at Oracle U.S.A., Inc., and managed sales organizations at Applied Data Research and Burroughs Corporation. Currently, Mr. Fields serves on the Board of Directors of Imation Corporation, and has also served on the advisory board of the Ford Motor Company Customer Service Division from 1999 through 2001. Mr. Fields is a Class III Director whose current term expires at the annual meeting of stockholders to be held in 2011.

John F. Nemelka. Mr. Nemelka joined our Board of Directors in October 2005 pursuant to the terms of a Common Stock and Warrant Purchase Agreement between us and NightWatch Capital Partners, LP, NightWatch Capital Partners II, LP and RHP Master Fund, Ltd. Mr. Nemelka founded NightWatch Capital Group, LLC, an investment management business, and has served as its Managing Principal since its incorporation in July 2001. From 1997 to 2000, Mr. Nemelka was a Principal at Graham Partners, a private investment firm and affiliate of the privately-held Graham Group. From 2000 to 2001, Mr. Nemelka was a Consultant to the Graham Group. Mr. Nemelka holds a B.S. degree in Business Administration from Brigham Young University and an M.B.A. degree from the Wharton School at the University of Pennsylvania. Mr. Nemelka also serves on the Board of Directors of a privately-held company, SANUWAVE Health, Inc. Mr. Nemelka is a Class III Director whose current term expires at the annual meeting of stockholders to be held in 2011.

Board of Directors Meetings

Our Board of Directors met ten times in 2008, including telephone conference meetings. During 2008, no current director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such director served during the time period for which each such director served on the Board of Directors.

Committees of the Board of Directors

Our Board of Directors has three standing committees: the audit committee, the compensation committee and the governance and nominating committee. In addition, our Board of Directors has one non-standing committee: the strategy committee.

Audit Committee. We have a standing audit committee of the Board of Directors (the “Audit Committee”) established in accordance with Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The current members of our Audit Committee are Ms. Vinella and Mr. Clifford. Each member of the Audit Committee meets the independence and other requirements to serve on our Audit Committee under applicable securities laws and the rules of the Securities and Exchange Commission (“SEC”). In addition, our Board of Directors has determined that Ms. Vinella is an “audit committee financial expert” as defined in the rules of the SEC.

The Audit Committee met six times in 2008. The report of the Audit Committee is provided on page __. Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted in the Corporate Governance section of our Internet website (at www.kana.com under Investor Relations). The principal functions of the Audit Committee are to oversee our accounting and financial reporting processes and the audits of our financial statements, oversee our relationship with our independent auditors, including selecting, evaluating and setting the compensation of, and approving all audit and non-audit services to be performed by, the independent auditors, and facilitate communication among our independent auditors and our financial and senior management.

Compensation Committee. We have a standing compensation committee of the Board of Directors (the “Compensation Committee”). The current members of our Compensation Committee are Messrs. Batt, Clifford and Nemelka. The Compensation Committee met five times in 2008. The report of the Compensation Committee is provided on page __.

Our Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is posted in the corporate governance section of our Internet website (at www.kana.com under “Investor Relations”). The Compensation Committee has responsibilities relating to the performance evaluation and the compensation of our Chief Executive Officer, the compensation of our executive officers and directors and our significant compensation arrangements, plans, policies and programs, including our stock compensation plans. Certain of our executive officers, our outside counsel and consultants may occasionally attend the meetings of the Compensation Committee. However, no officer of KANA is present during discussions or deliberations regarding that officer’s own compensation.

Governance and Nominating Committee. We have a standing governance and nominating committee of the Board of Directors (the “Governance and Nominating Committee”). The current members of our Governance and Nominating Committee are Messrs. Batt and Nemelka and Ms. Vinella. The Governance and Nominating Committee met three times in 2008.

Our Board of Directors has adopted a written charter for the Governance and Nominating Committee, a copy of which is posted in the Corporate Governance section of our Internet website (at www.kana.com under “Investor Relations”). The Governance and Nominating Committee considers the performance of the members of our Board of Directors and nominees for director positions and evaluates and oversees corporate governance and related issues.

The goal of the Governance and Nominating Committee is to ensure that the members of our Board of Directors possess a variety of perspectives and skills derived from high-quality business and professional experience. The Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors. To this end, the Governance and Nominating Committee seeks nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen and the ability to think strategically. Although the Governance and Nominating Committee uses these and other criteria to evaluate potential nominees to our Board of Directors, it has no stated minimum criteria for such nominees. The Governance and Nominating Committee does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders. To date, we have not paid any third parties to assist us in this process.

The Governance and Nominating Committee will consider stockholder recommendations for director candidates. The Governance and Nominating Committee has established the following procedure for stockholders to submit such recommendations for which there has been no material change: the stockholder should send the name of the individual and related personal and professional information, including a list of references to our Governance and Nominating Committee, in care of the Corporate Secretary at our principal executive offices, sufficiently in advance of the annual meeting to allow the Governance and Nominating committee appropriate time to consider the recommendation.

Strategy Committee. The Strategy Committee was formed in February 2008. The committee is not a standing committee of the Board of Directors and does not have a formal charter. The Strategy Committee was established to review, evaluate and recommend strategic relations and transactions and/or opportunities to us and to assist our management in reviewing, evaluating and recommending such strategic relations and transactions and/or opportunities. Each member of our Board of Directors serves on the Strategy Committee.

Compensation for Directors

In 2008, we paid each of our non-employee directors (i) an annual fee of $15,000 and (ii) an additional $2,500 for each of the four regularly scheduled Board of Directors meetings that such director attended. We paid the chairperson of the Audit Committee an additional $25,000, the chairpersons of the Compensation Committee and the Governance and Nominating Committee an additional $10,000 and the chairperson of the Strategy Committee an additional $15,000.

Our non-employee directors are eligible to receive automatic and discretionary stock option grants and stock issuances pursuant to the KANA 1999 Stock Incentive Plan, as amended. When a non-employee director is first elected or appointed as a member of the Board of Directors, he or she is automatically granted a stock option grant to purchase 40,000 shares of common stock. On the date of each annual stockholders meeting, each continuing non-employee director will automatically be granted a stock option grant to purchase 10,000 shares of common stock, provided that such director has served as a non-employee director for at least six months. The non-employee directors are also eligible to receive other types of awards under the KANA 1999 Stock Incentive Plan, as amended that are discretionary and not automatic. All options granted to non-employee directors will have an exercise price equal to the current fair market value of our common stock on the date of the grant, and will be nonqualified stock options. In the event of a merger or sale of substantially all of our assets in connection with the liquidation or dissolution of our company, all of the shares subject to the automatic initial and annual stock option grants will accelerate and become exercisable in full.

We reimburse our directors for reasonable travel and other expenses incurred in connection with attending the meetings of the Board of Directors.

DIRECTOR COMPENSATION FOR 2008

The table below summarizes the compensation paid by KANA to non-employee directors for the fiscal year ended December 31, 2008.

Name (1)	Fees Earned or Paid in Cash	Option Awards (2)	Total

Jerry R. Batt	$32,500	$6,320	$38,820

William T. Clifford	$45,000	$22,504	$67,504

John F. Nemelka	$23,750	$22,525	$46,275

Stephanie Vinella	$47,500	$14,163	$61,663

(1)	Mr. Fields, our Chief Executive Officer and Chairman of the Board of Directors, is not included in this table as he is an employee of KANA and thus, received no compensation for his services as Chairman of the Board of Directors. The compensation received by Mr. Fields as an employee of KANA is shown below in the Summary Compensation Table.
(2)

The amounts reported represent the stock-based compensation expense that was recognized for financial reporting purposes in accordance with SFAS 123(R), utilizing the assumptions discussed in Item 8, Note 1 “KANA Software, Inc. and Summary of Significant Accounting Policies – Stock-based Compensation” and Note 7 “Stockholders’ Equity (Deficit)” to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008, without giving effect to estimated forfeitures. Each of Messrs. Batt, Clifford, Nemelka and Ms. Vinella was granted a stock option grant to purchase 10,000 shares common stock on July 29, 2008, following the 2008 annual meeting of stockholders. The grant date fair value for each of these grants was $6,320.

The aggregate number of option awards outstanding for each of our non-employee directors as of December 31, 2008 is provided in the table below:

Non-Employee Director	Number of Shares Subject to Options Outstanding

Jerry R. Batt	160,000

William T. Clifford	90,000

John F. Nemelka	70,000

Stephanie Vinella	145,000

Equity Compensation Plan Information

The following table provides information as of December 31, 2008 with respect to the shares of KANA common stock that may be issued under existing equity compensation plans. The category “Equity compensation plans approved by security holders” in the table below consists of the KANA 1999 Stock Incentive Plan, as amended (the “1999 Stock Incentive Plan”). The category “Equity compensation plans not approved by security holders” in the table below consists of the Broadbase Software, Inc. 1999 Equity Incentive Plan (the “Broadbase 1999 Plan”) and the Broadbase Software, Inc. 2000 Stock Incentive Plan (the “Broadbase 2000 Plan”). The Broadbase 1999 Plan and the Broadbase 2000 Plan were assumed by KANA in connection with the merger with Broadbase Software, Inc. in June 2001 and have not been subsequently approved by our stockholders.

The table does not include information with respect to shares subject to outstanding awards granted under other equity compensation arrangements assumed by KANA in connection with mergers and acquisitions of the companies that originally granted those awards.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table summarizes our equity compensation plans under which equity securities are authorized for issuance, as of December 31, 2008:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1) (2)	6,377,487	$4.58	4,731,258

Equity compensation plans not approved by security holders (3) (4)	1,581,604	$3.08	11,168,719
Total	7,959,091	$4.28	15,899,977

(1)	Under the terms of the 1999 Stock Incentive Plan, on the first trading day of January of each year, the aggregate number of shares of our common stock reserved for issuance there under is increased automatically by a number of shares equal to 4.25% of the total number of shares of our outstanding common stock on the last trading day in December of the immediately preceding calendar year, up to a maximum of 10,000,000 shares per year.
(2)	Excludes options, warrants and other equity rights outstanding under the KANA 1997 Stock Option Plan and KANA 1999 Special Stock Option Plan, which are our inactive shareholder approved plans under which no additional awards may be granted. As of December 31, 2008, a total of 50,363 shares of our common stock were issuable upon exercise of outstanding options under those shareholder approved plans. The weighted-average exercise price of those options is $153.08.
(3)	Represents outstanding options to purchase shares of our common stock under the Broadbase 1999 Plan and the Broadbase 2000 Plan, which were assumed by us in connection with our merger with Broadbase Software, Inc. in June 2001. Under the terms of the Broadbase 1999 Plan, on the first trading day of January of each year, the aggregate number of shares of our common stock reserved for issuance under the plan is increased automatically by a number of shares equal to 5% of the total number of shares of our outstanding common stock on the last trading day in December of the immediately preceding calendar year. Please see below for a more detailed description of our equity compensation plans that do not require the approval of, and have not been approved by, our stockholders.
(4)	Excludes options, warrants and other equity rights assumed by KANA in connection with mergers and acquisitions, other than those awards issued under assumed plans, i.e., the Broadbase 1999 and 2000 Plans. As of December 31, 2008, a total of 23,082 shares of our common stock were issuable upon exercise of outstanding options under these other assumed arrangements. The weighted-average exercise price of these outstanding options is $98.85. No additional awards may be granted under these assumed arrangements.

Equity Compensation Plans Not Approved By Stockholders

We assumed the Broadbase 1999 Plan and the Broadbase 2000 Plan in connection with our merger with Broadbase Software, Inc. in June 2001. The Broadbase 1999 Plan permits the grant of nonqualified stock options, restricted stock and stock bonuses to our employees, consultants and directors. The Broadbase 2000 Plan permits the grant of nonqualified stock options and restricted stock to our employees, consultants and directors.

The Broadbase 1999 Plan and the Broadbase 2000 Plan allow the Compensation Committee to specify the specific conditions of grants, including but not limited to the vesting period, option period, termination provisions and transferability provisions. Options granted under both plans typically have an exercise price not less than the fair market value of our common stock on the date of grant, although both plans permit grants at lower exercise prices. Options granted under both plans generally become exercisable over a four-year period based on continued service and expire ten years after the grant date, subject to earlier termination in the event of a participant’s termination of service with KANA.

As of December 31, 2008, a total of 9,823,676 and 1,345,043 shares remained available for grant under the Broadbase 1999 Plan and the Broadbase 2000 Plan, respectively. Under the terms of the Broadbase 1999 Plan, on the first trading day of January of each year, the aggregate number of shares of our common stock reserved for issuance thereunder is increased automatically by a number of shares equal to 5% of the total number of shares of our outstanding common stock on the last trading day in December of the immediately preceding calendar year. The Broadbase 1999 Plan expired in July 2009 at which time the shares currently available for grant thereunder will no longer be eligible for grant.

REPORT OF THE AUDIT COMMITTEE

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

The Audit Committee’s purpose is to assist the Board of Directors in its oversight of KANA’s financial accounting, reporting and controls. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee. The Audit Committee operates pursuant to a charter, which, as amended, was approved by the Board of Directors in April 2003. The Audit Committee meets with KANA’s management and with our independent registered public accounting firm, with and without management present, to discuss the scope and plans for their audit, the results of its examinations, its evaluations of KANA’s internal controls and the overall quality of KANA’s financial reporting. The Audit Committee held six meetings during 2008.

The current members of the Audit Committee are Mr. Clifford and Ms. Vinella.

In performing its oversight role during the period since its last report, the Audit Committee reviewed and discussed KANA’s audited financial statements with KANA’s management and independent registered public accounting firm. The Audit Committee also discussed with KANA’s independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114, (AICPA, Professional Standards, Vol. 1. AU section 380), “The Auditor’s Communication with those Charged with Governance” as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 32007. The Audit Committee received the written disclosures and the letter from Burr, Pilger & Mayer LLP required by applicable requirements of PCAOB regarding the independent registered public accounting firms’ Communications with audit Committees Concerning independence and discussed Burr, Pilger & Mayer LLP’s independence from KANA with Burr, Pilger & Mayer LLP. Based on the discussions with management and Burr, Pilger & Mayer LLP, the Audit Committee recommended to the Board of Directors that KANA’s audited financial statements that were reviewed by the Audit Committee and discussed with management and Burr, Pilger & Mayer LLP be included in KANA’s Annual Report on Form 10-K for the year ended December 31, 2008. The Audit Committee and the Board of Directors also recommended the selection of Burr, Pilger & Mayer LLP as KANA’s independent registered public accounting firm for the fiscal year ending December 31, 2009.

The members of the Audit Committee rely on the information provided to them and on the representations made to the Audit Committee by KANA’s management and independent registered public accounting firm without conducting independent verification of the accuracy of such information and representations. Accordingly, the Audit Committee’s oversight does not ensure that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not ensure that any audit of KANA’s financial statements conducted by independent registered public accounting firm has been carried out in accordance with generally accepted auditing standards, or that the financial statements are presented in accordance with generally accepted accounting principles.

AUDIT COMMITTEE
Stephanie Vinella
William T. Clifford

OTHER BUSINESS

Our Board of Directors does not presently intend to bring any other business before the 2009 Annual and Special Meeting of Stockholders, and we are not aware of any matters to be brought before the Annual and Special Meeting. As to any business that may properly come before our Annual and Special Meeting, however, it is intended that the proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

EXECUTIVE OFFICERS

In addition to Michael S. Fields, our Chief Executive Officer whose biographical information appears under “Continuing Class III Directors (Term to expire in 2011)” on page     , the following individuals are current executive officers of KANA:

Mark A. Angel. Mr. Angel, age 51, has served as our Chief Technology Officer since August 2008. Mr. Angel joined KANA in May 2007 as our Senior Vice President of Corporate Development and Strategy. Prior to joining KANA, from January 1998 to March 2007, he served as Chief Technology Officer of KNOVA Software Inc., a service resolution management software company that is now a division of Purchaser Corporation. Prior to KNOVA, Mr. Angel founded and served as Chief Executive Officer of Papyrus Technology, which was acquired by Ernst & Young in 1997, and Kanisa Inc., which was acquired by ServiceWare Technologies, Inc. in 2005.

William A. Bose. Mr. Bose, age 43, has served as our Vice President and General Counsel since August 2006. Mr. Bose served in a number of legal positions at KANA from September 1999 to August 2006. Mr. Bose holds a B.A. degree from the University of California at Santa Barbara and a J.D. degree from Santa Clara University School of Law. Mr. Bose is a member of the California Bar.

Jay A. Jones. Since September 2006, Mr. Jones, age 55, has served as our Senior Vice President and Chief Administrative Officer. In addition, in May 2009, Mr. Jones was appointed Interim Chief Financial Officer after Mr. Shannahan retired. Mr. Jones served as Senior Vice President, Chief Information Officer of VERITAS Software Corporation, an enterprise storage and performance company, from September 2004 to December 2005. From January 1999 to September 2004, Mr. Jones served as Chief Administrative Officer of VERITAS Software Corporation, and from March 1993 to January 1999, he served as Vice President, General Counsel and Secretary of VERITAS Software Corporation and OpenVision Technologies, Inc., which was acquired by VERITAS Software Corporation. Prior to OpenVision Technologies, Inc., Mr. Jones was senior corporate counsel for Oracle Corporation. Mr. Jones holds a B.S. degree in architecture from Howard University, an M.S. degree in City Planning from the University of California at Berkeley and a J.D. degree from the University of California at Berkeley. Mr. Jones is a member of the California Bar.

Daniel A. Turano. Since July 2007, Mr. Turano, age 61, has served as our Senior Vice President, Worldwide Field Operations. Mr. Turano joined KANA in August 2006 as our Vice President, Global Financial Services Solutions and served in that position until his promotion to Senior Vice President, Worldwide Field Operations in July 2007. From March 2005 to August 2006, Mr. Turano served as the Vice President of Sales, East of ClairMail, Inc., a software and wireless communications company. From September 2003 to March 2005, Mr. Turano served as Senior Vice President, Commercial Account Collections of Intellerisk Management Systems, a collections agency. Mr. Turano previously served as the Executive Vice President, Sales and Field Operations of Dynamic Mobile Data, a software and wireless communications company from September 2002 to September 2003. Mr. Turano holds a B.S. degree in Business Management from Saint Peter’s College and an M.B.A. degree in Marketing from Fairleigh Dickenson University.

Chad A. Wolf. Since June 2007, Mr. Wolf, age 39, has served as our Corporate Vice President and President of eVergance Partners LLC, a management consulting and systems integration company acquired by KANA in June 2007. From August 2002 to June 2007 Mr. Wolf served as President of eVergance Partners LLC. Mr. Wolf holds an M.S. degree in Industrial Engineering and Operations Management from Kansas State University and a B.S. degree in Industrial Engineering.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the Board of Directors (the “Compensation Committee”) is responsible for developing and monitoring our compensation philosophy, and for implementing that philosophy with respect to our named executive officers. For fiscal year 2008, our “named executive officers” were our Chief Executive Officer, former Chief Financial Officers, the three other most highly compensated executive officers who were serving as executive officers at the end of the fiscal year, and one former executive officer for whom disclosure would have been provided but for the fact that she was no longer serving as an executive officer at the end of fiscal year 2008. These named executive officers are listed in the Summary Compensation Table that begins on page __.

Compensation Philosophy and Objectives

The Compensation Committee believes that the most effective executive compensation program is one that achieves our strategic goals, rewards performance and innovation, promotes accountability and aligns employee interests with those of our stockholders. Our executive compensation program is structured to provide incentives and reward both short-term and long-term performance, and is designed to motivate executive officers to achieve our strategic goals. Our executive compensation program has four primary elements: (i) base salary, (ii) cash bonuses under a performance-based, non-equity incentive plan, and for certain named executive officers, a commissions-based incentive plan, described in more detail below under the heading “Executive Compensation Plan,” (iii) equity awards under our equity incentive plans, and (iv) other benefits.

Setting Executive Compensation

The Compensation Committee, with input from the Company, utilizes data from the AON/Radford Executive Compensation Salary Benchmark Data for the Bay Area (and other relevant areas) (the “Radford Data”) to help assess our positioning and practices against the competitive market, which it uses to evaluate the elements of compensation for our executive officers. Except for the use of the Radford Data, and reference to public filings of companies with which we compete for executive talent, the Compensation Committee has not used benchmarking against market indices or peer groups to establish the compensation of our executive officers.

Role of Executive Officers in Compensation Decisions

Our Board of Directors has delegated to the Compensation Committee the primary authority to recommend, review and approve each element of our executive compensation program, including performance-based incentive awards and long-term incentive awards to our executive officers, including our named executive officers. The Compensation Committee annually reviews the performance of our named executive officers and assesses each component of their compensation, as well as their overall compensation package. When deciding on how much to award under each element of our named executive officers’ compensation (other than our Chief Executive Officer’s compensation), the Compensation Committee considers the recommendations of our Chief Executive Officer. The Compensation Committee, with the assistance of our Chief Executive Officer and Chief Administrative Officer, evaluated and decided on each of the compensation elements for 2008. Our Chief Executive Office and our Chief Administrative Officer attended Compensation Committee meetings in order to assist in these determinations. Although our Chief Executive Officer participated in the confirmation of the compensation elements, the Compensation Committee alone is responsible for setting the Chief Executive Officer’s compensation.

2008 Executive Compensation Elements

For 2008, the elements of compensation for our named executive officers were:

•	base salary;

•	cash bonuses under a performance-based non-equity incentive plan;

•	equity awards under our equity incentive plans; and

•	other benefits.

Base Salary

We provide our named executive officers with a base salary to compensate them for services rendered during the fiscal year. The base salary for our named executive officers is determined based on the named executive officer’s position, responsibilities, level and experience. The Compensation Committee also fixes our named executive officers’ base salary at a level that enables us to competitively attract and retain employees and to reward individual performance and contribution to our business goals. The Compensation Committee reviews Radford Data, certain public filings, and recommendations from our Human Resources Department and our Chief Executive Officer, and considers the base salaries paid by the companies it believes are similar to us or that are competing with us when setting the base salary of our named executive officers. In addition, each year, the Compensation Committee reviews each named executive officer’s performance, our financial performance, as well as each named executive officer’s compensation individually and in relation to other employees, when determining base salary increases (if any). None of our named executive officers received a base salary increase in 2008 due to the Company’s results and other market conditions.

Cash Bonuses Under a Performance-Based, Non-Equity Incentive Plan

Executive Compensation Plan

We utilize a performance-based cash compensation plan (the “Executive Compensation Plan”) to encourage our executive officers to support our goal of operating with sustainable profit and, for executive officers employed in our sales and marketing departments, on growing revenue. The Executive Compensation Plan’s performance-based incentives serve to align the performance of our executive officers with the interests of our stockholders by providing our executive officers with incentives to build stockholder value. Under the Executive Compensation Plan our named executive officers are eligible to receive quarterly and annual cash bonuses based on our achievement of quarterly and annual operating profit targets, and additionally, for the named executive officers in our sales and marketing departments, cash commissions based on our achievement of quarterly and annual revenue targets. For Executive Compensation Plan purposes, profit is defined to mean the net profit target shown in the initial 2008 budget approved by the Board of Directors (which excludes certain non-cash expenses such as stock-based compensation expenses, warrant expense, if any, and restructuring charges).

In 2008, the Executive Compensation Plan was designed by us, with the assistance of the Compensation Committee, to redirect our executive officers’ focus on our profit goals. For that reason, the Executive Compensation Plan did not include any individualized management by objectives goals to be reached by our executive officers. Rather, cash bonuses under the Executive Compensation Plan are earned solely on our achievement of operating profit targets, and cash commissions are earned solely on our achievement of revenue targets. Each of our named executive officers was eligible to participate in the Executive Compensation Plan, except for Mr. Thompson, our former Chief Financial Officer, who retired in February 2008, prior to the Executive Compensation Plan’s approval. Our Compensation Committee approved the Executive Compensation Plan in April 2008. In October 2008, the Compensation Committee revised the Executive Compensation Plan to redistribute cash bonus amounts allocated to two former executive officers, who ceased employment with us during 2008, among the remaining Executive Compensation Plan participants.

Under the Executive Compensation Plan, named executive officers are eligible to receive quarterly and annual cash bonus awards that are a certain percentage of the named executive officer’s base salary (the “Base Bonus Amount”). In addition, named executive officers employed in our sales and marketing departments are eligible to receive a variable commission that is also a certain percentage of the named executive officer’s base salary (the “Commission Amount”). The percentage of the named executive officer’s annual base salary that constitutes the Base Bonus Amount and the Commission Amount is based on the named executive officer’s experience, position and responsibilities and our annual financial and strategic goals. For 2008, the Compensation Committee reviewed and approved our Chief Executive Officer’s Base Bonus Amount recommendation and Commission Amount recommendation for each of our named executive officers, as applicable. Our Chief Executive Officer did not make a recommendation for his own Base Bonus Amount, which was set and approved by the Compensation Committee without his input. The Salary, Base Bonus Amount and the Commission Amount for each of our named executive officers for fiscal year 2008 were as follows:

	CEO	Former CFO	Interim CFO and CAO	President, eVergance	SVP, WW Field Ops	Former CMO	Former CFO
Compensation	Michael S. Fields	Michael J. Shannahan	Jay A. Jones	Chad A. Wolf	Daniel Turano	Marchai B. Bruchey	John M. Thompson (1)

Salary	$360,000	$275,000	$225,000	$225,000	$225,000	$200,000	$180,929

Base Bonus Amount	$262,750	$153,600	$140,950	$63,150	$75,550	$156,100	N/A

Commission Amount				$56,250	$157,500	$60,000

Bonus % (2)	73%	56%	63%	28%	34%	78%

Commission % (2)				25%	70%	30%

(1)	Mr. Thompson did not participate in the Executive Compensation Plan as it was still under consideration when Mr. Thompson notified the Company of his retirement in February 2008.
(2)	Amounts shown reflect bonuses and commissions as a percentage of annual base salary.

The total cash bonus amounts awarded to all executive officers under the Executive Compensation Plan, which includes the Base Bonus Amount, the Commission Amount, and the Participation Bonus (as defined below) is not to exceed $3,000,000.

The Base Bonus Amount

The Base Bonus Amount is awarded if we achieve or exceed the Budgeted Operating Profit (“BOP”) and Threshold Operating Profit (“TOP”) targets identified in the table below (the maximum cash bonus amounts that can be earned as a result of achieving or exceeding the BOP and TOP targets, the “Bonus Pool Amount”). Both the BOP and TOP are measured each quarter and then on an annual basis in order to assess whether the Bonus Pool Amount is earned for the applicable period. Upon achievement of the BOP targets, executive officers are eligible to receive a cash bonus from the Base Bonus Pool. Upon achievement of the TOP targets, the executive officers are eligible to receive an additional cash bonus from the Threshold Bonus Pool. In addition, each named executive officer may receive a cash bonus in addition to the distributions from the Base and Threshold Bonus Pools (the “Participation Bonus”) for any actual operating profit attained over and above the TOP (such profit, the “OTOP”). The Participation Bonus is calculated as a percentage of OTOP. The following table identifies the BOP, TOP and OTOP targets under the Executive Compensation Plan and the maximum aggregate bonus amounts payable to all executive officers under the Executive Compensation Plan:

	Fiscal Year 2008
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Annual
Operating Profit Targets

Budgeted Operating Profit (BOP)	$177,000	$633,000	$463,000	$1,909,000	$3,700,000

Threshold Operating Profit (TOP)	$410,000	$980,000	$640,000	$2,125,000	$5,500,000

Over Threshold Operating Profit (OTOP)	Actual Operating Profit attainment greater than the (TOP)

Maximum Bonus Payable (1)

Tier One—Base Bonus Pool	$50,000	$100,000	$50,000	$50,000	$420,000

Tier Two—Threshold Bonus Pool	$100,000	$150,000	$25,000	$25,000	No Pool	(2)

Tier Three—Participation Bonus of OTOP	30.00%	30.00%	20.00%	20.00%

(1)	The maximum bonus payable includes amounts payable to executive officers who are not named executive officers, and for whom compensation disclosure is not provided herein.
(2)	The Executive Compensation Plan includes a Base Bonus Pool for annual achievement of the BOP target, but does not include a Threshold Bonus Pool for achievement of the annual TOP target.

The allocation of the aggregate Base Bonus Pool, Threshold Bonus Pool and Participation Bonus percentage among each of our named executive officers differs according to the named executive officer’s experience, position and responsibilities, as set forth in the table below.

Named Executive Officer	%	First Quarter (1)	Second Quarter	Third Quarter	Fourth Quarter	Annual

Michael S. Fields
Tier One—Base Bonus Pool	25%	$12,500	$25,000	$12,500	$12,500	$105,000
Tier Two—Threshold Bonus Pool	25%	$25,000	$37,500	$6,250	$6,250	No Pool	(2)
Tier Three—Participation Bonus of OTOP		8.40%	8.40%	5.60%	5.60%

Michael J. Shannahan
Tier One—Base Bonus Pool	14%	$7,000	$14,000	$7,000	$7,000	$58,800
Tier Two—Threshold Bonus Pool	14%	$14,000	$21,000	$3,500	$3,500	No Pool	(2)
Tier Three—Participation Bonus of OTOP		5.10%	5.10%	3.40%	3.40%

Jay A. Jones
Tier One—Base Bonus Pool	13%	$6,500	$13,000	$6,500	$6,500	$54,600
Tier Two—Threshold Bonus Pool	13%	$13,000	$19,500	$3,250	$3,250	No Pool	(2)
Tier Three—Participation Bonus of OTOP		4.20%	4.20%	2.80%	2.80%

Chad A. Wolf
Tier One—Base Bonus Pool	6%	$3,000	$6,000	$3,000	$3,000	$25,200
Tier Two—Threshold Bonus Pool	6%	$6,000	$9,000	$1,500	$1,500	No Pool	(2)
Tier Three—Participation Bonus of OTOP		2.10%	2.10%	1.40%	1.40%

Daniel A. Turano
Tier One—Base Bonus Pool	7%	$3,500	$7,000	$3,500	$3,500	$29,400
Tier Two—Threshold Bonus Pool	7%	$7,000	$10,500	$1,750	$1,750	No Pool	(2)
Tier Three—Participation Bonus of OTOP		1.20%	1.20%	0.80%	0.80%

Marchai B. Bruchey
Tier One—Base Bonus Pool	14%	$7,000	$14,000	$7,000	N/A	$58,800
Tier Two—Threshold Bonus Pool	14%	$14,000	$21,000	$3,500	N/A	No Pool	(2)
Tier Three—Participation Bonus of OTOP		2.70%	2.70%	1.80%	N/A

John M. Thompson (3)
Tier One—Base Bonus Pool	0%
Tier Two—Threshold Bonus Pool	0%
Tier Three—Participation Bonus of OTOP

(1)	The Tier-One Base Bonus Pool amounts for the first quarter reflect increases approved under the Executive Compensation Plan in October 2008. Although the Base Bonus Pool amounts were increased in October 2008, the bonuses earned and paid in the first quarter were compliant with the prior Tier-One Base Bonus Pool amounts approved in April 2008. For the first quarter, Mr. Fields earned $11,000, Mr. Shannahan earned $6,000, Mr. Jones earned $5,500, Mr. Wolf earned $2,500, Mr. Turano earned $3,000, Ms. Bruchey earned $7,000.
(2)	The Executive Compensation Plan includes a Base Bonus Pool for annual achievement of the BOP target, but does not include a Threshold Bonus Pool for achievement of the annual TOP target.
(3)	Mr. Thompson did not participate in the Executive Compensation Plan as it was still under consideration when Mr. Thompson notified the Company of his retirement in February 2008.

Each of our named executive officer’s total cash bonus award for 2008 can exceed the Base Bonus Amount if the BOP and TOP targets are achieved in each quarter and annually, and a Participation Bonus is awarded in any quarter for achievement of OTOP under the Executive Compensation Plan.

The Commission Amount

Three of our named executive officers had an additional cash commission component tied to our achievement of license, maintenance and professional services revenue targets. These individuals, Mr. Turano, Ms. Bruchey, and Mr. Wolf are (or were) employed in our sales and marketing departments where revenue generation is a primary focus. For Mr. Turano, his cash commission component is earned and paid upon our achievement of both quarterly and annual license, maintenance, and professional services revenue targets. Whereas, for Ms. Bruchey and Mr. Wolf, their cash commission component is earned and paid upon our achievement of annual license, maintenance and professional services revenue targets. The on-target commission amounts that each named executive officer could earn in 2008 for achievement of our revenue targets were as follows:

Named Executive Officer	Annual On-Target Commission Amount

Daniel A. Turano	$157,500

Marchai B. Bruchey	$60,000

Chad A. Wolf	$56,250

For 2008, the annual revenue targets for Mr. Turano were $24.75 million from license revenues, $29 million from maintenance revenues, and $21.5 million from professional services revenue. For Ms. Bruchey and Mr. Wolf, the annual revenue targets for maintenance and professional services revenues were the same as for Mr. Turano, but the annual revenue target from license revenues was $27.75 million. In 2008, Mr. Turano, Ms. Bruchey and Mr. Wolf earned commissions totaling $98,729, $11,238, and $12,295, respectively. The amount of the commissions earned and paid to each named executive officer equals the actual quarterly or annual license, maintenance, and professional services revenues achieved multiplied by a percentage that varies for each named executive officer depending on the source of revenue. There was no minimum revenue requirement for payment of the commissions, except for commissions on professional services revenue, payment of which is conditioned on the professional services department operating at a 10% gross margin. In addition, for Ms. Bruchey and Mr. Wolf, to the extent we exceeded a given revenue target, their commissions as a percentage of revenue increased to the amounts set forth in the table below.

Named Executive Officer	Annual Above-Target Commission Percentages
	License	Maintenance	Professional Services

Marchai B. Bruchey	0.170%	0.040%	0.091%

Chad A. Wolf	0.068%	0.025%	0.221%

For Mr. Turano, to the extent we exceeded a given quarterly or annual revenue target, he earned a percentage of the amount by which revenues exceeded the target amount. For quarterly revenue targets the above-target commission percentages for Mr. Turano were 1.00% for license revenues, 0.10% for maintenance revenues and 0.25% for professional services revenues. For annual revenue targets, the above-target commission percentages for Mr. Turano were 2.00% for license revenues, 0.25% for maintenance revenues and 0.50% for professional services revenues.

Bonus Payments

The Executive Compensation Plan’s targets were sufficiently challenging for our named executive officers to achieve because such targets focused on our attainment of a continual and growing operating profit. In 2008, the BOP target was earned in the first, second and third quarters, the TOP target was achieved only in the third quarter, and OTOP was achieved only in the third quarter. The Company failed to achieve any other profit targets during the year, including the annual measurement amounts, due to an unexpected drop in revenues in the fourth quarter which caused the Company to miss its operating profit targets.

In 2008, our named executive officers earned the following cash bonus awards under the Executive Compensation Plan: our Chief Executive Officer earned $64,718 all of which was paid in 2008, our former Chief Financial Officer, Michael J. Shannahan, earned $36,552 all of which was paid in 2008, our Interim Chief Financial Officer and Chief Administrative Officer earned $33,234 all of which was paid in 2008, the President of eVergance earned $143,506 with payment of $5,314 occurring in 2009, our Senior Vice

President of Worldwide Field Operations earned $142,706 with payment of $24,276 occurring in 2009, our former Chief Marketing Officer earned $71,142 all of which was paid in 2008, and our former Chief Financial Officer, John M. Thompson, earned $0 in 2008. For Mr. Wolf (the President of eVergance), Mr. Turano (our Senior Vice President of Worldwide Field Operations) and Ms. Bruchey (our former Chief Marketing Officer), the above amounts include both commission amounts and bonus awards under the Executive Compensation Plan. For Mr. Shannahan, the above amount does not include the sign on bonus of $11,458 described below.

Equity Awards Under Long-Term Equity Incentive Plans

Equity Incentive Program

We believe that equity awards are a critical component in our ability to recruit and retain our executive officers. Our equity incentive program strives to retain our named executive officers, to motivate them to achieve our annual strategic goals and to align the performance of our named executive officers with the interests of our stockholders through grants of several forms of equity, such as stock options, performance-based stock options and restricted stock, which provide our named executive officers with long-term incentives to build stockholder value.

We maintain the KANA 1999 Stock Incentive Plan and equity compensation plans assumed pursuant to acquisitions of certain companies. We may grant several different forms of an equity award under these plans, including stock options and restricted stock. The Compensation Committee is responsible for approving equity grants for our named executive officers. Stock Options are typically granted to our named executive officers when they first join the Company and in connection with annual re-fresh stock option grants based on merit and performance. In 2008, the Compensation Committee approved a stock option award to Mr. Shannahan to purchase 350,000 shares of our common stock in connection with his appointment as our Chief Financial Officer, however, no re-fresh stock option grants were made to any employees, including our named executive officers.

We have implemented a standardized program for granting dates for stock options. If there are stock option grants to consider, then on Monday of the second full week of each month, we provide a recommendation to the Compensation Committee regarding stock option grants for the named executive officers and other employees. The Compensation Committee then reviews the proposed stock option grants and renders a recommendation and approval, generally on the Thursday of such week, with the exercise price of such stock option grants being the closing price of our common stock on that Thursday.

Other Benefits

401(k) Retirement Plan

We have a 401(k) retirement plan, which covers substantially all employees. Eligible employees may make salary deferral (before tax) contributions up to a specified amount. The Company, at its discretion, may make additional matching contributions on behalf of the participants of the retirement plan, but did not make any matching contributions in 2008, and has not, to date, in 2009.

Other Benefits

We offer our named executive officers a range of benefits including life, medical, dental, vision and disability programs in the geographical location where they are based. In providing these benefit programs, we aim to provide an attractive set of benefits, while managing business costs. These benefits are similar or the same benefits offered to all of our employees.

Perquisites

We do not typically offer cash or non-cash perquisites to our named executive officers that are not available to other employees. During fiscal year 2008, other than as described below, we did not provide any special benefits or perquisites to any named executive officer that exceeded $10,000; however, in the future, there may be times when a specific situation requires additional compensation to be given to a named executive officer that exceeds $10,000. As disclosed by us in June 2007, the Company agreed to pay monthly housing costs (rent) of our Chief Executive Officer. The total amount of rent paid in 2008 was $64,748.

Ownership Guidelines

We currently have not adopted stock ownership guidelines. While the Compensation Committee has discussed stock ownership guidelines in the past, and the potential benefit to us and our stockholders of implementing such guidelines, there are currently no plans to develop and implement stock ownership guidelines in 2009.

Severance or Change in Control Benefits

Our severance and change in control agreements are designed to facilitate our ability to attract and retain executive officers in a marketplace where such protections are commonly offered. The severance provisions are designed to ease an executive officer’s transition due to an unexpected termination of employment for on-going changes in our employment needs. For a description of the severance and change in control arrangements with our named executive officers, please see the section below entitled “Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Implications

As part of its role, the Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1.0 million that is paid to our Chief Executive Officer and our three other most highly compensated employees. We believe that compensation paid under the executive compensation programs is generally fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers.

Since the first quarter of 2006, we have accounted for stock-based compensation in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), which requires the measurement and recognition of compensation expense in the statement of operations for all share-based payment awards made to employees and directors, including employee stock options, based on estimated fair values. The estimated fair value of the stock-based awards, less expected forfeitures, is amortized over the awards’ vesting period on a straight-line basis. SFAS 123(R) requires us to estimate the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the statements of operations. Because stock-based compensation expense recognized in the consolidated statements of operations is based on awards ultimately expected to vest, it has been reduced for estimated forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

For share-based payment awards granted prior to, but not yet vested as of December 31, 2005, the employee stock-based compensation expense recognized in the consolidated statements of operations includes compensation expense, based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS No 123, “Accounting for Stock Based Compensation (“SFAS 123”).” For the share-based payment awards granted subsequent to December 31, 2005, the stock-based compensation expense recognized in the consolidated statements of operations includes compensation expense based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R).

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Messrs. Batt, Clifford and Nemelka. No members of our Compensation Committee were employees of KANA or its subsidiaries during 2008 or at any time prior to 2008. During 2008, none of our executive officers served as a member of the Board of Directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or our Compensation Committee.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2008 and Proxy Statement.

COMPENSATION COMMITTEE
William T. Clifford (Chairman)
John F. Nemelka
Jerry R. Batt

2008 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation earned by each of the named executive officers for the fiscal years ended December 31, 2006, 2007 and 2008.

Name and Principal Position	Year	Salary	Bonus		Option Awards (1)	Non-Equity Incentive Plan Compensation (2)		All Other Compensation		Total

Michael S. Fields (3) Chief Executive Officer and Chairman of Board of Directors	2008	$360,000			$397,787	$64,718		$64,748	(4)	$887,253
	2007	$360,000			$588,876	$35,100		$25,687		$1,009,663
	2006	$360,000			$1,022,237	$455,715		$—		$1,837,952

John M. Thompson (5) Former Executive Vice President and Chief Financial Officer	2008	$180,929			$94,403	$—	(5)	$—		$275,333
	2007	$250,000			$110,173	$18,750		$—		$378,923
	2006	$235,000			$146,050	$227,858		$—		$608,908

Michael J. Shannahan (6) Former Executive Vice President and Chief Financial Officer	2008	$230,224	$11,458	(7)	$61,672	$36,552		$—		$339,906

Daniel A. Turano (8) Senior Vice President, Worldwide Field Operations	2008	$225,000			$104,269	$142,706	(9)	$—		$471,975
	2007	$202,500			$82,067	$129,236		$—		$413,803

Chad Wolf (10) President of eVergance	2008	$225,000			$37,582	$143,506	(11)	$—		$406,088

Jay A. Jones Senior Vice President and Chief Administrative Officer	2008	$225,000			$92,389	$33,234		$—		$350,623
	2007	$225,000			$93,330	$18,750		$—		$337,080
	2006	$68,519			$26,154	$43,313		$—		$137,986

Marchai Bruchey (12) Former Senior Vice President and Chief Marketing Officer	2008	$166,667			$65,006	$71,142	(13)	$54,267	(14)	$357,082
	2007	$200,000			$86,220	$30,000		$—		$316,220

(1)	The amounts reported represent the stock-based compensation expense, excluding estimated forfeitures for service-based vesting, that was recognized for financial reporting purposes in accordance with SFAS 123(R), utilizing the assumptions discussed in Item 8, Note 1 “KANA Software, Inc. and Summary of Significant Accounting Policies – Stock-based Compensation” and Note 7 “Stockholders’ Equity (Deficit)” to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008.
(2)	The amounts reported reflect the cash awards paid to each of our named executive officers under the Executive Compensation Plan described in more detail above under the heading “Compensation Discussion and Analysis.”
(3)	Mr. Fields is Chairman of our Board of Directors and did not receive any compensation for his service as a director.
(4)	The amount reported reflects the total value of payments made during 2008 for Mr. Fields’ corporate housing in Northern California pursuant to an arrangement that we entered into with Mr. Fields, in lieu of a salary increase, and that is described in more detail above in the section “Perquisites.”
(5)	Mr. Thompson retired from his position as Executive Vice President and Chief Financial Officer effective as of February 28, 2008. Mr. Thompson did not participate in the Executive Compensation Plan because it had not been adopted at the time of his retirement.
(6)	Mr. Shannahan served as Executive Vice President and Chief Financial Officer from March 2008 through May 18, 2009.
(7)	The amount reported reflects the total value of a one time non-refundable sign-on bonus made to Mr. Shannahan.
(8)	Compensation information for 2006 is not included in the Summary Compensation Table for Mr. Turano because he was not a named executive officer in 2006.
(9)	The amount reported includes $98,729 earned as commissions under the Executive Compensation Plan.
(10)	Compensation information for 2006 and 2007 is not included in the Summary Compensation Table for Mr. Wolf because he was not a named executive officer in either of those years.
(11)	The amount reported includes $12,295 earned as commissions under the Executive Compensation Plan.
(12)	Compensation information for 2006 is not included in the Summary Compensation Table for Ms. Bruchey because she was not a named executive officer in 2006. Ms. Bruchey retired in October 2008.
(13)	The amount reported includes $11,238 earned as commissions under the Executive Compensation Plan.

(14)	The amount reported reflects the severance payment and payment of accrued personal time made to Ms. Bruchey in conjunction with her retirement in October 2008.

2008 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards (1)				All Other Option Awards: Number of Securities Underlying Options (2)	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target		Maximum (6)

Michael S. Fields		$167,500	$262,750		—

Michael J. Shannahan		$93,800	$153,600		—

	3/13/08					350,000	$1.42	$218,330

Daniel A. Turano		$87,100	$233,050	(3)	—

Chad Wolf		$40,200	$119,400	(4)	—

Jay A. Jones		$46,900	$140,950		—

Marchai B. Bruchey		$93,800	$216,100	(5)	—

(1)	This column sets forth the threshold and target amounts for each named executive officer’s non-equity incentive plan awards for the year ended December 31, 2008 under the Executive Compensation Plan. The threshold amount represents the cash bonus payable to each named executive officer upon our achievement of the BOP targets. The target amount represents the cash bonus payable to each named executive officer upon our achievement of the BOP and TOP targets, and includes commissions amounts payable upon our achievement of revenue targets for those named executive officers employed in the sales and marketing departments. The maximum amount payable to each named executive officer under the Executive Compensation Plan is a variable amount with no limit except for the limit placed on the total cash bonus pool for all executive officers, which is capped at $3,000,000. The maximum amount payable depends on our achievement of OTOP because the Participation Bonus is paid as a fixed percentage of OTOP achieved, and there is no cap on the amount of OTOP achievable. The actual cash bonuses earned for the year ended December 31, 2008 for each named executive officer is set forth in the “Summary Compensation Table” above and under the heading “Compensation Disclosure and Analysis” above.
(2)	None of our named executive officers, other than Mr. Shannahan, received equity-based awards under our equity incentive plans in 2008.
(3)	The target amount includes $157,500 that could be paid out under Mr. Turano’s 2008 commissions-based incentive plan.
(4)	The target amount includes $56,250 that could be paid out under Mr. Wolf’s 2008 commissions-based incentive plan.
(5)	The target amount includes $60,000 that could be paid out under Ms. Bruchey’s 2008 commissions-based incentive plan.
(6)	The maximum amount payable to our named executive officers in the sales and marketing departments upon achievement of our revenue targets is described in more detail above, under the heading “Compensation Disclosure and Analysis – the Commission Amount.”

Material Terms of Employment Offer Letters

Michael S. Fields. In November 2005, we formally entered into an employment offer letter with Mr. Fields for the position of Chief Executive Officer and Chairman of the Board of Directors, effective as of August 26, 2005. Pursuant to the terms of the employment offer letter, if Mr. Fields is terminated for any reason other than cause, then we will pay him an amount equal to six months of his annual base salary, as in effect at the time of termination. In addition, if a change in control of 50% or more of our outstanding stock occurs, and if, following the change in control, Mr. Fields is not offered a position at the combined entity similar to the one he held prior to the change in control, then 100% of the unvested shares underlying the initial options granted to Mr. Fields in connection with his appointment as our Chief Executive Officer shall immediately vest. We were unable to award Mr. Fields with an initial stock option grant until September 2006, as a result of a delay in the filing of our periodic and annual reports with the SEC. In September 2006, our Compensation Committee granted Mr. Fields options to purchase an aggregate of 1,389,939 shares of our common stock with a strike price of $2.95 per share, with vesting commencing on August 26, 2005. All of the 1,389,939 shares of common stock underlying the options have fully vested.

John M. Thompson. From February 2008 to September 2008, Mr. Thompson provided services to us. During the transitional period, Mr. Thompson continued to receive his annual base salary but was no longer eligible for a cash incentive bonus. Mr. Thompson’s options also continued to vest until September 2008 in accordance with their terms and Mr. Thompson was given until March 2009 to exercise any vested options. Mr. Thompson did not exercise any options prior to March 2009 and as a result the vested options were then cancelled.

Michael J. Shannahan. In February 2008, we entered into an employment offer letter with Mr. Shannahan in connection with his appointment as our Executive Vice President and Chief Financial Officer. Pursuant to the terms of the employment offer letter, we agreed to pay Mr. Shannahan an annual base salary of $275,000 and a one time, non-refundable sign-on bonus of $11,458. In addition, Mr. Shannahan was eligible for an annual cash incentive award of up to $137,500, prorated to the length of Mr. Shannahan’s service in 2008, and based upon his achievement of individual objectives and our achievement of financial performance targets in 2008. In connection with his employment with us, the Compensation Committee granted Mr. Shannahan an option to purchase 350,000 shares of our common stock on March 13, 2008, at an exercise price equal to the fair market value of our common stock on the date of grant. 25% of the shares underlying the option vested on August 29, 2008, with the remainder of the shares vesting in 42 equal monthly installments until fully vested on February 29, 2012, subject to Mr. Shannahan’s continuous employment with us. Mr. Shannahan’s retirement was effective in May 2009.

On May 21, 2009, we entered into a separation agreement and release with Mr. Shannahan. Pursuant to this agreement, we paid Mr. Shannahan $137,500, which represented six months of his base salary, less applicable state and federal payroll deductions. In addition, we will pay Mr. Shannahan $27,552, less applicable state and federal payroll deductions, in six equal installments beginning on June 1, 2009 and ending on September 15, 2009. Last, we agreed to pay Mr. Shannahan’s health insurance premiums for six months under the Consolidated Omnibus Budget Reconciliation Act of 1995 (COBRA) should Mr. Shannahan make the election to continue the applicable health benefits under COBRA. Mr. Shannahan provided the Company with a general release of claims and covenant not to sue.

Jay A. Jones. In August 2006, we entered into an employment offer letter with Mr. Jones. Pursuant to the terms of Mr. Jones’ offer letter, the Compensation Committee granted Mr. Jones an option to purchase 200,000 shares of our common stock. In addition, we agreed to enter into a Change in Control Agreement with Mr. Jones, which, to date, has not been entered into yet. The Change in Control Agreement will provide Mr. Jones with six months accelerated vesting of any unvested shares subject to Mr. Jones’ initial option grant to purchase 200,000 shares of our common stock and separation pay equal to six months of Mr. Jones’ annual base salary to be paid over a six-month period upon the occurrence of a Change in Control Event (as defined below).

Daniel A. Turano. In July 2006, we entered into an employment offer letter with Mr. Turano. Pursuant to the terms of Mr. Turano’s offer letter, the Compensation Committee granted Mr. Turano an option to purchase 180,000 shares of our common stock. In addition, we agreed to enter into a Change in Control Agreement with Mr. Turano, which, to date, has not been entered into yet. The Change in Control Agreement will provide Mr. Turano with six months accelerated vesting of any unvested shares subject to Mr. Turano’s initial option grant to purchase 180,000 shares of our common stock and separation pay equal to six months of Mr. Turano’s annual base salary to be paid over a six-month period upon the occurrence of a Change in Control Event.

Chad Wolf. In May 2007, we entered into an employment agreement with Mr. Wolf, effective as of the closing of our acquisition of eVergance. Pursuant to the terms of Mr. Wolf’s employment agreement, the Compensation Committee granted Mr. Wolf an option to purchase 100,000 shares of our common stock. If Mr. Wolf is terminated for Good Reason (as defined below) or his employment is terminated at any time without Cause (as defined below) or there occurs a Change in Control Event (as defined below) then Mr. Wolf will receive a lump sum payment equal to six months of his then-current base salary, a lump sum payment of $6,000 and 100% of the unvested shares underlying the then outstanding options granted to Mr. Wolf shall immediately vest.

Definitions

	Michael J. Shannahan	Jay A. Jones	Daniel A. Turano	Chad Wolf
	Former CFO	Interim CFO and CAO	SVP, WW Field Ops	President, eVergance

Cause	Cause for termination will exist after the occurrence of one or more of the following: (i) gross negligence or willful misconduct in the performance of, or his failure or refusal to perform his duties with KANA, as determined in good faith by our Board of Directors; (ii) unprofessional, unethical or fraudulent conduct or conduct that discredits KANA or is detrimental to KANA’s reputation, character or standing; (iii) dishonest conduct or a deliberate attempt to injure KANA; (iv) breach of his Invention Assignment and Confidentiality Agreements, and/or duty of confidentiality to KANA, including, without limitation the theft, misappropriation and/or misuse of KANA’s proprietary information; (v) failure or refusal to comply in any material respect with the reasonable policies, standards or regulations of KANA; (vi) any unlawful or criminal act which would reflect badly on KANA in our reasonable judgment; (vii) absence from work without an approved leave; or (viii) death.			Cause for termination will exist after the occurrence of one or more of the following: (i) gross negligence or willful misconduct in the performance of, or his failure or refusal to perform his duties with KANA, as determined by us in good faith, or his failure or refusal to perform his duties with us for more than 30 days after there has been delivered a written demand describing the duties he has failed or refused to perform; (ii) substantial and material failure to meet the reasonable expectations of our Board of Directors for his position, which failure is not the result of factors outside of the Executive’s control and that continue for more than 30 days after there has been a delivered a written demand for performance describing the specific deficiencies and specific manner in which his performance must be improved; (iii) failure or refusal to comply in any material respect with the reasonable policies, standards or regulations of KANA which continues for more than 30 days after there has been delivered a written demand describing the specific compliance deficiencies; (iv) conviction of a felony or a serious misdemeanor which reflects badly on KANA, in KANA’s reasonable judgment; (v) his absence from work, apart from vacation, for more than 30 days without an approved leave of absence; plus definitions (iii) and (iv) from the definition of Cause set forth in the agreements for Messrs. Shannahan, Jones and Turano.

Change in Control Event	A change in control of 50% or more of our outstanding stock, and following which, Mr. Shannahan is not offered the same or a similar position with the combined entity as the one he held prior to the change in control, or if he is terminated without Cause within six months of the change in control.	A change in control of 50% or more of our outstanding stock and, following which, they are not offered the same or a similar position at the combined entity as the position that they held prior to the change in control.		An Involuntary Termination (as defined below) within 12 months after (i) the closing of a consolidation or merger of KANA with or into any other corporation or corporations in which the holders of KANA’s outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation or merger, retain stock representing a majority of the voting power of the surviving corporation of such consolidation or merger; (ii) the approval by KANA’s stockholders of a plan of complete liquidation of KANA; or a sale of all or substantially all of the assets of the Company.

Good Reason	N/A			(i) The relocation of the principal location where Mr. Wolf is required to perform his duties to more than fifty miles from Overland Park, Kansas; (ii) the occurrence of an Involuntary Termination (as defined below)

Involuntary Termination	N/A			An involuntary termination is defined as (i) a material reduction of his duties, position or responsibilities relative to his duties, position or responsibilities in effect immediately prior to such reduction without his express written consent; (ii) his removal from his duties, position and responsibilities, unless he is provided with substantially comparable duties, position and responsibilities; provided, however, that a reduction in duties, position or responsibilities solely by virtue of KANA being acquired and being made part of a larger entity is not an Involuntary Termination.

Separation Agreements

John M. Thompson. In February 2008, Mr. Thompson retired from his position as Chief Financial Officer. From February 2008 to September 2008, Mr. Thompson provided transitional services to us. During the transitional period, Mr. Thompson continued to receive his annual base salary but was no longer eligible for a cash incentive bonus. Mr. Thompson’s options also continued to vest until September 2008 in accordance with their terms and Mr. Thompson was given until March 2009 to exercise any vested options. Mr. Thompson did not exercise any options prior to March 2009 and as a result the vested options were then cancelled.

Marchai B. Bruchey. In February 2008, we entered into a letter agreement to amend Ms. Bruchey’s offer letter dated December 15, 2000 (the “amendment agreement”) that provided Ms. Bruchey with severance benefits. Pursuant to the terms of the amendment agreement, Ms. Bruchey received a lump-sum separation payment of six months annual base salary in connection with her retirement in October 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR ENDED DECEMBER 31, 2008

Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price ($)	Option Expiration Date

Michael S. Fields	384,000	*	—		$2.95	9/7/2016
	838,282		167,657	(1)	2.95	9/7/2016

Michael J. Shannahan	72,971		277,083	(2)	1.42	3/13/2018

Jay A. Jones	112,500		87,500	(3)	2.95	9/7/2016
	14,076		15,924	(4)	3.10	1/31/2017

Daniel A. Turano	101,250		78,750	(5)	2.95	9/7/2016
	90,000		28,125	(6)	3.00	9/12/2017

Chad Wolf	37,500		62,500	(7)	3.10	6/13/2017

Marchai B. Bruchey (8)	2,322	*	—		6.67	12/17/2009
	1,575	*	—		8.76	4/11/2011
	41	*	—		8.76	4/11/2011
	162	*	—		8.76	4/11/2011
	1,210	*	—		8.76	4/11/2011
	756	*	—		8.76	4/11/2011
	5,250	*	—		18.76	6/28/2011
	1,875	*	—		0.10	10/12/2011
	21,699	*	—		14.41	12/13/2011
	3,301	*	—		14.41	12/13/2011
	3,000	*	—		9.48	5/1/2012
	750	*	—		1.63	8/1/2012
	10,000	*	—		3.32	1/21/2013
	50,000	*	—		3.38	4/26/2014
	89,583	(9)	10,417		1.591	3/2/2015
	24,600	*	—		1.87	3/24/2015
	62,500	(10)	37,500		2.95	9/8/2016
	13,125	(11)	16,875		3.10	2/1/2017

*	Option fully vested as of December 31, 2008.
(1)	Option vests as to 12.5% of the shares of common stock underlying it on February 26, 2006 and as to 1/48th of the underlying shares monthly thereafter until fully vested on August 26, 2009.
(2)	Option vests monthly as to 1/ 48th of the shares of common stock underlying it until fully vested on February 29, 2012.
(3)	Option vests as to 12.5% of the shares of common stock underlying it on March 5, 2007 and as to 1/48th of the underlying shares monthly thereafter until fully vested on September 5, 2010.
(4)	Option vests monthly as to 1/ 48th of the shares of common stock underlying it until fully vested on January 1, 2011.
(5)	Option vests as to 12.5% of the shares of common stock underlying it on March 8, 2007 and as to 1/48th of the underlying shares monthly thereafter until fully vested on September 8, 2010.

(6)	Option vests monthly as to 1/ 48th of the shares of common stock underlying it until fully vested on September 13, 2011.
(7)	Option vests monthly as to 1/ 48th of the shares of common stock underlying it until fully vested on June 14, 2011.
(8)	Ms. Bruchey retired from KANA effective as of October 31, 2008. All outstanding equity awards held by Ms. Bruchey as of December 31, 2008 were cancelled in January 2009.
(9)	Option vests monthly as to 1/ 48th of the shares of common stock underlying it until fully vested on March 2, 2009.
(10)	Option vests monthly as to 1/ 48th of the shares of common stock underlying it until fully vested on April 20, 2010.
(11)	Option vests monthly as to 1/ 48th of the shares of common stock underlying it until fully vested on January 1, 2011.

2008 OPTIONS EXERCISES AND STOCK VESTED

None of our named executive officers acquired shares of our common stock pursuant to the exercise of options during our fiscal year ended December 31, 2008.

Potential Payments upon Termination or Change in Control

Pursuant to the terms of our named executive officers’ employment agreements, as described in more detail above, in the section “Material Terms of Employment Agreements,” certain of the stock options held by certain of our named executive officers provide for acceleration of vesting and exercisability with respect to unvested shares upon a change in control and if that named executive officer is not offered a similar or same position in the combined entity. The following table summarizes the potential payments and benefits payable to each of our named executive officers upon termination of employment or a change in control under each situation listed below, assuming, in each situation, that our named executive officers were terminated on December 31, 2008 and the price per share of our common stock was $0.70 the closing bid price of our common stock on December 31, 2008, which was the last trading day for our common stock in 2008. The amounts shown do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would have vested absent the triggering event.

None of our named executive officers would be entitled to the separation benefits listed in the event of a voluntary termination or termination for cause, death or disability. Mr. Thompson and Ms. Bruchey are not included in the table below due to their retirements in September 2008 and October 2008, respectively.

Executive Benefits and Payments Upon Termination	No Change in Control Termination Other Than for Cause		Following Change in Control Termination Other Than for Cause

Michael S. Fields
Base Salary	$180,000		$180,000
Bonus	—		—
Medical continuation	—		—
Value of Accelerated Stock Options	—		117,360
Michael J. Shannahan (1)
Base Salary	$137,500		$167,500
Bonus	—		—
Medical continuation	—		—
Value of Accelerated Stock Options	—		—
Jay A. Jones
Base Salary	$—		$112,500
Bonus	—		—
Medical continuation	—		—
Value of Accelerated Stock Options	—		61,250
Daniel A. Turano
Base Salary	$—		$112,500
Bonus	—		—
Medical continuation	—		—
Value of Accelerated Stock Options	—		55,125
Chad Wolf
Base Salary	$112,500		$112,500
Bonus	6,000	(2)	6,000	(2)
Medical continuation	—		—
Value of Accelerated Stock Options	92,728		92,728

(1)	The amounts payable to Mr. Shannahan in connection with his retirement in May 2009 are described above under the heading “Material Terms of Employment Agreements.”
(2)	In addition, Mr. Wolf has the right to a pro rata portion of his annual bonus in the event his employment is terminated without Cause prior to the end of the fiscal year bonus period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth information regarding the beneficial ownership of our common stock as of October 31, 2009, by the following individuals or groups:

•	each person or entity who is known by us to own beneficially more than five percent of our outstanding stock;

•	each of our named executive officers;

•	each of our directors; and

•	all current directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Applicable percentage ownership in the following table is based on 41,215,041 shares of common stock outstanding as of October 31, 2009, as adjusted to include options and warrants exercisable within 60 days of October 31, 2009 held by the indicated stockholder or stockholders.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o KANA Software, Inc., 181 Constitution Drive, Menlo Park, CA 94025. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock held by them. To determine the number of shares beneficially owned by persons other than our directors, executive officers and their affiliates, we have relied on beneficial ownership reports filed by such persons with the SEC.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)

Executive Officers and Directors
Michael S. Fields (1)	1,389,939	3.26%
Jay A. Jones (2)	198,502	*
Daniel A. Turano (3)	207,813	*
Chad A. Wolf (4)	623,479	1.51%
Marchai B. Bruchey (5)	0	*
Michael J. Shannahan (6)	0	*
John M. Thompson (7)	100,000	*
Jerry R. Batt (8)	164,167	*
William T. Clifford (9)	89,167	*
John F. Nemelka (10)	1,669,619	4.04%
Stephanie Vinella (11)	149,429	*
All 10 current directors and executive officers as a group (12)	4,961,580	10.89%

5% Stockholders
Entities affiliated with Carlson Capital, L.P. (13)	11,649,100	28.3%

*	Less than one percent of our outstanding common stock.
(1)	Includes 1,3389,939 shares subject to stock options that are exercisable within 60 days of October 31, 2009.
(2)	Includes 198,502 shares subject to stock options that are exercisable within 60 days of October 31, 2009.
(3)	Includes 207,813 shares subject to stock options that are exercisable within 60 days of October 31, 2009.
(4)	Includes 301,434 shares subject to stock options that are exercisable within 60 days of October 31, 2009.
(5)	Ms. Bruchey retired in October 2008. All outstanding equity awards held by Ms. Bruchey were cancelled in January 2009.
(6)	Mr. Shannahan retired in May 2009. All outstanding equity awards held by Mr. Shannahan were cancelled in August 2009.
(7)	Mr. Thompson retired in February 2008. The amount shown is Mr. Thompson’s beneficial ownership as of December 31, 2007, the most recent date for which such information is available.
(8)	Includes 164,167 shares subject to stock options that are exercisable within 60 days of October 31, 2009.
(9)	Includes 89,167 shares subject to stock options that are exercisable within 60 days of October 31, 2009.
(10)

Includes 74,167 shares subject to stock options that are exercisable within 60 days of October 31, 2009 and, based solely on information contained in a Form 4 filed on October 28, 2009, warrants to purchase 1,595,452 shares of common stock held by

NightWatch Capital Partners II, LP (“NWCP II”). Pursuant to Advisory Agreements with NWCP II and acting through its managing member, NightWatch Capital Group, LLC (“NWCG”), NightWatch Capital Advisors, LLC, (“NWCA”) has the sole power to vote or direct the vote and to dispose or to direct the disposition of these securities. Accordingly, NWCA may be deemed to be the beneficial owner of these securities. Acting through its managing member, NightWatch Management, LLC (“NWM”), and in its capacity as the managing member of NWCA, NWCG has the sole power to vote or to direct the vote and to dispose or to direct the disposition of these securities. Accordingly, NWCG may be deemed to be the beneficial owner of these securities. Acting through its managing member, JFN Management, LLC (“JFNM”), and in its capacity as the managing member of NWCG, NWM has the sole power to vote or to direct the vote and to dispose or to direct the disposition of these securities. Accordingly, NWM may be deemed to be the beneficial owner of these securities. Acting through its managing member, Mr. Nemelka, and in its capacity as the managing member of NWM, JFNM has the sole power to vote or to direct the vote and to dispose or to direct the disposition of these securities. Accordingly, JFNM may be deemed to be the beneficial owner of these securities. In his capacity as managing member of JFNM, Mr. Nemelka has the sole power to vote or to direct the vote and to dispose or to direct the disposition of these securities. Accordingly, Mr. Nemelka may be deemed to be the beneficial owner of these securities. Mr. Nemelka and each of the aforementioned NightWatch entities disclaim beneficial ownership of the shares held by NWCP II except to the extent of any indirect pecuniary interest (within the meaning of Rule 16a-1 of the Exchange Act).

(11)	Includes 149,167 shares subject to stock options that are exercisable within 60 days of October 31, 2009.
(12)	Includes 4,336,112 shares subject to stock options and warrants that are exercisable within 60 days of October 31, 2009.
(13)	Based solely on information contained in a Form 4 filed on October 29, 2009 with the SEC reporting beneficial ownership of 11,649,100 shares. The shares are directly beneficially owned by Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd., (together, the "Funds"). Carlson Capital, L.P. ("Carlson Capital") is the investment manager of the Funds. Asgard Investment Corp. ("Asgard") is the general partner of Carlson Capital. Clint D. Carlson is the President of Asgard and the Chief Executive Officer of Carlson Capital. Carlson Capital disclaims beneficial ownership of any and all such shares in excess of their pecuniary interest therein. The principal business address of Carlson Capital is 2100 McKinney Avenue, Suite 1600, Dallas, TX 75201.

In connection with the Asset Purchase Agreement, our officers and directors, NightWatch Capital Partners II, L.P., a warrantholder and former stockholder of the Company, Carlson Capital, L.P., a stockholder of the Company, and each of Double Black Diamond Offshore Ltd. and Black Diamond Offshore Ltd., each an affiliate of Carlson Capital, L.P., who collectively hold shares representing approximately [    ]% of our common stock as of the record date, have entered into voting agreements with Purchaser and agreed to vote their shares, in their capacity as stockholders of KANA, in favor of the approval and adoption of the Asset Sale and the Asset Purchase Agreement. Purchaser may, under the Exchange Act, be deemed to beneficially own the shares of common stock that are subject to the voting agreements.

CODE OF ETHICS AND CONDUCT

Our Board of Directors has adopted a Code of Ethics and Conduct applicable to all directors, officers and employees of KANA, as required by applicable securities laws and the rules of the SEC. A copy of the Code of Ethics and Conduct is posted in the Corporate Governance section of our Internet website at www.kana.com under Investor Relations.

TRANSACTIONS WITH RELATED PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Our Audit Committee Charter requires our Audit Committee to review and approve certain transactions between us and our executive officers and directors and greater than 5% beneficial owners of our common stock, and each of their immediate family members. Transactions subject to the review and approval of the Audit Committee (or another independent body of our Board of Directors) include transactions between us and the related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which such person has or will have a direct or indirect material interest. To identify any related party transactions, each year, we submit and require our directors and officers to complete director and officer questionnaires identifying any transactions with us in which the executive officer or director or their family members has an interest. In addition, our Board of Directors determines, on an annual basis, which members of our Board of Directors meet the definition of independent director as defined in the rules of The NASDAQ Stock Market and reviews and discusses any relationships with a director that would potentially interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director. In approving or rejecting any such transaction, the Audit Committee, considers the relevant facts and circumstances available to it, including but not limited to the risks, costs, benefits to our company, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee approves only those transactions that it determines in good faith, are in, or are not inconsistent with, our best interests.

Certain Transactions with Related Persons

Effective January 2008, the daughter of Michael Fields, our Chief Executive Officer, was hired in the position of Director, Legal Services. Ms. Fields received total compensation of $152,562. The $152,562 consisted of $130,000 in annual base salary, $15,000 earned as variable compensation upon achievement of personal objectives during each quarter of 2008, and $7,562 in stock-based compensation expense, excluding estimated forfeitures for service-based vesting, that was recognized for financial reporting purposes in accordance with SFAS No. 123(R).

Other than the compensation arrangement with Ms. Fields above and the compensation arrangements described above under the headings “Material Terms of Employment Agreements” and “Potential Payments Upon Termination or Change in Control,” since January 1, 2008, there have not been, and there are not currently proposed, any transactions or series of similar transactions in which we were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based solely on our review of reporting forms filed by our directors, executive officers and persons who hold more than 10% of our outstanding common stock, we believe that during 2008 such persons filed the reports required under Section 16(a) of the Exchange Act on a timely basis, with the exception of a late Form 4 filed for John F. Nemelka on August 1, 2008 to report the grant to Mr. Nemelka of an option to purchase 10,000 shares of our common stock on July 29, 2008.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our 2010 Annual Meeting of Stockholders must be received by KANA at its principal executive offices no later than [February —], 2010, in order to be included in KANA’s proxy materials relating to that Annual Meeting pursuant to Rule 14a-8 of Regulation 14A of the Exchange Act. Stockholders wishing to bring a proposal before the 2010 Annual Meeting of Stockholders (but not include it in KANA’s proxy materials) must provide written notice of such proposal to the Secretary of KANA at the principal executive offices of KANA not less than 120 days prior to the date of the 2010 Annual Meeting of Stockholders pursuant to our bylaws. For more information about the procedure for submitting proposals for consideration at a stockholder meeting, you may request a copy of our current bylaws from the Corporate Secretary at the address set forth above. Our current bylaws were filed with the SEC on October 27, 2009 as an exhibit to a Current Report on Form 8-K, and are available at the SEC’s website at www.sec.gov.

Whether or not you plan to attend the 2009 Annual and Special Meeting of Stockholders, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope so that your shares will be represented at the 2009 Annual and Special Meeting of Stockholders.

Annex A

ASSET PURCHASE AGREEMENT

BY AND AMONG

KAY TECHNOLOGY CORP, INC.

AND

KANA SOFTWARE, INC.

Dated as of October 26, 2009

i

ii

iii

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (the “Agreement”) dated as of October 26, 2009 (the “Agreement Date”), by and among:

(A) Kay Technology Corp, Inc., a company incorporated in Delaware (“Purchaser”); and

(B) Kana Software, Inc., a company incorporated under the laws of Delaware (“Seller”).

Capitalized terms used but not defined in this Agreement shall have the meaning ascribed to such terms in Exhibit A hereto.

RECITALS

WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell, transfer and assign to Purchaser, substantially all of the assets of Seller, on the terms and conditions set forth herein (the “Asset Purchase”);

WHEREAS, the Board of Directors of each of Seller and Purchaser has unanimously determined that it would be advisable and in the best interests of its respective stockholders that the Asset Purchase and the other transactions contemplated by this Agreement (the “Transaction”) be consummated, and, in furtherance thereof, has unanimously approved the Transaction;

WHEREAS, Seller and Purchaser desire to make certain representations, warranties, covenants and other agreements in connection with the Transaction as set forth herein;

WHEREAS, concurrently with the execution of this Agreement and as a material inducement to the willingness of Purchaser to enter into this Agreement, certain stockholders of Seller (the “Voting Stockholders”) are entering into voting agreements and irrevocable proxies in substantially the form attached hereto as Exhibit B (the “Voting Agreements”); and

WHEREAS, concurrently with the execution of this Agreement and as a material inducement to the willingness of Seller to enter into this Agreement, Accel-KKR Capital Partners III, L.P. (“Guarantor”) has entered into a guaranty (the “Guaranty”) in favor of Seller with respect to the obligations and liabilities of Purchaser to pay the Purchase Price in connection with the Asset Purchase.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

THE TRANSACTION

Section 1.1 Purchased Assets. Subject to the terms and conditions of this Agreement, Seller shall sell, transfer, convey, assign and deliver to Purchaser (or such subsidiaries thereof as Purchaser may designate in writing), and Purchaser shall purchase (or cause such subsidiaries to purchase) from Seller all assets, properties, rights, titles and interests of every kind and nature owned, licensed or leased by Seller (including indirect and other forms of beneficial ownership) as of the Closing Date (other than the Excluded Assets) whether tangible or intangible, real or personal and wherever located and by whomever possessed, free and clear of all Liens and restrictions of whatever nature (other than Permitted Liens), including without limitation the following (collectively, the “Purchased Assets”):

(a) Receivables. All accounts and notes receivable (whether current or non-current), negotiable instruments and chattel papers of Seller (the “Receivables”), to the extent such Receivables have not been paid prior to the Closing;

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(b) Cash. Except as set forth in Section 1.2(a), all Cash as of the Closing;

(c) Inventory. All Seller Products, including all inventory, software (in source code, object code, and firmware), documentation, design documents, specifications, databases, data, work in process, samples, packaging, supplies, marketing materials, and finished goods owned by Seller as of the Closing Date (collectively, the “Inventory”);

(d) Machinery and Equipment. All machinery and equipment owned by Seller and rights in, to and under all leases related to machinery and equipment to which Seller is a party (collectively, the “Machinery and Equipment”);

(e) Personal Property. All personal property, office furnishings and furniture, decorations, supplies and other tangible personal property owned by Seller (the “Personal Property”);

(f) Leased Real Property. All rights, title and interest in, to and under the real estate leases, subleases, licenses and similar agreements listed on Schedule 4.7(b) (the “Real Property Leases”), together with all of Seller’s right, title and interest in and to all land, buildings and structures leased thereunder and all leasehold improvements and fixtures, trade fixtures, related thereto (the “Leased Real Property”);

(g) Leased Personal Property. All rights in, to and under leases of personal property to which Seller is a party (the “Personal Property Leases”);

(h) Intellectual Property. All Seller Intellectual Property, including, for the avoidance of doubt, all Intellectual Property rights title and interest in the Seller Products and the IT Assets and all income, royalties, damages and payments accrued, due or payable as of the Closing Date or thereafter (including damages and payments for past, present or future infringements or misappropriations thereof or other conflicts therewith, the right to sue and recover for past, present or future infringements or misappropriations thereof or other conflicts therewith, and any and all corresponding rights that, now or hereafter, may be secured throughout the world);

(i) Deposits and Advances. All performance and other bonds, security and other deposits, advances, advance payments, prepaid credits, prepaid expenses and deferred charges (the “Deposits and Advances”);

(j) Rebates and Credits. All rights in, to and under claims for refunds, rebates or other discounts due from suppliers or vendors and rights to offset in respect thereof (the “Rebates and Credits”);

(k) Seller Contracts. All rights in, to and under any and all Contracts to which Seller is a party or may be bound or receive benefits or receive and/or grant rights in and/or to the Seller Intellectual Property or by which the Purchased Assets or Assumed Liabilities may be affected, other than the Excluded Contracts (together with any Contracts to which any Seller Subsidiary is a party, collectively, “Seller Contracts”);

(l) Governmental Approvals. All Governmental Approvals (and pending applications therefor) related to any of the Purchased Assets or the Assumed Liabilities;

(m) Claims. All claims, choses-in-action, rights in action and other similar claims (other than claims under Seller’s insurance policies, including the current directors’ and officers’ liability insurance policies maintained by Seller (the “Existing D&O Insurance”));

(n) Books and Records; Accounts. All books, files, papers, agreements, correspondence, databases, information systems, programs, software, documents, records and documentation thereof related to any of the Transferred Employees, Purchased Assets or the Assumed Liabilities, on whatever medium (the “Books and Records”) and all bank accounts of Seller;

(o) Operating Ability. The right to receive and retain mail, payments of receivables and other communications (other than those related to or described in Excluded Assets or Excluded Liabilities) and the right to bill and receive payment for services performed but unbilled or unpaid as of the Closing;

(p) Customer Lists. All customer files and other customer information relating to Seller’s or any of the Seller Subsidiaries’ current, former and prospective customers;

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(q) Goodwill and Intangible Assets. All goodwill of the Seller Business as a going concern and all other intangible property of the Seller Business;

(r) Advertising Materials. All advertising, marketing and promotional materials, all related archival materials and all other related printed or written materials;

(s) Permits and Licenses. All permits, licenses, certifications, consents, authorizations, approvals and similar rights from all permitting, licensing, accrediting and certifying agencies or other Government Entities, and the rights to all data and records held by such agencies or other Governmental Entity (collectively, “Permits”);

(t) Corporate Name. All rights, title and interests in Seller’s and each Seller Subsidiary’s corporate name, corporate service mark and corporate logo, along with all income, royalties, damages and payments due or payable as of the Closing Date or thereafter (including damages and payments for past, present or future infringements or misappropriations thereof), the right to sue and recover for past, present or future infringements or misappropriations thereof and any and all corresponding rights that now or hereafter may be secured throughout the world;

(u) Assumed Plans. All assets, contracts, trust agreements, funding arrangements, plan documents, rights and interests of Seller under the Assumed Plans (if any);

(v) Equity Interests in the Seller Subsidiaries. All equity interests in all of the Seller Subsidiaries;

(w) Settlements and Related Rights. All rights and privileges (including enforcement rights) under any settlement agreement or similar arrangement with respect to any dispute or claim by or against Seller or any Seller Subsidiary; and

(x) Non-Excluded Assets. All other properties, assets, rights, titles and interests of every kind and nature owned, licensed or leased by Seller as of the Closing Date, or in which Seller has an interest as of the Closing Date (whether tangible or intangible, real or personal and wherever located and by whomever possessed), and which are not otherwise Excluded Assets.

Section 1.2 Excluded Assets. Notwithstanding anything to the contrary in Section 1.1 or elsewhere in this Agreement, the following assets of Seller (but, for the avoidance of doubt, not of the Seller Subsidiaries) (the “Excluded Assets”) shall not be included in the Purchased Assets:

(a) Cash. (i) All Cash paid as Purchase Price to Seller pursuant to Section 2.1 and (ii) all Cash received by Seller upon the exercise of options or warrants of Seller between the Agreement Date and the Closing Date;

(b) Seller Corporate Documents. The Seller Organizational Documents with respect to Seller (but not, for the avoidance of doubt, with respect to any Seller Subsidiary), seals, minute books or other similar records related to the organization of Seller;

(c) Records. All stockholder and stock option records, and any records that Seller is required by applicable Legal Requirements to retain an original copy in its possession (the “Excluded Records”) and copies of any records required in connection with the preparation of any Tax Returns required to be filed by Seller;

(d) Tax Refunds. All refunds, rights of recovery and other rights relating to income Taxes of Seller to the extent relating to pre-closing periods;

(e) Tax Assets. All deferred Tax assets or Tax attributes of Seller (in each case, to the extent comprising net operating losses, research tax credits and foreign tax credits);

(f) Excluded Contracts. All Contracts with respect to any equity investment in, or ownership of equity securities of, Seller, including without limitation, any options or warrants to acquire Seller Common Stock, and the Amended and Restated Rights Agreement, dated January 13, 2009 (the “Rights Agreement”), by and

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between Seller and Computershare Trust Company, N.A., as may be further amended from time to time, (collectively, the “Excluded Contracts”); and

(g) Insurance. All insurance policies maintained by Seller, including the Existing D&O Insurance, the Tail Policy and the Continuing Policies (collectively, the “Seller Insurance Policies”), and claims, rights to any insurance proceeds and rights of recovery under any such policies.

Section 1.3 Assumed Liabilities. Subject to the terms and conditions of this Agreement, at the Closing, Seller shall assign and transfer to Purchaser, and Purchaser shall assume, pay, perform and discharge when due all Liabilities of Seller other than the Excluded Liabilities (collectively, the “Assumed Liabilities”).

Section 1.4 Excluded Liabilities. Notwithstanding anything to the contrary in Section 1.3, Purchaser shall not be obligated to assume, and does not assume, and hereby disclaims any of the following Liabilities of Seller (collectively, the “Excluded Liabilities”):

(a) Liabilities Under this Agreement. All Liabilities of Seller under this Agreement and any other Transaction Document;

(b) Excluded Assets. All Liabilities arising in connection with or related to any Excluded Asset (including any Non-Assignable Asset until validly assigned);

(c) Seller Transaction Expenses; Tail Policy. All Liabilities for Seller Transaction Expenses, the Tail Policy (including the D&O Extension Premium) and the Continuing Policies (including the Continuing Policy Premium);

(d) Taxes Arising In Connection With This Agreement. All Liabilities of Seller for Taxes incident to or arising out of the negotiation, preparation, approval, authorization or consummation of this Agreement or the Transaction (including all transfer Taxes, alternative minimum Tax, sales Tax or any bulk sales Tax) and all Liabilities arising out of, or as a result of, the Section 338(h)(10) Election;

(e) Transferee and Successor Taxes. All Liabilities of Seller for income Taxes, and any Liability relating to income Taxes of any Person other than Seller under Treasury Regulation §1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise (other than Taxes first incurred following the Closing Date with respect to the Purchased Assets);

(f) Pre-Closing Taxes. All Liabilities of Seller for income Taxes for any period or portion thereof ending on or prior to the Closing Date;

(g) Insured Liabilities. All Liabilities of Seller that are insured pursuant to the Seller Insurance Policies as in effect on the Closing Date (including, for the avoidance of doubt, the Continuing Policies), to the extent (and only to the extent) such Liabilities are so insured (or were so insured as of the Closing Date);

(h) Director and Officer Liability. All Liabilities of Seller for indemnification of its officers and directors in their capacity as such pursuant to the Seller Organizational Documents or Contracts for the indemnification of directors and officers of Seller in their capacity as such;

(i) Non-Transferred Employees. All Liabilities (including with respect to severance or termination pay, benefits or the like) relating to any Seller Employees who (x) are not Transferred Employees or (y) claim a termination without cause arising from the Transaction;

(j) Excluded Contracts. All Liabilities pursuant to the Excluded Contracts; and

(k) Shareholder Liabilities. All Liabilities of Seller arising from any claim by any of Seller’s stockholders, optionholders, warrantholders or other equity holders, in their capacity as such, whether in connection with the Transaction or otherwise.

For purposes of this Section 1.4, “Seller” shall be deemed to include any predecessors to Seller and any Person with respect to which Seller is a successor-in-interest (including by operation of law, merger, liquidation,

4

consolidation, assignment, assumption or otherwise). Seller hereby acknowledges that it is retaining the Excluded Liabilities; provided, however, that Purchaser shall pay all Seller Transaction Expenses which reduced the Purchase Price at Closing pursuant to Section 2.1 at or immediately following the Closing. Seller shall pay, discharge and perform all Excluded Liabilities (other than such Seller Transaction Expenses which reduced the Purchase Price at Closing pursuant to Section 2.1) promptly when due.

Section 1.5 Non-Assignable Assets.

(a) Notwithstanding the foregoing, if any Seller Contract or other Purchased Asset is not assignable or transferable (each, a “Non-Assignable Asset”) without the consent, approval or waiver by a third party, either as a result of the provisions thereof or applicable Legal Requirements, and any such consent, approval or waiver is not obtained on or prior to the Closing Date, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of such Non-Assignable Asset, and Purchaser or its designee(s) shall not assume Seller’s rights or obligations under such Non-Assignable Asset (and such Non-Assignable Asset shall not be included in the Purchased Assets). Instead, without limiting Seller’s obligations under Section 6.10 or Purchaser’s rights under Section 9.1, each of the parties hereto shall use reasonable best efforts to obtain any such consent, approval or waiver as soon as reasonably practicable after the Closing Date (provided, without limiting Section 6.10, that Seller shall not be obligated to pay any monies or incur any material obligations under any Contract or otherwise in connection with obtaining any such consent, approval or waiver following the Closing Date unless the Purchaser has agreed to reimburse such amounts) and thereafter Seller shall assign to Purchaser or its designee(s) such Non-Assignable Assets. Following any such assignment, such assets shall be deemed Purchased Assets for purposes of this Agreement.

(b) After the Closing and subject to payment of the Purchase Price by Purchaser pursuant to Section 2.1, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide Purchaser or its designee(s) with all of the rights and benefits of the Non-Assignable Assets after the Closing as if the appropriate consent, approval or waiver had been obtained, including by granting subleases, sublicenses or other rights and establishing arrangements whereby Purchaser or its designee(s) shall have the benefits of and shall undertake the work necessary to perform under the Seller Contracts (including enforcement for the benefit of Purchaser of any and all rights of Seller against any other party arising out of any breach or cancellation of any such Non-Assignable Assets by such other party and, if requested by Purchaser, acting as an agent on behalf of Purchaser or as Purchaser shall otherwise reasonably require). Seller shall advise Purchaser in writing at least seven (7) Business Days prior to Closing with respect to any Seller Contract which Seller knows or has substantial reason to believe will or may not be assignable to Purchaser hereunder at the Closing.

ARTICLE 2

PURCHASE PRICE

Section 2.1 Purchase Price. At the Closing, as full consideration for the sale, assignment, transfer and delivery of the Purchased Assets by Seller to Purchaser, Purchaser shall (i) deliver to Seller (except as provided in this Section 2.1 and Section 2.2), by wire transfer of immediately available funds to such bank account or accounts as may be designated by Seller to Purchaser prior to the Closing, an aggregate amount of cash equal to (A) Forty-Eight Million Nine Hundred Eight Thousand Dollars ($48,908,000), less (B) the total amount of Seller Transaction Expenses (whether previously paid or unpaid as of the Closing), less (C) any Consent Adjustment, less (D) any Excess Net Debt and less (E) the Net Working Capital Deficiency, in the case of items (B), (C), (D) and (E), as set forth in the Estimated Purchase Price Certificate (as adjusted, the “Purchase Price”), and (ii) assume the Assumed Liabilities. In addition, a portion of the Purchase Price equal to the sum of (A) $500,000 (the “First Escrow Amount”), plus (B) $100,000 (the “Second Escrow Amount”) (C) $360,000 (the “Third Escrow Amount”), plus (D) $361,000 (the “Fourth Escrow Amount”) plus (E) $1,000,000 (the “Purchase Price

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Escrow Amount”, and together with the First Escrow Amount, the Second Escrow Amount, the Third Escrow Amount and the Fourth Escrow Amount, the “Aggregate Escrow Amount”) shall be withheld by Purchaser at the Closing and be subject to Section 2.2. A portion of the Purchase Price equal to the Option Holdback Amount shall be withheld by Purchaser at the Closing and be subject to Section 6.11. The parties agree that Purchaser and Seller may elect to have Seller retain the Cash as of the Closing for its own account and not assign, transfer and deliver the Cash as of the Closing to Purchaser on the Closing Date as required by Section 1.1, in which case Purchaser shall only be required to deliver to Seller on the Closing Date, notwithstanding this Section 2.1, an amount of cash equal to the Purchase Price less the Aggregate Escrow Amount, less the Option Holdback Amount and less the total amount of Cash as of the Closing.

Section 2.2 Escrow. At the Closing, Purchaser shall withhold from the Purchase Price payable to Seller pursuant to Section 2.1 an amount of cash equal to the sum of (A) the First Escrow Amount, plus (B) the Second Escrow Amount, plus (C) the Third Escrow Amount, plus (D) the Fourth Escrow Amount, plus (E) the Purchase Price Escrow Amount, and shall promptly deposit the First Escrow Amount, Second Escrow Amount, Third Escrow Amount, Fourth Escrow Amount and the Purchase Price Escrow Amount into five (5) separate escrow accounts with U.S. Bank N.A., as escrow agent (the “Escrow Agent”), and such deposit, together with any interest that may be earned thereon, shall constitute four (4) escrow funds (the “First Escrow Fund,” “Second Escrow Fund,” “Third Escrow Fund,” “Fourth Escrow Fund,” and the “Purchase Price Escrow Fund,” respectively) to secure the indemnification obligations of Seller pursuant to Section 12.2(d) below. The First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund shall be maintained, administered and distributed pursuant to the terms of an escrow agreement substantially in the form attached hereto as Exhibit C (the “Escrow Agreement”). The First Escrow Fund shall be available solely to compensate the Purchaser Indemnified Parties for Losses pursuant the indemnification obligations of Seller under Section 12.2(d) in respect of the matters described in item 1 of Schedule 12.2(d) until 11:59 p.m. Pacific Standard Time on February 15, 2011 (such date, the “Escrow Release Date”), subject to the terms of the Escrow Agreement (including, without limitation, with respect to Unresolved Claims (as defined therein)). The Second Escrow Fund shall be available solely to compensate the Purchaser Indemnified Parties for Losses pursuant to the indemnification obligations of Seller under Section 12.2(d) in respect of the matters described in item 2 of Schedule 12.2(d) until 11:59 p.m. Pacific Standard Time on the Escrow Release Date, subject to the terms of the Escrow Agreement (including, without limitation, with respect to Unresolved Claims (as defined therein)). The Third Escrow Fund shall be available solely to compensate the Purchaser Indemnified Parties for Losses pursuant to the indemnification obligations of Seller under Section 12.2(d) in respect of the matters described in item 3 of Schedule 12.2(d) until 11:59 p.m. Pacific Standard Time on the Escrow Release Date, subject to the terms of the Escrow Agreement (including, without limitation, with respect to Unresolved Claims (as defined therein)). The Fourth Escrow Fund shall be available solely to compensate the Purchaser Indemnified Parties for Losses pursuant to the indemnification obligations of Seller under Section 12.2(d) in respect of the matters described in item 4 of Schedule 12.2(d) until 11:59 p.m. Pacific Standard Time on the Escrow Release Date, subject to the terms of the Escrow Agreement (including, without limitation, with respect to Unresolved Claims (as defined therein)). The Purchase Price Escrow Fund shall be available solely to pay Purchaser any Net Working Capital Negative Adjustment, Excess Net Debt Negative Adjustment and/or Seller Transaction Expenses Negative Adjustment (each as defined in Section 2.3), plus, if applicable, one-half (1/2) of the Reviewing Accountant Fees until the Escrow Agent distributes the Purchase Price Escrow Fund following its receipt of the Purchase Price Escrow Release Notice (such date, the “Purchase Price Escrow Release Date”), subject to the terms of the Escrow Agreement (including, without limitation, with respect to Unresolved Claims (as defined therein)). All earnings, distributions, interest or other income earned from the investment of the First Escrow Amount, Second Escrow Amount, Third Escrow Amount, Fourth Escrow Amount and the Purchase Price Escrow Amount or any portion thereof shall be added to and become part of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund, respectively, and shall be distributed pursuant to the Escrow Agreement. A portion of the payments from the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund shall be treated as imputed interest to the extent required under the Code. Notwithstanding anything herein to the contrary, in the event the matters described in either item 1, item 2, item 3 or item 4 of Schedule 12.2(d) are

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settled, compromised or resolved in a manner that Purchaser reasonably and in good faith concludes could not reasonably be expected to result in any Assumed Liability (or otherwise create or result in any Liability to Purchaser or its Affiliates, including any Seller Subsidiary), or otherwise to Purchaser’s reasonable satisfaction, in each case, prior to the Closing Date, the First Escrow Fund, Second Escrow Fund, Third Escrow Fund or Fourth Escrow Fund, as applicable, shall not be withheld from the Purchase Price pursuant to Section 2.1, and shall instead be paid to Seller at Closing. For the avoidance of doubt, Purchaser’s right to indemnification pursuant to this Section 2.2 and Section 12.2(d) will not be subject to any of the limitations set forth in Section 12.4.

Section 2.3 Purchase Price Adjustment.

(a) Estimated Purchase Price Certificate.

(i) Pursuant to Section 9.1(e), Seller shall deliver a proposed Estimated Purchase Price Certificate to Purchaser three (3) Business Days prior to the Closing Date, certified by the Chief Financial Officer of Seller and setting forth Seller’s good faith estimates of, as of the Closing Date, Net Working Capital, Excess Net Debt, Seller Transaction Expenses (which Seller Transaction Expenses shall include, without limitation, the categories set forth on Exhibit K) and the Consent Adjustment as of the Determination Date (in each case, including each component thereof), in form and substance reasonably satisfactory to Purchaser; provided however, that if Purchaser and Seller are not able to agree on such estimates within two (2) Business Days, at Purchaser’s election in its sole discretion such amounts shall be deemed for purposes of the Estimated Purchase Price Certificate to be the average of Seller’s good faith estimates and Purchaser’s good faith proposals with respect to such amounts.

(ii) Seller’s proposed Estimated Purchase Price Certificate shall be revised to reflect such amounts as agreed or finally determined pursuant to clause (i) above, and shall thereafter be deemed the “Estimated Purchase Price Certificate.”

(b) Within sixty (60) days after the Closing, Purchaser shall prepare and deliver to Seller a statement (the “Purchaser Adjustment Certificate”) executed by Purchaser’s Chief Financial Officer setting forth Purchaser’s calculation, as of the Closing Date, of the Net Working Capital, Excess Net Debt and Seller Transaction Expenses. In preparing the Purchaser Adjustment Certificate and calculating the Net Working Capital, Excess Net Debt and Seller Transaction Expenses, any and all effects on the assets or liabilities of Seller, any Seller Subsidiary or the Seller Business of any financing or refinancing arrangements entered into by Purchaser at any time at or after the Closing, shall be disregarded.

(c) Seller shall review the Purchaser Adjustment Certificate, and, if Seller reasonably believes that the calculations set forth thereon were not prepared in accordance with this Agreement, Seller may, to the extent applicable, object to Purchaser’s calculations of the Net Working Capital, Excess Net Debt and Seller Transaction Expenses set forth in the Purchaser Adjustment Certificate by providing written notice of such objection to Purchaser within thirty (30) days after Purchaser’s delivery of the Purchaser Adjustment Certificate (the “Notice of Objection”), which Notice of Objection shall set forth Seller’s objections to such calculations with particularity and the specific changes or adjustments that Seller believes are required to be made thereto in order to conform the same to the terms of this Agreement.

(d) If Seller fails to timely provide the Notice of Objection within the 30-day period provided in Section 2.3(c), then Seller shall be conclusively deemed to have agreed to Purchaser’s calculations of the Net Working Capital, Excess Net Debt and Seller Transaction Expenses set forth in the Purchaser Adjustment Certificate. For the avoidance of doubt, Seller shall be conclusively deemed to have agreed to any calculation of Purchaser contained in the Purchaser Adjustment Certificate which Seller does not object to in the Notice of Objection.

(e) If Seller timely provides the Notice of Objection, then the parties shall confer in good faith for a period of up to ten (10) Business Days following Purchaser’s timely receipt of the Notice of Objection, in an

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attempt to resolve any disagreement and any resolution by them shall be in writing, shall be signed by each of Purchaser and Seller, and shall be final and binding.

(f) If, after such ten (10) Business Day period, Seller and Purchaser cannot resolve any portion of such disagreement, then the parties shall mutually engage BDO Seidman, LLP or if such firm is not able or willing to so act, another auditing firm of national standing acceptable to both Seller and Purchaser (provided that if Purchaser and Seller are unable to agree on the choice of such auditing firm within five (5) days of BDO Seidman, LLP’s notice that it is not able or willing to so act, (i) such auditing firm shall be an independent auditing firm of national standing selected by lot, after excluding one firm designated by Seller and one firm designated by Purchaser and (ii) (A) if Seller fails to promptly propose two auditing firms for such selection process, Seller shall be conclusively deemed to have agreed to Purchaser’s proposed independent auditing firm of national standing or (B) if Purchaser fails to promptly propose two auditing firms for such selection process, Purchaser shall be conclusively deemed to have agreed to Seller’s proposed independent auditing firm of national standing (such auditing firm, the “Reviewing Accountants”) to review the remaining disputed items set forth in the Notice of Objection. The Reviewing Accountants shall determine and report in writing to Purchaser and Seller as to the resolution of all disputed matters submitted to the Reviewing Accountants and the effect of such determinations within twenty (20) days after such submission or such longer period as the Reviewing Accountants may reasonably require, and such determinations shall be final, binding and conclusive as to Purchaser, Seller and their respective Affiliates. In conducting their review, the Reviewing Accountants shall consider only items in dispute, and shall base their determination solely on presentations of Purchaser and Seller (i.e., no independent investigation). The costs and expenses of the Reviewing Accountants (the “Reviewing Accountant Fees”) shall be paid one-half by Purchaser and one-half by Seller. The Reviewing Accountants shall, when acting under this Agreement, act as experts and not as arbitrators or mediators.

(g) Subject to the limitations set forth in Section 2.3(k) below, Seller will indemnify and hold harmless Purchaser for (i) the amount, if any, by which the Net Working Capital as finally determined pursuant to this Section 2.3 is less than the Net Working Capital set forth in the Estimated Purchase Price Certificate (a “Net Working Capital Negative Adjustment”), (ii) the amount, if any, by which the Excess Net Debt as finally determined pursuant to this Section 2.3 is greater than the Excess Net Debt set forth in the Estimated Purchase Price Certificate (an “Excess Net Debt Negative Adjustment”), (iii) the amount, if any, by which the Seller Transaction Expenses as finally determined pursuant to this Section 2.3 is greater than the Seller Transaction Expenses set forth in the Estimated Purchase Price Certificate (a “Seller Transaction Expenses Negative Adjustment”), and (iv) if applicable, one-half (1/2) of the Reviewing Accountant Fees. For the avoidance of doubt, each determination set forth in clauses (i), (ii) and (iii) above shall be independent of, and shall not offset or otherwise reduce, any other such determination.

(h) Subject to the limitations set forth in Section 2.3(k) below, Purchaser will indemnify and hold harmless Seller for (i) the amount, if any, by which the Net Working Capital as finally determined pursuant to this Section 2.3 is greater than the Net Working Capital set forth in the Estimated Purchase Price Certificate (a “Net Working Capital Positive Adjustment”), (ii) the amount, if any, by which the Excess Net Debt as finally determined pursuant to this Section 2.3 is less than the Excess Net Debt set forth in the Estimated Purchase Price Certificate (an “Excess Net Debt Positive Adjustment”), and (iii) the amount, if any, by which the Seller Transaction Expenses as finally determined pursuant to this Section 2.3 is less than the Seller Transaction Expenses set forth in the Estimated Purchase Price Certificate (a “Seller Transaction Expenses Positive Adjustment”). For the avoidance of doubt, each determination set forth in clauses (i), (ii) and (iii) above shall be independent of, and shall not offset or otherwise reduce, any other such determination. Purchaser shall pay to Seller the amounts of any Net Working Capital Positive Adjustment, Excess Net Debt Positive Adjustment and Seller Transaction Expenses Positive Adjustment payable pursuant to this Section 2.3 as promptly as reasonably practicable (but in no event later than 270 days) following the final determination of the Net Working Capital, Excess Net Debt and Seller Transaction Expenses pursuant to this Section 2.3.

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(i) Seller shall pay to Purchaser the amounts of any Net Working Capital Negative Adjustment, Excess Net Debt Negative Adjustment and/or Seller Transaction Expenses Negative Adjustment payable pursuant to this Section 2.3 as follows:

(i) in the event Seller fails to timely deliver to Purchaser a Notice of Objection pursuant to Section 2.3(c), Purchaser shall provide written notice of such failure to the Escrow Agent and promptly following the Escrow Agent’s receipt thereof, the Escrow Agent shall release from the Purchase Price Escrow Fund (A) to Purchaser, an amount of any Net Working Capital Negative Adjustment, Excess Net Debt Negative Adjustment and/or Seller Transaction Expenses Negative Adjustment based on Purchaser’s calculations set forth in the Purchaser Adjustment Certificate and (B) to Seller, the remaining amounts in the Purchase Price Escrow Fund, if any, in excess of the foregoing amounts;

(ii) in the event Seller timely delivers to Purchaser a Notice of Objection and Seller and Purchaser are able to resolve all or any part of the disagreements set forth in the Notice Objection pursuant to Section 2.3(e), Purchaser and Seller shall jointly deliver a written notice of such resolution to the Escrow Agent and promptly following the Escrow Agent’s receipt thereof, the Escrow Agent shall release from the Purchase Price Escrow Fund (A) to Purchaser, the amount of any mutually agreed upon Net Working Capital Negative Adjustment, Excess Net Debt Negative Adjustment and/or Seller Transaction Expenses Negative Adjustment and (B) only if Seller and Purchaser have resolved all of the disagreements set forth in the Notice Objection pursuant to Section 2.3(e), to Seller, the remaining amounts in the Purchase Price Escrow Fund, if any, in excess of the foregoing amounts; or

(iii) in the event the Net Working Capital, Excess Net Debt and Seller Transaction Expenses are finally determined by the Reviewing Accountants pursuant to Section 2.3(f), Seller and Purchaser shall promptly deliver notice of such final determination to the Escrow Agent and promptly following the Escrow Agent’s receipt thereof, the Escrow Agent shall release from the Purchase Price Escrow Fund (A) to Purchaser, the amount of any Net Working Capital Negative Adjustment, Excess Net Debt Negative Adjustment and/or Seller Transaction Expenses Negative Adjustment based on such final determination and (B) to Seller, the remaining amounts in the Purchase Price Escrow Fund, if any, in excess of the foregoing amounts.

(j) Without limiting Section 7.2(a), from the Closing Date until the final determination of the Net Working Capital, Excess Net Debt and Seller Transaction Expenses pursuant to this Section 2.3, Purchaser shall provide Seller and its Representatives reasonable access during normal business hours to the Books and Records and the management employees of Purchaser to the extent reasonably necessary to enable Seller to manage, handle or resolve any disputes with respect to the Net Working Capital, Excess Net Debt and Seller Transaction Expenses calculations pursuant to this Section 2.3, including responding to such calculations set forth in the Purchaser Adjustment Certificate, which Seller acknowledges shall be held in strict confidence in accordance with Section 7.6.

(k) The maximum liability of Seller pursuant to this Section 2.3 shall in no event exceed the Purchase Price Escrow Amount. The maximum liability of Purchaser pursuant to this Section 2.3 shall in no event exceed an amount equal to the Purchase Price Escrow Amount. Without limiting the foregoing, for the avoidance of doubt, the maximum liability of Purchaser pursuant to this Section 2.3 shall in no event exceed the following amounts:

(i) with respect to a Net Working Capital Positive Adjustment, an amount equal to the Net Working Capital Deficiency reduction to the Purchase Price at Closing pursuant to Section 2.1 as set forth in the Estimated Purchase Price Certificate;

(ii) with respect to an Excess Net Debt Positive Adjustment, an amount equal to the Excess Net Debt reduction to the Purchase Price at Closing pursuant to Section 2.1 as set forth in the Estimated Purchase Price Certificate; and

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(iii) with respect to a Seller Transaction Expenses Positive Adjustment, an amount equal to the Seller Transaction Expenses reduction to the Purchase Price at Closing pursuant to Section 2.1 as set forth in the Estimated Purchase Price Certificate.

(l) Purchaser’s and Seller’s rights to indemnification pursuant to this Section 2.3 will not be subject to any of the limitations set forth in Section 12.4.

Section 2.4 Purchase Price Allocation. The Purchase Price shall be allocated among the Purchased Assets in accordance with the allocation requirements of Section 1060 of the Code (the “Purchase Price Allocation”). A draft of the Purchase Price Allocation shall be prepared by Purchaser and delivered to Seller for Seller’s review within ninety (90) days following the Closing Date, and Purchaser shall make such revisions to the Purchase Price Allocation as are reasonably requested by Seller and are not materially adverse to the Purchaser, provided such revisions are consistent with Section 1060 of the Code (as so revised, the “Purchase Price Allocation Agreement”). For all Tax purposes, Seller and Purchaser agree to report the Transaction in a manner consistent with the Purchase Price Allocation Agreement, and will not take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation or otherwise, unless required to do so by a final determination (within the meaning of Section 1313(a) of the Code). Seller and Purchaser shall each be responsible for the preparation of their own Section 1060 statements and forms in accordance with applicable Tax Legal Requirements, and each shall execute and deliver to each other such statements and forms as are reasonably requested by the other party.

ARTICLE 3

CLOSING AND CLOSING DELIVERIES

Section 3.1 Closing; Time and Place. The closing of the Transaction (the “Closing”) shall occur at the offices of Fenwick & West LLP, 555 California Street, 12th Floor, San Francisco, California at 10:00 A.M. Pacific time on the third (3rd) Business Day after the day on which all of the conditions to closing set forth in Article 9 are satisfied or waived (other than conditions that are intended to be satisfied at the Closing), or at such other date, time or place as the parties may mutually agree (the “Closing Date”).

Section 3.2 Closing Deliveries by Seller. At the Closing, Seller shall (i) take all steps necessary to place Purchaser in actual possession and operating control of the Purchased Assets free and clear of all Liens (other than Permitted Liens) and (ii) deliver to Purchaser each of the following items, duly executed and delivered by Seller:

(a) General Assignment and Bill of Sale. Counterparts of the General Assignment and Bill of Sale covering all of the applicable Purchased Assets, substantially in the form attached hereto as Exhibit D (the “General Assignment and Bill of Sale”);

(b) Assignment and Assumption Agreements. Counterparts of one or more Assignment and Assumption Agreements between Seller and Purchaser covering all of the Assumed Liabilities, substantially in the form attached hereto as Exhibit E (the “Assignment and Assumption Agreement”);

(c) Intellectual Property Assignments. Counterparts of (i) assignment agreements necessary to properly assign and record the assignment to Purchaser all of Seller’s right, title and interest in and to all of the trademarks and trademark applications included in the Seller Registered Intellectual Property, in a form acceptable for recording with the United States Patent and Trademark Office and in substantially the form attached hereto as Exhibit F (the “Trademark Assignment”), (ii) assignment agreements necessary to properly assign and record the assignment to Purchaser all of Seller’s right, title and interest in and to all of the Patents included in the Seller Registered Intellectual Property, in a form acceptable for recording with the United States Patent and Trademark Office and in substantially the form attached hereto as Exhibit G (the “Patent Assignment”), (iii) assignment agreements necessary to properly assign and record the assignment to Purchaser all of Seller’s right, title and interest in and to all of the domain names included in

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the Purchased Assets, in a form acceptable for recording with the applicable domain name registrar and in substantially the form attached hereto as Exhibit H (the “Domain Name Assignment), and (iv) assignment agreements necessary to properly assign and record the assignment to Purchaser all of Seller’s right, title and interest in and to all of the copyrights and copyright registration applications included in the Seller Registered Intellectual Property, in a form acceptable for recording with the United States Copyright Office and in substantially the form attached hereto as Exhibit I (the “Copyright Assignment, and together with the Trademark Assignment, Patent Assignment, and Domain Name Assignment, the “IP Assignment Documents”);

(d) Certificate of Representations and Warranties and Board of Directors Approval. A Certificate executed on behalf of Seller by (i) an executive officer of Seller, certifying as to the matters in Sections 9.1(a) and 9.1(b) and (ii) its Corporate Secretary that the Board of Directors of Seller has approved this Agreement and the Transaction and attaching all resolutions of the Board of Directors of Seller pertaining to the Transaction;

(e) Opinion of Counsel. A legal opinion from Fenwick & West LLP, counsel for Seller, in the form set forth in Exhibit J attached hereto, which shall be addressed to Purchaser, dated as of the Closing Date;

(f) Lien Releases; Payoff Letters. Payoff letters (which shall include an agreement to take all steps necessary to release any and all Liens effective upon the receipt of funds specified therein) with respect to any outstanding Indebtedness of Seller and the Seller Subsidiaries, including as listed on Schedule 3.2(f), in each case in form and substance reasonably satisfactory to Purchaser;

(g) Assignment of Leases. Counterparts of assignment and assumption of lease agreement necessary to transfer to Purchaser all of Seller’s right, title and interest in and to the Real Property Leases;

(h) FIRPTA Affidavit. A statement issued pursuant to Section 1.1445-2(b) of the Treasury Regulations certifying that Seller is not a foreign person within the meaning of Section 1445 of the Code;

(i) Subsidiary Stock Certificates. All stock certificates evidencing the capital stock of each Seller Subsidiary (the “Subsidiary Stock Certificates”), together with duly executed stock powers in favor of Purchaser in respect of such capital stock;

(j) Director and Officer Resignations. Such resignations of directors and officers of each Seller Subsidiary as may be requested by Purchaser;

(k) Tail Policy and Continuing Policies. Evidence that the Tail Policy and Continuing Policies shall be in full force and effect (and the D&O Extension Premium and the Continuing Policy Premium shall have been fully paid) immediately following the Closing; and

(l) Escrow Agreement. Counterparts of the Escrow Agreement executed by Seller.

Section 3.3 Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Seller the following items, duly executed and delivered by Purchaser:

(a) Wire Transfer. The Purchase Price, payable as provided in Section 2.1;

(b) Certificate of Representations and Warranties. A Certificate executed on behalf of Purchaser by (i) its Chief Executive Officer, certifying the matters in Section 9.2(a) and (ii) its Corporate Secretary that its Board of Directors has approved this Agreement and the Transaction and attaching all resolutions of its Board of Directors pertaining to the Transaction;

(c) General Assignment and Bill of Sale. Counterparts of the General Assignment and Bill of Sale;

(d) Assignment and Assumption Agreements. Counterparts of the Assignment and Assumption Agreements;

(e) Intellectual Property Assignments. Counterparts of the IP Assignment Documents; and

(f) Escrow Agreement. Counterparts of the Escrow Agreement, executed by Purchaser.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF SELLER

Except as specifically set forth on Schedule 4 (the “Seller Disclosure Schedule”) attached to this Agreement (the parts of which are numbered to correspond to the individual Section numbers of this Article 4, and which disclosure schedule shall qualify such referenced section and which shall also qualify any explicitly cross-reference section and any other representation and warranty to the extent the relevance of such disclosure to other representations and warranties is reasonably apparent from the actual text of the disclosed exception), Seller hereby represents and warrants to Purchaser as follows:

Section 4.1 Organization, Good Standing, Qualification.

(a) Seller has all requisite power and authority to, and all Permits necessary to, own, lease and operate its assets and properties and to carry on the Seller Business. Seller is duly qualified or licensed to do business and is in good standing in jurisdictions that recognize the concept, as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership, leasing, holding or use of its properties makes such qualification necessary, except such other jurisdictions where the failure to be so qualified or licensed or in good standing, individually or in the aggregate with any such other failures, would not reasonably be expected to have a Seller Material Adverse Effect. Seller and each Seller Subsidiary are in compliance in all material respects with their respective Certificate of Incorporation and Bylaws (or comparable documents) (as amended to date, the “Seller Organizational Documents”).

(b) Seller is an entity duly organized, validly existing and in good standing in the State of Delaware. The copies of the Seller Organizational Documents previously delivered to Purchaser’s counsel are complete and correct, and no amendments thereto are pending. As of the date hereof, (i) 41,215,661 shares of Seller Common Stock are issued and outstanding, (ii) no shares of preferred stock of Seller are issued and outstanding and (iii) based on representations by the parties to the Voting Agreements, the Seller Common Stock subject to the Voting Agreements in favor of Purchaser and in effect as of the date hereof represents not less than twenty-two percent (22%) of the voting power of the outstanding Seller Common Stock as of the date hereof.

Section 4.2 Authority of Seller.

(a) Seller has all requisite right, power and authority to enter into the Transaction Documents to which it is a party and, subject to the Seller Stockholder Approval, to perform its covenants and obligations hereunder and to consummate the Transaction. The execution, delivery and performance of the Transaction Documents to which Seller is a party have been duly authorized by all necessary action on the part of Seller, and no other action on the part of Seller is required in connection therewith. This Agreement has been, and each of the Transaction Documents to which Seller is a party will be, at the Closing, duly executed and delivered by Seller, assuming the due authorization, execution and delivery by the other parties hereto and thereto (other than Seller and the Seller Subsidiaries). The Transaction Documents constitute, or will when executed and delivered by Seller constitute, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Legal Requirements affecting the enforcement of creditors’ rights generally and by general principles of equity. The affirmative vote of the holders of a majority of all the shares of Seller Common Stock issued and outstanding on the record date set for the meeting of Seller’s stockholders to approve and adopt this Agreement (such approval, the “Seller Stockholder Approval”) is the only vote of the holders of capital stock of Seller necessary to approve this Agreement and approve the Transaction under applicable Legal Requirements and the Seller Organizational Documents. The Board of Directors of Seller has taken all necessary action so that the restrictions of Section 203 of the Delaware General Corporation Law, the Rights Agreement and any takeover, anti-takeover, moratorium, “fair price”, “control share” or other similar Legal Requirement enacted under any Legal Requirement applicable to Seller or any Seller Subsidiary do not, and will not, apply to this Agreement or the Transaction.

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(b) No material consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to any court, administrative agency or commission or other international, federal, state, county, local or foreign governmental authority, instrumentality, agency or commission (each, a “Governmental Entity”) is required by, or with respect to, Seller or any Seller Subsidiary in connection with the execution and delivery of this Agreement and the Transaction Documents to which Seller is a party or the consummation of the Transaction, except for (i) the filing of the Proxy Statement with the SEC and such reports and filings under the Exchange Act and the rules and regulations thereunder as may be required in connection therewith, and (ii) such other filings and notifications as may be required to be made (and which shall be timely made) by Seller under federal, state or foreign securities laws.

(c) Except as set forth on Schedule 4.2(c), the execution, delivery and performance by Seller or any Seller Subsidiary of this Agreement and the other Transaction Documents to which Seller or any Seller Subsidiary is a party, and the consummation of the Transaction, do not and will not (i) conflict with or violate or result in any violation or breach of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation or loss of any material benefit under, or require any authorization, consent, approval, exemption, waiver or Permit from any Person pursuant to, (A) any provision of any Seller Organizational Document, (B) any Legal Requirements or Orders binding upon or applicable to Seller or any Seller Subsidiary, (C) any Governmental Approval, (D) any Permit or (E) any Material Contract, or (ii) result in the creation or imposition of any material Lien on any of the Purchased Assets or any assets of any Seller Subsidiary, other than, in the case of clauses (i)(B) to (D) above, such conflicts, violations, defaults, terminations, cancellations, modifications or accelerations as would not, individually or in the aggregate, be reasonably be expected to have a material effect on the conduct of the Seller Business, taken as a whole, by Purchaser following the Closing.

Section 4.3 Subsidiaries.

(a) Except for the entities set forth in Schedule 4.3(a) (the “Seller Subsidiaries”), Seller does not own, directly or indirectly, any capital stock of or any other equity interest in, or control, directly or indirectly, any other Person, and Seller is not, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Each Seller Subsidiary is duly organized, validly existing and in good standing, in jurisdictions that recognize the concept, under the laws of its jurisdiction of formation. The Inactive Subsidiary does not own any assets, conduct any business operations or have any Liabilities.

(b) Each Seller Subsidiary has the full corporate power and authority to, and all Permits necessary to, own, lease and operate its properties and to carry on its respective business as presently being conducted. Each Seller Subsidiary is duly qualified or licensed to do business and is in good standing, in jurisdictions that recognize the concept, as a foreign organization in each jurisdiction in which the conduct of its business or the ownership, leasing, holding or use of its properties makes such qualification necessary, except such other jurisdictions where the failure to be so qualified or licensed or in good standing, individually or in the aggregate with any such other failures, would not reasonably be expected to have a Seller Material Adverse Effect. All of the outstanding share capital of each Seller Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable, and have been issued in compliance in all material respects with all applicable securities laws and other applicable Legal Requirements.

(c) Schedule 4.3(a) sets forth the ownership and capitalization of each Seller Subsidiary. All of the outstanding capital stock of, or other ownership interest in, each Seller Subsidiary, is owned by Seller, directly or indirectly, free and clear of any Lien, and is freely transferable to Purchaser, without any restriction of any kind or nature. Except as set forth on Schedule 4.3(a), no Seller Subsidiary has any outstanding equity securities or rights or securities convertible or exchangeable for such equity securities. Except as set forth on Schedule 4.3(a), there are no bonds, debentures, notes or other contractual relationships giving any Person the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which any equityholder of a Seller Subsidiary may vote.

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Section 4.4 Seller Financial Statements and Internal Controls.

(a) Seller has filed with the Securities and Exchange Commission (the “SEC”) all material forms, registration statements, prospectuses, reports, schedules and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it since January 1, 2006 under each of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (collectively, the “Seller SEC Documents”), all of which, as amended prior to the Agreement Date if applicable, complied in all material respects as to form with all applicable requirements of the Securities Act and/or the Exchange Act and the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and regulations thereunder. As of their respective dates, the Seller SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Each of the principal executive officer and principal financial officer of Seller (or each former principal executive officer of Seller and each former principal financial officer of Seller, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Seller SEC Documents required to be filed prior to the Agreement Date, and the statements contained in such certifications are true and correct as of the dates thereof. For purposes of this Section 4.4(b), “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.

(c) The consolidated financial statements of Seller included in the Seller SEC Documents (the “Seller Financial Statements”) were prepared in accordance with generally accepted accounting principles effective in the United States (“GAAP”) applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as permitted by Form 10-Q or 8-K or the applicable rules of the SEC) and fairly presented in all material respects the consolidated financial position of Seller and the Seller Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal and recurring year-end and quarter-end audit adjustments).

(d) Neither Seller nor any Seller Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among Seller and any Seller Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, Seller or any Seller Subsidiary in Seller’s or such Seller Subsidiary’s published financial statements or other Seller SEC Documents.

(e) Except as otherwise disclosed in the Seller SEC Documents filed prior to the Agreement Date, Seller maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f) Except as otherwise disclosed in the Seller SEC Documents filed prior to the Agreement Date, since January 1, 2008, Seller has not received from its independent auditors any oral or written notification of a (x) “reportable condition” or (y) “material weakness” in Seller’s internal controls. For purposes of this Agreement, the terms “reportable condition” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standards 60, as in effect on the Agreement Date. Seller has disclosed,

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based on its most recent evaluation prior to the date of this Agreement, to its independent auditors and the audit committee of its Board of Directors any fraud existing to its Knowledge, whether or not material, that involves management or other employees who have a significant role in Seller’s internal controls over financial reporting.

Section 4.5 Liabilities.

(a) The balance sheet of Seller as of June 30, 2009 (the “Balance Sheet Date”) contained in the Seller SEC Documents filed prior to the Agreement Date is hereinafter referred to as the “Seller Balance Sheet.” Except as set forth in the Seller Balance Sheet or Schedule 4.5(a), neither Seller nor any Seller Subsidiary has any Liability of the type required to be reflected in Seller Financial Statements prepared in accordance with GAAP except for (i) those reflected or reserved against on the Seller Balance Sheet, (ii) those incurred since the Balance Sheet Date in the ordinary course of business (none of which is a Liability for breach of contract, tort, infringement, lawsuit or warranty), (iii) Liabilities for performance of non-payment obligations pursuant to Contracts (other than for breach) and (iv) Seller Transaction Expenses and other Excluded Liabilities incurred in connection with the Transaction.

(b) Neither Seller nor any Seller Subsidiary is or has been a party to any agreement whereby it has guaranteed or otherwise agreed to cause, insure or become liable for, or pledged any of its assets to secure, the performance or payment of, any Liability of any Person (other than Seller or a Seller Subsidiary).

(c) Schedule 4.5(c) sets forth all Indebtedness of Seller and the Seller Subsidiaries.

(d) Schedule 4.5(d) sets forth all Seller Transaction Expenses as of the Agreement Date and a good faith current estimate of all Seller Transaction Expenses expected to be incurred through the Closing Date.

Section 4.6 Absence of Certain Changes. Except as set forth in Schedule 4.6, since December 31, 2008, there has not been, occurred or arisen any:

(a) Seller Material Adverse Effect;

(b) capital expenditures by Seller or any Seller Subsidiary in any amount in excess of $100,000 per month in the aggregate;

(c) material destruction of, material damage to or material loss of any material assets, business or customer of Seller or any Seller Subsidiary;

(d) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Seller or any Seller Subsidiary, except as required by concurrent changes in GAAP;

(e) material revaluation by Seller or any its Subsidiaries of any of the Purchased Assets, including the writing down of the value of inventory or writing off of notes or accounts receivable, other than in the ordinary course of business and consistent with past practices;

(f) increase in the salary or other compensation payable or to become payable by Seller or any Seller Subsidiary to (i) Employees, consultants, or contractors in any material respect or (ii) officers or directors, in each case including the modification of any existing compensation or equity arrangements with such individuals, or the declaration, payment or commitment or obligation of any kind for the payment by Seller or any Seller Subsidiary of a bonus or other additional salary or compensation to any such Person (other than in connection with promotional and periodic increases in the base salaries of Employees in connection with Seller’s customary employee review process and grants of bonus and commission rights or opportunities, in each case in the ordinary course of business and consistent with past practices);

(g) sale, lease, sublease, license or other disposition of any of the Purchased Assets, or creation of any material Lien on any of the Purchased Assets (other than Permitted Liens);

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(h) loan by Seller or any Seller Subsidiary to any Person, incurrence by Seller or any Seller Subsidiary of any Indebtedness, guarantee by Seller or any Seller Subsidiary of any indebtedness, issuance or sale of any debt securities of Seller or any Seller Subsidiary or purchase of or guaranteeing of any debt securities of others, except for advances to Employees for travel and business expenses in the ordinary course of business and consistent with past practices;

(i) waiver or release of any right or claim of Seller or any Seller Subsidiary, including any write-off or other compromise of any account receivable of Seller, except in the ordinary course of business and consistent with past practices;

(j) change in any material election or material accounting method in respect of Taxes, filing of any amendment to a material Tax Return, entering into of any closing agreement, settlement of any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

(k) agreement by Seller or any Seller Subsidiary to do any of the things described in the preceding clauses (a) through (j) (other than negotiations with Purchaser and its representatives regarding the Transaction).

Section 4.7 Real Property; Leases.

(a) Neither Seller nor any Seller Subsidiary owns any real property.

(b) Schedule 4.7(b) sets forth all Real Property Leases, including, with respect to each such Real Property Lease, the identity of the parties thereto, the addresses and the current aggregate annual rent.

(c) With respect to each of the Real Property Leases: (i) such Real Property Lease is legal, valid, binding and enforceable in accordance with its respective terms, and there does not exist under any such Real Property Lease any default by Seller or any Seller Subsidiary, (ii) Seller’s or Seller Subsidiary’s possession and quiet enjoyment of the Leased Real Property under such Real Property Lease has not been disturbed, and to Seller’s Knowledge, there are no material disputes with respect to such Real Property Lease; (iii) to the Knowledge of Seller, the other party to such Real Property Lease is not an affiliate of, and otherwise does not have any economic interest in, Seller or any Seller Subsidiary; and (iv) Seller or Seller Subsidiary has not collaterally assigned or granted any other security interest in such Real Property Lease or any interest therein. Seller has delivered to Purchaser complete copies of all Real Property Leases, including all amendments, extensions, renewals, and guaranties with respect thereto.

(d) Except as described in Schedule 4.7(d), Seller or a Seller Subsidiary is the holder of the tenant’s interest under each of the Real Property Leases and has not assigned any Real Property Leases or subleased all or any portion of the premises leased thereunder.

Section 4.8 Title to Property.

(a) Seller and each of the Seller Subsidiaries have good and valid title to, or, in the case of Leased Real Property and leased properties and assets, valid leasehold interests in, all of their respective material tangible properties and assets, real, personal and mixed, used or held for use in the Seller Business, and including for the avoidance of doubt, all Purchased Assets, free and clear of any Liens (other than Permitted Liens). Notwithstanding the foregoing, the representations in this Section 4.8(a) do not apply to Seller Intellectual Property, which are covered by the representations in Section 4.9.

(b) Except as set forth on Schedule 4.8(b), the Purchased Assets (including the Intellectual Property included therein) being transferred to Purchaser at Closing constitute all of the assets (including Intellectual Property) used in the operation of the Seller Business. Immediately subsequent to the Closing, the Purchased Assets, Seller Products and Seller Intellectual Property will be owned by or available for use by Purchaser on terms and conditions identical to those under which Seller owned or used the Purchased Assets, Seller

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Products and Seller Intellectual Property immediately prior to the Closing, with no supplemental payments, obligation or loss of benefit of right of any kind to any Person and all Purchased Assets (including Seller Intellectual Property) owned by Seller or a Seller Subsidiary will be fully transferable, alienable or licensable by Purchaser immediately after the Closing without restriction and without payment of any kind to any Person.

Section 4.9 Intellectual Property.

(a) Schedule 4.9(a) lists (i) all Seller Registered Intellectual Property, (ii) all Seller Products, and (iii) all material unregistered Trademarks owned by Seller or a Seller Subsidiary.

(b) Seller has complied in all material respects with the applicable requirements of the United States and foreign patent, trademark and copyright offices or applicable Governmental Entities to maintain the Seller Registered Intellectual Property, including payment of all required fees to such offices or agencies. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Seller Registered Intellectual Property, other than review of pending patent and trademark applications, and neither Seller nor any Seller Subsidiary has any Knowledge of any information indicating that such proceedings are threatened or contemplated by any Governmental Entity or any other Person.

(c) Seller or a Seller Subsidiary owns all right, title and interest in and to the Intellectual Property set forth or required to be set forth on Schedule 4.9(a)(i) and 4.9(a)(ii) and all components of each (unless such component is licensed under a Contract or agreement listed in Schedule 4.9(h)) free and clear of all Liens (other than Permitted Liens or any outbound license contained in any Contract listed in Schedules 4.11(a)(x), (xi) or (xv)), and each item of Seller Intellectual Property is either (i) owned solely by Seller or a Seller Subsidiary, or (ii) rightfully used and authorized for use by Seller or a Seller Subsidiary and their permitted successors pursuant to a valid and enforceable written license. Each item of Seller Intellectual Property owned by Seller or any Seller Subsidiary is free and clear of any Liens, other than Permitted Liens.

(d) Neither the Seller Products nor the conduct of the Seller Business infringe, misappropriate any other Person’s rights in such Person’s Copyrights, Trade Secrets, Patents, Trademarks, or other Intellectual Property, or give rise to any claim of unfair competition. No funds or facilities of any university, other educational institution nor funding from any government were used in the development of either any Seller Intellectual Property owned by Seller or any Seller Subsidiary or any Seller Products. During the forty-eight (48) months prior to the Agreement Date, Seller has not received any written notice asserting that either the Seller Products or the conduct of the Seller Business infringes or misappropriates any Intellectual Property rights of any other Person nor has Seller received any unsolicited written offers to license Intellectual Property from any other Person. To Seller’s Knowledge, there is no unauthorized use, infringement, or misappropriation of any Seller Intellectual Property by any third party or Employee.

(e) Schedule 4.9(e) lists (i) all source code escrow and similar agreements pursuant to which any Seller Intellectual Property owned by Seller or any Seller Subsidiary has been deposited into escrow and the release conditions of each such escrow (other than the following release conditions (a) bankruptcy, insolvency, or the cessation of business, including but not limited to assignment for the benefit of creditors, inability to pay debts as they become due, appointment of a receiver, dissolution, a wind up, or liquidation, (b) breach of maintenance and support obligations after failure to cure such breach within the applicable cure period set forth in the Agreement, including but not limited to the discontinuance or inability to provide technical support or similar support obligations or inability to correct material defects in a Seller Product, or (c) ceasing to develop, market or maintain a Seller Product), and (ii) each instance where Seller or any Subsidiary has disclosed the source code for any Seller Product to any Person, other than to Employees or consultants of Seller or any Seller Subsidiary in connection with the performance of services for or on behalf of Seller or any Seller Subsidiary at Seller’s or Seller Subsidiary’s facilities.

(f) In each case in which Seller or a Seller Subsidiary has acquired ownership of any Intellectual Property from any Person, Seller or such Seller Subsidiary has obtained a valid and enforceable assignment

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sufficient to irrevocably transfer all of the assignor’s rights in and to such Intellectual Property to Seller or such Seller Subsidiary to the maximum extent permitted by applicable Legal Requirements. Seller and the Seller Subsidiaries have taken all reasonable best efforts and measures to maintain in confidence all Trade Secrets and Confidential Information owned or used by Seller or any of the Seller Subsidiaries, including by having and using reasonable best efforts to enforce a policy requiring all current and former Employees, consultants and contractors of Seller and the Seller Subsidiaries to execute appropriate confidentiality and intellectual property agreements. Seller has and secured from each Employee or independent contractor of Seller or a Seller Subsidiary who is or was involved in the creation or development of any of the Purchased Assets a valid and enforceable written agreement containing an assignment of Intellectual Property in such Purchased Assets to Seller or a Seller Subsidiary. Seller has no Knowledge of any violation or unauthorized disclosure of any Trade Secret or Confidential Information owned or used by Seller or any of the Seller Subsidiaries.

(g) To the Knowledge of Seller, the Seller Products do not contain any computer code designed to disrupt, disable or harm in any manner the operation of any software or hardware.

(h) Schedule 4.9(h) lists all licenses, sublicenses and other agreements pursuant to which Seller is authorized to use any Software or Intellectual Property of third Persons, that is (i) incorporated in, linked with or bundled with the Seller Products or Seller Intellectual Property, in each case identifying the Seller Product(s) and/or Seller Intellectual Property with which it is used or (ii) used in the conduct of the Seller Business (other than generally available commercial unmodified off the shelf software with an aggregate initial purchase price of less than $100,000 and aggregate annual support and maintenance fees (and other annual costs) of less than $25,000 that is not incorporated in or bundled with the Seller Products).

(i) Except as set forth on Schedule 4.9(i), the Seller Intellectual Property and the Seller Products do not include, are not derived from (in whole or in part) and are not distributed with any Publicly Available Software. Schedule 4.9(i) includes: (i) the name and version number or other identification of the applicable license agreement for each such item of Publicly Available Software, (ii) the Seller Intellectual Property and the Seller Products to which each such item of Publicly Available Software relates, (iii) whether such Publicly Available Software is modified by the Seller, and (iv) a reasonably detailed description of the manner in which such Publicly Available Software is used, modified and/or distributed by Seller. Neither Seller nor any of the Seller Subsidiaries has distributed or otherwise provided, used or modified Publicly Available Software in whole or in part in the former, current or currently planned development of any part of Seller Intellectual Property or Seller Product in a manner that may subject, conditionally or otherwise, Seller Intellectual Property owned by Seller or any Seller Product, in whole or in part, to all or part of the license obligations of any Publicly Available Software license. To Seller’s Knowledge, no licensee of Seller has received from Seller or distributed to any third party any combination of Publicly Available Software with a Seller Product or any Seller Intellectual Property owned by Seller in a manner that may subject Seller Intellectual Property owned by Seller, in whole or in part, to all or part of the license obligations of any Publicly Available Software.

(j) None of Seller’s or any of the Seller Subsidiaries’ professional services agreements with their customers, agreements with merchants, agreements with outside consultants for the performance of professional services on the behalf of Seller, the Seller Subsidiaries or any of their respective customers, nor any agreement or license with any end user or reseller of Seller’s or any Seller Subsidiary’s products, confers upon any Person other than Seller or any Seller Subsidiary ownership of or an exclusive license to any Intellectual Property developed by or for Seller in connection with such agreement or license that is used in any of the Seller Products.

(k) Neither Seller nor any of the Seller Subsidiaries has participated in any standards setting activities or joined any standards setting organizations that would affect the proprietary nature of Seller Intellectual Property owned by Seller or restrict the ability of Seller or any of the Seller Subsidiaries to enforce, license, or exclude others from using Seller Intellectual Property owned by Seller.

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(l) With respect to the IT Assets, to the Seller’s Knowledge, (i) there have been no unauthorized intrusions or breaches of security, (ii) there has not been any material malfunction that has not been remedied or replaced in all material respects, (iii) within the past thirty-six (36) months, there has been no material unplanned downtime or material service interruption, and (iv) Seller and all Seller Subsidiaries have a reasonable disaster recovery plan in place.

Section 4.10 Product Warranties; Defects; Liabilities. Each product (including any Software and any portion or version thereof) that has been, is currently proposed to be, or is manufactured, sold or licensed by Seller or any Seller Subsidiary in the conduct of the Seller Business (collectively, the “Seller Products”) has conformed in all material respects to all applicable contractual commitments and all applicable express and implied warranties.

Section 4.11 Contracts.

(a) Schedule 4.11 lists each of the following types of Seller Contracts in effect as of the Agreement Date (including names of parties and date of execution) (such Contracts, together with any Seller Contract required to be filed with the SEC pursuant to Item 601 of Regulation S-K promulgated under the Exchange Act and those Contracts listed on Schedule 4.9(e) and Schedule 4.9(h) collectively, the “Material Contracts”):

(i) any Contract that required in 2008, or requires (or is reasonably likely to require) in 2009 or 2010, the payment or delivery of cash or other consideration by or to Seller or any Seller Subsidiary in an amount or having a value in excess of $250,000;

(ii) any collective bargaining agreement or other Contract with any labor union;

(iii) (1) any employment Contract with any officer, director, Employee, advisor or member of Seller’s or any Seller Subsidiary’s Board of Directors (x) that is not immediately terminable by Seller or any Seller Subsidiary without cost or Liability to Seller or any such Seller Subsidiary, other than (A) offer letters or similar agreements with Employees that do not provide for any severance or similar payment or, in the case of Employees outside the United States, or any severance or similar payment in excess of amounts as required by applicable Legal Requirements, (B) confidentiality, nondisclosure or similar agreements and (C) invention assignment agreements or (y) that reflects annual compensation in excess of $150,000; (2) (A) any Contract providing for the payment, increase or vesting of any material benefits or compensation in connection with, or arising from, the Transaction or (B) any Contract providing for severance in excess of $75,000 (other than, in the case of Employees outside the United States, such severance as required by applicable Legal Requirements); and (3) any Contract providing for indemnification of any officer, director, manager or employee of Seller or any Seller Subsidiary;

(iv) any fidelity or surety bond or completion bond;

(v) any Real Property Leases or Personal Property Leases, or any Contract by which Seller or any Seller Subsidiary is a lessor of any real or material personal property, in each case involving payment in excess of $75,000 per annum;

(vi) any Contract containing any covenant limiting the freedom of Seller or any Seller Subsidiary to engage in any line of business or in any geographic territory or to compete with any Person, or which grants to any Person any exclusivity to any geographic territory, any customer, or any product or service or “most favored nation” status, other than any covenant or contractual commitment (A) prohibiting Seller or any Seller Subsidiary from soliciting the employees, consultants, contractors or customers of the counterparty to such Contract (for the avoidance of doubt, which solicitation provisions do not constitute restrictions on competition or business operations by Seller or any Seller Subsidiary) or (B) limiting the ability of Seller or any Seller Subsidiary to raise or otherwise change its pricing for Seller Products to its customers during the current term of such customer Contract or any renewal term thereof;

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(vii) any Contract relating to capital expenditures and involving future payments in excess of $100,000;

(viii) any Contract relating to the disposition of assets or any interest in any business enterprise outside the ordinary course of the Seller Business or any Contract relating to the acquisition of material assets or any material interest in any business enterprise;

(ix) any mortgages, indentures, letters of credit, loans or credit agreements, security agreements, guaranties or other agreements or instruments relating to Indebtedness or to the borrowing or lending of money or the extension of credit;

(x) any joint venture, partnership, strategic alliance or other agreement involving the sharing of profits and losses with any Person and any integrator, reseller, distribution, joint marketing or similar arrangement relating to any product or service (collectively, “Partner Contracts”);

(xi) other than any Contracts listed in Schedule 4.9(e), any Contract pursuant to which Seller or any Seller Subsidiary has granted or may be obligated to grant in the future, to any Person, a source code license or option or other right to use or acquire source code, including any Contract which provide for source code escrow arrangements;

(xii) any Contract pursuant to which Seller or any Seller Subsidiary has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations, in each case that would likely result in payments in excess of $100,000 (other than indemnification or guarantee obligations pursuant to license, service, maintenance, support, customer or reseller agreements entered into by Seller or any Seller Subsidiary in the ordinary course of business);

(xiii) other than any Contract listed on Schedule 4.9(h), any Contract pursuant to which Seller or any Seller Subsidiary licenses from a third party any Seller Intellectual Property (“IP Supplier Contracts”), other than generally available commercial unmodified off-the-shelf software with an aggregate initial purchase price of less than $100,000 and aggregate annual support and maintenance fees (and other annual costs) of less than $25,000 that is not incorporated in or bundled with the Seller Products;

(xiv) any hedging, futures, option or other derivative Contract;

(xv) any Contract pursuant to which Seller or any Seller Subsidiary has granted or may be obligated to grant to any Person a license of any Intellectual Property (other than nonexclusive licenses to customers of Seller Products in the ordinary course of business);

(xvi) any minimum requirement Contract;

(xvii) any power of attorney executed by or on behalf of Seller or any Seller Subsidiary;

(xviii) any Contract that contains “standstill” or similar provisions to which Seller or any Seller Subsidiary is subject;

(xix) any Contract with a Governmental Entity;

(xx) any Contract not listed in clauses (i) through (xix) not entered into in the ordinary course of business and involving more than $100,000;

(xxi) any contractual obligations that Seller would be required to disclose pursuant to Item 303(a)(5) of Regulation S-K promulgated under the Exchange Act; and

(xxii) any Contract (other than stock option grant agreements with directors and officers of Seller or any Seller Subsidiary) with any Voting Stockholder or one or more of their Affiliates entered into after January 1, 2008 (excluding Seller as an Affiliate for purposes of this clause (xxii)).

(b) Each Material Contract is in full force and effect and is valid, binding and enforceable against each party thereto in accordance with its terms. Seller and each of the Seller Subsidiaries are in material compliance with and have not breached, violated or defaulted in any material respect under, or received

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written notice that they have breached, violated or defaulted in any material respect under, any of the terms or conditions of any Material Contract (whether or not such breach, violation or default has been cured), nor does Seller have Knowledge of any event or occurrence that would constitute such a breach, violation or default (with or without the lapse of time, giving of notice or both) or Knowledge of any breach, violation or default by any third party. Seller has provided complete and accurate copies of each Material Contract to Purchaser. Except as set forth on Schedule 4.2(c), each Material Contract is assignable and transferable to Purchaser without the consent of, or notice to, any Person and without any payment or penalty of any kind (including any loss or restriction of any right or expansion or creation of any obligation).

(c) Neither Seller nor any Seller Subsidiary has either (i) received any written notice from any counterparty to an IP Supplier Contract to the effect that such party will stop, not renew an agreement related to, materially change the terms (whether related to payment, price or otherwise) of an agreement related to, or materially increase the rate, costs, prices or expenses of supplying materials, Software, products or services to Seller or any Seller Subsidiary or (ii) received any written notice from any counterparty to a Partner Contract, customer or end user of any Seller Product or services related to Seller Products to the effect that any such party to a Partner Contract, customer, or end user will stop, or materially decrease the rate of, buying such products or services, in each case, whether as a result of the consummation of the Transaction or otherwise, and as of the Agreement Date, Seller does not have Knowledge of any facts, events or occurrences that would indicate a reasonable likelihood of any of the foregoing.

(d) Seller and each Seller Subsidiary have paid any and all license fees, royalties and other amounts under each IP Supplier Contract and Partner Contract in compliance in all material respects with the terms of such Contract.

Section 4.12 Change of Control Payments.

(a) Schedule 4.12(a) sets forth each plan or Contract pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers, directors or Employees of Seller or any Seller Subsidiary as a result of or in connection with the execution and delivery of this Agreement or the consummation of the Transaction. In addition, except as set forth on Schedule 4.12(a), neither the execution and delivery of this Agreement nor the consummation of the Transaction will (i) increase any benefits otherwise payable under any Seller Employee Plan or any other Contract or (ii) result in the acceleration of the time of payment or vesting of any benefits under any Seller Employee Plan or any other Contract.

(b) Except as set forth on Schedule 4.5(c) or Schedule 4.12(b), neither Seller nor any Seller Subsidiary has any Liability in respect of (i) any amounts owed by Seller or any Seller Subsidiary to any Person under any noncompetition or consulting arrangements; (ii) obligations, contingent or otherwise, arising from deferred compensation arrangements, or (iii) any obligations for transaction or retention bonuses, severance payments, change-in-control payments, or other payments under employment agreements, benefit plans, or other similar arrangements that become, or may become, payable to any Employee as a result of the Transaction.

Section 4.13 Interested Party Transactions. Except as disclosed in Seller’s definitive proxy statements included in the Seller SEC Documents prior to the Agreement Date, no event has occurred and no relationship exists that would be required to be reported by Seller pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

Section 4.14 Compliance with Laws. Seller and each of the Seller Subsidiaries have complied in all material respects with and are in compliance in all material respects with, and are not in material violation of, any Legal Requirement or Data Protection Regulation. Neither Seller nor any Seller Subsidiary has received any written notice from any Governmental Entity or any other Person regarding any actual or alleged violation of, or failure to comply with, any Legal Requirement that has not been cured or resolved.

Section 4.15 Litigation. Except as disclosed on Schedule 4.15, there is no material action, suit or proceeding of any nature pending or, to Seller’s Knowledge, threatened against Seller or any of the Seller Subsidiaries, any

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of the Purchased Assets or any of their respective officers, directors or Employees. None of Seller, any of the Seller Subsidiaries or their respective properties is subject to any Order that materially impairs Seller’s or any such Seller Subsidiary’s ability to operate their respective businesses. Seller is fully insured with respect to each of the matters required to be set forth on Schedule 4.15 (except as otherwise noted thereon and except to the extent of any applicable insurance deductibles). There are no pending internal investigations or inquiries being conducted.

Section 4.16 Insurance. Schedule 4.16 sets forth all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, Employees, officers and directors of Seller or any of the Seller Subsidiaries, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There is no claim by Seller or any of the Seller Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that Seller has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid (or if installment payments are due, will be paid if incurred prior to the Closing) and Seller, the Seller Subsidiaries and their Affiliates are otherwise in material compliance with the terms of such policies and bonds.

Section 4.17 Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Seller Material Adverse Effect, neither Seller nor any of the Seller Subsidiaries has (i) operated any underground storage tanks at any property that Seller or any Seller Subsidiary has at any time owned, operated, occupied or leased; or (ii) released any substance that has been designated by any Governmental Entity or by applicable Legal Requirements to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the federal Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said Legal Requirements (a “Hazardous Material”).

Section 4.18 Brokers’ and Finders’ Fees. Except for fees payable to Pagemill Partners LLC, neither Seller nor any of the Seller Subsidiaries has incurred, or will incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement, the other Transaction Documents and the Transaction. Seller has provided Purchaser a true and correct copy of its agreement(s) with Pagemill Partners LLC.

Section 4.19 Employee Benefit Plans.

(a) Schedule. Schedule 4.19(a) sets forth each Seller Employee Plan. Seller has made available to Purchaser correct and complete copies of the plan documents and summary plan descriptions, the most recent determination or opinion letter received from the Internal Revenue Service, the most recent annual report (IRS Form 5500, with all applicable attachments), and all related trust agreements, insurance contracts, and other funding arrangements which implement each Seller Employee Plan.

(b) Employee Plan Compliance. Seller and each Seller Subsidiary has performed all material obligations required to be performed by it under each Seller Employee Plan and each Seller Employee Plan has been established and maintained in accordance with its terms and in material compliance with all applicable Legal Requirements, including ERISA and the Code, and nothing has occurred with respect to any Seller Employee Plan that has subjected or could reasonably be anticipated to subject Seller or any Seller Subsidiary to a material penalty under Section 502 of ERISA or to a material excise tax under the Code. There have been no non-exempt “prohibited transactions” (within the meaning of Section 406 of ERISA or Section 4975 of the Code), or breaches of fiduciary duty that could reasonably be expected to result in any material liability with respect to any Seller Employee Plan. Each Seller Employee Plan which is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code has received a

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determination from (or may rely on an opinion letter issued by) the Internal Revenue Service that such Seller Employee Plan is so qualified, and to the knowledge of Seller, nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Seller Employee Plan. There are no pending or threatened claims against any Seller Employee Plan, other than routine claims for benefits, including routine domestic relations orders.

(c) No Title IV Plans. None of Seller, any Seller Subsidiary or any ERISA Affiliate now, or has ever, maintained, established, sponsored, participated in, or contributed to, or incurred any Liability with respect to, any “employee pension benefit plan” (as defined by Section 3(2) of ERISA) which is subject to Title IV of ERISA or Section 412 of the Code. Neither Seller nor any ERISA Affiliate has incurred, nor do they reasonably expect to incur, any liability with respect to any transaction described in Section 4069 of ERISA. No Seller Employee Plan is a “multiple employer plan” as defined in Section 210 of ERISA.

(d) No Multiemployer Plans. At no time has Seller, any Seller Subsidiary or any ERISA Affiliate contributed to or been required to contribute to, or incurred any Liability with respect to, any “multiemployer plan”, as defined in Section 3(37) of ERISA.

(e) No Post-Employment Obligations. No Seller Employee Plan provides, or has any liability to provide, life insurance, medical or other employee welfare benefits to any Employee or former Employee upon his or her retirement or termination of employment for any reason, except as may be required by applicable Legal Requirements, and neither Seller nor any Seller Subsidiary has ever contracted to any Employee or former Employee (either individually or to Employees or former Employees as a group) that such employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by applicable Legal Requirements.

(f) Plan Funding. All contributions (including all employer contributions and employee salary reduction contributions) which are due have been made within the time period prescribed by ERISA to each Seller Employee Plan which is an “employee pension benefit plan” and all contributions for any period ending on or before the Closing Date which are not yet due have been made to each such “employee pension benefit plan” or accrued in accordance with the past custom and practice of Seller. All premiums or other payments for all periods ending on or before the Closing Date have been paid or accrued in accordance with the past custom and practice of Seller with respect to each Seller Employee Plan which is an “employee welfare benefit plan” (as defined by Section 3(1) of ERISA).

(g) 409A Compliance. Each Seller Employee Plan (or other arrangement) that constitutes a nonqualified deferred compensation plan for purposes of Section 409A of the Code has been operated in substantial compliance with Section 409A of the Code and all applicable guidance from the Internal Revenue Service.

(h) Foreign Plans. Each Seller Employee Plan that provides benefits to Employees located outside the United States (each, a “Foreign Plan”) has in all material respects complied with the applicable registration, reporting and disclosure Legal Requirements, and Seller and the Seller Subsidiaries have at all times satisfied all contribution obligations to all applicable government sponsored pension or welfare benefit programs. No Foreign Plan is a defined benefit pension plan or provides welfare benefits to retirees.

Section 4.20 Employment Matters.

(a) Seller has provided to Purchaser, with respect to each Employee as of the Agreement Date (i) the name of such Employee and the date as of which such Employee was originally hired by Seller or any of the Seller Subsidiaries, and whether the Employee is on an active or inactive status; (ii) such Employee’s title; and (iii) such Employee’s current annualized base compensation as of the Agreement Date.

(b) Neither Seller nor any of the Seller Subsidiaries is presently, nor have they been in the past, a party to or bound by any union contract, collective bargaining agreement or similar contract. Neither Seller nor

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any of the Seller Subsidiaries has any Knowledge of any activities or proceedings of any labor union to organize any Employees.

(c) Since December 31, 2005, there has never been any slowdown, work stoppage, organized or collective labor dispute or union organizing activity, or any similar activity or dispute, affecting Seller, any of the Seller Subsidiaries or any Employees.

(d) All individuals who are performing or have performed consulting or other services for Seller or any of the Seller Subsidiaries are or were correctly classified in all material respects by Seller or such Subsidiary as either “independent contractors” or “employees” as the case may be and, with respect to those currently performing services, will, at the Closing Date, qualify for such classification.

(e) Neither Seller nor any of the Seller Subsidiaries has any material liabilities under the Worker Adjustment and Retraining Act of 1998, as amended, as a result of any action taken by Seller (other than as a result of any of the transactions contemplated by this Agreement).

(f) Seller and each Seller Subsidiary, and to Seller’s Knowledge, each Employee, is in compliance in all material respects with all applicable visa and work permit requirements.

(g) Seller and each Seller Subsidiary has paid all bonuses payable to Employees in respect of fiscal year 2008, and all bonuses of any kind or nature payable during (or in respect of) fiscal year 2009 have been fully accrued in accordance with GAAP on the Seller Financial Statements.

Section 4.21 Tax Matters.

(a) (i) Seller and each Seller Subsidiary has timely filed all Tax Returns that it was required to file, and each such Tax Return is true, correct and complete in all material respects; (ii) all Taxes payable by Seller and the Seller Subsidiaries have been paid in full on a timely basis, and (iii) Seller and each Seller Subsidiary has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(b) None of the Purchased Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the Purchased Assets is “tax-exempt use property” within the meaning of Section 168(h) of the Code.

(c) (i) No deficiency or proposed adjustment which has not been paid or resolved for any material amount of Tax has been asserted or assessed by any Taxing authority in writing against Seller or any of the Seller Subsidiaries, (ii) neither Seller nor any of the Seller Subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business); (iii) as of the date hereof, there are no ongoing or pending Tax audits of which notification from a Taxing authority has been received by Seller or any of the Seller Subsidiaries, or administrative or judicial proceedings, in progress or pending with respect to Seller or any of the Seller Subsidiaries, (iv) neither Seller nor any of the Seller Subsidiaries has received any notice from any taxing authority in any jurisdiction in which Seller or any of the Seller Subsidiaries does not file Tax Returns that it is required to file Tax Returns or pay Taxes in such jurisdiction; (v) there are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of Seller or any of the Seller Subsidiaries; and (vi) neither Seller nor any of the Seller Subsidiaries is a party to, is bound by, or has any obligation under, any Tax sharing, allocation, indemnity or similar agreement or arrangement, whether or not in writing, that obligates it to make any payment computed by reference to the Taxes, taxable income or taxable losses of any other Person.

(d) Neither Seller nor any of the Seller Subsidiaries has participated in any “listed transaction” as defined in Section 1.6011-4(b)(2) of the Treasury Regulations and Seller and the Seller Subsidiaries have properly disclosed all reportable transactions as required by Section 1.6011-4 of the Treasury Regulations.

Section 4.22 Governmental Approval. Each material Permit or Governmental Approval (i) pursuant to which Seller or any of the Seller Subsidiaries currently operates or holds any interest in any of its assets or

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properties or (ii) which is required for the operation of the Seller Business or the holding of any such interest is in full force and effect. Except as set forth on Schedule 4.22, all of such Permits and Governmental Approvals are freely transferable to Purchaser.

Section 4.23 Opinion of Financial Advisor. Seller’s financial advisor, Pagemill Partners LLC, has delivered to Seller’s Board of Directors a written opinion to the effect that, as of the date of such opinion, the Purchase Price to be received by Seller hereunder is fair, from a financial point of view, to Seller.

Section 4.24 Compliance with OFAC. None of Seller, the Seller Subsidiaries, nor, to the Knowledge of Seller, any director, officer, agent, employee or affiliate of Seller or any Seller Subsidiary is currently subject to any material U.S. sanctions administered by the Office of Foreign Assets Control of the U. S. Department of the Treasury (“OFAC”). Without limiting the foregoing, Seller and each Seller Subsidiary has been in compliance in all material respects and will comply in all material respects with all applicable Legal Requirements including all trade regulations administered and enforced by OFAC, all export administration regulations and all U.S. antiboycott regulations.

Section 4.25 Information Supplied. The preliminary and definitive proxy statements to be filed by Seller with the SEC relating to the Seller Stockholders Meeting (as amended or supplemented, the “Proxy Statement”) shall not, on each relevant filing date, on the date of mailing to Seller’s stockholders and at the time of the Seller Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Seller makes no representation or warranty with respect to any information supplied in writing by Purchaser specifically for inclusion in the Proxy Statement.

Section 4.26 Existing Confidentiality Agreements. Each Participant in the Process has entered into a confidentiality agreement with Seller (the “Existing Confidentiality Agreements”). Each Existing Confidentiality Agreement (a) contains confidentiality terms and conditions substantially similar to the Confidentiality Agreement, (b) is in full force and effect, and (c) is a legal, valid and binding obligation of Seller and, to Seller’s Knowledge, the counterparty thereto, enforceable against Seller and, to Seller’s Knowledge, such counterparty in accordance with its terms. To Seller’s Knowledge, as of the Agreement Date, no counterparty is or is alleged to be in breach or violation of any such confidentiality agreement, and no counterparty has requested that Seller waive any provision (including any standstill provision) contained in any such confidentiality agreement.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

Section 5.1 Organization of Purchaser. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed to do business and is in good standing, in jurisdictions that recognize the concept, as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership, leasing, holding or use of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate with any such other failures, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations pursuant to this Agreement and the Transaction Documents and to consummate the Transaction in a timely manner (a “Purchaser Material Adverse Effect”).

Section 5.2 Authority. Purchaser has all requisite right, power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and, subject to the Seller Stockholder Approval, to

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consummate the Transaction. The execution, delivery and performance of this Agreement and the other Transaction Documents to which Purchaser is a party have been duly authorized by all necessary action on the part of Purchaser, and no other action on the part of Purchaser is required in connection therewith. This Agreement has been, and each of the Transaction Documents to which Purchaser is a party will be at the Closing, duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery by the other parties hereto and thereto (other than Purchaser), this Agreement constitutes, and in the case of the other Transaction Documents will at Closing constitute, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Legal Requirements affecting the enforcement of creditors’ rights generally and by general principles of equity. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement and the other Transaction Documents by Purchaser or the consummation by Purchaser of the Transaction except for such consents, waivers, approvals, orders, authorizations, registrations, declarations, filings, or notices that if not obtained or made would not, individually or in the aggregate, reasonably be expected to result in a Purchaser Material Adverse Effect.

Section 5.3 No Conflict. The execution, delivery and performance by Purchaser of this Agreement and the other Transaction Documents to which Purchaser is a party, and the consummation of the Transaction, do not and will not conflict with or violate or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (i) any provision of any charter, by-laws and any other applicable organizational documents of Purchaser, as in effect on the Agreement Date, (ii) any material Contract to which Purchaser is a party or to which they or any of its properties or assets (whether tangible or intangible) is subject or bound, or (iii) any Legal Requirement or Orders binding upon or applicable to Purchaser or any of its properties (whether tangible or intangible) or assets, except, in the case of (ii) or (iii), for such conflicts, violations, defaults, terminations, cancellations, modifications or accelerations as would not, individually or in the aggregate, reasonably be expected to have a Purchaser Material Adverse Effect.

Section 5.4 Sufficient Funds. Purchaser has delivered to Seller a complete and accurate copy of an executed Guaranty from the Guarantor pursuant to which the Guarantor has committed, on the terms and subject solely and exclusively to the conditions set forth therein, to guarantee Purchaser’s obligation to pay the Purchase Price, on the terms and subject to the conditions, set forth therein.

Section 5.5 Information Supplied. The information supplied by Purchaser for inclusion in the Proxy Statement shall not, on each relevant filing date, on the date of mailing to Seller’s stockholders and at the time of the Seller Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Purchaser makes no representation or warranty with respect to any information supplied by Seller that is contained in the Proxy Statement.

Section 5.6 No Other Seller Representations or Warranties. Except for the representations and warranties set forth in this Agreement or any other Transaction Document, Purchaser hereby acknowledges and agrees that neither Seller nor any Seller Subsidiary, nor any of their respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, nor any other Person, has made or is making any other express or implied representation or warranty with respect to Seller or any Seller Subsidiary or their respective business or operations, or with respect to projections, forecasts or other forward-looking statements that may have been furnished to Purchaser. Notwithstanding the foregoing, nothing in this Section 5.6 or elsewhere in this Agreement shall (i) relieve any Person of liability for fraud or willful misconduct (ii) prevent any party from relying on the representations and warranties of the other party set forth in this Agreement or any other Transaction Document or (iii) be given effect in any claim in respect of fraud or willful misconduct.

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ARTICLE 6

PRE-CLOSING COVENANTS

Section 6.1 Conduct of the Business Prior to Closing.

(a) From the Agreement Date until the earlier of the termination of this Agreement pursuant to its terms and the Closing Date (such earlier period, the “Pre-Closing Period”), except to the extent expressly provided otherwise in Section 6.1(a) of the Seller Disclosure Schedule, or as consented to in writing by Purchaser, Seller shall, and Seller shall cause each of the Seller Subsidiaries to, operate the Seller Business in all material respects in the ordinary course of business consistent with past practices and in material compliance with all applicable Legal Requirements.

(b) Without limiting the generality of the foregoing, during the Pre-Closing Period, except to the extent expressly provided otherwise in this Agreement or Section 6.1(b) of the Seller Disclosure Schedule, Seller and the Seller Subsidiaries shall not, without the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), directly or indirectly:

(i) acquire (whether by merging or consolidating with, purchasing or by any other manner) any equity securities or assets (other than capital expenditures permitted by Section 6.1(b)(ix)) of any business or any Person or any portion thereof;

(ii) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Seller or any of the Seller Subsidiaries;

(iii) incur any Lien on, or sell, transfer, lease, assign, license or otherwise encumber or dispose of any of the Purchased Assets or assets of any Seller Subsidiary, except for the sale of Inventory and the granting of non-exclusive licenses to customers, resellers or distributors of Seller Products, in each case in the ordinary course of business;

(iv) except as required by applicable Legal Requirements or GAAP, materially revalue any of the Purchased Assets or assets of any Seller Subsidiary, including writing-off notes or accounts receivable;

(v) enter into any Contract that if in effect on the Agreement Date, would constitute a Material Contract (other than non-exclusive licenses with customers and non-exclusive reseller or distributor agreements each in the ordinary course of business, in each case which would not be required to be disclosed pursuant to Section 4.2(c) if in effect on the Agreement Date); provided, however, that notwithstanding the foregoing, (A) with respect to renewals of customer agreements upon substantially similar terms as the agreement being renewed, Seller shall only be required to consult with Purchaser prior to such renewal, but not to obtain the prior written consent of Purchaser and (B) with respect to the entry into any new customer agreements or granting of any new licenses, Purchaser’s consent shall be deemed to have been given solely for purposes of this Section 6.1(b)(v) unless Purchaser shall have objected to the entry into such agreement within three (3) Business Days after a written request (containing the applicable contract and a written summary of the terms thereof) for such consent by Seller;

(vi) violate or amend in any material respect or terminate any Material Contract or Governmental Approval, except expirations of Material Contracts by their respective terms;

(vii) commence a Proceeding other than (A) for the routine collection of accounts receivables, (B) for injunctive relief on the grounds that Seller has suffered immediate and irreparable harm not compensable in money damages or (C) with respect to the Excluded Assets or Excluded Liabilities;

(viii) purchase, lease, license or otherwise acquire any assets which are material, individually or in the aggregate, to the Seller Business, except for supplies acquired by Seller in the ordinary course of business, licenses to generally available commercial unmodified off-the-shelf software with an

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aggregate initial purchase price of less than $100,000 and aggregate annual support and maintenance fees (and other annual costs) of less than $25,000 that is not incorporated in or bundled with the Seller Products, or for capital expenditures permitted by Section 6.1(b)(ix);

(ix) incur or commit to incur any capital expenditures in excess of One Hundred Thousand Dollars ($100,000) in the aggregate in any month;

(x) borrow from any Person (other than Purchaser) by way of a loan, advance, guaranty, endorsement, indemnity, or warranty;

(xi) change in any material respect its credit practices, accounting methods or practices or standards used to maintain its books, accounts or business records (other than as may be required by GAAP);

(xii) amend any Seller Organizational Document or Assumed Plan in any manner;

(xiii) (A) hire any new employee or terminate any existing employee, in each case at the level of Vice President or above or with an annual base salary in excess of $100,000, (B) increase the annual level of compensation of any Employee except for regular, scheduled compensation increases in connection with promotions or in the ordinary course of business, or (C) establish or adopt any Employee Benefit Plan, or (D) grant any bonuses, benefits or other forms of direct or indirect compensation to any Employee, officer, director or consultant, except that Seller and the Selling Subsidiaries may (1) provide routine salary increases to non-executive Employees in the ordinary course of business in connection with customary employee review processes or promotions, (2) grant, or accelerate the vesting of, stock options or other equity compensation to any Employee, (3) amend any Employee Benefit Plan to the extent required by applicable Legal Requirements, or (4) make customary bonus and commission payments consistent with past practices, in accordance with bonus and commission plans and programs in effect on the Agreement Date;

(xiv) make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any amendment to a Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, in each case only to the extent such action could (1) result in successor liability for Purchaser, or (2) give rise to a Lien on any of the Purchased Assets or assets of any Seller Subsidiary;

(xv) declare, set aside, establish a record date for, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock, or enter into any agreement with respect to the voting of its capital stock (other than the Voting Agreements)

(xvi) issue, grant or amend any Contract with respect to any options to acquire any of its capital stock;

(xvii) redeem, repurchase, prepay, defease, cancel, incur or otherwise acquire, or modify the terms of, any Indebtedness;

(xviii) settle or otherwise compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, proceeding, investigation, litigation or dispute (except in connection with disputes with respect to accounts payable in the ordinary course of business where the amount in controversy does not exceed $10,000);

(xix) take any action or omit to take any action that would require disclosure pursuant to Section 4.6; or

(xx) agree, in writing or otherwise, to take any of the actions described in Section 6.1(b)(i) through (xix) above.

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The parties hereto acknowledge and hereby agree that the restrictions set forth in this Section 6.1(b) are not intended to give Purchaser, directly or indirectly, the right to control or direct the business or operations of Seller or any of the Seller Subsidiaries at any time prior to the Closing. Prior to the Closing, Seller and the Seller Subsidiaries shall exercise, consistent with the terms, conditions and restrictions of this Agreement, control and supervision over their own business and operations.

Section 6.2 No Solicitation; Acquisition Proposals; Seller Board Recommendation Change.

(a) During the Pre-Closing Period, Seller and the Seller Subsidiaries shall not (and they shall cause their respective Affiliates and Representatives to not), directly or indirectly,

(i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an Acquisition Proposal;

(ii) furnish to any Person (other than to Purchaser or any designees of Purchaser) any non-public information regarding Seller or any Seller Subsidiary, or afford to any Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Seller or any Seller Subsidiary (other than to Purchaser or any designees of Purchaser);

(iii) participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal;

(iv) enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement); or

(v) grant any waiver, amendment or release under any standstill or confidentiality agreement or any anti-takeover laws or the Rights Agreement.

(b) Notwithstanding anything to the contrary set forth in this Section 6.2 or elsewhere in this Agreement, until Seller’s receipt of the Seller Stockholder Approval, Seller’s Board of Directors may, directly or indirectly through one or more Representatives, (i) participate or engage in discussions or negotiations with, (ii) furnish any non-public information relating to Seller or any Seller Subsidiary to, and/or (iii) afford access to the business, properties, assets, books, records or other non-public information, or to the personnel, of Seller or any Seller Subsidiary, in each case pursuant to an Acceptable Confidentiality Agreement, (provided that Seller shall promptly make available to Purchaser any material non-public information concerning Seller and the Seller Subsidiaries that is provided to any Person given such access which was not previously made available to Purchaser) to any Person (other than, in the case of subsections (ii) and (iii) of this Section 6.2(b) above, a Prior Bidder) (and/or such Persons’ Affiliates, directors, officers, employees, consultants, agents, representatives and advisors) that has first delivered to Seller a written Acquisition Proposal (that includes a proposed purchase agreement with respect thereto) during the Pre-Closing Period and prior to the receipt of the Seller Stockholder Approval that was not solicited in breach of Section 6.2(a) above, provided that Seller’s Board of Directors shall have first determined in good faith (after consultation with its financial advisor and outside legal counsel) that (x) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to lead to a Superior Proposal and (y) the failure to take such action would result in a breach of its fiduciary duties to Seller’s stockholders under applicable Legal Requirements; provided, further, that Seller shall not provide competitively sensitive information to any Competitor unless such Competitor has made a Superior Proposal at price per share higher than the Purchase Price divided by the number of then outstanding shares of Seller Common Stock and (x) has certified to Seller in writing that it has completed legal, financial and accounting due diligence (other than with respect to the withheld information), (y) has unrestricted available cash and/or is a party to a definitive agreement (which is not subject to any conditions relating to due diligence) with one or more institutional lenders under which such party may borrow funds, and/or such lender has provided firm and guaranteed financing commitments (which financing is guaranteed by a party with unrestricted available

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cash pursuant to an executed guarantee which is at least as favorable to the Company as the Guarantee) to Seller (subject only to such financing source’s review of such competitively sensitive information), in each case in an amount equal to at least the aggregate price payable pursuant to such Superior Proposal plus the amount of any Purchaser Expenses and Termination Fees payable hereunder and (z) agreed to contract terms and conditions in each case (including with respect to any regulatory filings and approvals) no less favorable in the aggregate to Seller than those contained in this Agreement.

(c) Except as expressly provided by Section 6.2(d), neither Seller’s Board of Directors nor any committee thereof shall:

(i) effect a Seller Board Recommendation Change; or

(ii) cause or permit Seller or any Seller Subsidiary to enter into any acquisition agreement, merger agreement or other Contract (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal (other than any Acceptable Confidentiality Agreement).

(d) Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to obtaining the Seller Stockholder Approval, if Seller has received a bona fide written Acquisition Proposal that is not withdrawn from any Person and that Seller’s Board of Directors concludes in good faith constitutes a Superior Proposal, (A) Seller’s Board of Directors may effect a Seller Board Recommendation Change with respect to such Superior Proposal, and (B) Seller’s Board of Directors may authorize Seller to terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, if and only if:

(i) Seller’s Board of Directors determines in good faith, after consultation with its independent financial advisor and outside legal counsel, that failure to do so would result in a breach of its fiduciary obligations to Seller’s stockholders under applicable Legal Requirements;

(ii) Seller shall have complied in all material respects with its obligations under this Section 6.2 with respect to such Superior Proposal; and

(iii) (A) Seller shall have provided prior written notice to Purchaser at least five (5) Business Days in advance (the “Notice Period”) to the effect that absent any revision to the terms and conditions of this Agreement, Seller’s Board of Directors has resolved to effect a Seller Board Recommendation Change and/or to terminate this Agreement pursuant to this Section 6.2(d), which notice shall specify the basis for such Seller Board Recommendation Change or termination, including the identity of the party making the Superior Proposal, the material terms thereof and copies of all relevant documents relating to such Superior Proposal; and (B) prior to effecting such Seller Board Recommendation Change or termination, Seller shall, and shall cause its financial and legal advisors to, during the Notice Period, (1) negotiate with Purchaser and any of its Representatives exclusively and in good faith (to the extent Purchaser desires to negotiate) to make such adjustments in the terms and conditions of this Agreement in such a manner that obviates the need for a Seller Board Recommendation Change and/or termination of this Agreement, and (2) permit Purchaser and/or its Representatives to make a presentation to Seller’s Board of Directors regarding this Agreement and any adjustments with respect thereto (to the extent Purchaser desires to make such presentation), and all such discussions or negotiations (including the terms thereof) shall be kept strictly confidential and shall be subject to the terms and conditions of the Confidentiality Agreement; provided, that in the event of any material substantive changes or additions to the terms and conditions of the Acquisition Proposal that Seller’s Board of Directors has determined to be a Superior Proposal, Seller shall be required to deliver a new written notice to Purchaser and to comply with the requirements of this Section 6.2 (including by providing an additional five (5) Business Days prior written notice pursuant to this Section 6.2(d)) with respect to such new written notice.

(e) Seller agrees that it will keep Purchaser reasonably informed regarding the matters contemplated by this Section 6.2 (including any Acquisition Proposals and a description and list of all information or access

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provided pursuant to Section 6.2(b) above). Without limiting the generality of the foregoing, Seller agrees that it will promptly (and, in any event, within 24 hours) notify Purchaser if any proposals or offers with respect to an Acquisition Proposal are received by Seller or any Representative of Seller indicating, in connection with such notice, the identity of the Person or group of Persons making such offer or proposal, whether such Person or any member of any group of Persons is a Prior Bidder or a Competitor, the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Purchaser reasonably informed, on a prompt basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations.

(f) Seller agrees that in the event Seller, any Seller Subsidiary or any Representative of Seller takes any action which, if taken by Seller, would constitute a breach of this Section 6.2 then Seller shall be deemed to be in breach of this Section 6.2.

Section 6.3 Proxy Statement.

(a) Seller shall use its best efforts to prepare, and file with the SEC within five (5) Business Days after the Agreement Date (and shall in any event file within ten (10) Business Days after the Agreement Date), the preliminary Proxy Statement relating to the Seller Stockholders Meeting. Seller shall not include in the Proxy Statement any matters to be submitted to a vote other than (i) approval of this Agreement and the Transaction, (ii) the amendment of Seller’s certificate of incorporation to change its name to give effect to the Name Change and (iii) election of a director, and, in case of clause (i) and clause (ii), any related adjournment proposal. Prior to filing the preliminary Proxy Statement and definitive Proxy Statement with the SEC, Seller shall provide Purchaser and Purchaser’s counsel with reasonable opportunity to review and comment on the Proxy Statement in advance.

(b) (i) Seller and its Affiliates, on the one hand, and Purchaser and its Affiliates, on the other hand, shall not file with the SEC the Proxy Statement or any amendment or supplement thereto, and (ii) Seller and its Affiliates, on the one hand, and Purchaser and its Affiliates, on the other hand, shall not correspond or otherwise communicate with the SEC or its staff with respect to the Proxy Statement in any such case referenced in the preceding clause (i) or (ii) without providing the other, to the extent practicable, a reasonable opportunity to review and comment thereon or participate therein, as the case may be.

(c) Seller, on the one hand, and Purchaser, on the other hand, shall advise the other, promptly after it receives notice thereof, of any receipt of a request by the SEC or its staff for an amendment or revisions to the Proxy Statement, any receipt of comments from the SEC or its staff on the Proxy Statement, or any receipt of a request by the SEC or its staff for additional information in connection therewith.

(d) Unless Seller’s Board of Directors or any authorized committee thereof shall have effected a Seller Board Recommendation Change in accordance with the terms of Section 6.2(d), Seller shall include a statement in the Proxy Statement to the effect that Seller’s Board of Directors recommends that Seller’s stockholders vote to adopt this Agreement at the Seller Stockholders Meeting (such recommendation being referred to as the “Seller Board Recommendation”).

(e) Subject to applicable Legal Requirements, Seller shall (i) establish a record date for the Seller Stockholders Meeting and (ii) use all reasonable efforts to cause the Proxy Statement to be disseminated to its stockholders as promptly as practicable following the filing thereof with the SEC and, in the event that the Proxy Statement is reviewed by the SEC, confirmation from the SEC that it has no additional comments on the Proxy Statement, and, in the event the Proxy Statement is not so reviewed, ten (10) days have elapsed after the filing thereof.

Section 6.4 Seller Stockholders Meeting.

(a) Seller shall (i) take all action necessary in accordance with applicable Legal Requirements and the Seller Organizational Documents to duly call, give notice of, convene and hold a meeting of its stockholders

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(the “Seller Stockholders Meeting”) as promptly as reasonably practicable (and in no event more than twenty (20) Business Days) following the mailing of the Proxy Statement for the purpose of obtaining the Seller Stockholder Approval, and (ii) use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement (subject to Seller’s right to effect a Seller Board Recommendation Change in accordance with the terms of this Agreement); provided, however, without limiting Seller’s obligation to convene and hold the Seller Stockholders Meeting as promptly as reasonably practicable, nothing herein shall prevent Seller from postponing or adjourning the Seller Stockholders Meeting if (w) there are holders of insufficient shares of Seller Common Stock present or represented by a proxy at the Seller Stockholders Meeting to constitute a quorum at the Seller Stockholders Meeting, (x) (i) as of the time of the Seller Stockholders Meeting, or a time determined by Seller that is within 48 hours of the time that had been scheduled for the Seller Stockholders Meeting, fewer than a majority of the outstanding shares of Seller Common Stock as of the record date set for the Seller Stockholders Meeting shall have delivered proxies to vote in favor of the approval and adoption of this Agreement (provided that no such postponement shall extend beyond the Outside Date), or (ii) in the case of adjournment, Seller’s stockholders shall have voted to approve such adjournment (provided, in each case, that no such adjournment shall extend beyond the Outside Date), (y) Seller is required to postpone or adjourn the Seller Stockholders Meeting by applicable Legal Requirements, Order or a request from the SEC or its staff, or (z) Seller’s Board of Directors or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that it is necessary to postpone or adjourn the Seller Stockholders Meeting in order to give Seller’s stockholders sufficient time to evaluate any information or disclosure that Seller has sent to its stockholders or otherwise made available to its stockholders by issuing a press release, filing materials with the SEC or otherwise (including in connection with any Seller Board Recommendation Change).

(b) Prior to the termination of this Agreement pursuant to Article 11, Seller’s obligation to call, give notice of and hold the Seller Stockholders Meeting in accordance with Section 6.4(a) shall not be limited or otherwise affected by a Seller Board Recommendation Change.

Section 6.5 Seller Board Recommendation.

(a) Neither Seller’s Board of Directors nor any committee thereof shall withhold, withdraw, amend, qualify or modify in a manner adverse to Purchaser, or publicly propose to withhold, withdraw, amend, qualify or modify in a manner adverse to Purchaser, the Seller Board Recommendation, or take any other public action or make any other public statement that is inconsistent with the Seller Board Recommendation (a “Seller Board Recommendation Change”); provided, however, that at any time prior to the receipt of the Seller Stockholder Approval, Seller’s Board of Directors and/or any authorized committee thereof may effect a Seller Board Recommendation Change in accordance with Section 6.2.

(b) Nothing in this Agreement shall preclude (i) Seller from making any public disclosure of any material facts, including the fact that an Acquisition Proposal has been submitted to Seller, if Seller’s Board of Directors determines in good faith, after taking into account the advice of Seller’s outside legal counsel, that the failure to make such disclosure would result in a breach of its fiduciary duties to Seller’s stockholders or any applicable Legal Requirement, or (ii) Seller’s Board of Directors from complying with Rules 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A under the Exchange Act with regard to an Acquisition Proposal; provided, that any disclosure permitted by this Section 6.5(b) (other than a “stop, look and listen” communication or similar communication of the type contemplated by Rule 14d-9(f) promulgated under the Exchange Act) shall be deemed to be a Seller Board Recommendation Change unless Seller’s Board of Directors (or any committee thereof) expressly reaffirms the Seller Board Recommendation within three (3) Business Days (or, if less, at least two (2) Business Days prior to the Seller Stockholders Meeting) after receipt of a written request therefor by Purchaser.

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Section 6.6 Notification of Certain Matters.

(a) During the Pre-Closing Period, Seller shall give prompt written notice to Purchaser upon any Knowledge Group Member becoming aware that any representation or warranty made by it in this Agreement has become untrue or inaccurate in any material respect, or of any failure of Seller to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of Seller set forth in this Agreement or the conditions to the obligations of Purchaser to consummate the Transaction or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Purchaser pursuant to this Section 6.6(a).

(b) During the Pre-Closing Period, Purchaser shall give prompt notice to Seller upon any executive officer of Purchaser becoming aware that any representation or warranty made by Purchaser in this Agreement has become untrue or inaccurate in any material respect, or of any failure of Purchaser to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect or be deemed to modify any representation or warranty of Purchaser set forth in this Agreement or the conditions to the obligations of Seller to consummate the Transaction or the remedies available to the parties hereunder; and provided further, that the terms and conditions of the Confidentiality Agreement shall apply to any information provided to Seller pursuant to this Section  6.6(b).

Section 6.7 Access to Information. At all times during the Pre-Closing Period, Seller shall afford Purchaser and its Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books and records and personnel of Seller; provided, however, that Seller may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Legal Requirement (including any Legal Requirements relating to security clearances) requires Seller to restrict or otherwise prohibit access to such documents or information, or (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other applicable privilege applicable to such documents or information; provided further, that nothing in this Section 6.7 shall be construed to require Seller or its Representatives to prepare any appraisals or opinions; and provided, further, that Seller shall not be obligated to disclose the identity of any Participant in the Process. Any investigation conducted pursuant to the access contemplated by this Section 6.7 shall be subject to Seller’s security measures and insurance requirements and conducted in a manner that does not unreasonably interfere with the conduct of the business of Seller and the Seller Subsidiaries or create a risk of damage or destruction to any property or assets of Seller or any Seller Subsidiary. The terms and conditions of the Confidentiality Agreement shall apply to any information obtained by Purchaser or any of its Representatives in connection with any investigation conducted pursuant to the access contemplated by this Section 6.7.

Section 6.8 Regulatory Approvals.

(a) Each of Purchaser and Seller shall promptly after the execution of this Agreement apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Transaction. Further, each of Purchaser and Seller shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filing or submission which is necessary under any applicable Antitrust Laws. Purchaser and Seller shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from any Governmental Entity. Without limiting the generality of the foregoing, each party shall provide to the other (or the other’s advisors) upon request copies of all correspondence between such party and any Governmental Entity relating to the Transaction. The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section as “outside counsel only.” Such material and the

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information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. In addition, to the extent reasonably practicable, all discussions, telephone calls, and meetings with a Governmental Entity regarding the Transaction shall include representatives of the Purchaser and Seller. Subject to applicable Legal Requirements, the parties will consult and cooperate with each other in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, and proposals made or submitted to any Governmental Entity regarding the Transaction by or on behalf of any party.

(b) Each party will notify the other promptly upon the receipt of: (i) any comments from any officials of any Governmental Entity in connection with any filings made pursuant hereto, and (ii) any request by any officials of any Governmental Entity for amendments or supplements to any filings made pursuant to, or information provided to comply in all material respects with, any Legal Requirements. Whenever any event occurs that is required to be set forth in an amendment or supplement to any filing made pursuant to Section 6.8(a), each party will promptly inform the other of such occurrence and cooperate in filing with the applicable Governmental Entity such amendment or supplement.

(c) Each of Purchaser and Seller shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Transaction under any applicable Antitrust Laws. Each of Purchaser and Seller shall use reasonable best efforts to take such action as may be required to cause the expiration of the notice periods under any Antitrust Laws with respect to the Transaction as promptly as practicable after the execution of this Agreement. Purchaser and Seller shall take any and all of the following actions to the extent necessary to obtain the approval of any Governmental Entity with jurisdiction over the enforcement of any applicable Legal Requirements regarding the Transaction: (i) entering into negotiations; (ii) providing information required by applicable Legal Requirements or governmental regulation; and (iii) substantially complying with any “second request” for information pursuant to the Antitrust Laws.

Section 6.9 Reasonable Best Efforts. During the Pre-Closing Period, Seller, on the one hand, and Purchaser, on the other hand, shall use their respective reasonable best efforts to cause to be fulfilled and satisfied all of the conditions to the other parties’ obligations (including conditions to their mutual obligations) to Closing set forth in Article 9 and to consummate the Transaction.

Section 6.10 Consents. On or prior to the Closing Date, Seller shall at its sole cost and expense use its reasonable best efforts to obtain all consents, waivers and approvals, and make and deliver all filings and notices, in each case listed or required to be listed on Schedule 4.2(c), and those required to transfer or assign to Purchaser all of the right, title and interest of Seller and its Affiliates in and to all of the Seller Contracts.

Section 6.11 Employee Options.

(a) Promptly following the date of this Agreement, Seller shall notify each Employee that holds options to acquire shares of Seller Common Stock that such Employee may elect to allow such Employee’s options to expire and terminate at or following the Closing in accordance with the terms of such options and the applicable Stock Plan, and that upon such expiration or termination, such Employee shall have the right to receive (and Purchaser hereby agrees to pay to such Employee) a cash bonus (an “Option Bonus”) in an amount equal to (i) the product of (A) the number of shares of Seller Common Stock subject to such expired or terminated options held by such Employee that were vested as of or upon the Closing with an exercise price less than the Price Per Share, multiplied by (B) the Price Per Share, less (ii) an amount equal to the aggregate exercise price of all such expired or terminated options held by such Employee with an exercise price less than the Price Per Share, less (iii) applicable withholding Tax (in each case, as appropriately adjusted in the event that such Employee was issued options with multiple strike prices below the Price Per Share). Such Option Bonus shall be paid by Purchaser out of the Option Holdback Amount promptly upon Seller’s written notification to Purchaser of the expiration or termination of such Employee’s options in

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accordance with the terms of such option and the applicable Stock Plan (which notification shall be given by Seller to Purchaser promptly following such expiration or termination). For the avoidance of doubt, in no event shall payment of any Option Bonus be made prior to Closing.

(b) Notwithstanding the foregoing, in the event that an Employee that holds options to acquire shares of Seller Common Stock that remain exercisable following the Closing elects to exercise such Employee’s options following the Closing in accordance with the terms of such option and the applicable Stock Plan, (i) Seller shall provide prompt written notice of such exercise to Purchaser, together with evidence of such exercise and the payment of the applicable exercise price reasonably satisfactory to Purchaser; (ii) following receipt of such notice, Purchaser shall pay to Seller, out of the Option Holdback Amount, an amount equal to (x) the product of (A) the number of shares of Seller Common Stock issued to such Employee upon the exercise specified in Seller’s notice to Purchaser, multiplied by (B) the Price Per Share, less (y) an amount equal to the aggregate exercise price paid by such Employee upon the exercise specified in Seller’s notice to Purchaser and (iii) such Employee shall not be entitled to any Option Bonus in respect of such exercised options.

(c) In no event shall Purchaser’s obligations to Employees and to Seller pursuant to this Section 6.11 exceed, in the aggregate, the Option Holdback Amount.

Section 6.12 Directors’ and Officers’ “Tail” Insurance. Prior to the Closing Date, Seller shall purchase a six (6) year “tail” prepaid insurance policy (the “Tail Policy”) on the Existing D&O Insurance in respect of acts and omissions occurring at or prior to the Closing Date in substitution of, and of comparable coverage to, the Existing D&O Insurance (which shall provide coverage to Seller and indirectly to Purchaser at least as favorable as the Existing D&O Insurance), and the cost of obtaining the Tail Policy (the “D&O Extension Premium”) shall be a Seller Transaction Expense, which Tail Policy shall be effective on the Closing Date.

Section 6.13 Continuing Policies. Seller shall purchase (i) a “tail” prepaid Errors & Omissions insurance policy that has a duration of at least six (6) years and (ii) a three (3) year “tail” prepaid Employee Practices Liability insurance policy (together with Seller’s Errors & Omissions insurance policy, the “Continuing Policies”) in each case, in respect of acts and omissions occurring at or prior to the Closing Date (which shall provide coverage to Seller and indirectly to Purchaser at least as favorable as the Seller’s existing Errors and Omissions and Employee Practices Liability insurance policies, as the case may be) and the cost of obtaining the Continuing Policies (the “Continuing Policy Premium”) shall be a Seller Transaction Expense, which Continuing Policies shall be effective on the Closing Date.

Section 6.14 Available Coverage.

(a) Following the Closing, Seller shall, and shall cause its Affiliates and its agents to, use their best efforts to seek the maximum available payment and enforce all rights under, in each case for the benefit of Purchaser and its Affiliates, each Continuing Policy, any Tail Policy and any other insurance policy of Seller with respect to any Assumed Liability or which relates, directly or indirectly to (i) any action or omission or alleged action or omission of the Seller or any Seller Subsidiary or their respective Affiliates (regardless of whether such action or omission, or alleged action or omission, occurred prior to or at the Closing) or (ii) any of the transactions contemplated by this Agreement. In the event any claim insured by any Continuing Policy, any Tail Policy or any other insurance policy of Seller is asserted against Purchaser or any of its Affiliates, or is made by Purchaser (or Seller on behalf of, or at the request of, Purchaser (it being understood and agreed that Seller shall make any such request promptly upon the written request of Purchaser)), during the effective time of any such policy, Seller shall assign the proceeds under such policy to Purchaser or its designee, as applicable unless, and solely to the extent, Seller has paid or is required to (and does) pay the underlying liability.

(b) Notwithstanding anything to the contrary contained herein, Seller shall not settle or otherwise compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, proceeding, investigation, inquiry or dispute for which payment or reimbursement may be sought by Purchaser or its Affiliates under this Section 6.14 without the prior written consent of Purchaser.

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(c) Seller shall take all action necessary or desirable to be in full compliance with the terms and conditions of the Continuing Policies and any Tail Policy at all times, including reporting any claims for events that could reasonably be determined to be a covered event in accordance with the reporting requirements of the Continuing Policies and any Tail Policy. Seller shall maintain such Continuing Policies and any Tail Policy in full force and effect during the time periods specified in Section 6.12 and Section 6.13 above.

(d) If Seller or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, in each case, proper provisions shall be made so that the successors and assigns of Seller shall assume all of the obligations of Seller pursuant to this Section  6.14.

Section 6.15 Reimbursement of Insurance Proceeds. Following the Closing, in the event Seller receives any reimbursement, credit or other economic benefit in connection with any Seller Insurance Policy (including upon the cancellation of any such policy) held at any time by Seller (including the Continuing Policies or the Tail Policy), Seller shall promptly pay to Purchaser by wire transfer of immediately available funds an amount equal to such reimbursement, credit or benefit, except to the extent (and only to the extent) such reimbursement, credit or benefit is applied to the cost of a Continuing Policy or the Tail Policy.

ARTICLE 7

POST CLOSING COVENANTS

Section 7.1 Cooperation. After the Closing, upon the reasonable request of Purchaser, Seller shall (i) execute and deliver any and all further materials, documents and instruments of conveyance, transfer or assignment as may reasonably be requested by Purchaser to effect, record or verify the transfer to, and vesting in Purchaser, of Seller’s right, title and interest in and to the Purchased Assets, free and clear of all Liens (other than Permitted Liens), in accordance with the terms of this Agreement, (ii) cooperate with Purchaser, at Purchaser’s expense, to enforce the terms of any Seller Contracts, including terms relating to confidentiality and Intellectual Property, and to transfer all Governmental Approvals (to the extent transferable) to Purchaser, (iii) permit Purchaser and its Representatives continued access to information referred to in Section 1.2(c) and Section 6.7 that remains under Seller’s dominion and control, (iv) execute, file and deliver such documents and filings, and take all other reasonable actions, in each case as requested by Purchaser in order to provide Purchaser the control of any litigation, arbitration or other similar proceeding related to the Purchased Assets or Assumed Liabilities, and (v) cooperate with reasonable requests from Purchaser to ensure an orderly transfer of Seller’s customer relationships to Purchaser. After the Closing, (A) Seller shall promptly deliver to Purchaser (i) any mail, packages, orders, inquiries and other communications addressed to Seller and relating to the Purchased Assets and (ii) any property that Seller receives and that properly belongs to Purchaser, and (B) Purchaser shall promptly deliver to Seller (1) any mail, packages, orders, inquiries and other communications addressed to Buyer and relating to the Excluded Assets and (2) any property that Purchaser receives and that properly belongs to Seller.

Section 7.2 Records and Documents.

(a) From the Agreement Date until the later of (a) seven (7) years following the Closing Date or (b) such time period as required by IRS guidelines, Purchaser shall maintain and preserve the Books and Records and provide Seller and its Representatives, upon reasonable advance notice, reasonable access during normal business hours to the Books and Records as may be reasonably necessary for (a) preparation of Tax Returns and financial statements which are the responsibility of Seller, (b) management and handling of any Tax audits and Tax disputes and (c) complying with any audit request, subpoena or other investigative demand by any Governmental Entity or for any civil Proceeding or for any other reasonable

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purpose. In addition, at any time and from time to time following the Closing Date until March 31, 2010, upon the reasonable request of Seller, Purchaser shall make available the then current employees of Purchaser during normal business hours to provide in good faith (and to the extent known) information regarding the operations, assets and liabilities of Seller and the Seller Business prior to the Closing Date solely for purposes of answering questions from Seller regarding its preparation of its financial statements, tax returns and SEC filings of the Seller with respect to periods prior to the Closing Date (it being understood that neither Purchaser nor any of its employees shall be deemed to recommend any course of action or to take any position with respect to Seller and in no event shall Purchaser or any of its employees be responsible for the preparation of any financial statements or SEC reports or filings); provided that the provision of information contemplated hereby shall not be disruptive to, or otherwise interfere to any material extent with, any such employee’s duties to Purchaser or the business of Purchaser (and need not be provided to the extent so interfering or disruptive). Notwithstanding anything herein to the contrary, for the avoidance of doubt, (i) Seller acknowledges and agrees that neither Purchaser nor any of its or its Affiliates’ employees, agents, representatives, offices or directors make any (or shall be deemed to make any) representation or warranty with respect to any information or assistance provided, and none of such Persons shall have any Liability related to or arising out of any services, assistance or information provided pursuant to, or in accordance with, this Section 7.2, (ii) Seller shall cause all information provided pursuant to this Section 7.2 to be kept confidential by all recipients thereof and not to be used in any manner detrimental to the business or operations of Purchaser or the Purchased Assets, and (iii) Seller shall indemnify, defend and hold harmless the Purchaser Indemnified Parties against any and all Losses incurred or paid by any such Purchaser Indemnified Party related to or arising out of the services or information provided to this Section 7.2. In the event that employees of Purchaser provide any non-de minimis services pursuant to this Section 7.2, Seller shall compensate the Purchaser for the costs thereof in a reasonable amount to be agreed upon by the Parties in good faith.

(b) From the Agreement Date until the later of (a) seven (7) years following the Closing Date or (b) such time period as required by IRS guidelines, Seller shall maintain and preserve the Excluded Records and provide Purchaser and its Representatives, upon reasonable advance notice, reasonable access during normal business hours to the Excluded Records as may be reasonably necessary for (a) preparation of Tax Returns and financial statements which are the responsibility of Purchaser, (b) management and handling of any Tax audits and Tax disputes and (c) complying with any audit request, subpoena or other investigative demand by any Governmental Entity or for any civil Proceeding or for any other reasonable purpose.

(c) From the Agreement Date until the later of (a) seven (7) years following the Closing Date or (b) such time period as required by applicable IRS guidelines, Seller shall provide copies of all Excluded Records and of books and records related to the Excluded Assets and Excluded Liabilities, in each case as reasonably requested by Purchaser.

Section 7.3 Bulk Sales Compliance. Purchaser hereby waives compliance by Seller with any applicable bulk sales Legal Requirements in connection with the Transaction.

Section 7.4 Noncompetition Agreement.

(a) Non-Competition. As a material inducement and consideration for Purchaser to enter into this Agreement, for a period of five (5) years following the Closing Date (the “Restricted Period”), Seller shall not, and Seller shall cause its Subsidiaries not to, directly or indirectly, participate or engage, or assist any other Person in engaging or preparing to engage, in the Seller Business, including the development, marketing or sale of customer service software (collectively, the “Restricted Business”) in any country in which Seller or any Seller Subsidiary is, or is contemplating, doing business as of the Closing Date (the “Restricted Territory”).

(b) Scope and Choice of Law. It is the understanding of the parties that the scope of the covenants contained in this Section 7.4, both as to time and area covered, are necessary to protect the rights of

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Purchaser and the goodwill to be acquired by Purchaser. It is the parties’ intention that these covenants be enforced to the greatest extent (but to no greater extent) in time, area, and degree of participation as is permitted by applicable Legal Requirements of that jurisdiction whose Legal Requirement is found to be applicable to any acts in breach of these covenants. It being the purpose of this Agreement to govern competition by Seller, these covenants shall be governed by and construed according to that Legal Requirement (from among those jurisdictions arguably applicable to this Agreement and those in which a breach of this Agreement is alleged to have occurred or to be threatened) which best gives them effect. If any such covenants or any part of such covenants is held invalid, void or unenforceable by any court of competent jurisdiction, such invalidity, voidness, or unenforceability shall in no way render invalid, void, or unenforceable any other part of them or any separate agreements not declared invalid, void or unenforceable; and this Agreement shall in such case be construed as if the invalid, void or unenforceable provisions were omitted.

(c) Remedy for Breach. The parties agree that Purchaser shall be entitled to seek injunctive relief against Seller in the event of any breach or threatened breach of any of this Section 7.4 by Seller, in addition to any other relief (including damages) available to Purchaser under this Agreement.

(d) Assignment by Purchaser. The parties agree that the covenants of Seller not to compete contained in this Section 7.4 may be assigned by Purchaser to any Person to whom may be transferred all or substantially all of the Purchased Assets. It is the parties’ intention that these covenants of Seller shall inure to the benefit of any Person that may succeed to the Purchased Assets (as acquired by Purchaser under this Agreement) with the same force and effect as if these covenants were made directly with such successor.

Section 7.5 Non-Solicitation of Employees; Etc. As a material inducement and consideration for Purchaser to enter into this Agreement, during the Restricted Period, Seller shall not, directly or indirectly, solicit for employment or hire any Employee of Seller or any Seller Subsidiary as of the Agreement Date or as of the Closing Date; provided, however, that this Section 7.5 shall not preclude Seller or any of its Affiliates from soliciting for employment any such individual who responds to a general solicitation through a public medium that is not targeted at the Transferred Employees.

Section 7.6 Confidentiality. From the Agreement Date until the later of (a) five (5) years from the Agreement Date or (b) such period of time as the information is subject to trade secret protection, Seller covenants and agrees with Purchaser that all confidential and/or proprietary information relating to the Purchased Assets, including any trade secrets, and including any information disclosed or provided by Purchaser pursuant to Section 2.3 above, will be held in strict confidence by Seller and will not be disclosed by Seller, except to the extent such information (x) is or becomes a matter of public knowledge through no fault of Seller or its Representatives, or (y) is required to be disclosed by applicable Legal Requirements or pursuant to a binding Order issued by a Governmental Entity, provided, however, that in such case, prompt notice of the statement and such Legal Requirement or Order prompting the same shall be given to Purchaser.

Section 7.7 Press Releases; Public Statements. Purchaser and Seller shall agree upon the text of a joint press release announcing the signing of this Agreement and the Transaction. Prior to the Closing, subject to Seller’s rights under Section 6.2, each party shall consult with the other parties hereto before issuing or making, and shall provide and shall not issue, any press release or make any public statement regarding this Agreement or the Transaction without the prior written consent of the other parties hereto; provided that each party may, without obtaining the prior consent of the other parties, issue such press release or make such public written statements as such party determines in good faith, following consultation with legal counsel, may be required by applicable Legal Requirements. Following the Closing, Seller shall not issue any press release or make any public statement regarding this Agreement or the Transaction without the prior written consent of Purchaser; provided that Seller may, without obtaining the prior consent of Purchaser (but following reasonable consultation with Purchaser), issue such press release or make such public statements as is determined by Seller in good faith, following consultation with its outside legal counsel, to be required by applicable Legal Requirements, and may reiterate

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public statements previously made with the approval of Purchaser. Each party hereto shall cause its employees, officers and directors to comply with this Section 7.7.

Section 7.8 Change of Name. Following the Closing, Seller shall not use or license or permit any third party to use any name, slogan, logo, trademark or ticker symbol (including KANA) that is likely to cause confusion with the trademarks included in the Purchased Assets or which includes, or is similar or deceptively similar to, the name “Kana”, “Broadbase”, “eVergance”, “Hipbone”, “Connectify”, Servicesoft” or “Silknet” (collectively, the “Seller Marks”). Within two (2) business days following the Closing Date, Seller shall file all documentation necessary to change its name and ticker symbol so as to comply with the requirements of this Section 7.8 and shall remove from its assets, properties, stationery, literature and Internet website any and all Seller Marks (collectively, such actions are the “Name Change”).

Section 7.9 Reimbursement of Consent Adjustment. In the event Seller obtains, at any time during the thirty (30) days following the Determination Date, any consent, waiver or approval listed on Schedule 9.1(d)-1 or Schedule 9.1(d)-2 that Seller was not able to obtain prior to the Determination Date, and which resulted in a Consent Adjustment pursuant to Section 2.1, (a “Subsequently Acquired Consent”), Purchaser shall promptly after such 30th day following the Determination Date pay Seller an amount equal to (i) (A) the lesser of (a) $500,000 or (b) an amount equal to the portion of the actual Consent Adjustment with respect to each Subsequently Acquired Consent minus (B) any costs, expenses or Losses incurred by Purchaser or its Affiliates in obtaining such Subsequently Acquired Consent.

ARTICLE 8

EMPLOYEES

Section 8.1 Employees.

(a) Immediately following the Closing, and commencing on the Closing Date, Purchaser shall provide the opportunity of continued employment to all active Seller Employees, and when ready to return to active employment, the inactive Seller Employees (each, a “Prospective Employee”) with initial salary and bonus compensation and benefits under the Assumed Plans that are substantially equivalent, taken as a whole, to those provided by Seller immediately prior to the Closing. Seller shall use reasonable best efforts to encourage each Prospective Employee to continue his or her current employment until commencing, and to commence, employment with Purchaser. Each Prospective Employee who commences employment with Purchaser on the Closing Date pursuant to the terms and conditions described in this Section 8.1 (and who does not resign or otherwise not accept employment with Purchaser) shall be referred to in this Agreement as a “Transferred Employee.” Each Transferred Employee shall be considered “at will” (to the extent permitted by applicable Legal Requirements).

(b) With respect to all Transferred Employees (but not other Seller Employees), Purchaser shall be solely responsible for all Liabilities for severance or termination pay, benefits or notice under any plan, program, policy or applicable Legal Requirement which arise or accrue on or prior to the Closing Date, including any which arise or accrue as a result of the Transaction. Additionally, with respect to all Transferred Employees, Purchaser shall be solely responsible for all Liabilities for severance or termination pay, benefits or notice under any plan, program, policy or applicable Legal Requirement which arise or accrue after the Closing Date.

(c) Seller shall assign and Purchaser shall assume each Seller Employee Plan (and all related assets and liabilities thereto) set forth on Schedule 8.1(c) (the “Assumed Plans”). Purchaser shall be responsible for and pay (i) all Liabilities of Seller under the Assumed Plans to pay, or reimburse Employees for, any deductibles pursuant to medical, dental, and health plans, and (ii) all Liabilities with respect to claims incurred under the Assumed Plans following the Closing Date by Transferred Employees and their spouses and dependents.

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(d) Purchaser agrees to assume any obligation of Seller for accrued and unpaid wages of Transferred Employees, including those accrued for bonuses, holiday pay, vacation pay and sick pay.

(e) In order to secure an orderly and effective transition of the employee benefit arrangements for Transferred Employees and their respective beneficiaries and dependents, Seller and Purchaser shall cooperate, both before and after the Closing Date, and subject to applicable Legal Requirements, regarding the exchange of information related to the Transferred Employees, including employment records and benefits information.

(f) Purchaser and Seller agree that the payroll tax reporting obligations of the Transferred Employees shall be treated in accordance with the Alternate Procedure of Section 5 of Revenue Procedure 2004-53.

(g) Nothing contained in this Article 8, express or implied, is intended to confer upon any Person not a party hereto any right, benefit or remedy of any nature whatsoever, including any right to employment or continued employment for any period of time by reason of this Agreement or the Transaction, any right to a particular term or condition of employment or any right to continuation of any compensation or benefits. Following the Closing, Purchaser or its Affiliates may modify, alter or discontinue any compensation arrangement, the Assumed Plans and any other employment benefits payable to Transferred Employees in its sole discretion to the extent permitted by applicable Legal Requirements. Notwithstanding anything to the contrary contained in this Agreement, no provision of this Agreement is intended to, or does, constitute the establishment of, or an amendment to, any Seller Employee Plan, Assumed Plan or any employee benefit plan of Purchaser or its Affiliates.

ARTICLE 9

CONDITIONS TO CLOSING

Section 9.1 Conditions to Purchaser’s Obligation to Close. The obligations of Purchaser to consummate the Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Purchaser in writing:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of Seller in Sections 4.1(b), 4.2(a), 4.2(c), 4.3(a), 4.3(c) and 4.6(a) of this Agreement shall be true and correct in all respects as of the Agreement Date and as of the Closing Date (or, to the extent such representations and warranties speak as of a specific date or time, they shall be true in all respects as of such date or time), (ii) the remaining representations and warranties of Seller contained in this Agreement shall be true and correct as of the Agreement Date and as of the Closing Date (or, to the extent such representations and warranties speak as of a specific date or time, they shall be true and correct as of such date and time) (in each case in this clause (ii) without giving effect to any materiality or “Material Adverse Effect” qualifications therein), except for such failures to be true and correct as would not have, and would not reasonably be expected to have, individually or in the aggregate, a Seller Material Adverse Effect, and (iii) as of the Closing, Seller shall have performed, in all material respects, all covenants and obligations in this Agreement required to be performed by Seller on or prior to the Closing;

(b) Seller Material Adverse Effect. There shall not have occurred since the Agreement Date a Seller Material Adverse Effect;

(c) No Injunctions or Restraints. There shall not be any Order issued by any Governmental Entity seeking any damages as a result of the Transaction or otherwise adversely affecting the right or ability of Purchaser to own, operate or control the Purchased Assets;

(d) Required Consents. Seller shall have obtained (i) all third party consents and approvals set forth on Schedule 9.1(d)-1, in each case in form and substance reasonably satisfactory to Purchaser, and (ii) third party consents to assignment, in form and substance reasonably satisfactory to Purchaser, with respect to such Contracts set forth on Schedule 9.1(d)-2 for which the aggregate “Annual Maintenance Amount” set

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forth on Schedule 9.1(d)-2 represents at least 93% of the total “Annual Maintenance Amount” for all Contracts set forth on Schedule 9.1(d)-2 and, in each case, shall have provided written evidence (in form and substance reasonably satisfactory to Purchaser) thereof to Purchaser;

(e) Proposed Estimated Purchase Price Certificate. Seller shall have delivered a proposed Estimated Purchase Price Certificate to Purchaser three (3) Business Days prior to the Closing Date, certified by the Chief Financial Officer of Seller and setting forth Seller’s good faith estimates of, as of the Closing Date, Net Working Capital, Excess Net Debt, Seller Transaction Expenses (which Seller Transaction Expenses shall include, without limitation, the categories set forth on Exhibit K and the Consent Adjustment as of the Determination Date (in each case, including each component thereof), in form and substance reasonably satisfactory to Purchaser; and

(f) Closing Deliveries. Seller shall have delivered to Purchaser all of the documents, consents and agreements set forth in Section 3.2.

Section 9.2 Conditions to Seller’s Obligation to Close. The obligations of Seller to consummate the Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by Seller in writing:

(a) Representations, Warranties and Covenants. (i) The representations and warranties of Purchaser in this Agreement shall be true and correct in all respects as of the Agreement Date and as of the Closing Date (or, to the extent such representations and warranties speak as of a specific date or time, they shall be true in all respects as of such date or time), except as otherwise contemplated by this Agreement and except for such inaccuracies under such representations and warranties which, taken together in their entirety, would not, individually or in the aggregate, reasonably be expected to result in a Purchaser Material Adverse Effect, and (ii) Purchaser shall have performed, in all material respects, all covenants and obligations in this Agreement required to be performed by them on or prior to the Closing Date; and

(b) Closing Deliveries. Purchaser shall have delivered to Seller all of the documents and agreements set forth in Section 3.3.

Section 9.3 Conditions to Each Party’s Obligation to Close. The respective obligations of each party to this Agreement to consummate the Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by agreement of all the parties hereto:

(a) No Injunctions or Restraints; Illegality. There shall not be in effect any Order issued by any Governmental Entity preventing the consummation of the Transaction or any Legal Requirement prohibiting Seller from selling or Purchaser from owning, operating or controlling the Business or the Purchased Assets or that makes illegal or enjoins the consummation of the Transaction; and

(b) Seller Stockholder Approval. The Seller Stockholder Approval shall have been obtained in compliance with the Delaware General Corporation Law and the Seller Organizational Documents, each as in effect on the date of such approval.

ARTICLE 10

TAX MATTERS

Section 10.1 Tax Matters.

(a) Notwithstanding any applicable Legal Requirements to the contrary, Seller shall be responsible for and shall pay any and all Transfer Taxes when due, and shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes; provided, however, that, if required by any Legal Requirement, Purchaser will join in the execution of any such Tax Returns and other documentation. To the extent practicable, Seller shall deliver and Purchaser shall accept all of the Purchased Assets through electronic delivery or in another manner agreed by Seller and Purchaser that is reasonably

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calculated and legally permitted to minimize or avoid the incurrence of Transfer Taxes if such method of delivery does not to any extent adversely affect the condition, operability or usefulness of any of the Purchased Assets.

(b) All real property, personal property, ad valorem or other similar Taxes levied with respect to the Purchased Assets for a Straddle Tax Period shall be allocated between the portion of the Straddle Tax Period up to and including the Closing Date (which portion shall be Seller’s responsibility) and the remainder of the Straddle Tax Period (which portion shall be Purchaser’s responsibility) based on the number of days in each such segment of the Straddle Tax Period.

(c) Purchaser will acquire Broadbase Software, Inc., a wholly owned Subsidiary of Seller (“Broadbase”) in a manner which allows the parties to make an election under Section 338(h)(10) of the Code (and any corresponding election under other applicable Legal Requirements) with respect to the purchase and sale of the stock of Broadbase hereunder (the “Section 338(h)(10) Election”). The parties agree to make a Section 338(h)(10) Election with respect to the purchase and sale of the stock of Broadbase hereunder. On or before the Closing Date, Purchaser will provide to the Seller IRS Form 8023 and any comparable state or local tax forms (the “Election Forms”) for Broadbase for use in making the Section 338(h)(10) Election. When delivered to the Seller, the Election Forms shall be fully executed by all persons required to execute the Election Forms on behalf of Purchaser. Seller will deliver to Purchaser a fully executed copy of any Election Forms filed by Seller with respect to Broadbase.

ARTICLE 11

TERMINATION

Section 11.1 Termination. This Agreement may be terminated prior to the Closing (whether before or after the Seller Stockholder Approval has been obtained):

(a) by mutual written consent of Purchaser, on the one hand, and Seller, on the other hand, in each case duly authorized by the Boards of Directors of Purchaser and Seller;

(b) by either Purchaser, on the one hand, or Seller, on the other hand, duly authorized by the Boards of Directors of Purchaser or Seller, if the Transaction has not been consummated by February 15, 2010 or any other date that Purchaser and Seller may agree upon in writing (the “Outside Date”); provided, however, a party shall not be permitted to terminate this Agreement pursuant to this Section 11.1(b) if the failure to consummate the Transaction by the Outside Date is caused by (or results from) the failure on the part of such party to perform any covenant or obligation in this Agreement required to be performed by such party at or prior to the Closing Date;

(c) by either Purchaser, on the one hand, or Seller, on the other hand, duly authorized by the Board of Directors of Purchaser or Seller, if a court of competent jurisdiction or other Governmental Entity shall have (i) enacted a Legal Requirement that is in effect at the time of such termination and renders the Transaction illegal at the time of such termination, or (ii) formally issued a final and nonappealable Order, or shall have taken any other final and nonappealable action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Transaction, and, in each case, each of the parties shall have used its reasonable efforts to resist, appeal, obtain consent under, resolve or lift, as applicable, the Legal Requirement, Order or action;

(d) by either Purchaser, on the one hand, or Seller, on the other hand, duly authorized by the Board of Directors of Purchaser or Seller, if: (i) the Seller Stockholders Meeting (including any adjournments and postponements thereof) shall have been held and completed and Seller’s stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Seller Stockholders Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Seller Stockholder Approval;

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(e) by Purchaser (at any time prior to the receipt of the Seller Stockholder Approval) if a Seller Triggering Event shall have occurred;

(f) by Purchaser upon a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Section 9.1(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such inaccuracy or breach is curable by Seller within 30 days, then Purchaser may not terminate this Agreement under this Section 11.1(f) for 30 days after delivery of written notice from Purchaser to Seller of such inaccuracy or breach (it being understood that Purchaser may not terminate this Agreement pursuant to this Section 11.1(f) if such inaccuracy or breach is cured during such 30-day period);

(g) by Purchaser upon any material breach by Seller of its obligations set forth in Section 6.3 or Section 6.4 to file the Proxy Statement with the SEC, set a record date, mail the Proxy Statement and give notice of, convene and hold the Seller Stockholder Meeting and to solicit proxies from its stockholders in favor of adoption of this Agreement; provided that for purposes of this Section 11.1(g), without limiting the generality of the foregoing, Seller agrees that any delay with respect to its obligation to file the Proxy Statement, mail the Proxy Statement or convene and hold the Seller Stockholder Meeting of more than five (5) Business Days beyond the time periods provided in such Sections shall be deemed to be a material breach;

(h) by Seller upon a breach of any representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Section 9.2(a) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided, that if such inaccuracy or breach is curable by Purchaser within 30 days, then Seller may not terminate this Agreement under this Section 11.1(h) for 30 days after delivery of written notice from Seller to Purchaser of such breach (it being understood that Seller may not terminate this Agreement pursuant to this Section 11.1(h) if such inaccuracy or breach is cured during such 30-day period); or

(i) by Seller, at any time prior to obtaining the Seller Stockholder Approval, if (i) Seller’s Board of Directors authorizes Seller to enter into an Alternative Acquisition Agreement with respect to a transaction that constitutes a Superior Proposal, (ii) Seller shall have complied in all material respects with Section 6.2 with respect to such Acquisition Proposal and (iii) Seller notifies Purchaser in writing that it intends to enter into such an agreement, attaching the final version of such agreement to such notice; provided that, any such purported termination pursuant to this Section 11.1(i) shall be void and of no force or effect unless Seller has paid the Termination Fee prior to or concurrently with such termination in accordance with Section 11.4.

The party hereto terminating this Agreement pursuant to this Section 11.1 shall deliver prompt written notice thereof to the other party(ies) hereto setting forth in reasonable detail the provision of this Section 11.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination under such provision.

Section 11.2 Notices of Termination; Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 11.1 shall be effective immediately upon the delivery of written notice of the terminating party to the other party or parties hereto, as applicable (subject, for the avoidance of doubt, in the case of Section 11.1(i) above, to the proviso set forth therein). In the event of the termination of this Agreement as provided in Section 11.1, this Agreement shall be of no further force or effect without Liability of any party or parties hereto, as applicable (or any partner, member, stockholder, director, officer, employee, Affiliate, agent or other representative of such party or parties) to the other party or parties hereto, as applicable; provided, however, that: (i) Section 7.8, this Section 11.2, Section 11.3, Section 11.4, and Article 13 shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the Confidentiality Agreement shall remain in full force and effect in accordance with its terms, and (iii) subject to Section 13.1 of this Agreement,

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the termination of this Agreement shall not relieve any party from any liability for any intentional breach of any covenant, obligation, representation or warranty contained in this Agreement or any fraud in connection with this Agreement.

Section 11.3 Expenses. Except as set forth in this Section 11.3 or 11.4, all fees and expenses incurred in connection with this Agreement and the Transaction shall be paid (or caused to be paid) by the party incurring such expenses, whether or not the Transaction is consummated; provided, however, that Purchaser and Seller shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with the filing by the parties to this Agreement of the pre-merger notification and report forms relating to the Transaction under any filings made pursuant to any Antitrust Laws. Notwithstanding the foregoing, if the Closing occurs, (i) the legal fees and expenses incurred by or on behalf of Purchaser between October 19, 2009 and the date hereof shall be paid by Seller and shall be deemed Seller Transaction Expenses (such fees and expenses, if the Closing occurs, the “Specified Purchaser Legal Fees”) and (ii) all Seller Transaction Expenses shall be deducted from the Purchase Price as provided in Section 2.1.

Section 11.4 Liability In the Event of Termination

(a) If this Agreement is terminated:

(i) by Purchaser pursuant to Section 11.1(e) or Section 11.1(g);

(ii) by either Purchaser or Seller pursuant to Section 11.1(d) or Section 11.1(b) if at the time of such termination under Section 11.1(b) the Seller Stockholder Meeting has not been held and the Seller Stockholder Approval has not been obtained under circumstances in which Purchaser is not entitled to terminate under Section 11.1(g) (other than as a result of an Order enjoining the Seller Stockholder Meeting), and (x) prior to the Seller Stockholders Meeting (or the date of termination under Section 11.1(b)) any Acquisition Proposal (defined for the purposes of this clause (ii) by replacing all the references to 20% in the definition of the term Acquisition Transaction with 50%) was made (including, without limitation, by any Participant in the Process) and not publicly withdrawn at least three (3) Business Days prior to the Seller Stockholders Meeting (or, the last scheduled date of such proposed Seller Stockholder Meeting in the case of a termination pursuant to Section 11.1(b)), and (y) within twelve (12) months following such termination, Seller either consummates an Acquisition Transaction or Seller enters into an Alternative Acquisition Agreement providing for an Acquisition Transaction (and an Acquisition Transaction is subsequently consummated) (it being understood that, for purposes of clarification and without limiting the foregoing, such consummated Acquisition Transaction need not be related to any Acquisition Proposal made prior to the Seller Stockholders Meeting);

(iii) by Purchaser pursuant to Section 11.1(f) as a result of Seller’s breach of Section 6.2, 6.3 or 6.4 (under circumstances in which Purchaser is not entitled to terminate under Section 11.1(g)) or as a result of any intentional or willful breach by Seller of any other representation, warranty, covenant or agreement (provided that a breach of a representation as of any time other than the Agreement Date shall only be deemed intentional or willful if Seller shall have intentionally or willfully taken the action causing such breach), if, prior to the first anniversary of the termination of this Agreement pursuant to Section 11.1(f), either Seller consummates an Acquisition Transaction or Seller enters into an Alternative Acquisition Agreement (and an Alternative Acquisition Transaction is subsequently consummated); or

(iv) by Seller or Purchaser pursuant to Section 11.1(b) if at the time of such termination Seller has failed to satisfy in full the condition to Closing set forth in Section 9.1(d) hereof (provided, however, that solely for purposes of this Section 11.4(a)(iv), the reference to 93% in Section 9.1(d)(ii) shall be replaced with 85%); or

(v) by Seller pursuant to Section 11.1(i),

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then in each case Seller shall pay the Fund Manager a fee equal to $1,834,050, plus, to the extent not previously paid pursuant to Section 11.4(d), all of Purchaser’s reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by Purchaser and its Affiliates on or prior to the termination of this Agreement (collectively, the “Termination Fee”). The Termination Fee shall be paid in immediately available funds and shall be due and payable on the date that is (A) two (2) Business Days after the date of termination in the case of clause (i) or (v) above, (B) concurrently with the consummation of the Acquisition Transaction in the case of clause (ii) or (iii) above, (C) on or before the date 120 days following the termination of this Agreement (or, if earlier, simultaneously (and proportionally based on amounts paid compared to amounts owed) with the payment of any Seller Transaction Expenses) in the case of clause (iv) above, and (D) concurrently with such termination in the event of a purported termination by Seller pursuant to Section 11.1(i) (it being understood and agreed that if more than one clause above is applicable, the Termination Fee shall be payable at the earliest date applicable).

(b) The parties hereto acknowledge and hereby agree that in no event shall Seller be required to pay the Termination Fee on more than one occasion, whether nor not the Termination Fee may be payable under more than one provision of this Agreement at the same or at different times and the occurrence of different events (it being understood and agreed that if more than one clause above is applicable, the Termination Fee shall be payable at the earliest date applicable). The Fund Manager shall have the right to assign the right to receive the Termination Fee to one or more Persons in its sole discretion.

(c) In the event Seller pays the Termination Fee pursuant to this Section 11.4, the receipt of such fee by the Fund Manager shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Purchaser, any of its Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transaction (and the abandonment thereof) or any matter forming the basis for such termination, and none of Purchaser, any of its Affiliates or any other Person shall be entitled to bring or maintain any other claim, action or other Proceeding against Seller or any of its Affiliates arising out of this Agreement, the Transaction or any matters forming the basis for such termination.

(d) In the event this Agreement is terminated (i) by Purchaser pursuant to Section 11.1(f), (ii) by either Seller or Purchaser pursuant to Section 11.1(c) or Section 11.1(d), or (iii) by either Seller or Purchaser pursuant to Section 11.1(b) (A) if at the time of such termination under Section 11.1(b) the Seller Stockholder Meeting has not been held (or the Seller Stockholder Approval has not been obtained) under circumstances in which Purchaser is not entitled to terminate under Section 11.1(g) or (B) if at the time of such termination under Section 11.1(b) Seller has failed to satisfy (regardless of any waiver) in full the condition to Closing set forth in Section 9.1(d) hereof, then Seller shall, following receipt of an invoice therefor, on or before the date 120 days following the termination of this Agreement (or, if earlier, simultaneously (and proportionally based on amounts paid compared to amounts owed) with the payment of any Seller Transaction Expenses), pay all of Purchaser’s reasonably documented out-of-pocket fees and expenses (including reasonable legal fees and expenses) actually incurred by Purchaser and its Affiliates on or prior to the termination of this Agreement (the “Purchaser Expenses”), by wire transfer of same day funds to one or more accounts designated by Purchaser; provided, that the existence of circumstances which could require the Termination Fee to become subsequently payable by Seller pursuant to Section 11.4(a) shall not relieve Seller of its obligations to pay the Purchaser Expenses pursuant to this Section11.4(d); provided, further, that the amount of Purchaser Expenses paid by Seller pursuant to this Section 11.4(d) shall be credited against any amount of any Termination Fee that may subsequently become payable by Seller pursuant to Section11.4(a).

(e) Seller acknowledges that the agreements contained in this Section 11.4 are an integral part of the Transaction, (ii) the amount of, and the basis for payment of, the Termination Fee and Purchaser Expenses are reasonable and appropriate in all respects, and (iii) without this Agreement, Purchaser would not enter into this Agreement. Accordingly, if Seller fails to pay in a timely manner the Termination Fee or Purchaser Expenses due pursuant to this Section 11.4, and, in order to obtain such payment, Purchaser makes a claim that results in a judgment for the amounts set forth in this Section 11.4, Seller shall pay to Purchaser its

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reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amount set forth in this Section 11.4, at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made hereunder. All payments under this Section 11.4 shall be made by wire transfer of immediately available funds to an account designated by Purchaser.

ARTICLE 12

INDEMNIFICATION

Section 12.1 Survival of Representations, Warranties and Covenants.

(a) The representations and warranties of Seller and of Purchaser set forth in this Agreement shall terminate on the Closing Date.

(b) The respective covenants, agreements and obligations of Seller and Purchaser set forth in this Agreement shall survive the execution and delivery of this Agreement, any investigation by or on behalf of any party hereto, and the Closing Date without limitation.

Section 12.2 Indemnification by Seller. If the Transaction is consummated, Seller shall promptly upon demand by Purchaser indemnify, defend and hold harmless Purchaser and each of its officers, directors, employees, members, agents and Affiliates (the “Purchaser Indemnified Parties”) against any and all losses, liabilities, damages, interest and penalties, costs and expenses, including reasonable attorneys’ fees and expenses, and expenses of investigation and defense (collectively “Losses”) incurred, paid or suffered by any such Purchaser Indemnified Party arising from or as a result of:

(a) any breach of any covenant, agreement or obligation made by Seller in this Agreement, including without limitation Section 2.3;

(b) any Excluded Liability;

(c) any Excluded Subsidiary Liability; or

(d) the Covered Matters.

Section 12.3 Indemnification by Purchaser. If the Transaction is consummated, Purchaser shall promptly upon demand by Seller indemnify, defend and hold harmless Seller, the Seller Subsidiaries and each of their respective officers, directors, employees, members, agents and Affiliates (the “Seller Indemnified Parties”) against any and all Losses incurred, paid or suffered by any such Seller Indemnified Party following the Closing arising from or as a result of:

(a) any breach of any covenant, agreement or obligation made by Purchaser in this Agreement, including without limitation Section 2.3; or

(b) any Assumed Liability.

Section 12.4 Limitations.

(a) No Indemnifying Party shall in any event be liable to any Indemnified Party for any special or punitive damages of such Indemnified Party (except to the extent such special or punitive damages are paid to a third party).

(b) The amount of any Losses shall be reduced by (i) the amount of any insurance proceeds actually recovered by any Indemnified Party under insurance policies and (ii) indemnity or contribution amounts actually recovered by any Indemnified Party from third parties, in each case with respect to such Losses. Each Indemnified Party shall use its reasonable best efforts to pursue recovery from such insurance policies or third parties for any Losses.

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(c) The limitations set forth in this Section 12.4 shall not apply with respect to fraud, intentional misrepresentation or willful breach or with respect to indemnification pursuant to Section 12.2(d).

Section 12.5 Third-Party Claims.

(a) Promptly after the assertion by any third party of any claim against any Indemnified Party (a “Third-Party Claim”) that, in the reasonable judgment of such Indemnified Party, may result in the incurrence by such Indemnified Party of Losses for which such Indemnified Party would be entitled to indemnification pursuant to this Agreement, such Indemnified Party shall promptly deliver to the Indemnifying Party a written notice describing in reasonable detail such Third-Party Claim and the Indemnifying Party may, at its sole expense, elect to prosecute such Third-Party Claim to conclusion or settlement satisfactory to the Indemnifying Party by providing evidence reasonably satisfactory to the Indemnified Party that such Indemnifying Party has the financial standing to diligently defend such Third-Party Claim and to indemnify the Indemnified Party for any resulting Losses; provided, however, that the Indemnifying Party may not elect to prosecute or settle any such Third-Party Claim if (i) such Third-Party Claim seeks injunctive or other equitable relief against such Indemnified Party, (ii) such Third-Party Claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (iii) the Indemnified Party reasonably believes an adverse determination with respect to such Third-Party Claim would be detrimental to or injure such Indemnified Party’s reputation or future business prospects; provided, further, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligations hereunder, except to the extent that the Indemnifying Party has been materially prejudiced thereby, and then only to such extent.

(b) If the Indemnifying Party makes the election to defend with respect to a Third-Party Claim as set forth in Section 12.5(a), then (i) the Indemnifying Party will be deemed to have admitted that such Third-Party Claim is an indemnifiable claim hereunder, and (ii) the Indemnified Party will have the right to participate, at its own expense and through counsel of its own selection, in all proceedings. If the Indemnifying Party defends a Third-Party Claim, it shall not, without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, such Third-Party Claim unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim, (ii) does not include an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party and (iii) does not include any injunctive or other non-monetary relief.

(c) If the Indemnifying Party does not make such election with respect to a Third-Party Claim within the required time period set forth in Section 12.5(a), the Indemnified Party will (i) be free to handle the prosecution or defense of such Third-Party Claim, (ii) notify the Indemnifying Party of the progress of such Third-Party Claim, (iii) permit the Indemnifying Party, at the Indemnifying Party’s expense, to participate in the settlement negotiations with respect to such Third-Party Claim, and (iv) provide the Indemnifying Party with reasonable access to all relevant information and documentation relating to such Third-Party Claim and the Indemnified Party’s prosecution or defense thereof to the extent that access to such information and documentation by the Indemnifying Party does not affect any privilege relating to the Indemnified Party. Upon the conclusion or settlement of a Third-Party Claim, which Third-Party Claim the Indemnifying Party has elected to not defend, the Indemnified Person will provide the Indemnifying Party with written notice of such conclusion or settlement (“Notice of Conclusion”). Within twenty (20) calendar days of delivery of such Notice of Conclusion, the Indemnifying Party shall elect in writing to (A) admit that such Third-Party Claim is an indemnifiable claim hereunder, in which case the Indemnified Party shall be entitled to recover Losses related to such Third-Party Claim or (B) dispute, in accordance with the provisions of Section 13.8, whether such Third-Party Claim is an indemnifiable claim hereunder. If the Indemnifying Party fails to make an election in accordance with the preceding sentence, then the Indemnifying Party will be conclusively deemed to have admitted that such Third-Party Claim is an indemnifiable claim hereunder and the Indemnified Party shall be entitled to recover Losses related to such Third-Party Claim from the

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Indemnifying Party. In any case, the party not in control of such Third-Party Claim will cooperate with the other party in the conduct of the prosecution or defense thereof.

Section 12.6 Purchase Price Adjustment. Seller and Purchaser agree to treat each indemnification payment pursuant to this Article 12 as an adjustment to the Purchase Price for all Tax purposes and shall take no position contrary thereto unless required to do so by any applicable Legal Requirement or pursuant to a “determination” within the meaning of Section 1313(a) of the Code or an analogous provision of state, local or foreign Legal Requirement.

Section 12.7 Dispute Resolution. Seller and Purchaser agree that, solely with respect to disputes related to indemnification rights, obligations and claims pursuant to this Article 12 following the Closing, and without limiting anything to the contrary contained herein (including in Section 13.1), Seller and Purchaser will resolve such disputes in the following manner: (i) each of Seller and Purchaser may at any time deliver to the other a written dispute notice setting forth a brief description of the disputed issue; (ii) within 15 days of receiving such written dispute notice, the receiving party shall deliver to the other party a brief written response to such written dispute notice; (iii) during the 30-day period following the delivery of the written response to the dispute notice the parties will meet and seek to resolve the disputed issue through negotiation; and (iv) if the parties are unable to resolve the disputed issue through negotiation, then within 30 days after that 30-day period (or such longer period as Purchaser and Seller may mutually agree upon) Purchaser or Seller may refer the issue to final and binding arbitration in San Francisco, California in accordance with the then existing rules (the “Rules”) of the American Arbitration Association (“AAA”), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of Delaware, regardless of principles of conflicts of laws. In any arbitration pursuant to this Agreement, (a) discovery shall be allowed and the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. §§ 1 et seq., and (b) the award or decision shall be rendered by a majority of the members of a Board of Arbitration consisting of three members, one of whom shall be appointed by each of Purchaser and Seller and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of the two party-appointed arbitrators; provided, however, that, persons eligible to be selected as arbitrators shall be limited to attorneys-at-law, each of whom (x) is on the AAA’s Large, Complex Case Panel or a Center for Public Resources (“CPR”) Panel of Distinguished Neutrals, or has professional credentials comparable to those of the attorneys listed on such AAA and CPR Panels, (y) has actively practiced law (in private practice) for at least 15 years concentrating in mergers and acquisitions, and (z) has not performed (or whose law firm has not performed) any material services to any of the parties hereto (or their respective Affiliates) at any time prior to his or her appointment as an arbitrator hereunder. In the event of the failure of the two party-appointed arbitrators to agree within 45 days after the commencement of the arbitration proceeding upon the appointment of the third arbitrator, the third arbitrator shall be appointed by the AAA in accordance with the Rules. In the event that either party shall fail to appoint an arbitrator within 30 days after the commencement of the arbitration proceedings, such arbitrator and the third arbitrator shall be appointed by the AAA in accordance with the Rules. Nothing set forth above shall be interpreted to prevent Purchaser and Seller from agreeing in writing to submit any dispute to a single arbitrator in lieu of a three-member Board of Arbitration. Upon the completion of the selection of the Board of Arbitration (or if Purchaser and Seller agree otherwise in writing, a single arbitrator), an award or decision shall be rendered within no more than 45 days. Notwithstanding the foregoing, the request by either party for preliminary or permanent injunctive relief, whether prohibitive or mandatory, shall not be subject to arbitration. For the avoidance of doubt, this Section 12.7 shall terminate and shall be of no further force or effect upon any termination of this Agreement pursuant to Article 11.

Section 12.8 Exclusive Remedy. If the Transaction is consummated, (a) recovery from the First Escrow Fund, Second Escrow Fund, Third Escrow Fund and Fourth Escrow Fund shall be the sole and exclusive remedy for the indemnity obligations of Seller pursuant to Section 12.2(d) in respect of the matters described in items 1, 2, 3 and 4 of Schedule 12.2(d), respectively and (b) recovery from the Purchase Price Escrow Fund shall be the sole and exclusive remedy for the indemnity obligations of Seller pursuant to Section 2.3 of this Agreement.

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Notwithstanding anything herein to the contrary, the fact that the First Escrow Fund, the Second Escrow Fund, the Third Escrow Fund and the Fourth Escrow Fund exist to satisfy the indemnity obligations of Seller pursuant to Section 12.2(d) of this Agreement shall not in any way limit, restrict or otherwise affect the indemnification rights of the Purchaser Indemnified Parties pursuant to any other provision of this Article 12, except as expressly set forth in the first sentence of this Section  12.8.

ARTICLE 13

MISCELLANEOUS PROVISIONS

Section 13.1 Remedies; Specific Performance.

(a) Except as otherwise provided herein (including, without limitation, Sections 13.1(b), (c), (d), and (e) below), any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. For purposes of clarity, Seller may not seek any remedy except, and solely as provided in Sections 13.1(c) and (d) below, subject to the terms and conditions contained therein.

(b) The parties hereto hereby agree that irreparable damage would occur in the event that any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damages. Accordingly, the parties hereto acknowledge and hereby agree that in the event of any breach or threatened breach by Seller, on the one hand, or Purchaser, on the other hand, of any of their respective covenants or obligations set forth in this Agreement or the Guaranty, Seller, on the one hand, and Purchaser, on the other hand, shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement and the Guaranty by the other (as applicable), and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the other under this Agreement and the Guaranty, and this right shall include the right of Seller to cause Purchaser to consummate the Transaction, so long as all conditions to the Transaction have been satisfied. Seller, on the one hand, and Purchaser, on the other hand, hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of this Agreement by Seller, on the one hand, or Purchaser, on the other hand, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Seller, on the one hand, and Purchaser, on the other hand, under this Agreement.

(c) Subject to Section 13.1(d), Seller hereby agrees that specific performance shall be its sole and exclusive remedy with respect to a breach by Purchaser of its obligations pursuant to Section 2.1 and, except as provided in Section 13.1(d) below, that it may not seek or accept any other form of relief that may be available for a breach of this Agreement, the Guarantee or otherwise in connection with this Agreement or the Transaction (including monetary damages), other than as necessary to enforce its rights following the Closing Date pursuant to Section 12.3.

(d) If a court of competent jurisdiction has declined to specifically enforce the obligations of Purchaser to consummate the Transaction pursuant to a claim for specific performance brought against Purchaser pursuant to this Section 13.1 and it or another court of competent jurisdiction has instead granted an award of damages for such alleged breach against Purchaser or Guarantor, Seller may enforce such award and accept damages for such alleged breach only if, within two (2) weeks following such determination, Purchaser is not willing to consummate the Transaction in accordance with Article 1 of this Agreement. In any suit seeking specific performance, Seller may also seek, and offer evidence in support of an award of, damages in the alternative in each case solely to the extent necessary to avoid waiver of or loss of, or prejudice to, an award of damages to which it may be entitled in the limited circumstances described in the preceding sentence.

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(e) Seller further agrees that (x) the seeking of the remedies provided for in Section 13.1(b) by Purchaser shall not in any respect constitute a waiver by Purchaser of its right to seek any other form of relief that may be available to either of them under this Agreement (including monetary damages) in the event that this Agreement has been terminated or in the event that the remedies provided for in Section 13.1(b) are not available or otherwise are not granted, and (y) nothing set forth in Section 13.1(a) shall require Purchaser to institute any proceeding for (or limit Purchaser’s right to institute any proceeding for) specific performance under Section 13.1(a) prior or as a condition to exercising any termination right under Article XI (and pursuing damages after such termination), nor shall the commencement of any Proceeding pursuant to Section 13.1(b) or anything set forth in this Section 13.1(e) restrict or limit Purchaser’s right to terminate this Agreement in accordance with the terms of Article XI or pursue any other remedies under this Agreement that may be available then or thereafter. Notwithstanding anything set forth herein to the contrary, from and after the Closing, none of Seller, its Affiliates, or their respective current or former directors, stockholders, optionholders, officers or employees shall be entitled to seek or recover monetary or other damages or relief (including equitable relief) against Purchaser, the Guarantor or any of their respective Affiliates in connection with this Agreement or the Transaction except for (i) claims after the Closing by Seller against Purchaser solely to receive the consideration as set forth in Article II and (ii) claims after the Closing by Seller as specifically provided by Section 12.3 above. The provisions of this Section 13.1 are intended to be for the benefit of, and shall be enforceable by, the Guarantor and its Affiliates.

Section 13.2 Interpretation. In this Agreement, unless the context clearly indicates otherwise: (a) words used in the singular include the plural and words in the plural include the singular; (b) reference to any gender includes the other gender; (c) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “but (is/are) not limited to”; (d) the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision hereof; (e) reference to any article, section, exhibit or schedule shall mean such article or section of, or such exhibit or schedule to, this Agreement, as the case may be, and references in any section or definition to any clause means such clause of such section or definition; and (f) reference to any law shall mean such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to “dollars” and “$” are to the currency of the United States.

Section 13.3 Entire Agreement. Except for the Confidentiality Agreement, which shall survive the execution of this Agreement in accordance with its terms, this Agreement, including the other Transaction Documents and the other documents and agreements specifically referred to herein, constitutes the entire agreement between and among the parties hereto with regard to the subject matter hereof, and supersedes all prior agreements and understandings with regard to such subject matter. There are now no agreements, representations or warranties between or among the parties other than those set forth in the Agreement, the other Transaction Documents or the documents and agreements contemplated in this Agreement except as set forth in the Confidentiality Agreement.

Section 13.4 Amendment. Subject to applicable Legal Requirement and subject to the other provisions of this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of Purchaser and Seller; provided, however, that in the event that Seller has received the Seller Stockholder Approval, no amendment shall be made to this Agreement that requires the approval of Seller’s stockholders under the Delaware General Corporation Law without such approval.

Section 13.5 Extension; Waiver and Consents. At any time and from time to time prior to the Closing, any party or parties hereto may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other party or parties hereto, as applicable, (b) waive any inaccuracies in the representations and warranties made to such party or parties hereto contained

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herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party or parties hereto contained herein. Any agreement on the part of a party or parties hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Any consent under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

Section 13.6 Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties hereto, and any such assignment without such prior written consent shall be null and void; provided, however, that if Purchaser or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Purchaser shall assume all of the obligations of Purchaser set forth in Section 12.3. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 13.7 Governing Law. The rights and obligations of the parties shall be governed by, and this Agreement shall be interpreted, construed and enforced in accordance with, the laws of the State of Delaware, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction.

Section 13.8 Jurisdiction; Waiver of Jury Trial.

(a) Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or related hereto may be brought in the courts of the State of Delaware or in the United States District Court in the State of Delaware, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the parties to this Agreement. Each of the parties to this Agreement agree that service of any process, summons, notice or document by U.S. mail to such party’s address for notice hereunder shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 13.8(a).

(b) Each of the parties hereto hereby irrevocably waives its right to a jury trial in connection with any action, proceeding or claim arising out of or relating to this Agreement or the Transaction.

Section 13.9 Rules of Construction. The parties acknowledge that each party has read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party’s role in drafting this Agreement.

Section 13.10 Additional Documents. Each of the parties agree to execute and deliver such other documents and take such further action as may be reasonably required to effectuate the provisions of this Agreement.

Section 13.11 Severability. If any provision of this Agreement, as applied to either party or to any circumstance, is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

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Section 13.12 Exhibits. All Exhibits and Schedules attached hereto shall be deemed to be a part of this Agreement and are fully incorporated in this Agreement by this reference.

Section 13.13 Notices. Any notice required or permitted to be given hereunder shall be sufficient if in writing and (a) delivered in person or by express delivery or courier service, (b) sent by facsimile, or (c) deposited in the mail registered or certified first class, postage prepaid and return receipt requested (provided that any notice given pursuant to clause (b) is also confirmed by the means described in clause (a) or (c)) to such address or facsimile of the party set forth below or to such other place or places as such party from time to time may designate in writing in compliance with the terms hereof. Each notice shall be deemed given when so delivered personally, or sent by facsimile transmission, or, if sent by express delivery or courier service one (1) Business Day after being sent, or if mailed, five (5) Business Days after the date of deposit in the mail. A notice of change of address or facsimile number shall be effective only when done in accordance with this Section 13.13.

To Purchaser at:	c/o Kay Technology Corp, Inc.
2500 Sand Hill Road, Suite 300
Menlo Park, California 94025
Facsimile: 650-289-2461
Attention: Tom Barnds
Jason Klein
Mark Duffell

With copies to:	Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Facsimile: 312-862-2000
Attention: Jeffrey Seifman, P.C.
Carol Anne Huff
Shelly M. Hirschtritt

If prior to Closing, to Seller at:
c/o Kana Software, Inc.
181 Constitution Drive
Menlo Park, California 94025
Facsimile: 650-614-8117
Attention: Michael Fields, CEO

If after the Closing, to Seller at (or such other address of which Seller notifies Purchaser prior to or following the Closing pursuant to this Section 13.13):

c/o Fenwick & West LLP 555 California Street, 12th Floor San Francisco, CA 94104 Facsimile: 415-281-1350 Attention: David K. Michaels, Esq.

In each case, with copies to:	Fenwick & West LLP
555 California Street, 12th Floor
San Francisco, CA 94104
Facsimile: 415-281-1350
Attention: David K. Michaels, Esq.

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Section 13.14 Third Party Beneficiaries. This Agreement is not intended to, and shall not, confer upon any other Person any rights or remedies hereunder, except as set forth in or contemplated by the terms and provisions of Section 13.1(e).

Section 13.15 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by their respective officers thereunto duly authorized all as of the date first written above.

“Purchaser”		“Seller”

KAY TECHNOLOGY CORP, INC.		KANA SOFTWARE, INC.

By:	/s/ JASON KLEIN	By:	/s/ MICHAEL S. FIELDS
Name:	Jason Klein	Name:	Michael S. Fields
Title:	President	Title:	Chief Executive Officer

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EXHIBIT A

CERTAIN DEFINITIONS

“AAA” shall have the meaning specified in Section 12.7.

“Acceptable Confidentiality Agreement” shall mean an agreement that is either (i) in effect as of the execution and delivery of this Agreement or (ii) executed, delivered and effective after the execution, delivery and effectiveness of this Agreement, in either case containing provisions that require any counter-party(ies) thereto (and any of its(their) representatives named therein) that receive material nonpublic information of or with respect to Seller to keep such information confidential, provided, in each case, that such confidentiality and other provisions are no less restrictive in the aggregate to such counter-party(ies) (and any of its(their) representatives named therein) than the terms of the Confidentiality Agreement and that such agreement contains a “standstill” provision in the form set forth in Exhibit N attached hereto; provided, however, that if the terms of such Acceptable Confidentiality Agreement (other than the “standstill” provision, which shall be in the form set forth in Exhibit N) are less restrictive in the aggregate to such counter-party(ies) (and any of its (their) representatives named therein) than the terms of the Confidentiality Agreement, then notwithstanding the foregoing, such agreement will be deemed an “Acceptable Confidentiality Agreement” if Seller offers to amend the Confidentiality Agreement so as to make the Confidentiality Agreement as restrictive in the aggregate as the confidentiality agreement signed by such counterparty(ies).

“Acquisition Proposal” shall mean any offer or proposal (other than an offer or proposal made or submitted by Purchaser or any of its Affiliates or Representatives) to engage in an Acquisition Transaction.

“Acquisition Transaction” shall mean any transaction or series of related transactions, alone or in combination, (other than: (1) the Transaction; and (2) any transaction in furtherance of the consummation of the Transaction with the express consent of Purchaser) involving: (a) any merger, exchange, consolidation, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, takeover offer, tender offer, exchange offer or other similar transaction: (i) in which a Person or Group of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 20% of the outstanding voting securities of Seller after giving effect to the consummation of such transaction; or (ii) in which Seller issues securities representing more than 20% of the outstanding voting securities of Seller after giving effect to the consummation of such transaction; (b) any sale, exchange, transfer, exclusive license, or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues, consolidated net income or consolidated assets of Seller and the Seller Subsidiaries; or (c) any liquidation or dissolution of Seller.

“Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act.

“Aggregate Escrow Amount” shall have the meaning specified in Section 2.1.

“Agility Fee” shall mean an amount equal to $350,000, which amount represents the fee payable to Agility Capital, LLC at Closing pursuant to Section 1(c) of that certain Loan Agreement dated July 30, 2009, by and between Seller and Agility Capital, LLC.

“Agreement” shall have the meaning specified in the Preamble.

“Agreement Date” shall have the meaning specified in the Preamble.

“Alternative Acquisition Agreement” shall have the meaning specified in Section 6.2(c)(ii).

i

“Antitrust Laws” shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Legal Requirements that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“Asset Purchase” shall have the meaning specified in the recitals.

“Assignment and Assumption Agreement” shall have the meaning specified in Section 3.2(b).

“Assumed Liabilities” shall have the meaning specified in Section 1.3.

“Assumed Plans” shall have the meaning specified in Section 8.1(c).

“Balance Sheet Date” shall have the meaning specified in Section 4.5(a).

“Books and Records” shall have the meaning specified in Section 1.1(n).

“Broadbase” shall have the meaning specified in Section 10.1(c).

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by law to be closed.

“Cash” means cash and cash equivalents.

“Closing” shall have the meaning specified in Section 3.1.

“Closing Date” shall have the meaning specified in Section 3.1.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended.

“Co-Employer” shall mean any Person that is or was considered to be a co-employer with Seller or any Seller Subsidiary.

“Competitor” shall mean any Person (i) that is engaged to any material extent in, or derives any revenue from, either directly or through one or more Subsidiaries, the business of developing and licensing customer service software, or (ii) that Seller’s Board of Directors has not determined, in good faith, is not a competitor of the Company.

“Confidential Information” shall mean all Trade Secrets and other confidential and/or proprietary information of a Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, financial projections, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such Person by its employees, officers, directors, agents, representatives, or consultants.

“Confidentiality Agreement” shall mean that certain Non-Disclosure Agreement between Purchaser and Seller, dated June 8, 2009.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).

“Consent Adjustment” shall mean an amount, calculated at the earlier of (i) the Closing Date and (ii) such date after the condition to Closing set forth in Section 9.3(b) has been satisfied, as Purchaser notifies Seller in writing that Purchaser is willing to waive the condition to Closing set forth in Section 9.1(d) (such earlier date in clause (i) or (ii), as applicable, the “Determination Date”), equal to the sum of (A) with respect to any and all Contracts listed on Schedule 9.1(d)-2 for which a consent to assignment to Purchaser has not been obtained from the other party thereto on or before the Determination Date, an aggregate amount equal to the product of (a) the “Annual Maintenance Amount” set forth for each such Contract on Schedule 9.1(d)-2, multiplied by (b) 1.78, plus (B) with respect to any and all Contract listed on Schedule 9.1(d)-1 which specify a “Cost to Replace” amount and for which a consent to assignment to Purchaser has not been obtained from the other party thereto on or before the Determination Date, an aggregate amount equal to the aggregate “Cost to Replace” amounts set forth for each such Contract on Schedule 9.1(d)-1.

“Continuing Policies” shall have the meaning specified in Section 6.13.

“Continuing Policy Premium” shall have the meaning specified in Section 6.13.

“Contract” shall mean any written, or oral legally binding, agreement, contract, obligation, promise, understanding or arrangement.

“Copyright Assignment” shall have the meaning specified in Section 3.2(c).

“Copyrights” shall mean all copyrightable works and all copyrights, registrations and applications therefor, including in and to works of authorship and all other rights corresponding thereto throughout the world (including moral rights), whether published or unpublished, including rights to prepare, reproduce, perform, display and distribute copyrighted works and copies, compilations and derivative works thereof (including all material unregistered copyrights).

“Covered Matter” shall mean the matters described in Schedule 12.2(d) hereto.

“CPR” shall have the meaning specified in Section 12.7.

“D&O Extension Premium” shall have the meaning specified in Section 6.12.

“Data Protection Regulation” shall mean any requirement arising under any constitution, law, statute, code, treaty, decree, rule, ordinance or regulation or any determination or direction of any arbitrator, industry regulator or any Governmental Entity relating to the collection, use, processing, transfer (including across national boundaries), storage, protection, disposal or disclosure of personally identifiable information, or other information relating to Persons protected by law.

“Deposits and Advances” shall have the meaning specified in Section 1.1(i).

“DOL” shall mean the United States Department of Labor.

“Domain Name Assignment” shall have the meaning specified in Section 3.2(c).

“Election Forms” shall have the meaning specified in Section 10.1(c).

“Employee” shall mean any current employee, officer or director of Seller or any of the Seller Subsidiaries.

“Employee Benefit Plan” shall mean all written and unwritten plans, arrangements, programs or policies, whether funded or unfunded, relating to Transferred Employees including (i) retirement, savings or pension plans, (ii) other employee benefit plans or welfare arrangements, including health and medical arrangement, life, disability or severance and indemnity programs and (iii) bonus or other incentive, remuneration, profit sharing, long service or deferred compensation arrangement.

“Environmental and Safety Laws” shall mean all statutes, laws and regulations of any Governmental Entity relating to pollution or protection or preservation of human health or safety or the environment, including, without limitation, statutes, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, radioactive materials, toxic or hazardous substances or hazardous waste, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon, or lead or lead-based paints or materials (“Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any Person that, together with Seller or any of the Seller Subsidiaries, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and the regulations thereunder.

“Escrow Agent” shall have the meaning specified in Section 2.2.

“Escrow Agreement” shall have the meaning specified in Section 2.2.

“Escrow Release Date” shall have the meaning specified in Section 2.2.

“Estimated Purchase Price Certificate” shall mean the final certificate determined pursuant to Section 2.3 setting forth, as of the Closing Date, Net Working Capital, Excess Net Debt, Seller Transaction Expenses (which Seller Transaction Expenses shall include, without limitation, the categories set forth on Exhibit K and the Consent Adjustment as of the Determination Date (in each case, including each component thereof).

“Excess Net Debt” shall mean an aggregate amount (which shall not be negative), if any, by which (i) the Target Net Debt Amount exceeds (i.e., is greater or less negative than) (ii) the sum (which may be negative), without duplication, of Seller’s and the Seller Subsidiaries’ consolidated (A) unrestricted Cash which is a Purchased Asset plus any outstanding checks or wires from third parties, minus (B) any outstanding checks or wires to third parties, minus (C) the sum of (1) any Indebtedness of the type described in clauses (i) or (ii) of the definition thereof of the Seller or any Seller Subsidiary, plus (2) the aggregate unpaid amount of any Liability payable or owing to RightNow Technologies, Inc. or any other Person pursuant to, or arising from, that certain General Release and Settlement Agreement dated October 16, 2009, by and between Seller and RightNow Technologies, Inc., plus (3) the amount of any Liability in respect of that certain letter of credit issued in favor of the Bohannon Trusts Partnership II, net of any related prepaid restricted Cash (for the avoidance of doubt, which is not included in clause (A) above), plus (4) the amount of any Liability in respect of any Minnesota sales Tax, plus (5) any Indebtedness (for the avoidance of doubt, not including any Seller Transaction Expenses or the Agility Fee, in each case, to the extent such amounts are reflected on the Estimated Purchase Price Certificate and reduces the Purchase Price) not set forth as of the date hereof on Schedule 4.5(c) (or in excess of the amount set forth thereon) (the amounts in the foregoing clauses (1) to (5) shall be collectively referred to herein as the “Adjustment Debt”), in each case as of the Closing Date (after giving effect to the Transaction and assuming the repayment in full of all Adjustment Debt at the Closing). The presentation and method of calculation of Excess Net Debt for purposes of this Agreement shall be consistent with the sample presentation and calculation set forth on Exhibit L, and, without limiting the foregoing, shall include for purposes of clause (C), all Indebtedness set forth on Exhibit L (which for the avoidance of doubt shall not be less than (but may be greater than) the minimum amounts, if any, listed thereon).

“Excess Net Debt Negative Adjustment” shall have the meaning specified in Section 2.3(g).

“Excess Net Debt Positive Adjustment” shall have the meaning specified in Section 2.3(h).

“Exchange Act” shall have the meaning specified in Section 4.4(a).

“Excluded Assets” shall have the meaning specified in Section 1.2.

“Excluded Contracts” shall have the meaning specified in Section 1.2(f).

“Excluded Liabilities” shall have the meaning specified in Section 1.4.

“Excluded Records” shall have the meaning specified in Section 1.2(c).

“Excluded Subsidiary Liabilities” mean any Liability arising in connection with or related to (i) all Liabilities of the Seller Subsidiaries to Purchaser under this Agreement and any other Transaction Document, (ii) all Liabilities of any Seller Subsidiary arising in connection with or related to any Excluded Asset (including any Non-Assignable Asset until validly assigned), (iii) all Liabilities of any Seller Subsidiary for Seller Transaction Expenses, (iv) all Liabilities of any Seller Subsidiary for Taxes incident to or arising out of the negotiation, preparation, approval, authorization or consummation of this Agreement or the Transaction (including Transfer Taxes, any Taxes arising out of, or attributable to, the Section 338(h)(10) Election and any alternative minimum Tax, sales Tax or bulk sales Tax) other than Liabilities arising as a result of a Section 338 election (other than the Section 338(h)(10) Election) made by Purchaser with respect to any Seller Subsidiary (other than Broadbase), (v) all Liabilities of any Seller Subsidiary for income Taxes for any period or portion thereof ending on or prior to the Closing Date, (vi) all Liabilities of any Seller Subsidiary for indemnification of its officers and directors in their capacity as such pursuant to the Seller Organizational Documents or Contracts for the indemnification of directors and officers of the Seller Subsidiaries in their capacity as such and (vii) all Liabilities of any Seller Subsidiary arising from any claim by any of Seller’s or any Seller Subsidiary’s stockholders, optionholders, warrantholders or other equity holders.

“Existing Confidentiality Agreements” shall have the meaning specified in Section 4.25.

“Existing D&O Insurance” shall have the meaning specified in Section 1.1(m).

“First Escrow Amount” shall have the meaning specified in Section 2.1.

“First Escrow Fund” shall have the meaning specified in Section 2.2.

“Foreign Plan” shall have the meaning specified in Section 4.19(h).

“Fourth Escrow Amount” shall have the meaning specified in Section 2.1.

“Fourth Escrow Fund” shall have the meaning specified in Section 2.2.

“Fund Manager” shall mean AKKR Fund III Management Company, L.P. or its designee.

“GAAP” shall have the meaning specified in Section 4.4(c).

“General Assignment and Bill of Sale” shall have the meaning specified in Section 3.2(a).

“Governmental Approval” shall mean any: (a) permit, license, certificate, concession, approval, consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Entity.

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“Governmental Entity” shall have the meaning specified in Section 4.2(b).

“Group” shall have the meaning specified in Section 13(d) of the Exchange Act, the rules and regulations thereunder and related case law.

“Guarantor” shall have the meaning specified in the Preamble.

“Guaranty” shall have the meaning specified in the Preamble.

“Hazardous Material” shall have the meaning specified in Section 4.17.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Inactive Subsidiary” means eVergance UK Limited.

“Indebtedness” means (i) any indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any Liabilities for the deferred purchase price of property or services with respect to which Seller or any Seller Subsidiary is liable, contingently or otherwise, as obligor or otherwise, including any so-called “earn-out” or similar payments or obligations (other than accounts payable accrued as current liabilities and reflected in the calculation of Net Working Capital), (iv) any commitment by which Seller or any Seller Subsidiary assures a creditor against loss (including contingent reimbursement obligations with respect to letters of credit, whether or not drawn), (v) any indebtedness guaranteed in any manner by Seller or any Seller Subsidiary (including guarantees in the form of an agreement to repurchase or reimburse), (vi) any Liabilities under capitalized leases with respect to which Seller or any Seller Subsidiary is liable, contingently or otherwise, as obligor, guarantor or otherwise or with respect to which obligations Seller or any Seller Subsidiary assures a creditor against loss, (vii) obligations under swaps, hedges or similar instruments, but excluding in each case, trade payables incurred in the ordinary course of business, (viii) obligations in respect of letters of credit and bankers’ acceptances issued for the account of Seller or any Seller Subsidiary, whether or not drawn, (ix) obligations arising from cash/book overdrafts, (x) brokerage commissions or finder’s fees (whether currently or prospectively owed), and (xi) and any accrued interest, penalties, expenses, prepayment fees or other amounts due related to any of the foregoing which would be payable if Indebtedness were paid in full on the Closing Date.

“Indemnified Party” or “Indemnified Parties” shall mean a Purchaser Indemnified Party or a Seller Indemnified Party, as applicable.

“Indemnifying Party” shall mean Seller or Purchaser, as applicable.

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith (i) all United States, international and foreign Patents, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, Trade Secrets, proprietary information, know how, customer lists, and intangible proprietary information; (iii) all Copyrights, and all other rights corresponding thereto throughout the world; (iv) all rights in industrial designs and any registrations and applications therefor throughout the world; (v) all Trademarks; (vi) all rights in databases and data collections and all rights therein throughout the world; (vii) all economic rights of authors and inventors, however denominated, throughout the world, (viii) all rights in Web addresses, sites and domain names and numbers; (ix) all rights in Software (not otherwise covered by (i)-(viii)), and (x) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Inventory” shall have the meaning specified in Section 1.1(c).

“IP Assignment Documents” shall have the meaning specified in Section 3.2(c).

“IP Supplier Contracts” shall have the meaning specified in Section 4.11(a)(xiii).

“IRS” shall mean the United States Internal Revenue Service.

“IT Assets” shall mean all of the following used by the Seller (whether owned by Seller or a third party): means all computers, computer systems, servers, hardware, Software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications equipment and lines, telecommunications equipment and lines, co-location facilities and equipment, and all other information technology equipment, including any outsourced systems and processes (e.g., hosting locations) and all associated documentation.

“Knowledge” (including any derivation thereof such as “known” or “knowing”) shall mean, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter of any Knowledge Group Member. Any of the foregoing individuals will be deemed to have knowledge of a particular fact, circumstance, event or other matter if such knowledge would reasonably expected to be obtained by such individuals in the ordinary course of the performance of their rights and responsibilities for Seller.

“Knowledge Group Member” means each of Michael Fields, Jay Jones, Mark Angel, Will Bose and James Jones.

“Leased Real Property” shall have the meaning specified in Section 1.1(f).

“Legal Requirement” shall mean any law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, or decision issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including any Data Protection Regulations.

“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Lien” shall mean any lien (including liens for Taxes), pledge, mortgage, deed of trust, security interest, adverse claim, license, charge, option, right of first refusal, easement, restriction, servitude, proxy, voting trust or agreement or transfer restriction under any shareholder or similar agreement.

“Losses” or “Loss” shall have the meaning specified in Section 12.2.

“Machinery and Equipment” shall have the meaning specified in Section 1.1(d).

“Materials of Environmental Concern” is defined under “Environmental and Safety Laws” in this Exhibit A.

“Material Contracts” shall have the meaning specified in Section 4.11(a).

“Name Change” shall have the meaning specified in Section 7.8.

“Net Working Capital” shall mean the sum of (a) Seller’s and the Seller Subsidiaries’ total current assets on a consolidated basis included in the Purchased Assets as of the Closing Date (excluding Cash), plus (b) the amount of Seller Transaction Expenses paid by Seller prior to Closing which are included in the Seller Transaction Expenses set forth on the Estimated Purchase Price Certificate and reduces Purchase Price), less

(c) Seller’s and the Seller Subsidiaries’ total current liabilities on a consolidated basis as of the Closing Date (excluding (i) Seller Transaction Expenses that are unpaid and accrued as of the Closing, (ii) all Adjustment Debt, (iii) deferred revenue, (iv) accrued liabilities in respect of, and expressly referencing (as a specific line item), the Covered Matters and (v) all Liabilities with respect to claims by Seller’s stockholders or other equity holders, in their capacity as such, or Liabilities to indemnify Seller’s directors in respect thereof, in each case, only so long as such are both Excluded Liabilities and for which Seller has acknowledged its obligation to pay in full following the Closing Date), in each case, determined in accordance with GAAP and, solely to the extent consistent with GAAP, consistent with past practices of Seller; provided however, that notwithstanding the foregoing, Net Working Capital shall include each of the items set forth on Exhibit M (each of which, for the avoidance of doubt, shall not be less than (but may be greater than) the minimum amounts, if any, and shall not be more than (but may be less than) the maximum amounts, if any, listed thereon). The presentation and method of calculation of Net Working Capital for purposes of this Agreement shall be consistent with the sample presentation and calculation set forth in Exhibit M. For the avoidance of doubt, as reflected on Exhibit M, Seller’s consolidated total current assets shall not include any add back for accounts receivable net downs.

“Net Working Capital Deficiency” shall mean the amount (which shall not be negative), if any, by which the Net Working Capital is less than (that is, more negative than) the Net Working Capital Target.

“Net Working Capital Negative Adjustment” shall have the meaning specified in Section 2.3(g).

“Net Working Capital Positive Adjustment” shall have the meaning specified in Section 2.3(h).

“Net Working Capital Target” shall mean an amount equal to $(733,000) (i.e., negative seven hundred thirty three thousand dollars).

“Non-Assignable Asset” shall have the meaning specified in Section 1.5(a).

“Notice of Conclusion” shall have the meaning specified in Section 12.5(c).

“Notice of Objection” shall have the meaning specified in Section 2.3(c).

“Notice Period” shall have the meaning specified in Section 6.2(d)(iii).

“OFAC” shall have the meaning specified in Section 4.24.

“Option Bonus” shall have the meaning specified in Section 6.11(a).

“Option Holdback Amount” means an amount equal to (i) the product of (A) the number of shares of Seller Common Stock subject to all outstanding options held by Employees that are vested as of or upon the Closing with an exercise price less than the Price Per Share, multiplied by (B) the Price Per Share, less (ii) an amount equal to the aggregate exercise price of all outstanding options held by Employees that are vested as of or upon the Closing with an exercise price less than the Price Per Share.

“Order” shall mean any temporary, preliminary or permanent order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, stipulation, subpoena, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Entity or any arbitrator or arbitration panel.

“Outside Date” shall have the meaning specified in Section 11.1(b).

“Participant” shall mean, with respect to the Process, (i) any Person or group that has entered into a confidentiality agreement with Seller or any Seller Subsidiary with respect to the Process and that attended (in person or telephonically) one or more management presentations, (ii) any Person or group that has submitted any letter of intent or Acquisition Proposal during the Process, whether or not such letter of intent or Acquisition Proposal was subsequently withdrawn or abandoned by such Person or group or rejected or abandoned by Seller or (iii) any Affiliate thereof.

“Partner Contracts” shall have the meaning specified in Section 4.11(a)(x).

“Patent Assignment” shall have the meaning specified in Section 3.2(c).

“Patents” shall mean all United States and foreign patents and utility models and applications therefor and all reissues, divisions, divisionals, re-examinations, revisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and equivalent or similar rights anywhere in the world in inventions and discoveries.

“Permits” shall have the meaning specified in Section 1.1(s).

“Permitted Liens” shall mean (a) statutory liens for Taxes that are not yet due and payable or which are being contested in good faith; (b) statutory Liens relative to landlords’ and lessors’ interests under leases or rental agreements securing landlords’ and lessors’ obligations, (c)deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by applicable Legal Requirements; (d) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies; (e) zoning, entitlement, building and other land use regulations imposed by any Governmental Entity having jurisdiction over the Leased Real Property which are not violated by the current use, occupancy and operation thereof, and (f) non-exclusive licenses to customers of Seller Products in the ordinary course of business.

“Person” shall mean any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

“Personal Property” shall have the meaning specified in Section 1.1(e).

“Personal Property Leases” shall have the meaning specified in Section 1.1(g).

“Post-Closing Tax Period” shall mean any Tax period beginning after the Closing Date.

“Pre-Closing Period” shall have the meaning specified in Section 6.1(a).

“Price Per Share” means an amount equal to (a) the Purchase Price divided by (b) the number of shares of Company Common Stock outstanding as of the Closing.

“Prior Bidder” means any Person who was a Participant in the Process or a member of any group that was a Participant in the Process, or any Affiliate of such Person; provided, however, that any such Person who is a competitor of Seller whose access to non-public information of Seller was materially restricted in the Process shall not be deemed to be a Prior Bidder hereunder.

“Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Entity or any arbitrator or arbitration panel.

“Process” shall mean the process conducted by Seller and Seller’s Representatives (including Pagemill Partners LLC and Wachovia or their successor) for purposes of exploring a sale of and/or strategic alternatives involving Seller.

“Prospective Employee” shall have the meaning specified in Section 8.1(a).

“Proxy Statement” shall have the meaning specified in Section 4.25.

“Publicly Available Software” shall mean each of (i) any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source software (e.g., GNU General Public License, Apache Software License), or pursuant to similar licensing and distribution models, including any Software that is generally available to the public in source code form under licenses substantially similar to those approved by the Open Source Initiative and listed at http://www.opensource.org/licenses; and (ii) any Software under a license that requires, as a condition of use, modification, and/or distribution of such Software, that such Software or other Software incorporated into, linked with derived from, or distributed with such Software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no or minimal charge.

“Purchase Adjustment Certificate” shall have the meaning specified in Section 2.3(b).

“Purchase Price” shall have the meaning specified in Section 2.1.

“Purchase Price Allocation” shall have the meaning specified in Section 2.4.

“Purchase Price Allocation Agreement” shall have the meaning specified in Section 2.4.

“Purchase Price Escrow Amount” shall have the meaning specified in Section 2.1.

“Purchase Price Escrow Fund” shall have the meaning specified in Section 2.2.

“Purchase Price Escrow Release Date” shall have the meaning specified in Section 2.2.

“Purchase Price Escrow Release Notice” means the notice delivered to the Escrow Agent pursuant to Section 2.3(i)(i), Section 2.3(i)(ii) and/or Section 2.3(i)(iii).

“Purchased Assets” shall have the meaning specified in Section 1.1.

“Purchaser” shall have the meaning specified in the Preamble.

“Purchaser Expenses” shall have the meaning specified in Section 11.4(d).

“Purchaser Indemnified Parties” shall have the meaning specified in Section 12.2.

“Purchaser Material Adverse Effect” shall have the meaning specified in Section 5.1.

“Rebates and Credits” shall have the meaning specified in Section 1.1(j).

“Receivables” shall have the meaning specified in Section 1.1(a).

“Real Property Leases” shall have the meaning specified in Section 1.1(f).

“Representatives” shall mean officers, directors, employees, attorneys, accountants, agents, advisors and representatives.

“Restricted Business” shall have the meaning specified in Section 7.4(a).

x

“Restricted Period” shall have the meaning specified in Section 7.4(a).

“Restricted Territory” shall have the meaning specified in Section 7.4(a).

“Reviewing Accountant Fees” shall have the meaning specified in Section 2.3(f).

“Reviewing Accountants” shall have the meaning specified in Section 2.3(f).

“Rights Agreement” shall have the meaning specified in Section 1.2(f).

“Rules” shall have the meaning specified in Section 12.7.

“SEC” shall have the meaning specified in Section 4.4(a).

“Second Escrow Amount” shall have the meaning specified in Section 2.1.

“Second Escrow Fund” shall have the meaning specified in Section 2.2.

“Section 338(h)(10) Election” shall have the meaning specified in Section 10.1(c).

“Securities Act” shall have the meaning specified in Section 4.4(a).

“Seller” shall have the meaning specified in the Preamble.

“Seller Balance Sheet” shall have the meaning specified in Section 4.5(a).

“Seller Board Recommendation” shall have the meaning specified in Section 6.3(d).

“Seller Board Recommendation Change” shall have the meaning specified in Section 6.5(a).

“Seller Business” shall mean the business of Seller and the Seller Subsidiaries as presently conducted and presently planned to be conducted, including the proposed licensing and distribution of KANA 10 to customers and resellers.

“Seller Common Stock” shall mean the common stock, $0.001 par value per share, of Seller.

“Seller Contracts” shall have the meaning specified in Section 1.1(k).

“Seller Disclosure Schedule” shall have the meaning specified in Article 4.

“Seller Employee” shall mean any current employee, officer or director of Seller.

“Seller Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement (written or oral) providing for deferred compensation, profit sharing, bonus, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits, welfare, pension or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, which is or has been maintained, contributed to, or required to be contributed to, by Seller or any Seller Subsidiary or ERISA Affiliate for the benefit of any current or former Employee, or pursuant to which Seller or any of the Seller Subsidiaries has or may have any material liability contingent or otherwise.

“Seller Financial Statements” shall have the meaning specified in Section 4.4(c).

“Seller Indemnified Parties” shall have the meaning specified in Section 12.3.

“Seller Insurance Policies” shall have the meaning specified in Section 1.2(g).

“Seller Intellectual Property” shall mean any Intellectual Property that is owned or licensed by Seller and used or held for use in the Seller Business, including all Intellectual Property rights in the Seller Products.

“Seller Marks” shall have the meaning specified in Section 7.8.

“Seller Material Adverse Effect” shall mean any change, event, development, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or taken together with other Effects, is or would be reasonably expected to be materially adverse to (a) the business, condition (financial or otherwise), Purchased Assets, Assumed Liabilities or results of operations of Seller or the Seller Subsidiaries taken as a whole or the Seller Business or (b) the ability of Seller or the Seller Subsidiaries to perform their respective obligations pursuant to this Agreement and the other Transaction Documents and to consummate the Transaction, provided that none of the following, either alone or in combination, shall be deemed or be taken into account in determining whether there has occurred a Seller Material Adverse Effect: (i) any Effect that results from changes or conditions affecting the industry in which Seller operates generally or the economy in the United States or any foreign markets where Seller has material operations or sales generally, provided such changes or conditions do not have a disproportionate or unique effect on Seller or a Seller Subsidiary, (ii) any Effect resulting primarily from the announcement (or pre-announcement disclosure) of this Agreement or the pendency of the Transaction (including loss of customers and Employees), (iii) the failure in and of itself of Seller and the Seller Subsidiaries to meet the revenue or earnings estimates or expectations for any period ending on or after the Agreement Date (provided that such exclusion shall not apply to any underlying Effect that may have caused or contributed to such failure), (iv) changes in the trading volume or trading prices of Seller Common Stock (provided that such exclusion shall not apply to any underlying Effect that may have caused or contributed to such change in trading prices or volumes), or (v) any Seller stockholder class action or derivative litigation relating to the Transaction.

“Seller Organizational Documents” shall have the meaning specified in Section 4.1.

“Seller Products” shall have the meaning specified in Section 4.10.

“Seller Registered Intellectual Property” shall mean all United States, international and foreign: (i) granted Patents and applications therefor; (ii) registered Trademarks and applications to register Trademarks, including intent-to-use applications, Trademark renewals, or other registrations or applications related to Trademarks; (iii) Copyright registrations, applications to register Copyrights, and Copyright renewals; (iv) domain name registrations; and any (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time, in each case that are owned by Seller or any Seller Subsidiary.

“Seller SEC Documents” shall have the meaning specified in Section 4.4(a).

“Seller Stockholder Approval” shall have the meaning specified in Section 4.2(a).

“Seller Stockholders Meeting” shall have the meaning specified in Section 6.4(a).

“Seller Subsidiaries” shall have the meaning specified in Section 4.3(a).

“Seller Transaction Expenses” shall mean (i) (A) all fees and expenses incurred by Seller or any Seller Subsidiary paid or payable to Pagemill Partners LLC (whether previously paid or payable) and (B) all other fees and expenses (including all legal fees and expenses) incurred by Seller or any Seller Subsidiary on or after May 7, 2009 (whether previously paid or payable), in each case in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the Transaction or otherwise arising from the Transaction, (ii) any fees, costs or expenses incurred on or prior to the Closing Date in connection with obtaining the consents, waivers and approvals, and making and delivering all filings and notices, in each case listed or required to be listed on Schedule 4.2(c), and those required to transfer or assign to Purchaser all of the right, title and interest of Seller and its Affiliates in and to all of the Seller Contracts, (iii) any fees, costs and expenses incurred in connection with the transfer of the Seller Intellectual Property to Purchaser (including in connection with the preparation and filing of the IP Assignment Documents), (iv) any Transfer Taxes, (v) the Agility Fee (vi) the cost of the D&O Extension Premium and Continuing Policy Premium, net of any refunds pursuant to Section 6.15, (vii) the Specified Purchaser Legal Fees and (viii) any change of control payments, stay bonuses, retention bonuses, success bonuses and other bonuses or similar Liabilities, in each case payable or accelerated in connection with the Transaction.

“Seller Transaction Expenses Negative Adjustment” shall have the meaning specified in Section 2.3(g).

“Seller Transaction Expenses Positive Adjustment” shall have the meaning specified in Section 2.3(h).

“Seller Triggering Event” shall be deemed to have occurred if: (a) Seller’s Board of Directors withdraws or modifies in a manner adverse to Purchaser, or publicly proposes to withdraw or modify in a manner adverse to Purchaser, the Seller Board Recommendation or otherwise effectuates or permits a Seller Board Recommendation Change; (b) Seller fails to include in the Proxy Statement the Seller Board Recommendation; (c) Seller’s Board of Directors adopts or approves or publicly endorses or recommends any Acquisition Proposal; (d) Seller enters into an Alternative Acquisition Agreement accepting an Acquisition Proposal; or (e) a tender or exchange offer relating to securities of Seller is commenced by a Person unaffiliated with Purchaser and Seller has not sent to its stockholders, within ten (10) Business Days after the commencement of such tender or exchange offer, a statement disclosing that Seller recommends rejection of such tender or exchange offer.

“Software” shall mean any and all (i) computer programs, libraries and middleware, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code format, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, and (iii) all programmer and user documentation, including user manuals and training materials, relating to any of the foregoing.

“SOX” shall have the meaning specified in Section 4.4(a).

“Straddle Tax Period” shall mean any Tax period which includes, but does not end on, the Closing Date.

“Stock Plan” means each of Seller’s 1999 Stock Incentive Plan, 1999 Special Stock Option Plan, Broadbase 1996 Equity Incentive Plan, SilkNet 1999 Non-Employee Director Plan, SilkNet 1999 Stock Option Plan/Stock Incentive Plan, Rubric, Inc. 1998 Stock Option Plan, ServiceSoft 1999 Stock Option Plan and Grant Plan, Broadbase 2000 Stock Incentive Plan, Broadbase 1999 Equity Incentive Plan, in each case as amended.

“Subsequently Acquired Contract” shall have the meaning specified in Section 7.9.

“Subsidiary Stock Certificates” shall have the meaning specified in Section 3.2(i).

“Superior Proposal” means a bona fide written Acquisition Proposal for an Acquisition Transaction of the type specified in clauses (a) and (b) of the definition thereof not solicited in violation of Section 6.2 that states by its terms that it will be irrevocable (for a stated period) and binding upon execution by Seller, on terms that are not subject to due diligence and that is determined by Seller’s Board of Directors, in its good faith judgment, after consultation with its financial advisor and outside legal counsel), and after taking into account the likelihood and anticipated timing of consummation, (i) to be more favorable, from a financial point of view to Seller’s stockholders than the Transaction, (ii) to provide a greater present expected cash value (taking into account the cash consideration and the likelihood and anticipated timing of the transaction ) to Seller’s stockholders than the Transaction, (iii) at a price per share, in the case of a merger or tender offer, greater than the Purchase Price divided by the number of then outstanding shares of Seller Common Stock and (iv) which Seller’s Board of Directors in good faith determines is reasonably likely to be consummated in accordance with its terms; provided, however, that for purposes of the references to an “Acquisition Proposal” in this definition of a “Superior Proposal,” all references to twenty percent (20%) in the definition of “Acquisition Transaction” shall be references to one-hundred percent (100%); and provided further, that no reiteration, or substantial reiteration, of an Acquisition Proposal or Acquisition Transaction made to the Seller prior to the Agreement Date on materially the same terms (and with materially the same assurances of financing) shall be deemed to be a Superior Proposal.

“Tail Policy” shall have the meaning specified in Section 6.12.

“Target Net Debt Amount” means $(1,164,000) (i.e., negative one million one hundred sixty four thousand dollars).

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means (a) any federal, state, local or foreign income, alternative or add-on minimum income, ad valorem, business license, documentary, employment, environmental, excise, franchise, gains, gross income, gross receipts, license, occupation, payroll, personal property, premium, profits, property transfer, real property, recording, sales, services, severance, social security, stamp, transfer, unemployment insurance, use, value added, windfall profit or withholding tax, custom, duty, levy or other governmental assessment, charge or fee in the nature of a tax (whether payable directly or by withholding); (b) any liability for Taxes as a transferee; (c) any liability for Taxes as a result of being or having been a member of an affiliated, consolidated, combined or unitary group under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), or a party to any Tax sharing, Tax indemnity, Tax allocation or similar agreement or arrangement; and (d) any estimated Tax, interest, fines, penalties or additions to Tax with respect to amounts referred to in clauses (a), (b) or (c) hereof.

“Tax Authority” means any Governmental Entity responsible for the imposition, assessment or collection of any Tax (domestic or foreign).

“Tax Return” shall mean any return, statement, declaration, notice, certificate or other document that is or has been filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement related to any Tax.

“Termination Fee” shall have the meaning specified in Section 11.4(a).

“Third Escrow Amount” shall have the meaning specified in Section 2.1.

“Third Escrow Fund” shall have the meaning specified in Section 2.2.

“Third-Party Claim” shall have the meaning specified in Section 12.5(a).

“Trade Secrets” shall mean all trade secrets under applicable law and other rights in know-how and confidential or proprietary information, Software source code, processing, manufacturing, software development or marketing information, including new developments, inventions, processes, ideas or other proprietary information that provide Seller with advantages over competitors who do not know or use it and documentation thereof (including related papers, blueprints, drawings, research data and results, flowcharts, diagrams, chemical compositions, formulae, diaries, notebooks, specifications, designs, methods of manufacture, processing techniques, data processing software, compilations of information, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) and all claims and rights related thereto.

“Trademark Assignment” shall have the meaning specified in Section 3.2(c).

“Trademarks” shall mean any and all trademarks, service marks, trade dress, logos, slogans, trade names, trademark and service mark registrations and applications therefor, unregistered trademarks and service marks, together with all adaptations, derivations and combinations thereof, and all goodwill associated with any of the foregoing throughout the world.

“Transaction” shall have the meaning specified in the recitals.

“Transaction Documents” shall mean this Agreement, the Voting Agreements, the Guaranty, the General Assignment and Bill of Sale, the Assignment and Assumption Agreement and the IP Assignment Documents.

“Transfer Taxes” shall mean all federal, state, local or foreign sales, use, transfer or similar Taxes that may be imposed in connection with the transfer of the Purchased Assets.

“Transferred Employees” shall have the meaning specified in Section 8.1(a).

“Voting Agreements” shall have the meaning specified in the recitals.

“Voting Stockholders” shall have the meaning specified in the Preamble.

Exhibit B

FINAL FORM

The form of voting agreement and irrevocable proxy attached as Exhibit B is the form executed by the directors and officers of KANA. The version executed by certain other stockholders varies from this form in certain respects, and was filed by KANA as an exhibit to its Current Report on Form 8-K on October 27, 2009.

Execution Copy

VOTING AGREEMENT AND IRREVOCABLE PROXY

This VOTING AGREEMENT AND IRREVOCABLE PROXY (this “Agreement”) is entered into as of October 26, 2009, by and between Kay Technology Corp, Inc., a Delaware corporation (“Purchaser”), and the undersigned stockholder (“Stockholder”) of Kana Software, Inc., a Delaware corporation (“Company”). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement (as defined below).

RECITALS

A. WHEREAS, the execution and delivery of this Agreement by Stockholder is a material inducement to the willingness of Purchaser to enter into that certain Asset Purchase Agreement, dated of even date herewith (the “Asset Purchase Agreement”), by and among Purchaser and Company, pursuant to which Purchaser will acquire substantially all of the assets of Company (the “Asset Purchase”),.

B. WHEREAS, Stockholder understands and acknowledges that Company and Purchaser are entitled to rely on (i) the truth and accuracy of Stockholder’s representations contained herein and (ii) Stockholder’s performance of the obligations set forth herein.

NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth in the Asset Purchase Agreement and in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Restrictions on Shares.

(a) Stockholder shall not, directly or indirectly, transfer (except as may be specifically required by court order or by operation of law), grant an option with respect to, sell, exchange, pledge, tender or otherwise dispose of, or encumber, the Shares (as defined in Section 4 below) or any New Shares (as defined in Section 1(c) below), or make any offer or enter into any agreement providing for or commit to do any of the foregoing, at any time prior to the Expiration Time (as defined below in this Section 1(a)), subject to the last sentence of Section 2(a); provided, however, that nothing contained herein will be deemed to restrict the ability of Stockholder to exercise, prior to the end of the Expiration Time, any warrants held by Stockholder, if any. As used herein, the term “Expiration Time” shall mean the earlier of:

(i) the Closing Date;

(ii) the nine month anniversary of the valid termination of the Asset Purchase Agreement in accordance with its terms pursuant to any of Sections 11.1(b) through 11.1(g) inclusive or 11.1(i);

(iii) the valid termination of the Asset Purchase Agreement in accordance with its terms pursuant to Section 11.1(a) or Section 11.1(h);

(iv) such date and time designated by Purchaser in a written notice to Stockholder.

(b) Except pursuant to the terms of this Agreement, at any time on or after the date of this Agreement and prior to the Expiration Time, Stockholder shall not, directly or indirectly, grant any proxies or powers of attorney with respect to any of the Shares, deposit any of the Shares into a voting trust, or enter into a voting agreement or similar arrangement or commitment with respect to any of the Shares or commit to do any of the foregoing.

(c) Any shares of capital stock or other securities of Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the date of this Agreement and prior to the Expiration Time, including pursuant to the exercise of options or warrants to purchase Shares (collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. Notwithstanding the foregoing, nothing in this Agreement shall require Stockholder to exercise any options, warrants and/or other rights to purchase any Shares or New Shares (including Company Warrants and Other Rights).

2. Agreement to Vote Shares.

(a) Prior to the Expiration Time, at every meeting of the stockholders of Company called with respect to any of the following matters, and at every adjournment or postponement thereof, and on every action or approval by written consent or resolution of the stockholders of Company with respect to any of the following matters, unless otherwise directed in writing by Purchaser, Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 3 below), the Shares and any New Shares (i) in favor of approval of the adoption of the Asset Purchase Agreement (or any amended version thereof) and the Asset Purchase, (ii) in favor of the name change contemplated by the Asset Purchase Agreement, (iii) in favor of any proposal to adjourn the meeting to solicit additional proxies in favor of the approval of the Asset Purchase Agreement and (iv) against any Acquisition Proposal (including any Superior Proposal) or any other corporate action which would frustrate the purpose of or prevent or delay the consummation of the transactions contemplated by the Asset Purchase Agreement.

(b) Notwithstanding anything to the contrary in this Agreement, following a valid termination of the Asset Purchase Agreement in accordance with its terms (X) pursuant to Section 11.1(b) or Section 11.1(c) or (Y) by the Purchaser pursuant to Section 11.1(f) as a result of any breach by Company of any representation, warranty or covenant (so long as no willful or intentional breach of any covenant has occurred that would permit Purchaser to terminate the Asset Purchase Agreement), Stockholder may (i) vote (and may agree, or grant proxies, to vote) any Shares and any New Shares in favor of any Acquisition Proposal that would not result in consideration to Company or to its equity holders of more than $30 million, and (ii) tender the Shares or any New Shares to the purchaser in any such Acquisition Proposal or enter into an agreement with any such purchaser providing for such tender.

(c) Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from (i) acting in Stockholder’s capacity as a director or officer of Company, including in the exercise of such Stockholder’s fiduciary duties with respect to an Acquisition Proposal in compliance with the terms of the Asset Purchase Agreement, or (ii) subject to Section 2(e) below, voting in Stockholder’s sole discretion on any matter other than matters referred to in Section 2(a) hereof, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of Company.

(d) Prior to the Expiration Time, Stockholder shall not (and shall cause its partners, members, officers, directors, employees, attorneys, accountants, agents, affiliates, advisors and representatives to not), directly or indirectly, solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, an Acquisition Proposal; participate or engage in discussions or negotiations with any Person with respect to any Acquisition Proposal; or alone or with any other Person, make an Acquisition Proposal. Stockholder shall promptly inform Purchaser if it receives any inquiry or proposal relating to an Acquisition Proposal and the details thereof.

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(e) Prior to the Expiration Time, Stockholder shall not take or agree to take or commit to take any action with the intent of, or for the purpose of, in each case in whole or in part, preventing or delaying the consummation of the transactions contemplated by the Asset Purchase Agreement.

3. Irrevocable Proxy. Concurrently with the execution and delivery of this Agreement, Stockholder shall deliver to Purchaser a duly executed proxy in the form attached hereto as Exhibit A (the “Proxy”), which proxy is coupled with an interest sufficient in law to support an irrevocable proxy, and, until the Expiration Time, shall be irrevocable to the fullest extent permitted by law, with respect to each and every meeting of stockholders of Company or action or approval by written resolution or consent of stockholders of Company with respect to the matters contemplated by Section 2 covering the total number of Shares and New Shares in respect of which Stockholder is entitled to vote at any such meeting or in connection with any such written consent. Upon the execution of this Agreement by Stockholder, (i) Stockholder hereby revokes any and all prior proxies (other than the Proxy) given by Stockholder with respect to the subject matter contemplated by Section 2, and (ii) Stockholder shall not grant any subsequent proxies with respect to such subject matter, or enter into any agreement or understanding with any Person to vote or give instructions with respect to the Shares and New Shares in any manner inconsistent with the terms of Section 2, until after the Expiration Time.

4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Purchaser as follows as of the date hereof:

(a) Stockholder is the beneficial or record owner of, or exercises voting power over, that number of shares of capital stock set forth on the signature page hereto (all such shares owned beneficially or of record by Stockholder, or over which Stockholder exercises voting power, on the date hereof, collectively, the “Shares”. The Shares constitute Stockholder’s entire interest in the outstanding shares of capital stock and neither Stockholder nor any of its affiliates is the beneficial or record holder of, nor exercises voting power over, any other outstanding shares of capital stock of Company. No person not signatory to this Agreement has a right to acquire or vote any of the Shares. The Shares are and will be at all times up until the Expiration Time free and clear of any Liens that would materially and adversely affect the exercise or fulfillment of the rights and obligations of Stockholder under this Agreement or of the parties to this Agreement.

(b) Stockholder is the legal or beneficial owner of the number of options, restricted stock units, warrants and other rights to acquire, directly or indirectly, shares of capital stock set forth on the signature page hereto (collectively, the “Company Warrants and Other Rights”). Company Warrants and Other Rights are and will be at all times up until the Expiration Time free and clear of any Liens that would materially and adversely affect the exercise or fulfillment of the rights and obligations of Stockholder under this Agreement or of the parties to this Agreement.

(c) Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby have been duly authorized by all necessary action, if any, on the part of Stockholder (or its general partner or similar governing body, as applicable), and no other actions or proceedings on the part of the Stockholder are necessary to authorize the execution and delivery by the Stockholder of this Agreement and the consummation by the Stockholder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and, assuming the due authorization, execution and

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delivery of this Agreement by Purchaser, constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(d) The execution and delivery of this Agreement does not, and the performance by Stockholder of its agreements and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any provisions of the organizational documents of Stockholder (if applicable), or any binding agreement, law, rule, regulation, judgment, order or decree to which Stockholder is a party or by which Stockholder is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or materially delay Stockholder from performing its obligations under this Agreement.

(e) Neither Stockholder nor any of its affiliates has any agreement with the Company or any other Person with respect to the Company or the voting, holding or disposition of the Shares.

5. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Stockholder as follows: (i) Purchaser has full power and authority to make, enter into and carry out the terms of this Agreement; (ii) this Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity; and (iii) the execution and delivery of this Agreement does not, and the performance by Purchaser of its agreements and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any provisions of the organizational documents of Purchaser, or any law, rule, regulation, judgment, order or decree to which Purchaser is a party or by which Purchaser is, or any of its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or materially delay Purchaser’s ability to perform its obligations under this Agreement.

6. Consent and Waiver. Prior to the Expiration Time, Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Asset Purchase under the terms of any agreement or instrument to which Stockholder is a party or subject or in respect of any rights Stockholder may have in connection with the Asset Purchase (whether such rights exist under the certificate of incorporation or bylaws of Company, any Contract to which Company is a party or by which it is, or any of its assets are, bound under statutory or common law or otherwise). Stockholder acknowledges and agrees that no Warrants held by it shall be assumed by Purchaser in connection with the Asset Purchase and that Purchaser shall have no liability with respect thereto if the Asset Purchase is consummated.

7. Confidentiality. Stockholder shall hold any information regarding this Agreement and the Asset Purchase in strict confidence and shall not divulge any such information to any third person until the Purchaser has publicly disclosed the Asset Purchase, provided however, that Stockholder may disclose any such information to such Stockholder’s attorneys, advisors and other representatives solely for the purpose of evaluating the Asset Purchase Agreement, the Asset Purchase and the other transactions contemplated by the Asset Purchase Agreement. Neither the Stockholder, nor any of its affiliates (other than Company, whose actions shall be governed by the Asset Purchase Agreement and the Confidentiality Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Asset Purchase, the Asset Purchase Agreement or the

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other transactions contemplated hereby or thereby without the prior written consent of the Purchaser, except as may be required by applicable law in which circumstance such announcing party shall make reasonable efforts to consult with the Purchaser to the extent practicable.

8. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on (i) the date of delivery, if delivered personally or by commercial delivery service, or (ii) on the date of confirmation of receipt (or the next Business Day, if the date of confirmation of receipt is not a Business Day), if sent via facsimile (with confirmation of receipt), to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(i)	if to Purchaser, to:

c/o Kay Technology Corp, Inc.
2500 Sand Hill Road, Suite 300 Menlo Park, California 94025
Facsimile:	650-289-2461
Attention:	Tom Barnds
Jason Klein
Mark Duffell

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Facsimile:	312-862-2000
Attention:	Jeffrey Seifman, P.C.
Carol Anne Huff
Shelly M. Hirschtritt

(ii)	if to Stockholder, to the address set forth for the Stockholder on the signature page hereof.

(b) Interpretation. When a reference is made in this Agreement to sections or exhibits, such reference shall be to a section of or an exhibit to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement”, “the date hereof”, and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date first above written. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; and (iii) the terms “hereof,” “herein,” “hereunder” and derivative or similar words refer to this entire Agreement.

(c) Specific Performance; Injunctive Relief. The parties hereto acknowledge that Purchaser will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein or in the Proxy. Therefore, it is agreed that, in addition to any other remedies that may be available to Purchaser upon any such violation of this Agreement or the Proxy, Purchaser shall have the right to enforce such covenants and agreements and the Proxy by specific performance, injunctive relief or by any other means available to Purchaser at law or in

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equity and Stockholder hereby waives any and all defenses which could exist in Stockholder’s favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

(d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto; it being understood that all parties need not sign the same counterpart.

(e) Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (including, without limitation, the Proxy) (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder. Except as provided in Section 1(a), neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Stockholder without the prior written consent of Purchaser, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of Purchaser hereunder, may be assigned or delegated in whole or in part by Purchaser to any affiliate of Purchaser without the consent of or any action by Stockholder upon notice by Purchaser to Stockholder as herein provided. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

(f) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g) Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

(h) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to such state’s principles of conflicts of law. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or related hereto may be brought in the courts of the State of Delaware or in the United States District Court in the State of Delaware, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the parties to this Agreement. Each of the parties to this Agreement agree that service of any process, summons, notice or document by U.S. mail to such party’s address for notice hereunder shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 8(h).

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(i) Termination. This Agreement shall terminate and shall have no further force or effect from and after the Expiration Time, and thereafter there shall be no liability or obligation on the part of the Stockholder, provided, that no such termination shall relieve any party from liability for any breach of this Agreement prior to such termination.

(j) Amendment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against which the waiver is to be effective. Notwithstanding the foregoing, no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any right hereunder.

(k) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser or any of its affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Shares or New Shares. All rights, ownership and economic benefits of or relating to the Shares and New Shares shall remain vested in and belong to Stockholder, and Purchaser shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to the Stockholder in the voting of any of the Shares or New Shares, except as otherwise provided herein and in the Asset Purchase Agreement.

(l) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

(m) Additional Documents, Etc. Stockholder shall execute and deliver any additional documents reasonably necessary to carry out the purpose and intent of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Voting Agreement to be executed as of the date first above written.

KAY TECHNOLOGY CORP, INC.:

By:
Name:
Title:

STOCKHOLDER:

(Print Name of Stockholder)

(Signature)

(Print name and title if signing on behalf of an entity)

(Print Address)

(Print Address)

(Print Telephone Number)

Shares and Company Warrants and Other Rights beneficially owned on the date hereof:

                         shares of Company common stock

                         shares subject to Company Warrants and Other Rights

[SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT A

IRREVOCABLE PROXY

TO VOTE STOCK OF

KANA SOFTWARE, INC.

The undersigned stockholder (“Stockholder”) of Kana Software, Inc., a Delaware corporation (“Company”), hereby irrevocably (to the fullest extent permitted by applicable law) appoints Jason Klein, the President of Kay Technology Corp, Inc., a Delaware corporation (“Purchaser”), and each of them, or any other designee of Purchaser, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned’s execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies or enter into any agreement or understanding with any Person (as defined in the Asset Purchase Agreement (as defined below)) to vote or give instructions with respect to the Shares in any manner inconsistent with the terms of this Irrevocable Proxy until after the Expiration Time (as defined below). Terms not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement.

(a) Until the Expiration Time, this Irrevocable Proxy is irrevocable (to the fullest extent permitted by applicable law), is coupled with an interest sufficient in law to support an irrevocable proxy, is granted pursuant to that certain Voting Agreement, and is granted in consideration of Purchaser entering into that certain Asset Purchase Agreement dated as of the date hereof (the “Asset Purchase Agreement”), by and among Purchaser and Company, pursuant to which Purchaser will acquire substantially all of the assets of Company (the “Asset Purchase”). As used herein, the term “Expiration Time” shall mean the earlier of:

(i) the Closing Date;

(ii) the nine month anniversary of the valid termination of the Asset Purchase Agreement in accordance with its terms pursuant to any of Sections 11.1(b) through 11.1(g) inclusive or 11.1(i);

(iii) the valid termination of the Asset Purchase Agreement in accordance with its terms pursuant to Section 11.1(a) or Section 11.1(h); and

(iv) such date and time designated by Purchaser in a written notice to Stockholder.

The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Time, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares, at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting as follows: (i) in favor of approval of the adoption of the Asset Purchase Agreement (or any amended version thereof) and the Asset Purchase, (ii) in favor of the name change contemplated by the Asset Purchase Agreement, (iii) in favor of any proposal to adjourn the meeting to solicit additional proxies in favor of the approval of the Asset Purchase Agreement and (iv) against any Acquisition Proposal (including any Superior Proposal) or any other corporate action which would frustrate the purpose of or prevent or delay the consummation of the transactions contemplated by the Asset Purchase Agreement; provided, that following a valid termination of the Asset Purchase Agreement in accordance with its terms (X) pursuant to Section 11.1(b) or Section 11.1(c) or (Y) by the Purchaser pursuant to Section 11.1(f) as a result of any breach by Company of any representation, warranty or covenant (so long as no willful or intentional breach of any covenant has occurred, the attorneys and proxies named above shall vote any Shares and any New Shares only as directed by the undersigned with respect to any Acquisition Proposal that would not result in consideration to Company or to its equity holders of more than $30 million.

The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable. This Irrevocable Proxy may not be amended or otherwise modified without the prior written consent of Purchaser. This Irrevocable Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Time.

Dated:

(Print Name of Stockholder)

(Signature of Stockholder)

(Print name and title if signing on behalf of an entity)

Shares beneficially owned on the date hereof: shares of Company common stock shares subject to Company Warrants and Other Rights

Exhibit C

FINAL FORM

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Agreement”) is entered into as of [                    ], 2009 by and among [                    ], as escrow agent (the “Escrow Agent”), Kana Software, Inc. a Delaware corporation (“Seller”), and Kay Technology Corp, Inc. (“Purchaser”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement (as defined below). If the terms of this Agreement conflict in any way with the provisions of the Purchase Agreement, then the provisions of the Purchase Agreement shall control.

RECITALS

A. Seller and Purchaser have entered into that certain Asset Purchase Agreement dated as of October [__], 2009 (the “Purchase Agreement”), a copy of which is attached hereto as Annex A, pursuant to which Seller has agreed to sell, assign and transfer to Purchaser, and Purchaser has agreed to purchase from Seller, substantially all of the assets of Seller.

B. Pursuant to Section 2.2 of the Purchase Agreement, on the Closing Date, $500,000 (the “First Escrow Amount”), $100,000 (the “Second Escrow Amount”), $360,000 (the “Third Escrow Amount”), $361,000 (the “Fourth Escrow Amount”) and $1,000,000 (the “Purchase Price Escrow Amount”) will be placed into escrow to be held and disbursed by the Escrow Agent in accordance with this Agreement.

C. The Escrow Agent will hold the First Escrow Amount, the Second Escrow Amount, the Third Escrow Amount and the Fourth Escrow Amount and all interest and other amounts earned thereon (the “First Escrow Fund”, “Second Escrow Fund”, “Third Escrow Fund” and “Fourth Escrow Fund” respectively) in four separate escrow accounts (the “First Escrow Account”, “Second Escrow Account”, “Third Escrow Account” and “Fourth Escrow Account”, respectively). Any interest or other income (the “Escrow Earnings”) earned on the First Escrow Fund, Second Escrow Fund, Third Escrow Fund and Fourth Escrow Fund will be added to the First Escrow Fund, Second Escrow Fund, Third Escrow Fund and Fourth Escrow Fund, respectively, and will, until released to Seller or the Purchaser Indemnified Parties in accordance with this Agreement and the Purchase Agreement, be available solely for indemnification of the Purchaser Indemnified Parties pursuant to the Purchase Agreement.

D. The Escrow Agent will hold the Purchase Price Escrow Amount and all Escrow Earnings earned thereon (collectively, the “Purchase Price Escrow Fund”, and together with the First Escrow Fund, Second Escrow Fund, Third Escrow Fund and Fourth Escrow Fund, the “Escrow Funds”) in an escrow account (the “Purchase Price Escrow Account”). Any Escrow Earnings earned on the Purchase Price Escrow Fund will be added to the Purchase Price Escrow Fund and will, until released to Seller or the Purchaser Indemnified Parties in accordance with this Agreement and the Purchase Agreement, be available solely for indemnification of Purchaser pursuant to the Purchase Agreement.

E. The parties hereto desire to set forth further terms and conditions relating to the operation of the Escrow Funds.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Appointment and Agreement of Escrow Agent. Purchaser and Seller hereby appoint the Escrow Agent to serve as, and the Escrow Agent hereby agrees to act as, escrow agent upon the terms and conditions of this Agreement.

2. Establishment of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund.

(a) Pursuant to Section 2.2 of the Purchase Agreement, on the Closing Date, Purchaser will deposit the First Escrow Amount, Second Escrow Amount, Third Escrow Amount, Fourth Escrow Amount and the Purchase Price Escrow Amount with the Escrow Agent by wire transfer of immediately available funds. The Escrow Agent will hold the First Escrow Fund in the First Escrow Account, the Second Escrow Fund in the Second Escrow Account, the Third Escrow Fund in the Third Escrow Account, the Fourth Escrow Fund in the Fourth Escrow Account and the Purchase Price Escrow Fund in the Purchase Price Escrow Account pursuant to this Agreement.

(b) As of any particular time, the Escrow Agent may assume without inquiry that the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund are all of the cash required to be held in the First Escrow Account, Second Escrow Account, Third Escrow Account, Fourth Escrow Account and the Purchase Price Escrow Account, respectively, by the Escrow Agent. The First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund will be held and distributed by the Escrow Agent in accordance with the provisions of this Agreement and the Purchase Agreement. No portion (nor all) of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund or the Purchase Price Escrow Fund, nor any beneficial interest therein, may be pledged, subjected to any Lien, sold, assigned or transferred (including any transfer by operation of law) by Seller or be taken or reached by any legal or equitable process in satisfaction of any debt or other Liability of Seller, in each case prior to the distribution to Seller of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund by the Escrow Agent in accordance with this Agreement.

3. Taxes.

(a) Seller and Purchaser agree to treat the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund as owned by Purchaser and not received by Seller, in all cases to the extent not paid to Seller pursuant to this Agreement, and to file all tax returns on a basis consistent with such treatment. Until the distribution of any portion of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund or the Purchase Price Escrow Fund to Seller in accordance with this Agreement and the Purchase Agreement, for Tax purposes, the beneficial interest in that portion of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund held by the Escrow Agent remains with Purchaser. For tax purposes, all Escrow Earnings on the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund in any Tax year will be reported as allocated to Purchaser until the distribution of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund is determined and thereafter to Purchaser and Seller in accordance with their respective interests therein. Seller and Purchaser agree that any disbursement of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund or the Purchase Price Escrow Fund to Seller may be treated for U.S. federal income tax purposes as consisting, in part, of imputed interest in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder. In addition, Seller and Purchaser hereby acknowledge and agree among themselves that the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund will be treated as installment obligations for purposes of Section 453 of the Code, and no party will take any action or filing inconsistent with such characterization. The Escrow Agent shall have no obligation to calculate, confirm or inquire into the other parties’ treatment of payments from, or obligations under, this Agreement as consisting, in part, of imputed interest or as representing installment obligations and shall, instead, report Escrow Earnings on the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund as allocable to Purchaser or Seller, as applicable, as set forth above in this Section 3(a).

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(b) Purchaser and Seller acknowledge and agree that any amount distributed by the Escrow Agent from the First Escrow Account, Second Escrow Account, Third Escrow Account, Fourth Escrow Account or the Purchase Price Escrow Account to Seller pursuant to the terms of this Agreement and the Purchase Agreement (other than amounts treated as interest for U.S. tax purposes) will be treated, for U.S. tax purposes, as additional consideration paid to Seller for the Purchased Assets pursuant to the Purchase Agreement as and when any such amount is distributed.

(c) Prior to the distribution of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund or the Purchase Price Escrow Fund to Seller, the Escrow Agent will distribute to Purchaser an amount equal to the difference between (i) the incremental federal and state income tax that Purchaser incurred as a result of including in income the Escrow Earnings earned on the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund and (ii) the incremental federal and state tax savings as a result of the amount treated as imputed interest as required by the Code.

4. Rights and Obligations of the Parties. The Escrow Agent will be entitled to such rights and will perform such duties as Escrow Agent as set forth herein (collectively, the “Duties”), in accordance with the provisions of this Agreement. Purchaser and Seller will be entitled to their respective rights, and will perform their respective duties and obligations, as set forth herein and in the Purchase Agreement.

5. Escrow Period and Purchase Price Escrow Period.

(a) The period during which a claim for indemnification under Section 2.3(g) of the Purchase Agreement (an “Purchase Price Claim”) may be initiated against the Purchase Price Escrow Fund will commence at the Closing Date and terminate upon the Escrow Agent’s release of the entire Purchase Price Escrow Fund following the Escrow Agent’s receipt of the Purchase Price Escrow Release Notice (as defined in the Purchase Agreement) (the “Purchase Price Escrow Release Date” and such period from the Closing Date until the Purchase Price Escrow Release Date, the “Purchase Price Escrow Period”).

(b) The period during which (i) a claim for indemnification under Section 12.2(d) for the matters described in Schedule 12.2(d) of the Purchase Agreement may be initiated against the First Escrow Fund, Second Escrow Fund, Third Escrow Fund and Fourth Escrow Fund (each, a “Claim”), will in each case commence at the Closing Date and terminate at 11:59 P.M. (California Time) on February 15, 2011(the “Escrow Release Date” and such period from the Closing Date until the Escrow Release Date, the “Escrow Period”). Notwithstanding the foregoing, all or a portion of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund or Fourth Escrow Fund may be retained beyond the Escrow Period as provided in Sections 7(b) and 8 of this Agreement.

(c) Unless otherwise specified in writing signed by Purchaser and Seller, for purposes of this Agreement, the Closing Date shall be deemed to be the date hereof.

6. Duties of Escrow Agent.

(a) The Escrow Agent will (i) safeguard and treat the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund as trust funds in accordance with the provisions hereof and not as the property of Purchaser or Seller and will hold the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund in separate accounts, apart from any other funds or accounts of the Escrow Agent or any other Person, and (ii) hold and dispose of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund only in accordance with the provisions of this Agreement.

(b) The Duties may be altered, amended, modified or revoked only by a writing signed by Purchaser, the Escrow Agent and Seller.

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7. Distributions from First Escrow Fund, Second Escrow Fund, Third Escrow Fund and Fourth Escrow Fund to Purchaser.

(a) At any time and from time to time prior to the Purchase Price Escrow Release Date or the Escrow Release Date, as applicable, if Purchaser makes a claim for indemnification pursuant to the Purchase Agreement, Purchaser shall deliver to the Escrow Agent and Seller a written notice thereof, setting forth a brief description and the amount of such claim for indemnification (to the extent the amount of such claim is known and quantifiable as of such date and, if unknown, a good faith estimate of the amount of such claim based on alleged facts, which if true, would give rise to liability for Losses under the Purchase Agreement) (whether for Purchaser’s own Losses or for Losses incurred by any other Purchaser Indemnified Party) (a “Notice of Claim”). If a Notice of Claim is delivered to Seller and the Escrow Agent, and Seller does not contest any Claim or Claims made in such Notice of Claim in writing to Purchaser and the Escrow Agent (delivered pursuant to Section 18(a)) within 15 calendar days as provided in Section 12.7 of the Purchase Agreement, then Seller shall be conclusively deemed to have consented to the recovery by Purchaser (on behalf of itself of any other Purchaser Indemnified Party) of the full amount of Losses specified in such Notice of Claim, including the forfeiture of such portion of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund or Fourth Escrow Fund, as applicable, sufficient to satisfy such Losses. If a Notice of Claim is delivered to Seller and the Escrow Agent, and Seller contests a portion, but not all, of any Claim or Claims made in such Notice of Claim in writing to Purchaser and the Escrow Agent (delivered pursuant to Section 18(a)) within 15 calendar days as provided in Section 12.7 of the Purchase Agreement, then Seller shall be conclusively deemed to have consented to the recovery by Purchaser (on behalf of itself of any other Purchaser Indemnified Party) of the uncontested amount of Losses specified in such Notice of Claim, including the forfeiture of such portion of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund or Fourth Escrow Fund, as applicable, sufficient to satisfy such Losses.

(b) If Seller gives Purchaser and the Escrow Agent written notice (delivered pursuant to Section 18(a)) contesting any Claim or Claims made in such Notice of Claim (such contested portion, an “Unresolved Claim”) within the 15 calendar day period specified in Section 7(a), then Seller and Purchaser (on behalf of itself or any other Purchaser Indemnified Party) shall attempt in good faith for 30 days after Purchaser’s receipt of such written notice to resolve the Unresolved Claim. If Purchaser (on behalf of itself or any other Purchaser Indemnified Party) and Seller shall so agree, a notice setting forth such agreed upon amount shall be prepared and signed by Purchaser (on behalf of itself or any other Purchaser Indemnified Party) and Seller and such notice shall be conclusive and binding on the Purchaser (on behalf of itself or any other Purchaser Indemnified Party) and Seller.

(c) If no such agreement can be reached during the 30-day period specified in Section 7(b), Purchaser and Seller shall address such claim pursuant to the arbitration provisions set forth in Section 12.7 of the Purchase Agreement.

8. Distributions from First Escrow Fund, Second Escrow Fund, Third Escrow Fund and Fourth Escrow Fund to Seller.

(a) Within 2 Business Days following the expiration of the Escrow Period, the Escrow Agent will deliver to Seller any amounts remaining in the First Escrow Fund, Second Escrow Fund, Third Escrow Fund and Fourth Escrow Fund, less, in each case, a portion of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund and Fourth Escrow Fund equal to the sum of (i) the amount of any Unresolved Claims plus (ii) the amount of any Notice of Claim for which Seller’s 15 day period to contest such claim has not expired, plus (iii) an amount that may be necessary in Purchaser’s reasonable judgment to satisfy all pending unsatisfied or disputed Claims specified in any Notice(s) of Claim delivered to Seller and Escrow Agent in accordance with Section 7 hereof before the expiration of the Escrow Period (the sum of clauses (i), (ii) and (iii) above, the “Holdback Amount”).

(b) If any Claims are pending but not resolved on the Escrow Release Date, then the Escrow Agent will retain possession and custody of the amount of cash in the First Escrow Fund, Second Escrow Fund, Third

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Escrow Fund and Fourth Escrow Fund, as applicable, equal to the Holdback Amount, and, within 2 Business Days after each such Claim has been resolved (by arbitrator decision pursuant to Section 12.7 of the Purchase Agreement or agreement of Purchaser and Seller as provided in Section 7), the Escrow Agent will deliver to Seller the portion of the cash remaining in the First Escrow Fund, Second Escrow Fund, Third Escrow Fund and Fourth Escrow Fund, as applicable, not required to satisfy any such then remaining pending Claims (including any Unresolved Claims or any amounts described in clauses (ii) and (iii) of Section 8(a) above).

(c) Notwithstanding anything herein to the contrary, but subject to Section 3(c) above, in the event the matters described in either item 1, item 2, item 3 or item 4 of Schedule 12.2(d) of the Purchase Agreement are settled, compromised or resolved in a manner that Purchaser reasonably and in good faith concludes could not reasonably be expected to result in any Assumed Liability (or otherwise create or result in any Liability to Purchaser or its Affiliates, including any Seller Subsidiary), or otherwise to Purchaser’s reasonable satisfaction, in each case following the Closing Date and prior to the Escrow Release Date, as promptly as practicable thereafter, Purchaser and Seller shall prepare and deliver a joint written notice instructing the Escrow Agent to release to Seller, subject to Section 3(c) above, the full amount of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund or Fourth Escrow Fund, as applicable. Additionally, in the event the matters described in either item 1, item 2, item 3 or item 4 of Schedule 12.2(d) of the Purchase Agreement are settled, compromised or resolved in a manner that Purchaser reasonably and in good faith concludes could not reasonably be expected to result in any Assumed Liability (or otherwise create or result in any Liability to Purchaser or its Affiliates, including any Seller Subsidiary), or otherwise to Purchaser’s reasonable satisfaction, in each case equal to an amount that is less than the amounts in the First Escrow Fund, Second Escrow Fund, Third Escrow Fund or Fourth Escrow Fund, as applicable, as promptly as practicable thereafter, Purchaser and Seller shall prepare and deliver a joint written notice instructing the Escrow Agent to release to Seller, subject to Section 3(c) above, the balance of the amounts remaining in the First Escrow Fund, Second Escrow Fund, Third Escrow Fund or Fourth Escrow Fund, as applicable, in excess of such settled, compromised or resolved amounts.

9. Distributions from Purchase Price Escrow Fund to Purchaser or Seller. On the Purchase Price Escrow Release Date, the Escrow Agent will deliver to Purchaser out of the Purchase Price Escrow Fund, the full amount of any Negative Adjustment Amount plus, if applicable, one-half (1/2) of the Reviewing Accountant Fees specified in the Purchase Price Escrow Release Notice, and following the delivery of such amounts to Purchaser, deliver to Seller any and all remaining amounts in the Purchase Price Escrow Fund.

10. Maintenance and Termination of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund. The Escrow Agent will continue to maintain the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund until the earlier of (a) the time at which there will be no funds or other property in such First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and Purchase Price Escrow Fund and (b) the termination of this Agreement in accordance with its terms.

11. Investment of First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund. The Escrow Agent will invest and reinvest moneys on deposit in the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund in one of the investment vehicles described in Annex B, as directed in writing by Seller and Purchaser. In the absence of written directions from Seller and Purchaser, funds will be invested in the U.S. Bank FDIC Insured Money Market Deposit Account. Any loss or expense incurred as a result of any investment of moneys on deposit in the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund shall be paid from the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund, respectively. Notwithstanding anything to the contrary herein, the Escrow Agent may, without giving advance notice to Seller and Purchaser, sell or liquidate any of the investments at any time if the proceeds thereof are required for any release of all or any portion of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund or Purchase Price Escrow

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Fund permitted or required hereunder. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder. The Escrow Agent will not be liable for any loss directly or indirectly, in whole or in part, from the inability to invest funds on the day the instructions are received. The Escrow Agent shall not be liable for any loss of principal or income due to the choice of investments in which the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund or Purchase Price Escrow Fund is invested or the choice of such investments converted into cash pursuant to this Section 11.

12. Exculpatory Provisions.

(a) The Escrow Agent will be obligated only for the performance of such Duties as are specifically set forth herein and may rely, and will be protected in relying or refraining from acting, on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent will not be liable for forgeries or false impersonations. The Escrow Agent will not be liable for any act done or omitted hereunder as Escrow Agent except for gross negligence, willful misconduct or breach of this Agreement. The Escrow Agent will in no case or event be liable for any representations or warranties of Seller or Purchaser or for punitive, incidental or consequential damages. Any act done or omitted pursuant to the advice or opinion of counsel will be conclusive evidence of the good faith of the Escrow Agent.

(b) In the event of a dispute between Seller and Purchaser, the Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent will not be liable to any of the parties hereto or to any other Person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

(c) The Escrow Agent will not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement, the Purchase Agreement or any documents or papers deposited or called for hereunder or thereunder. The Escrow Agent is not charted with knowledge or any duties or responsibilities under any other document or agreement, including without limitation the Purchase Agreement.

(d) The Escrow Agent will not be liable for the outlawing of any rights under any statute of limitations with respect to this Agreement, the Purchase Agreement or any documents deposited with the Escrow Agent.

13. Resignation and Removal of the Escrow Agent. The Escrow Agent may resign as Escrow Agent at any time, with or without cause, with respect to the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund or Purchase Price Escrow Fund by giving at least 30 days’ prior written notice to Purchaser and Seller, such resignation to be effective 30 days following the date such notice is given. In addition, Purchaser and Seller may jointly remove the Escrow Agent as escrow agent at any time, with or without cause, by an instrument executed by Purchaser and Seller (which may be executed in counterparts) given to the Escrow Agent, which instrument will designate the effective date of such removal. In the event of any such resignation or removal, a successor escrow agent will be appointed by Purchaser and Seller on the terms of this Agreement. If a successor escrow agent is not so appointed, then the Escrow Agent may apply to a court of competent jurisdiction to appoint one. Any such successor escrow agent will deliver to Purchaser and Seller a written instrument accepting such appointment, and thereupon it will succeed to all the rights and duties of the Escrow Agent hereunder and will be entitled to receive possession of the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and Purchase Price Escrow Fund. Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent will deliver the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and Purchase Price Escrow Fund then held hereunder to the successor Escrow Agent.

14. Further Instruments. If the Escrow Agent reasonably requires other or further instruments in connection with its performance of the Duties, the necessary parties hereto will join in furnishing such instruments.

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15. Disputes. It is understood and agreed that, should any dispute arise with respect to the delivery and/or ownership or right of possession of the cash and/or other property held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the provisions of this Agreement. In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the First Escrow Account, Second Escrow Account, Third Escrow Account, Fourth Escrow Account or the Purchase Price Escrow Account, the Escrow Agent shall have the absolute right, at the Escrow Agent’s election, to do any of the following: (i) resign so a successor escrow agent can be appointed pursuant to Section 13 hereof; (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves; or (iii) give written notice to Seller and Purchaser that it has received conflicting instructions and is refraining from taking action until it receives instructions consented to in writing by both Seller and Purchaser. In the event an interpleader suit as described in clause (ii) above is brought, the Escrow Agent shall thereby be fully released and discharged from all further obligations imposed upon it under this Agreement with respect to the matters that are the subject of such interpleader suit.

16. Escrow Fees and Expenses. The fees and expenses of the Escrow Agent set forth on the Fee Schedule attached hereto as Annex C will be paid 50% by Purchaser and 50% by Seller. Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of the First Escrow Amount, Second Escrow Amount, Third Escrow Amount or Fourth Escrow Amount or the validity of a Claim or Claims by any Purchaser Indemnified Party, will be paid 50% by Purchaser and 50% by Seller.

17. Indemnification. In consideration of the Escrow Agent’s acceptance of this appointment, with respect to the First Escrow Fund, Second Escrow Fund, Third Escrow Fund, Fourth Escrow Fund and the Purchase Price Escrow Fund, Purchaser and Seller shall severally and not jointly, agree to indemnify and hold the Escrow Agent harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the provisions of this Agreement and the Purchase Agreement, and to reimburse the Escrow Agent for all its reasonable costs and expenses (including reasonable counsel fees and expenses) reasonably incurred by reason of any matter as to which such indemnity is paid pursuant to this Section 17; provided, however, that such costs and expenses will be divided equally between Purchaser and Seller; provided, further, that no indemnity need be paid in case of the Escrow Agent’s gross negligence, willful misconduct or breach of this Agreement.

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18. General.

(a) All notices, requests and other communications required or permitted hereunder must be in writing and either hand delivered in person, sent by confirmed facsimile, sent by certified or registered first-class mail, postage pre-paid, sent by nationally recognized overnight courier service or otherwise provided in accordance with Section 13.13 of the Purchase Agreement. Such notices, requests and other communications will be effective as provided in Section 13.13 of the Purchase Agreement. The notice information of the parties is as follows:

(i)	If to Purchaser:

c/o Kay Technology Corp, Inc.
2500 Sand Hill Road, Suite 300
Menlo Park, California 94025
Facsimile: 650-289-2461
Attention: TomBarnds
Jason Klein
Mark Duffell

with a copy (which will not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Facsimile: 312-862-2000
Attention: Jeffrey Seifman, P.C.
Carol Anne Huff
Shelly M. Hirschtritt

(ii)	If to Seller:

c/o Kana Software, Inc.
181 Constitution Drive
Menlo Park, California 94025
Facsimile: 650-614-8117
Attention: Michael Fields, CEO

with a copy to (which will not constitute notice) to:

Fenwick & West LLP
555 California Street, 12th Floor San Francisco, CA 94104
Facsimile: 415-281-1350
Attention: David K. Michaels, Esq.

(iii)	If to the Escrow Agent:

U.S. Bank National Association
Corporate Trust Services
633 West Fifth Street, 24th Floor
Los Angeles, CA 90071
Attention: Paula M. Oswald (Kana/Kay 2009 Escrow)
Telephone: 213-615-6043
Facsimile: 213-615-6197

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(b) Any Notice of Claim, notice of Purchase Price Claim or the Purchase Price Escrow Release Notice may be signed by any authorized officer of Purchaser. Notwithstanding the provisions of Section 18(a), notices to the Escrow Agent shall be effective only upon receipt. If any Notice of Claim, objection thereto, notice of Purchase Price Claim, the Purchase Price Escrow Release Notice or other document is required to be delivered to the Escrow Agent and any other Person, the Escrow Agent may assume without inquiry that such Notice of Claim, objection, notice of Purchase Price Claim, Purchase Price Escrow Release Notice or other document was received by such other Person on the date on which it was received by the Escrow Agent.

(c) When a reference is made in this Agreement to Exhibits, Schedules, Sections or Articles, such reference will be to an Exhibit, a Schedule, a Section or an Article, respectively, to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used herein will be deemed in each case to be followed by the words “without limitation.” The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All pronouns contained herein and any variations thereof will be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto may require. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and the other agreements, certificates and documents contemplated by this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement, certificate or document will be construed against the party drafting such agreement, certificate or document. Each reference herein to a law, statute, regulation, document or Contract will be deemed in each case to include all amendments thereto.

(d) This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bears the signatures of all parties reflected herein as signatories and has been delivered by each party to this Agreement to each other party to this Agreement (including any delivery by facsimile or electronic mail).

(e) No party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto; provided, however, that if Purchaser or any of its successors or assigns shall (i) consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Purchaser shall assume all of the obligations of Purchaser set forth in this Agreement. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. Any assignment in violation of this Section 18(e) will be void.

(f) The rights and obligations of the parties shall be governed by, and this Agreement shall be interpreted, construed and enforced in accordance with, the laws of the State of Delaware, excluding its conflict of laws rules to the extent such rules would apply the law of another jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or related hereto may be brought in the courts of the State of Delaware or in the United States District Court in the State of Delaware, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of Delaware for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the parties to this Agreement. Each of the parties to this Agreement agree that service of any process, summons, notice or document by U.S. mail to such party’s address for notice hereunder shall be effective service of process for any action, suit or proceeding in Delaware with respect to any matters for which it has submitted to jurisdiction pursuant to this Section 18(f).

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(g) This Agreement may not be amended or modified except by a written instrument signed by Purchaser, Seller and the Escrow Agent.

(h) If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid, illegal or unenforceable, then the remainder of this Agreement and the application thereof will nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto. Upon such determination that any provision is invalid, illegal or unenforceable, the parties hereto agree to replace such provision with a valid, legal and enforceable provision that will achieve, to the maximum extent legally permissible, the economic, business and other purposes of such provision.

(i) This Agreement and the Purchase Agreement constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, oral or written, among Purchaser, Seller and the Escrow Agent with respect to the subject matter hereof.

(j) This Agreement will terminate on the earlier of: (i) the date on which there are no funds or other property remaining in the First Escrow Account, Second Escrow Account, Third Escrow Account, Fourth Escrow Account and Purchase Price Escrow Account, and (ii) the date on which all of the parties hereto may agree in writing to terminate this Agreement.

19. Tax Reporting Matters. Purchaser and Seller agree to provide the Escrow Agent with certified tax identification numbers for each of them by furnishing appropriate Forms W-9 or Forms W-8 and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) within 30 days after the Closing Date. The parties hereto understand that, if such Tax Reporting Documentation is not so certified to the Escrow Agent, the Escrow Agent may be required by the Code to withhold a portion of any payments made to Seller pursuant to this Agreement.

20. U.S.A. Patriot Act Compliance. To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each Person who opens an account. For a non-individual Person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. The Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. Purchaser and Seller each agrees to provide all such information and documentation as to themselves as requested by the Escrow Agent to ensure compliance with federal law.

[SIGNATURE PAGE FOLLOWS]

10

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION

By:
Name:	Paula M. Oswald
Title:	Vice President

KAY TECHNOLOGY CORP, INC.

By:
Name:
Title:

KANA SOFTWARE, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO ESCROW AGREEMENT]

Exhibit D

FINAL FORM

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is entered into and effective as of [                    ], 2009 by and between Kana Software, Inc., a Delaware corporation (“Seller”) and Kay Technology Corp, Inc. a Delaware corporation (“Purchaser”).

WHEREAS, Seller, Purchaser and the other signatories thereto are parties to an Asset Purchase Agreement, dated [                    ], 2009 (the “Purchase Agreement”);

WHEREAS, the execution and delivery of this Bill of Sale is contemplated by Section 3.2(a) of the Purchase Agreement; and

WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and other good and valuable consideration set forth in the Purchase Agreement, the parties hereto hereby agree as follows:

1. Sale of Purchased Assets. For true and lawful consideration paid to it by Purchaser, the sufficiency of which is hereby acknowledged, Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser all right, title and interest in and to the Purchased Assets as of the Closing Date (other than the Excluded Assets), free and clear of all Liens (other than Permitted Liens).

2. Further Assurances. Seller shall from time to time after the delivery of this Bill of Sale, at Purchaser’s reasonable request and without further consideration, execute and deliver such other instruments of conveyance and transfer, consents, bills of sale, assignments and assurances presented by Purchaser as reasonably necessary to more effectively consummate, confirm or evidence the sale, assignment, transfer, conveyance and delivery to Purchaser of the Purchased Assets as contemplated under the Purchase Agreement.

3. Conflict with the Purchase Agreement. In the event of a conflict between the terms and conditions of this Bill of Sale and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail. Notwithstanding anything to the contrary in this Bill of Sale, nothing herein is intended to, nor shall it, extend, amplify, or otherwise alter the representations, warranties, covenants and obligations of the parties contained in the Purchase Agreement or the survival thereof.

4. Power of Attorney. Seller hereby constitutes and appoints Purchaser, its successors and assigns, as the true and lawful attorneys of Seller with full power of substitution, in the name of Seller or in the name and stead of Purchaser, but on behalf of and for the benefit of Seller, its successors and assigns:

(a)	to collect, demand and receive any and all of the Purchased Assets transferred hereunder and to give receipts and releases for and in respect of the same;

(b)	to institute and prosecute in Seller’s names, or otherwise, for the benefit of Purchaser, any and all actions, suits or proceedings, at law, in equity or otherwise, which Purchaser may deem reasonably necessary in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets hereby sold and assigned to Purchaser, to defend or compromise any and all such actions, suits or proceedings in respect of any of the Purchased Assets, and to do all such acts and things in relation thereto as Purchaser shall deem reasonably necessary for the collection or reduction to possession of any of the Purchased Assets; and

(c)	to take any and all other reasonable action designed to vest more fully in Purchaser the Purchased Assets hereby sold to Purchaser and in order to provide for Purchaser the benefit, use, enjoyment and possession of the Purchased Assets.

Seller acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable by it or upon its subsequent dissolution or in any manner or for any reason. Purchaser shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest with respect thereto.

5. Notices. Any notice, request or other document to be given hereunder to any party hereto shall be given in the manner specified in Section 13.13 of the Purchase Agreement. Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

6. Enforceability. Whenever possible, each provision of this Bill of Sale shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Bill of Sale or the application of any such provision to any person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Bill of Sale. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Bill of Sale a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible

7. Amendments. This Bill of Sale may be amended, and any provision of this Bill of Sale may be waived; provided that no such amendment or waiver shall be binding upon any party hereto unless set forth in a writing executed by Purchaser and Seller and referring specifically to the provision alleged to have been amended or waived.

8. Counterparts. This Bill of Sale may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

9. Governing Law. The law of the State of Delaware shall govern all questions concerning the construction, validity, interpretation and enforceability of this Bill of Sale, and the performance of the obligations imposed by this Bill of Sale, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

10. No Third Party Beneficiaries. This Bill of Sale is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

* * * * *

2

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be duly executed as of the date first above written.

PURCHASER:

KAY TECHNOLOGY CORP, INC.

By:
Name:
Title:

SELLER:

KANA SOFTWARE, INC.

By:
Name:
Title:

Bill of Sale Signature Page

Exhibit E

FINAL FORM

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into and effective as of [                    ], 2009 by and between Kana Technology Corp, Inc., a Delaware corporation (“Seller”) and Kay Technology Corp., Inc., a Delaware corporation (“Purchaser”).

WHEREAS, Seller, Purchaser and the other signatories thereto are parties to an Asset Purchase Agreement, dated [                    ], 2009 (the “Purchase Agreement”);

WHEREAS, the execution and delivery of this Agreement is contemplated by Section 3.2(b) of the Purchase Agreement; and

WHEREAS, capitalized terms used herein and not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements set forth in the Purchase Agreement, the parties hereto hereby agree as follows:

1. Assignment of Assumed Liabilities. Seller hereby assigns and transfers to the Purchaser, and Purchaser hereby assumes at the Closing and agrees to pay, discharge or perform, the Assumed Liabilities to the extent provided in the Purchase Agreement. Purchaser will not assume, agree to pay, discharge or perform or have any responsibility, however, with respect to any Excluded Liability. Seller hereby acknowledges that it is retaining and shall pay, discharge and perform, and Purchaser shall have no responsibility for, the Excluded Liabilities.

2. Conflict with the Purchase Agreement. In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern, supersede and prevail. Notwithstanding anything to the contrary in this Agreement, nothing herein is intended to, nor shall it, extend, amplify, or otherwise alter the obligations (including the obligations of Purchaser with respect to the Assumed Liabilities) of the parties contained in the Purchase Agreement or the survival thereof.

3. Notices. Any notice, request or other document to be given hereunder to any party hereto shall be given in the manner specified in Section 13.13 of the Purchase Agreement. Any party hereto may change its address for receiving notices, requests and other documents by giving written notice of such change to the other parties hereto.

4. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance shall be held to be prohibited by or invalid, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

5. Amendments. This Agreement may be amended, and any provision of this Agreement may be waived; provided that no such amendment or waiver shall be binding upon any party hereto unless set forth in a writing executed by Purchaser and Seller and referring specifically to the provision alleged to have been amended or waived.

6. Counterparts. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

7. Governing Law. The law of the State of Delaware shall govern all questions concerning the construction, validity, interpretation and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8. No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

* * * * *

2

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be duly executed as of the day and year first above written.

PURCHASER:

KAY TECHNOLOGY CORP, INC.

By:
Name:
Title:

SELLER:

KANA SOFTWARE, INC.

By:
Name:
Title:

Signature Page to Assignment and Assumption Agreement

Exhibit F

FINAL FORM

TRADEMARK ASSIGNMENT

THIS TRADEMARK ASSIGNMENT (this “Assignment”) is made and entered into as of                     , 2009. (“Effective Date”) by and between                     , a                     corporation with its principal office at                     (“Assignor”), and                             , a                             corporation, with its principal office at                     (“Assignee”).

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated                     , 2009 (the “Agreement”), pursuant to which Assignor agrees to sell and assign, and Assignee agrees to buy and acquire the Purchased Assets, as defined in the Agreement; and

WHEREAS, pursuant to the Agreement, Assignor wishes to assign to Assignee, and Assignee wishes to acquire from Assignor, all of Assignor’s right, title and interest in and to the United States trademark registrations and United States applications for trademark registration set forth on Schedule A attached hereto, the foreign trademark registrations and the foreign applications for trademark registration set forth on Schedule B attached hereto,1 and the unregistered trademarks, trade names and assumed names set forth on Schedule C attached hereto, in each case, together with the goodwill of the business associated therewith (collectively, the “Marks”); and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor agrees as follows:

Assignor hereby sells, assigns, transfers and sets over to Assignee, all of Assignor’s right, title and interest in and to the Marks, including, without limitation, any registrations and applications therefor, any renewals and extensions of the registrations, and all other corresponding rights that are or may be secured under the laws of the United States or any foreign country, now or hereafter in effect, for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made, including, without limitation, all claims for damages by reason of past, present or future infringement or other unauthorized use of the Marks, with the right to sue for, and collect the same for Assignee’s own use and enjoyment and for the use and enjoyment of its successors, assigns or other legal representatives.

Assignor hereby requests the Commissioner of Patents and Trademarks to record Assignee as the assignee and owner of the right, title and interest in and to the Marks.

Assignor shall take all further actions, and provide to Assignee, Assignee’s successors, assigns or other legal representatives, all such cooperation and assistance (including, without limitation, the execution and delivery of any and all affidavits, declarations, oaths, testimony, samples, exhibits, specimens, assignments, powers of attorney or other documentation), reasonably requested by Assignee and at Assignee’s sole cost and expense, to more fully and effectively effectuate the purposes of this Assignment.

Capitalized terms used without definitions in this Assignment shall have the same meanings ascribed to such capitalized terms in the Agreement. This Assignment shall be construed and interpreted in accordance with the Agreement. Nothing in this Assignment shall, or shall be deemed to, modify or otherwise affect any provisions of the Agreement or affect or modify any of the rights or obligations of the parties under the Agreement. In the event of any conflict between the provisions hereof and the provisions of the Agreement, the provisions of the Agreement shall govern and control. This Assignment may not be supplemented, altered or modified in any manner except by a writing signed by all parties hereto. The failure of any party to enforce any terms or provisions of this Assignment shall not waive any of its rights under such terms or provisions. This

[1]	NOTE: Separate trademark assignment documents will need to be prepared and executed for each foreign jurisdiction for filing in each jurisdiction.

Assignment shall bind and inure to the benefit of the respective parties and their assigns, transferees and successors. This Assignment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

*     *     *     *     *

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

By:	By:
Name:	Name:
Title:	Title:

Signature Page to Trademark Assignment

SCHEDULE A

U.S. TRADEMARK REGISTRATIONS

Trademark No.	Registration Date	Mark

U.S. TRADEMARK APPLICATIONS

Application No.	Application Date	Mark

SCHEDULE B

FOREIGN TRADEMARK REGISTRATIONS

Country	Registration No.	Registration Date	Mark

FOREIGN TRADEMARK APPLICATIONS

Country	Application No.	Application Date	Mark

SCHEDULE C

UNREGISTERED TRADEMARKS

TRADE NAMES AND ASSUMED NAMES

Exhibit G

FINAL FORM

PATENT ASSIGNMENT

THIS PATENT ASSIGNMENT (“Assignment”) is made and entered into as of                     , 2009. (“Effective Date”) by and between                     , a                     corporation with its principal office at                     (“Assignor”), and                     , a                     corporation, with its principal office at                      (“Assignee”).

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated ,2009 (the “Agreement”), pursuant to which Assignor agrees to sell and assign, and Assignee agrees to buy and acquire the Purchased Assets, as defined in the Agreement; and

WHEREAS, pursuant to the Agreement, Assignee wishes to acquire and Assignor wishes to assign and transfer to Assignee all of Assignor’s right, title and interest in, to and under those patents and patent applications identified and set forth on Schedules A and B respectively (the “Patents”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor agrees as follows:

Assignor does hereby sell, assign, transfer and set over to Assignee, all of Assignor’s right, title and interest in and to the Patents, for the United States and for all foreign countries, including any continuations, divisions, continuations-in-part, reissues, reexaminations, extensions or foreign equivalents thereof, and including the subject matter of all claims which may be obtained therefrom for its own use and enjoyment, and for the use and enjoyment of its successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment and sale had not been made; together with all income, royalties, damages or payments due or payable as of the Effective Date or thereafter, including, without limitation, all claims for damages by reason of past, present or future infringement or other unauthorized use of the Patents, with the right to sue for, and collect the same for its own use and enjoyment, and for the use and enjoyment of its successors, assigns, or other legal representatives.

Assignor authorizes and requests the Commissioner of Patents and Trademarks to record Assignee as owner of the right, title and interest in and to the Patents, including any continuations, divisions, continuations-in-part, reissues, reexaminations or extensions thereof, and to issue any and all letters patent of the United States thereon to Assignee, as assignee of the right, title and interest in, to and under the same, for the sole use and enjoyment of Assignee, its successors, assigns or other legal representatives.

Assignor shall provide Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee’s request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required): (1) in the preparation and prosecution of any applications covering the inventions assigned herein; (2) in the prosecution or defense of any interference, opposition, reexamination, reissue, infringement or other proceedings that may arise in connection with any of the patent rights assigned herein, including, but not limited to, testifying as to any facts relating to the patent rights assigned herein and this Assignment; (3) in obtaining any additional patent protection that Assignee may deem appropriate which may be secured under the laws now or hereafter in effect in the United States or any other country; and (4) in the implementation or perfection of this Assignment.

Capitalized terms used without definitions in this Assignment shall have the same meanings ascribed to such capitalized terms in the Agreement. This Assignment shall be construed and interpreted in accordance with the Agreement. Nothing in this Assignment shall, or shall be deemed to, modify or otherwise affect any provisions of the Agreement or affect or modify any of the rights or obligations of the parties under the Agreement. In the event of any conflict between the provisions hereof and the provisions of the Agreement, the provisions of the Agreement shall govern and control. This Assignment may not be supplemented, altered or modified in any manner except by a writing signed by all parties hereto. The failure of any party to enforce any terms or provisions of this Assignment shall not waive any of its rights under such terms or provisions. This Assignment shall bind and inure to the benefit of the respective parties and their assigns, transferees and successors. This Assignment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

*  *  *  *  *

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

By:	By:
Name:	Name:
Title:	Title:

Signature Page to Patent Assignment

SCHEDULE A

U.S. PATENTS

Title	Patent No. Issue Date	Applic. No./ Filing Date

SCHEDULE B

U.S. PATENT APPLICATIONS

Title	Applic. No./ Filing Date

Exhibit H

FINAL FORM

DOMAIN NAME ASSIGNMENT

THIS DOMAIN NAME ASSIGNMENT (this “Assignment”) is made and entered into as of                     , 2009. (“Effective Date”) by and between                     , a                     corporation with its principal office at                     (“Assignor”), and                     , a                     corporation, with its principal office at                      (“Assignee”).

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated             , 2009 (the “Agreement”), pursuant to which Assignor agrees to sell and assign, and Assignee agrees to buy and acquire the Purchased Assets, as defined in the Agreement;

WHEREAS, pursuant to the Agreement, Assignor desires to assign to Assignee, and Assignee desires to acquire from Assignor, the domain names set forth in Schedule A, attached hereto (the “Domain Names”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor agrees as follows:

Assignor hereby sells and assigns to Assignee all of Assignor’s right, title and interest in and to the Domain Names, and all other corresponding rights that are or may be hereafter secured under the laws of any country, now or hereafter in effect, for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made, and all claims for damages by reason of past, present or future infringement or other unauthorized use of the Domain Names, with the right to sue for, and collect the same for Assignee’s own use and enjoyment and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives.

Assignor shall take all further lawful actions, and provide to Assignee, Assignee’s successors, assigns or other legal representatives, all such cooperation and assistance that Assignee reasonably may deem appropriate to effectuate the purposes of this Assignment, including, but not limited to, effectuating the transfer of the Domain Names with the registrar of the Domain Names, and distributing copies of the completed and receipted registrar transfer documents to the parties to this Assignment.

Capitalized terms used without definitions in this Assignment shall have the same meanings ascribed to such capitalized terms in the Agreement. This Assignment shall be construed and interpreted in accordance with the Agreement. Nothing in this Assignment shall, or shall be deemed to, modify or otherwise affect any provisions of the Agreement or affect or modify any of the rights or obligations of the parties under the Agreement. In the event of any conflict between the provisions hereof and the provisions of the Agreement, the provisions of the Agreement shall govern and control. This Assignment may not be supplemented, altered or modified in any manner except by a writing signed by all parties hereto. The failure of any party to enforce any terms or provisions of this Assignment shall not waive any of its rights under such terms or provisions. This Assignment shall bind and inure to the benefit of the respective parties and their assigns, transferees and successors. This Assignment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

*  *  *  *  *

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the Effective Date.

By:	By:
Name:	Name:
Title:	Title:

Signature Page to Domain Name Assignment

SCHEDULE A

Domain Name	Expiration Date	Registrar

Exhibit I

FINAL FORM

COPYRIGHT ASSIGNMENT

THIS COPYRIGHT ASSIGNMENT (“Assignment”) is made and entered into as of                     , 2009. (“Effective Date”) by and between                     , a                    corporation with its principal office at                      (“Assignor”), and                     , a                     corporation, with its principal office at                      (“Assignee”).

WHEREAS, Assignor and Assignee are parties to that certain Asset Purchase Agreement dated             , 2009 (the “Agreement”), pursuant to which Assignor agrees to sell and assign, and Assignee agrees to buy and acquire the Purchased Assets, as defined in the Agreement;

WHEREAS, Assignor wishes to assign to Assignee, and Assignee wishes to acquire from Assignor, Assignor’s entire right, title and interest in and to the copyrights described on Schedule A attached hereto (the “Copyrights”), including, without limitation, the right to create derivative works based upon the Copyrights.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor agrees as follows:

Assignor hereby sells, assigns, transfers, and relinquishes to Assignee, its successors, assigns, and legal representatives, all of Assignor’s right, title, and interest in and to the Copyrights for the United States and all foreign countries, whether or not copyright registration is secured, including, without limitation, any copyright registration applications, any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating the Copyrights, and in and to all income, royalties, damages, claims, and payments due or payable as of the Effective Date or thereafter with respect thereto, and in and to all causes of action, either in law or in equity for past, present or future infringement based on the Copyrights, and in and to all rights corresponding to the foregoing throughout the world, and all the rights embraced therein, including but not limited to, the right to duplicate, reproduce, copy, distribute, display, license, adapt, and prepare derivative works from the Copyrights, together with all physical or tangible embodiments of the Copyrights, in Assignor’s possession or under Assignor’s control, for Assignee’s own use and enjoyment, and for the use and enjoyment of Assignee’s successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by Assignor if this Assignment had not been made, together with all physical or tangible embodiments of the Copyrights, in Assignor’s possession or under Assignor’s control.

Assignor hereby agrees to execute upon the request of Assignee such additional documents as are necessary to register and otherwise give full effect to the rights of the Assignee under this Assignment in and to the Copyrights, including all documents necessary to record in the name of the Assignee the assignment of the Copyrights with the United States Copyright Office.

Assignor hereby authorizes and requests the Register of Copyrights of the United States to record Assignee as assignee and owner of the right, title and interest in and to the Copyrights.

Capitalized terms used without definitions in this Assignment shall have the same meanings ascribed to such capitalized terms in the Agreement. This Assignment shall be construed and interpreted in accordance with the Agreement. Nothing in this Assignment shall, or shall be deemed to, modify or otherwise affect any provisions of the Agreement or affect or modify any of the rights or obligations of the parties under the Agreement. In the event of any conflict between the provisions hereof and the provisions of the Agreement, the provisions of the Agreement shall govern and control. This Assignment may not be supplemented, altered or modified in any manner except by a writing signed by all parties hereto. The failure of any party to enforce any terms or provisions of this Assignment shall not waive any of its rights under such terms or provisions. This

Exhibit I

Assignment shall bind and inure to the benefit of the respective parties and their assigns, transferees and successors. This Assignment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement.

*  *  *  *  *

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed by their duly authorized representatives as of the Effective Date.

By:	By:
Name:	Name:
Title:	Title:

Signature Page to Copyright Assignment

SCHEDULE A

REGISTERED COPYRIGHTS

Reg. No.	Title

Exhibit J

FINAL FORM

[                    ], 2009

Kay Technology Corp, Inc.

[insert address]

Attention: [                    ]

Ladies and Gentlemen:

We have acted as counsel to Kana Software, Inc., a Delaware corporation (the “Seller”) in connection with that certain Asset Purchase Agreement dated October [    ], 2009 (the “Purchase Agreement”) among Seller and Kay Technology Corp, Inc., a company incorporated in Delaware (“Purchaser”). This opinion is furnished to you pursuant to Section 3.2(f) of the Purchase Agreement. Unless otherwise indicated in this letter which includes Attachment A hereto, all capitalized terms used herein have the meanings given to those terms in the Purchase Agreement.

In order to render this opinion we have examined such questions of law as we deem advisable under the circumstances. As to questions of fact, we have relied solely upon our examination of the documents described on Attachment A (the “Reviewed Documents”) and our actual knowledge. Except as described on Attachment A, we have not caused the search of any docket of any court, tribunal, agency or similar authority or any other record of any governmental agency or third party.

In our examination of the Reviewed Documents for purposes of rendering this opinion, we have assumed, and express no opinion as to, the current accuracy and completeness of (a) the information obtained from public officials and records included in the Reviewed Documents referred to on Attachment A, (b) the representations and warranties made by Seller in, or pursuant to, the Transaction Documents, are true and complete in all material respects. We have made no attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any other factual matters other than those described above. In our examination we have also relied, in part, on the following, but, except as to factual matters disclosed therein, have not assumed the current accuracy and completeness thereof (a) the representations and warranties of Seller as set forth in the Transaction Documents and (b) the representations and warranties made by representatives of Seller to us, including without limitation, those set forth in the Management Certificate.

In our examination of the Reviewed Documents and in rendering this opinion, we have relied upon and assumed, and express no opinion as to, (a) the genuineness of all signatures on original documents, (b) the authenticity and completeness of all documents submitted to us as originals, (c) the conformity to originals and completeness of all documents submitted to us as copies, (d) the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us, (e) the legal competence or capacity of all persons or entities (other than Seller in connection with the execution and delivery of the Transaction Documents) executing the same and (except for the due authorization, execution and delivery of the Transaction Documents, the due authorization, execution and delivery of all documents.

For the purposes of this opinion, we are assuming that: (a) each party to the Transaction Documents, other than Seller, has all requisite power and authority, and has taken any and all corporate or other action necessary, for the due authorization by such party to execute, deliver and perform by such person of all such party’s obligations thereunder; (b) each party to the Transaction Documents, other than Seller, shall fully perform all the obligations that such person is to perform at or before the Closing Date; (c) all the representations and warranties made by each party to the Transaction Documents, other than Seller, in, or pursuant to, the Purchase Agreement are true and complete in all material respects; and (d) the Transaction Documents are duly enforceable in accordance with their respective terms against, and constitute the legal, valid and binding obligations of each party to thereto, other than Seller.

Kay Technology Corp, Inc.

October     , 2009

As used in this opinion, the phrases “our actual knowledge,” “to our knowledge,” “we are not aware,” “known to us” or words of similar import refer only to the actual knowledge of the attorneys currently in this firm who have rendered legal services to Seller in connection with the Transaction Documents and reflect the fact that, while such attorneys have not been informed by Seller that the matters stated are factually incorrect, we have made no investigation of such matters other than our examination of the Reviewed Documents and matters referred to on Attachment A. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of Seller.

Where statements in this opinion regarding an effect on, or matters relating to Company, are qualified by indicating they do not have a material effect on the conduct of the Seller Business, such qualification involves judgments and opinions as to the materiality or lack of materiality of any matter to the Seller Business, taken as a whole, which are entirely those of the Company and its officers.

We do not assume any responsibility for the accuracy, completeness or fairness of any information, including, but not limited to, financial information, furnished to Purchaser by Seller concerning the business or affairs of Seller or any other information of a factual nature furnished to Purchaser by Seller or any of its respective agents or representatives.

In rendering the opinion expressed in paragraph 1 below, regarding the good standing and valid existence of Seller under the laws of the States of California and Delaware, we have relied solely on the certification set forth in the Certificates of Good Standing described in Attachment A.

In rendering the opinion in paragraphs 3, 4, 5 and 6 below relating to violations of certain statutes, laws and regulations, or provisions of the Delaware General Corporation Law, and to consents, waivers, approvals, orders, authorizations registrations, filings or notices under, or pursuant to, certain laws, our opinion is limited to such California State and United States federal statutes, laws or regulations, consents, waivers, approvals, orders, authorizations, registrations, filings or notices with United States federal and Delaware and California State courts or other governmental bodies, and provisions of the Delaware General Corporation Law, as in our experience are of general application to transactions of the sort provided for in the Transaction Documents. Moreover, we render no opinion in such paragraphs, regarding Seller’s compliance with applicable securities laws, and no such opinion should be inferred from the language of those paragraphs.

In connection with our opinion in paragraph 6, we are not able to ascertain the title to personal property and, therefore, have not conducted an investigation into the ownership by the Company of any asset to be transferred pursuant to the Bill of Sale. Accordingly, we have assumed that the Company is the owner of all of such assets, free and clear of any lien, encumbrance or adverse claim.

The opinions in paragraphs 3, 4, 5 and 6 are qualified by, and we render no opinion with respect thereto, to the effect of the following:

(a) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances, preferential transfers and equitable subordination;

(b) general principles of equity, including but not limited to judicial decisions holding that certain provisions are unenforceable when their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable or involve undue delay, whether or not such principles or decisions have been codified by statute;

(c) Section 1670.5 of the California Civil Code or any other California or United States federal law or provision of the Delaware General Corporation Law or equitable principle which provides that a court may

Kay Technology Corp, Inc.

October     , 2009

refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds to have been unconscionable at the time it was made, unconscionable in performance or contrary to public policy;

(d) any provision purporting to (i) exclude conflict of law principles under any law or (ii) select certain courts as the venue, or establish a particular jurisdiction as the forum, for the adjudication of any controversy;

(e) judicial decisions, that may permit the introduction of extrinsic evidence to modify the terms or the interpretation of an agreement;

(f) any United States federal or other antitrust laws, statutes, rules or regulations, including without limitation the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or other laws relating to collusive or unfair trade practices or designed to promote competition in any jurisdiction;

(g) the tax or accounting consequences of any transaction contemplated in connection with the Transaction Documents under applicable tax laws and regulations and under applicable accounting rules, regulations, releases, statements, interpretations or technical bulletins;

(h) applicable statutes, rules or regulations of United States federal or applicable state laws concerning the offer or sale of securities;

(i) the effect any breach of the fiduciary duties of the members of Seller’s Board of Directors (the “Board”) or officers would have on the enforceability authorization or performance of any agreement;

(j) whether or not any agreement, or the transactions provided for therein, were fair and reasonable to Seller at the time of their authorization by Seller’s Board of Directors and stockholders within the meaning of Section 144 of the Delaware General Corporation Law and in connection with any vote to approve such transactions, we have assumed that all material facts were disclosed to those voting thereon, each person voting having voted in good faith;

(k) provisions purporting to restrict the ability of the Board of Directors of Seller to fulfill its fiduciary duties to its stockholders or the effect any breach of the fiduciary duties of the members of Seller’s Board of Directors, stockholders or officers would have on the enforceability, authorization and performance of any agreement;

(l) any choice-of-law clause, to the extent the provision to be governed by that law could be determined by the court (a) to be contrary to a public or fundamental policy of a state or country whose law would apply in the absence of a choice-of-law clause, and (b) to involve an issue in which such state or country, or California State, has a materially greater interest in the determination of the particular issue than does the state whose law is chosen;

(m) any provision purporting to (i) waive rights to trial by jury, service of process or objections to the laying of venue or forum in connection with any litigation arising out of or pertaining to the Purchase Agreement or the other Transaction Documents, (ii) change or waive the rules of evidence, make determinations conclusive or fix the method or quantum of proof (iii) limit the effect of waivers by trade practice or course of conduct or (iv) waive the statute of limitations;

(n) statutes or public policy principles that limit waivers of broadly or vaguely stated rights, the benefits of statutory, regulatory of constitutional rights, unknown future defenses or rights to damages;

(o) any provision that provides (i) rights or remedies are not exclusive, (ii) rights or remedies may be exercised without notice, (iii) every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, (iv) the election of a particular remedy or remedies does not preclude recourse to one or more other remedies, (v) liquidated damages are to be paid upon the breach of any agreement or (vi) the failure to exercise, or any delay in exercising, rights or remedies available under the agreement will not operate as a waiver of any such right or remedy; and

Kay Technology Corp, Inc.

October     , 2009

(p) the indemnification provisions of any agreement.

We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the State of California, the existing Delaware General Corporation Law and the existing federal laws of the United States of America.

With respect to the Transaction Documents, we express no opinion as to whether the laws of any particular jurisdiction apply to those agreements, and whether the laws of any jurisdiction other than those identified above are applicable to the subject matter thereof, regardless of any choice of law provision that names another jurisdiction’s law as the governing law. Our opinions assume, with your permission and without expression of any opinion thereon, that the internal laws of the State of California as applied to contracts made between California residents present in California when such a contract was entered into (without regard to choice of law or conflicts of laws) exclusively apply to and govern the Transaction Documents, regardless of the respective choice of law provisions thereof. We disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body other than the laws of the State of California, the Delaware General Corporation Law and the federal laws of the United States of America.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions to third parties in transactions of the type provided for in the Transaction Documents.

In rendering the opinions below, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred or implied as to any other matters. Except as otherwise indicated, all opinions herein are rendered as of the time immediately preceding the Closing.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions contained or referred to herein and except as may be otherwise set forth or disclosed in the Seller Disclosure Schedule, the following are our opinions as of immediately prior to the Closing.

1. Seller is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation, and in good standing, under the laws of the State of California.

2. Seller has all requisite corporate power and authority to execute and deliver the Transaction Document to which it is a party, to perform its covenants and obligations thereunder and to consummate the Transaction. The execution, delivery and performance of the Transaction Documents to which Seller is a party have been duly authorized by all necessary corporate action on the part of Seller’s Board of Directors and stockholders.

3. Each of the Transaction Documents to which Seller is a party, assuming the due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding obligation of Seller enforceable against Seller in accordance with its respective terms.

4. The execution, delivery and performance by Seller of the Transaction Documents to which Seller is a party do not violate (a) the Certificate of Incorporation or Bylaws, (b) to our knowledge, any judgment, decree or order of any United States federal or California State court or arbitrator binding upon or applicable to Seller that is specifically named in the Seller Disclosure Schedule, other than such violations as would not individually or in the aggregate, be resonably expected to have a material adverse effect on the conduct of the Seller Business, taken as a whole or (c) to our knowledge, any United States federal or California State statute, law or regulation, or provision of the Delaware General Corporation Law, applicable to Seller.

Kay Technology Corp, Inc.

October     , 2009

5. To our knowledge, no consent, waiver, approval, order or authorization of, or registration or filing with, or notice to any United States federal or California State court or governmental body, or any Delaware court or governmental body pursuant to the Delaware General Corporation Law is required to be obtained or made by Seller for Seller to execute and deliver the Transaction Documents to which it is a party or to consummate the Transaction, except for consents, waivers, approvals, orders, authorizations, registrations, filings or notices (a) as may be required under the HSR Act and the expiration or early termination of applicable waiting periods, (b) under the Exchange Act and the rules and regulations thereunder as may be required in connection therewith, including but not limited to the filing of the Proxy Statement with the SEC, and (c) as may be required to be obtained or made by Seller under federal, state or foreign securities laws.

6. The Bill of Sale is in form legally sufficient to transfer such Purchased Assets to Purchaser at the Closing as can be transferred by means of a bill of sale.

In addition to the foregoing, we supplementally inform you that, to our knowledge and except as set forth on the Seller Disclosure Schedule, there is no action, suit or proceeding before any court or governmental body that is pending or threatened against Seller and that questions the validity of the Purchase Agreement or the right of Seller to enter into the Purchase Agreement or consummate the Transaction. Please note that we have not conducted a docket search in any jurisdiction with respect to action, suit or proceeding that may be pending against Seller or any of Seller’s affiliates, officers or directors, nor, other than to request the Management Certificate from Seller, have we undertaken any further inquiry whatsoever in connection with the existence any such action, suit or proceeding.

[Concluding paragraph follows on the next page.]

Kay Technology Corp, Inc.

October     , 2009

In rendering the opinions above, we are opining only as to the specific legal issues expressly set forth herein, and no opinion shall be inferred as to other matters. This opinion is intended solely for Purchaser’s use for the purpose of the above transaction, and is not to be made available to or relied upon for any other purpose or by, any other person or entity, without our prior written consent. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

Exhibits K, L and M have been intentionally omitted

Exhibit N

Form of Standstill Provision

During the period of 12 months from the date of this letter agreement (the “Standstill Period”), [            ] and its Representatives will not, directly or indirectly, in any manner, without the prior written authorization of the Board of Directors of the Company (i) acquire or agree to acquire or make any offer or proposal to acquire any common stock of the Company; (ii) assist, advise, encourage, agree with, discuss or negotiate or otherwise act in concert with any other persons to acquire or agree to acquire any material assets of the Company; (iii) solicit, or in any way participate in any solicitation of, proxies from holders of the common stock of the Company or form, join or in any way participate in a proxy contest with respect to the common stock of the Company; (iv) make any public announcement with respect to any proposal for or offer of an extraordinary transaction (including, without limitation, by way of a take-over bid, tender or exchange offer, amalgamation, merger, sale of assets or other business combination) involving the Company, except as may be required by applicable law; (v) engage in any discussions or enter into any agreements, commitments or understandings with any person related to or any acquisition of securities or material assets of the Company, (vi) otherwise seek to influence or control the Board of Directors, management or policies of the Company or any of its affiliates, or (vii) assist, advise or encourage any person in doing any of the foregoing (including by providing or arranging any financing).

ANNEX B

OPINION OF FINANCIAL ADVISOR

October 25, 2009

Board of Directors

Kana Software, Inc.

181 Constitution Drive

Menlo Park, CA 94025

Members of the Board:

You have asked Pagemill Partners, LLC (“Pagemill Partners”) to advise you with respect to the fairness, from a financial point of view, to Kana Software, Inc. (the “Company”) and to the holders of its Common Stock, $.001 par value (the “Company Common Stock”) of the transaction consideration set forth in the Asset Purchase Agreement (the “Purchase Agreement”), by and among Kay Technology Corp, Inc. (“Purchaser”) and the Company. The Purchase Agreement provides for, among other things, the purchase (the “Purchase”) of substantially all of the assets of the Company Except its Tax Refunds, Tax Asset and the other Excluded Assets (as defined therein) by Purchaser for $48,908,000 in cash, subject to working capital and net debt adjustments; and adjustments based on certain required consents and a reduction for the Company’s transaction expenses, at the time of closing (the “Purchase Consideration”). Purchaser will also assume substantially all of the liabilities of the Company.

In arriving at our opinion, we have reviewed a draft of the Purchase Agreement dated October 25, 2009 as well as a draft of the Limited Guarantee Agreement between Accel-KKR Capital Partners III, L.P. and the Company dated October 25, 2009; and certain publicly available business and financial information relating to the Company and the industry in which it operates. We have reviewed certain other information relating to the Company, including financial forecasts for 2009 through 2010 prepared and provided to us by the Company and have met with the management of the Company to discuss the business and prospects of the Company. We have considered certain financial and stock market data of the Company, including current and historical market prices of the Company Common Stock, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to those of the Company and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations, and financial, economic, and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts of the Company for 2009 through 2010 prepared by the management of the Company, we have discussed such forecasts with the management of the Company and we have been advised by them, and we have assumed, that such forecasts represent the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company.

We have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals, or agreements in connection with the Purchase, no delay, limitation, restriction, or condition will be imposed that would have an adverse effect on the Company and that the Purchase will be consummated in accordance with the terms of the Purchase Agreement without waiver, modification, or amendment of any material term, condition, or agreement thereof. We have also assumed that the representations and warranties

2475 Hanover Street Palo Alto, CA 94304    Tel 650.354.4000    Fax 650.856.0136    www.pmib.com

made by all parties to the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues.

In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals. Our opinion does not address the relative merits of the Purchase as compared to alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Purchase.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion.

Pagemill Partners is an investment banking firm engaged in purchases and acquisition advisories, private placements, and other financial services. We have acted as financial advisor to the Board of Directors in connection with the provision of this opinion about the Purchase and will receive a fee for our services which is not contingent on the closing of the Purchase. In addition, the Company has agreed to indemnify us for certain liabilities and other matters arising out of our engagement. Pagemill Partners also acted as a financial advisor to the Board of Directors in connection with the search for, and negotiation with, a purchase or acquisition partner. In connection with these services, Pagemill Partners will receive reimbursement of its direct expenses and a success fee, conditional on the closing of a transaction. Pagemill Partners’ valuation services are rendered by different personnel than the M&A advisory services. The issuance of this opinion was approved by our authorized internal committee.

Our opinion addresses only the fairness, from a financial point of view, to the Company and the holders of Company Common Stock of the Purchase Consideration and does not address any other aspect or implication of the transaction or any other agreement, arrangement or understanding entered into in connection with the transaction or otherwise including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the transaction, or class of such persons, relative to the Purchase Consideration or otherwise. It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Purchase Agreement and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Purchase Agreement or the proposed Purchase.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Purchase Consideration is fair, from a financial point of view, to the Company and the holders of Company Common Stock.

Yours sincerely,

Pagemill Partners, LLC

2475 Hanover Street Palo Alto, CA 94304    Tel 650.354.4000    Fax 650.856.0136    www.pmib.com

ANNEX C

LIST OF EMPLOYEES PARTICIPATING IN THE SOLICITATION

KANA SOFTWARE, INC. 181 CONSTITUTION DRIVE MENLO PARK, CA 94025 ATTN: WILLIAM A. BOSE

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KANA SOFTWARE, INC.							For	Against	Abstain
The Board of Directors recommends that you vote FOR Proposal No. 1.

1. The sale of substantially all of our assets under Delaware law to Kay Technology Corp, Inc., pursuant to the terms and conditions of an asset purchase agreement dated as of October 26, 2009, by and between KANA and Kay Technology Corp, Inc.

							☐	☐	☐
The Board of Directors recommends that you vote FOR Proposal No. 2.
2. The amendment to our certificate of incorporation to change our name to “Turbo Corporation.”							☐	☐	☐
The Board of Directors recommends that you vote FOR Proposal No. 3.

3. To adjourn the Annual and Special Meeting, if necessary, to facilitate the approval of the preceding proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Annual and Special Meeting to establish a quorum or to approve the preceding proposals.

							☐	☐	☐
The Board of Directors recommends that you vote FOR the nominated Class I director.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

4.  The election of one Class I director of KANA to serve until our 2012 Annual Meeting of Stockholders and until a successor has been elected and qualified, or until earlier resignation, death or removal. Our Board of Directors has nominated:

01) Stephanie Vinella

for election as our Class I director.

		☐	☐	☐	______________________________
In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Annual and Special Meeting or any adjournment or postponement thereof.

This is your proxy. Your vote is important.

The Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians indicate their capacities. If the signer is a corporation, please print full corporate name and indicated capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual and Special Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

Kana Software, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael S. Fields and Jay A. Jones, and each of them, as proxies, each with full powers of substitution, and hereby authorizes them to vote, as designated on the reverse side, all shares of common stock, $0.001 par value, of Kana Software, Inc. (“KANA”) held of record by the undersigned on November [—], 2009, at the Annual and Special Meeting of Stockholders of KANA to be held on [—], 2009, and at any continuations or adjournments thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Annual and Special Meeting and any adjournments or postponements thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the sale of substantially all of our assets under Delaware law to Kay Technology Corp, Inc.; FOR the amendment to our certificate of incorporation to change our name to “Turbo Corporation”; FOR the adjournment of the Annual and Special Meeting, if necessary, to facilitate the approval of the preceding proposals, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the Annual or Special Meeting to establish a quorum or to approve the preceding proposals; and FOR the nominee named on the reverse side.

The Board of Directors of KANA recommends a “FOR” vote on each item.

This is your proxy. Your vote is important.

(Continued on Reverse Side.)